As filed with the Securities and Exchange Commission on July 14, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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DUOS TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	7373	65-0493217
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7660 Centurion Parkway, Suite 100

Jacksonville, Florida 33256

(904) 652-1637

(Address and telephone number of registrant’s principal executive offices)

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Adrian G. Goldfarb

Chief Financial Officer

Duos Technologies Group, Inc.

7660 Centurion Parkway, Suite 100

Jacksonville, Florida 33256

(904) 652-1637

(Name, address. including zip code, and telephone number,
including area code, of agent for service)

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Copies to:

J. Thomas Cookson, Esq. Shutts & Bowen LLP 200 South Biscayne Boulevard, Suite 4100 Miami, Florida 33131 Tel. No.: (305) 358-6300 Fax No.: (305) 347-7767

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in this registration statement is a combined prospectus and also relates to the securities previously registered under the Registrant’s Registration Statement on Form S-1 (File No. 333-273272), Registration Statement on Form S-1 (File No. 333-276327) and Registration Statement on Form S-1 (File No. 333-278649). Accordingly, this registration statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to each of the foregoing Registration Statements, which post-effective amendments shall hereafter become effective coincidently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

Duos Technologies Group, Inc., a Delaware corporation (the “Company”), initially filed with the Securities and Exchange Commission (the “SEC”) (i) a Registration Statement on Form S-1 (File No. 333-273272) on July 14, 2023, which was declared, as amended, effective on August 9, 2023 (the “August 2023 Prior Registration Statement”), (ii) a Registration Statement on Form S-1 (File No. 333-276327) on December 29, 2023, which was declared, as amended, effective on February 14, 2024 (the “February 2024 Prior Registration Statement”) and (iii) a Registration Statement on Form S-1 (File No. 333-278649) on April 12, 2024, which was declared effective on April 22, 2024 (the “April 2024 Prior Registration Statement” and, collectively with the August 2023 Prior Registration Statement and the February 2024 Prior Registration Statement, the “Prior Registration Statements”). The Prior Registration Statements collectively registered for resale up to 4,541,668 shares of common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of 13,625 shares of Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”). A total of 12,500 shares of Series E Preferred Stock remain outstanding, which were convertible into 4,166,667 shares of Common Stock at the original conversion price of $3.00.

Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement is a combined prospectus and also relates to all the securities registered for resale and remaining unsold under the Prior Registration Statements. Accordingly, this registration statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to each of the Prior Registration Statements and is being filed to register the resale of up to an additional 622,606 shares of Common Stock issuable upon conversion of the 12,500 shares of Series E Preferred Stock as a result of the decrease in the conversion price thereof to $2.61. Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

Accordingly, this registration statement (i) carries forward from the Prior Registration Statements all the securities registered in the Prior Registration Statements remaining unsold and (ii) registers the resale of up to an additional 622,606 shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	Dated JULY 14, 2025

DUOS TECHNOLOGIES GROUP, INC.

4,789,273 Shares of Common Stock Offered by Selling Stockholders

This prospectus relates to the offering and resale by the Selling Stockholders identified herein of up to 4,789,273 shares of common stock, par value $0.001 per share (the “Common Stock”), of Duos Technologies Group, Inc. (the “Company”) issuable upon the conversion of a total of 12,500 shares of Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”). In private placements we sold (i) 4,000 shares of Series E Preferred Stock on March 27, 2023, (ii) 7,500 shares of Series E Preferred Stock on November 9, 2023, and (iii) 2,125 shares of Series E Preferred Stock on March 22, 2024. Of the total 13,625 shares of Series E Preferred Stock issued, 12,500 shares remain outstanding and held by the Selling Stockholders.

The conversion price of the Series E Preferred Stock originally was $3.00 per share. The Securities Purchase Agreements pursuant to which the Company issued the shares of Series E Preferred Stock provided that the Company, through December 31, 2024, could not issue shares of Common Stock, with certain exceptions, at a price per share less than the conversion price of the Series E Preferred Stock without the consent of the holders of 66.6% of the outstanding shares of Series E Preferred Stock. The holders of the Series E Preferred Stock consented to the issuance by the Company of shares of Common Stock at $2.61 per share on September 19, 2024, and, in connection therewith, the Company agreed to reduce the conversion price of the Series E Preferred Stock from $3.00 to $2.61. As a result, the total shares of Common Stock issuable upon conversion of the 12,500 shares of Series E Stock increased from 4,166,667 shares to 4,789,273 shares.

The Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the securities in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 30 of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders.

Our Common Stock is currently quoted on the Nasdaq Capital Market under the symbol “DUOT.” On July 7, 2025, the closing price as reported on the Nasdaq Capital Market was $7.85 per share. This price will fluctuate based on the demand for our Common Stock.

The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 20 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July __, 2025

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). By using such a registration statement, the Selling Stockholders may, from time to time, offer and sell shares of our common stock pursuant to this prospectus. It is important for you to read and consider all of our information contained in this prospectus before making any decision whether to invest in the common stock. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” in this prospectus.

We and the Selling Stockholders have not authorized anyone to give any information or to make any representations different from that which is contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. Neither the delivery of this prospectus nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. You should assume that information contained in this prospectus is accurate only as of the date on the front cover hereof. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our common stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2023 and 2024 are sometimes referred to herein as fiscal years 2023 and 2024, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income, and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Duos” refer to Duos Technologies Group, Inc., a Florida corporation, and our wholly owned subsidiaries, Duos Technologies, Inc., Duos Edge AI, Inc. and Duos Energy Corporation.

Our Corporate History

Information Systems Associates, Inc. (“ISA”) was incorporated in Florida on May 31, 1994. Our original business operations consisted of consulting services for asset management of large corporate data centers and the development and licensing of information technology (“IT”) asset management software. In late 2014, ISA entered negotiations with Duos Technologies, Inc. (“duostech™”) for the purposes of executing a merger between the two organizations (also known as a “reverse triangular merger”). Incorporated under the laws of Florida on November 30, 1990, duostech™ operated in various industry segments, specializing in the design, development and deployment of proprietary technology applications and turn-key engineered systems. This transaction was completed on April 1, 2015, whereby duostech™ became a wholly owned subsidiary of ISA. After the merger was completed, ISA changed its corporate name to Duos Technologies Group, Inc. (“Duos” or “the Company”). During 2024, the Company began a major expansion into new markets, leveraging the developments previously undertaken and the experience of its management team. Still headquartered in Jacksonville, Florida, Duos now manages three, wholly owned subsidiaries, duostech™, Duos Edge AI Inc. (“Duos Edge”) and Duos Energy Corporation (“Duos Energy”). In its current operations it now employs approximately 100 people in management, operations, engineering, software development, customer support and project implementation and management across three major market segments including rail technology deployment, Data Center co-location facilities and behind the meter electrical power provision. Duos also continues to operate as a technology company which designs, develops, deploys and operates intelligent technology solutions with a focus on software applications and artificial intelligence (“AI”) in addition to large project, consulting, implementation and asset management. The Company has a strong and growing portfolio of intellectual property including significant patent awards in the areas of railcar scanning technology for the identification of defects. The Company’s headquarters are located at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256 and main telephone number is (904) 296-2807.

Overview

The Company, operating under its brand name duostech, develops and deploys technology systems with focus on inspecting and evaluating moving vehicles. Its technology focus is within the Vision Technology market sector and, more specifically, the Machine Vision subsector. Machine Vision companies provide imaging-based automatic inspection and analysis for process control for industry with potential expansion into other markets. Duos has developed key technologies over the past several years in software, industry specific hardware and artificial intelligence and has demonstrated industrial strength usability of its systems supporting rail, logistics and intermodal businesses that streamline operations, improve safety and reduce costs. Our team includes engineering subject matter expertise in hardware, software, and information technology as well as industry specific applications of artificial intelligence also referred to as Expert Artificial Intelligence. We also have specific industry experts in the rail industry on staff and as consultants.

In 2024, the Company’s management team determined that it would be in the best interests of the Company and its shareholders to leverage the skills and expertise that have been built up since 2021 to expand into complimentary and naturally adjacent markets. Duos will continue to develop industry solutions for its target markets addressing rail, trucking, aviation and other vehicle-based processes. In addition, the Company elected to develop new offerings based on its existing technology and formed a new subsidiary in July 2024, Duos Edge AI. The objective of this new subsidiary is to market a special part of the Railcar Inspection Portal (“RIP”) for the provision of high-speed and function processing of data and applications with a focus on reducing latency in response times to end-users. Duos has many years of experience via its expert staff in bringing these types of capabilities to remote locations, also known as “the edge”. Edge processing can be an extremely efficient and lower cost alternative to traditional data centers. The strategy for Duos Edge is to serve rural communities, also known as Tier 3 and 4 markets, and install Edge data centers in these locations thereby providing access to highspeed communications and advanced processing capabilities as a substitute for solutions where large amounts of data are “backhauled” using “the Cloud”. Duos developed these capabilities as an adjunct to its RIP offerings due to the need for fast results (less than 60 seconds) in identifying defects and maintenance issues on moving railcars.

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As Duos’ initial offering, the RIP provides both freight and transit railroad customers and select government agencies the ability to conduct fully remote railcar inspections of trains while they are moving at full speed. The RIP utilizes a variety of sophisticated optical, laser and speed sensors to scan each passing railcar to create a high-resolution image-set of the top, sides and undercarriage. These images are then processed with our edge data center using artificial intelligence (AI) algorithms to identify safety and security defects on each railcar. The algorithms are developed in conjunction with industrial application experts, in this case resident Railcar Mechanical Engineers, to provide specific guidance in the analysis (“human in the loop”). Within seconds of the railcar passing through the RIP, a detailed report is sent to the customer where they are able to take action on identified issues. This solution has the potential to transform the railroad industry immediately increasing safety, improving efficiency and reducing costs. The Company has already deployed this system with several Class 1 railroads and anticipates an increased demand from transit and other railroad customers along with selected government agencies that operate and/or manage rail traffic. The Company has deployed RIPs in Canada, Mexico and the United States and anticipates expanding this solution into Europe, Asia and the Middle East in coming years.

Duos has been successful in patenting much of its technology and specifically for the rail industry offerings. Key patents include:

·	Use of Artificial Intelligence (“AI”) to detect defects in trains and method to use (US 11,891,098 B1)
·	Device to Capture High Resolution Images of a train as it passes through an inspection portal (US 11,974,035 B1)
·	Device to Capture High Resolution Images of the undercarriage of a freight car (US 12,188,846 B2)

These three recent patents, in conjunction with 8 other patents, put Duos in a dominant position for this type of scanning technology (also known as “Wayside Technology”) and the Company expects to both deploy systems and, where appropriate, license to users or manufacturers. The Company has previously notified certain third parties of the existence of these patents to secure its rights in regard to this intellectual property.

The Company has also developed the Automated Logistics Information System (ALIS) which can automate gatehouse operations where transport trucks enter and exit large logistics and intermodal facilities. This solution incorporates a similar set of sensors, data processing and artificial intelligence to streamline the customer’s logistics transactions and tracking and can also automate the security and safety inspection if called for. The Company has previously deployed this system with one large North American retailer. While Duos originally anticipated increased demand from other large retailers, railroad intermodal operators and select government agencies that manage logistics and border crossing points, the Company has been resource constrained to effectively market this offering. However, the Company continues to perform research and development in evaluating other solutions for moving vehicles including aircraft, which could provide similar benefits in terms of safety and efficiency for required inspections as part of an operations process. The Company will continue to evaluate its resource commitments in future years in conjunction with the expected growth in revenues and cash flow to support additional investments in these areas.

Also in late 2024, Duos formed a third subsidiary, Duos Energy Corporation (“Duos Energy”) with the express purpose of providing consulting services and solutions for the rapidly growing demand for electrical power outside of traditional utilities. As an outgrowth of its new Edge Data Center subsidiary, and the current expert staff on-hand, Duos has engaged with multiple third parties to act in a consulting and asset management capacity whereby Duos staff will be engaged directly to supply this type of power solutions for multiple uses including for large data centers supporting AI “hyperscalers”. In late 2024, Duos also engaged with Fortress Investment Group (“FIG”) to assist in FIG’s purchase of approximately 850 Mega Watts of electrical generation capacity (consisting of 30 mobile gas turbine generators) and associated equipment to support their installation and operation (“balance of plant”), certain trademarks and domain names and certain contracts. In late November 2024, Sawgrass Buyer, LLC (“Sawgrass”), an entity formed and owned by FIG, executed an asset purchase agreement with Atlas Corporation, APR Energy Holdings Limited and a number of its wholly-owned affiliates (collectively “APR”). From 2018 to 2020, Chuck Ferry, our CEO, was formerly the CEO of APR. The transaction closed on December 31, 2024. At closing, Sawgrass entered into an Asset Management Agreement (“AMA”) with Duos under which a substantial portion of Duos staff and some members of the management team (including Mr. Ferry), would oversee operations of Sawgrass. The AMA term is up to two years and is expected to generate approximately $42 million in revenue for Duos over that period. At closing, Duos also took a 5% ownership stake in Sawgrass APR Holdings LLC, the ultimate parent company of Sawgrass. Subsequent to closing, Sawgrass changed its name to New APR Energy, LLC (“New APR”).

Under the terms of the AMA, Duos staff is conducting all operations for commercial engagement, planning and project management, installation and operations of the New APR assets. The new entity shares certain management functions with Duos including the CEO, COO, Chief Commercial Officer and General Counsel and other service provided by Duos in a combination of direct staffing with specific experience in the power generation industry and other functions as necessary via a “shared services” agreement. New APR will have its own President and Chief Financial Officer and while in the early stages, certain accounting staff will be supplied via the shared services arrangement, it is expected that New APR will develop its own accounting and administration functions. It is expected that there will be a strong correlation between the two companies, particularly in the areas of Data Center power generation and business development and Duos is expected to participate in these opportunities in addition to the anticipated revenues from the AMA.

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Intelligent Technologies

Duos has developed two proprietary solutions that continue to form the basis for the operations of our data capture, user interface software and artificial intelligence based analytics. centraco® is an Enterprise Information Management Software platform that consolidates data and events from multiple sources into a unified and distributive user interface. Customized to the end user’s Concept of Operations (CONOPS), it provides improved situational awareness and data visualization for operational objectives compared to traditional manual inspections. truevue360™ is our fully integrated platform that we utilize to develop and deploy Artificial Intelligence (AI) algorithms, including Machine Learning, Computer Vision, Object Detection and Deep Neural Network-based processing for real-time applications.

These same Artificial Intelligence applications are creating other opportunities for the Company to provide revenue producing solutions with potentially high market adoption.

In 2021, the Company ended support of its IT Asset Management (ITAM) solution which cataloged results for data center asset inventory and audit services. We are now using our current operations experience within “edge data centers” (as deployed for our Railcar Inspection Portal) to drive additional revenues within other markets requiring this type of solution. As previously discussed, the formation of a new subsidiary, Duos Edge focuses on this rapidly growing market, and is well suited to contribute to the growth of the Company’s revenues and predicted future profitability.

In the last quarter of 2022, the Company elected not to renew a support contract for its Integrated Correctional Automation System (iCAS) for one customer. The Company subsequently sold its iCAS assets to a buyer during the second quarter of 2023 for $165,000 via a convertible note. Our current CFO is a related party of the buyer as its non-Executive Chairman.

The year 2024 was a transformative year for Duos with the addition of two new subsidiaries addressing the adjunct Edge Data Center market and the power generation market, utilizing much of the skills and expertise inherent in the staff that has been built up in the past 24 months. All three businesses made significant progress during 2024 including:

•	Execution of a long-term agreement with a major Class 1 railroad for the support of the “subscription” based offering, giving access to data and images by a much broader target market including Class 1 railroads, railcar owners and lessors, and short-line railroads.

•	Development of a modular “RIP” allowing the capability of much greater customization of desired images and an overall lower cost to potential purchasers.

•	Sales of customized RIPs to industrial companies where specialized applications or routes demand a bespoke solution.

•	Entrance into the market for edge computing by targeting key opportunities within the Tier 3 and 4 markets for education and supplying specialized data centers to serve those markets in conjunction with providing computing and telecommunications capacity to commercial customers outside of the rail industry.

•	Offering consulting, asset management including full organizational implementation and support, with operational capabilities for the power generation market focusing on data center operations.

Operating Subsidiaries

duostech™

The Company currently operates in three distinct but related segments. While these newer businesses remain in the early stages of development, one has begun generating revenue, whereas the other has not as of March 31, 2025. Accordingly, for purposes of segment reporting under ASC 280, the Company has determined that it operates in a single reportable segment, as the Chief Operating Decision Maker currently evaluates financial performance and allocates resources on a consolidated basis. The Company markets itself collectively under the Duostech™ brand name, which broadly covers the Company’s commercial activities within a wide range of technology deployments from sophisticated moving vehicle analysis using machine vision and AI to deployment of specialized data centers and operational deployment of alternatives to grid power through its relationship with New APR.

Duos Technologies, Inc.

Duos Technologies, until recently, was our sole operating entity and is currently being led by our Chief Technology Officer. Its mission is to develop leading edge technologies as Duos has done since its inception. It consists of a dedicated team of developers focused on creating solutions for the transportation industry and has spent much of the past five years focused on building the premier offering for large rail operators. It has been successful in securing 11 patents that cover much of the “best in class” wayside technology offerings.

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Railcar Inspection Portal (rip®)

The RIP is our premier offering for the scanning and analysis of railcars while they are in motion. Federal regulations require each railcar/train to be inspected for mechanical defects prior to leaving a rail yard. Founded in 1934, the Association of American Railroads (AAR) is responsible for setting the standards for the safety and productivity of the U.S./North American freight rail industry, and by extension, has established the inspection parameters for the rail industry’s rolling stock. Also known as the “Why Made” codes, the AAR established approximately 110 inspection points under its guidelines for mechanical inspections.

Under current practice, inspections are conducted manually, a very labor intensive and inefficient process that only covers a select number of inspection points and can take several hours per train. Our RIP reduces this inspection to minutes while the train is moving at speed, improving safety, reducing dwell time and optimizing maintenance.

Our system combines high-definition image and data capture technologies with our AI-based analytics applications that are typically installed on active tracks located between two rail yards. We inspect railcars traveling through our inspection portal at speeds of up to 70 mph for freight and up to 125 mph for high-speed transit and report mechanical anomalies detected by our system to the inbound train yard, well ahead of the train entering the yard.

Currently, three Class 1 railroads and several transit and international railroads have deployed our RIP with one of those railroads broadly deploying the technology across its network.

The Company continues to expand its detection capabilities through the development and integration of additional sensor technologies to include laser, infrared, thermal, sound and signal detection to process AI-based analytics of inspection points. Currently the Company has a high-reliability catalog of over 53 proprietary artificial intelligence algorithms which can be integrated into the RIP to enhance mechanical anomalies detections. These detections support railroads in the active maintenance and overall safety of their railcar fleet and networks.

Railcar Inspection Portal (RIP) Business Overview and 2024 Technical Advancements

Over the past year, we transformed our technical solutions, redefined our business model, and reimagined the way we work. Through continued investment in research and development we have fortified and further commercialized our existing product offerings. We have made them more scalable and rolled out features and capabilities that speak directly to customer value. We have reached new markets and restructured how we promote, sell, and get paid.

As part of our continued focus on innovation and operational efficiency, we have made significant strides in the following technical areas:

System Modularity – Adapting to Customer Needs

Historically, our RIP was delivered as a comprehensive, standardized system. In 2024, we shifted towards a modular design approach, enabling customers to tailor RIP deployments to their specific operational and regulatory requirements. This modularity allows for easier integration, reduced installation time, and optimized cost-efficiency, as customers can now select only the Acquisition Modules (perspectives) they require. Whether a customer needs undercarriage railcar imaging only or a full 360-degree all-around view, our new modular approach ensures that RIP solutions are adaptable to various industry needs.

Moreover, this modularity is reflected in how we promote and get paid for the RIP. Instead of a single, overarching software license, each Acquisition Module (formerly called a “perspective”) is now licensed separately under an annual software subscription model. This shift allows customers to pay only for the specific modules they require, making the system more flexible and scalable while increasing long-term revenue generation. Additionally, we have eliminated licensing fees for "Centraco", our system’s central UI, ensuring seamless adoption and usability across deployments. By moving to a per-module software licensing model, we have created a more flexible, scalable revenue structure that aligns pricing with value, while also enabling us to capture greater recurring revenue from customers as they expand their use of the system over time.

RIP-as-a-Service – A New Business Model for Scalability

In 2024, we introduced RIP-as-a-Service, offering a flexible deployment and pricing model that lowers the barrier to entry for shippers, manufacturers, short-line railroads, and other industry stakeholders. RIP-as-a-Service leverages the existing infrastructure of our RIP systems that are already deployed on Class 1 customer railroads. This innovative Software-as-a-Service (SaaS) model goes beyond simply utilizing the hardware, by unlocking the wealth of safety and mechanical condition data it generates.

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This data is invaluable to a wide range of stakeholders in the rail industry. Railcar owners and operators can gain real-time insights into the health of their fleets, allowing for proactive maintenance and reduced downtime. Shippers can track the condition of their cargo throughout its journey, ensuring safe and timely delivery. Railcar manufacturers can identify potential design flaws or recurring issues through in-field data, improving future models.

In addition to enabling Duos Technologies to approach a wider market, the RIP-as-a-Service offering aligns with the broader industry trend toward cloud-based and service-oriented solutions, making our technology more accessible while ensuring long-term customer retention and recurring revenue growth.

Laser Illumination – Enhanced Visibility & Inspection Accuracy

One of the most significant technological advancements in 2024 has been our near completion of Laser Illumination technology for railcar inspections. Traditional lighting methods presented challenges in harsh environmental conditions, such as low-light environments, extreme weather, and high-speed rail traffic.

By designing and integrating high-intensity, precision laser illumination, we have improved image quality and clarity, ensuring high-resolution data capture even in adverse conditions. In addition, we greatly enhanced system durability, as laser technology requires less maintenance and offers longer operational lifespans compared to traditional lighting solutions. Finally, replacing LED-based lighting with laser field illumination is expected to result in a 60-70% reduction in hardware cost, allowing for greater margins.

Advanced Notifications – Real-Time Intelligence for Operators

In 2024, we enhanced our notification and alerting system to deliver real-time actionable insights and alarms to rail operators and railcar maintenance teams. Leveraging AI-driven analytics and deep integration with customer workflows, our Advanced Notifications feature real-time and close-to-real time alerts on critical railcar defects, ensuring rapid response and minimized downtime. Utilizing the enhanced notification features along with the RIP’s comprehensive API (Application Programming Interface), customers have the ability to integrate alerts and alarms with customer-owned and third party systems. This capability is particularly useful for integrating with railroad dispatch systems which can be configured to allow critical real-time alerts to be immediately sent to the locomotive operator.

AI-Powered Self-Diagnostics – Maximizing System Uptime

One of the most groundbreaking advancements in 2024 has been the development and deployment of AI-powered self-diagnostics across our RIP platforms. This new capability allows our systems to monitor their own health in real time, detect anomalies, and allow support personnel to proactively address potential issues before they escalate. With this newly developed technology, we are taking advantage of information we already acquire to help determine if processes are running according to expectations and within pre-determined operational parameters. For example, several purpose-built AI models are used to inspect a sampling of images from each train scan. These AI models collectively evaluate and analyze a number of factors, such as camera operation, camera focus and quality of illuminations. The system then generates a report back to the NOC (Network Operations Center) alerting operators to current system conditions.

Because the analysis is being performed after each and every train scan, the information is always timely and up to date. Moreover, the comprehensive and detailed content of the information significantly decreases the time spent manually troubleshooting abnormal system conditions, allowing personnel to more quickly take action to address the situation, often times before the customer is aware of the issue.

More than traditional remote diagnostics capabilities, AI-driven self-diagnostics enables our customers to experience greater system reliability and enhanced operational efficiency, while potentially decreasing the overall workload and effort for our support personnel.

Duos Edge’s mission is to bring advanced technology to underserved communities, particularly in education, healthcare, and rural industries, by deploying high-powered edge computing solutions that minimize latency and optimize performance. Duos Edge specializes in high-function Edge Data Center (“EDC”) solutions tailored to meet evolving needs in any environment. By focusing on providing scalable IT resources that seamlessly integrate with existing infrastructure, its solutions expand capabilities at the network edge, ensuring data uptime onsite services. With the ability to provide 100 kW+ per cabinet, rapid 90-day deployment, and continuous 24/7 data services, Duos Edge aims to position its edge data centers within 12 miles of end users or devices, significantly closer than traditional data centers. This approach enables timely processing of massive amounts of data for applications requiring real-time response and supporting current and future technologies without large capital investments.

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Duos Energy plans to build, own and operate efficient and environmentally friendly U.S. energy projects to support Edge Data Centers and industries where power grid capacity is struggling to keep up with demand. Beyond data centers, Duos Energy’s offerings extend to industrial clients in sectors such as manufacturing, oil and gas, mining, and microgrids. The Company’s rapid response power plants are designed to meet urgent demands, particularly in emergency scenarios, underscoring its commitment to providing reliable and flexible energy solutions.

New APR Energy

New APR, as of December 31, 2024, owns 850 Mega Watts of power generation assets in the form of 30 mobile gas-powered turbine generators and related equipment to construct power plants and operate the turbines that were acquired from Atlas Corp. and APR and its affiliates, along with certain trademarks, domain names and contracts. New APR’s majority owner is FIG; Duos has a 5% non-voting equity interest in New APR’s ultimate parent. Duos’ equity interest has an initial value of approximately $7.2 million. The transaction closed on December 31, 2024. In connection with the transaction, and the deployment and management of New APR’s generation assets, Duos negotiated the AMA that became effective on January 1, 2025. The AMA is expected to be in place for 24 months and is expected to generate $42 million in revenue for Duos during that period. The AMA also has provisions for extensions. There are significant synergies between Duos and New APR, particularly in the areas of Data Center power generation and related business development.

Markets

Market Expansion

In 2024, the Company set in place a strategy, in concert with the Board of Directors, to expand its target markets beyond the provision of scanning technology for moving vehicles. The decision was taken to facilitate a faster growth path to profitability and positive free cash flow. After careful consideration, it was determined that the overall response to the Company’s offerings in the rail technology sector was overwhelmingly positive but the market may take more years to fully adopt and the Company needed to factor the amount of capital that might be necessary to achieve significant market penetration. It was therefore determined that the Company should use its existing technologies and highly skilled resources to enter markets where the growth path was more defined. This approach fell into two distinct areas:

1.	Adapt some of the technology and processes for high-speed, localized, data processing for the fast-growing demand in data centers to support AI and other compute intensive applications that were already in place for the RIP.

2.	Utilize the existing management, operations and engineering skills that were already in place in the Company to enter the fast growing market for “behind the meter” electrical power.

This approach was formally adopted by the Company in May 2024, and led to the formation of two new subsidiaries; Duos Edge AI (“Duos Edge”) and Duos Energy Corporation (“Duos Energy”). By the end of 2024, both subsidiaries were operating and in position to secure additional revenue streams starting in 2025.

Edge Computing

The market for edge data centers is experiencing significant growth both in the United States and internationally, driven by the increasing demand for faster data processing, lower latency, and support for emerging technologies like 5G, IoT, and AI. Although not an explicit market target for Duos in the past, in fact, the Company has wide ranging and extensive experience in the provision of Edge Computing through its RIPs of which 13 are in operation across North America today with two more under construction on the Northeast US rail corridor. Each of these RIPs has a full edge data center provisioned complete with the infrastructure (racks, air handling and conditioning, electrical power and security) capable of providing the high-speed information processing “at the edge”, necessary to provide the Duos customers access to the data in under 60 seconds, something that would not be possible by operating via the cloud into a more traditional data center.

Duos is taking advantage of its many years of operational experience to expand its offerings into key markets requiring localized, high-speed processing.

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United States Market

The edge data center market in the United States is projected to grow substantially, according to Grand View Research. In 2023, the market generated revenues of approximately $2.56 billion and is expected to reach around $8.34 billion by 2030, with a compound annual growth rate (CAGR) of 18.4% from 2024 to 2030. This growth is fueled by the need for localized data processing to support applications in IT and telecom, BFSI (banking, financial services, and insurance), healthcare, manufacturing, and other sectors. Specifically, Duos is initially focused on partnering with rural communities (Tier 3 and 4 markets) and provisioning Edge Data Centers in these markets for access by both the local governments and distributed processing requirements for commercial clients who are expected to rent space within Duos Edge data centers. Duos ended 2024 with six Edge data centers that were in the process of being installed and prepared for operations.

International Market

There are currently no plans to expand Duos Edge internationally but the Company will look at opportunities if and as they arise. Globally, the edge data center market was valued at $9.30 billion in 2022 and is expected to grow to $41.60 billion by 2030, exhibiting a CAGR of 20.9% during the forecast period according to Fortune Magazine “Insights”. Key regions driving this growth include North America outside of the US, Europe, Asia-Pacific, Latin America, and the Middle East & Africa. The market is particularly strong in countries like China, Japan, Germany, and Canada.

Key Drivers and Trends

The following factors are the key drivers behind the anticipated growth in this market including:

•	5G and IoT Proliferation: The rollout of 5G networks and the expansion of IoT devices are major drivers, as they require edge data centers to handle the increased data traffic and provide low-latency processing.

•	AI and Machine Learning: The integration of AI and machine learning technologies is expected to further boost the demand for edge data centers, as these applications often require real-time data processing.

•	E-commerce and OTT Services: The growth of e-commerce platforms and over-the-top (OTT) streaming services is also contributing to the demand for edge data centers to ensure faster content delivery and improved user experiences.

•	Government Initiatives: Various government initiatives to enhance digital infrastructure and attract investments in smaller data centers are supporting market growth.

Despite the promising growth, the market faces challenges such as high initial investment costs, data security concerns, and the need for skilled professionals to manage and maintain edge data centers. Duos believes that it addresses each of these areas, giving it advantages in the deployment and provisioning of Edge Data Centers. For example, due to the long-term nature of financial engagements for leasing rack space, Duos has been successful in attracting initial funding for its first six edge data centers and expects to be successful in attracting additional capital for expansion. In addition, the Company’s long experience in providing this functionality as part of a RIP leads management to believe that it has the ability to address the other challenges and serve as a key differentiator against other competitors.

Overall, the edge data center market is poised for robust growth, driven by technological advancements and the increasing need for efficient data processing closer to end-users.

Electrical Power Provision

The market for "behind the meter" (BTM) electrical power solutions is growing rapidly, especially for data centers and other energy-intensive operations. BTM systems allow facilities to generate their own power on-site or near-site, reducing reliance on the grid and enhancing energy resilience. Although Duos does not directly own power generation facilities, its management and a considerable number of its staff have wide ranging experience in deploying this type of solution in a rapid manner where collectively, the staff has installed and operated over 30 different installations in the past 10 years. In addition, the AMA has significantly advanced Duos’ shareholder value. This increase in value is expected to be accomplished in the next several years by the following Key Drivers:

•	Rising Energy Demands: Data centers are experiencing soaring energy demand due to the increasing use of AI, cloud services, and IoT.

•	Grid Challenges: Obtaining sufficient power from the grid can be challenging due to lengthy interconnection processes and infrastructure limitations.

•	Sustainability Goals: There is a strong push towards renewable energy sources to meet sustainability targets. Duos key personnel are able to integrate renewable energy sources with thermal solutions where natural gas is the cleanest source of thermal energy for the current time.

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There are a number of key benefits for the use of BTM solutions:

•	Cost Savings: By generating power on-site, data centers can reduce energy costs and avoid peak demand charges.

•	Faster startup for new operations where new installations are delayed by years due to lack of available grid power.

•	Flexibility allowing the deployment to certain regions where the costs of operations may be lower.

•	Resilience in that BTM systems provide a reliable power supply, crucial for operations that require high availability.

•	Environmental Impact using the ability to utilize renewable energy sources like solar or wind in conjunction with thermal operations.

Market Outlook

According to datacenterknowledge.com and powermag.com, all of the drivers and benefits cited above will drive the BTM energy market growth over the next several years. The market is expected to grow as more data centers and other facilities adopt these solutions to meet their energy needs sustainably and efficiently. This trend is driven by the need for reliable power, cost efficiency, and environmental responsibility.

In-motion Vehicle Inspection

We believe the opportunity for our RIP business is substantial and continues to be a priority along with our investments and activities in the new markets recently entered. We are currently engaged with the RIP solution with three of seven Class 1 railroad operators with 13 systems already deployed across the North American rail network. Because of our early leadership position, we have been able to accumulate experience and intellectual property that we believe would be time-consuming and expensive for a new competitor to replicate. In particular, we have expanded our IP portfolio by the addition of 3 new patents in 2024 alone, with the total number of patents now at 11. Furthermore, we believe we have the ability to upgrade and scale our solutions with additional technologies in the future. We believe that the current market for our technologies is substantial. At the same time, we recognize that the technology life cycle is fast and evolving. Potential competitors are moving into this sector, and some Class 1 railroads are developing their own solutions that could limit our total addressable market.

In late 2022, the Company announced it will pursue a subscription platform for the RIPs and in 2024, the Company entered a long-term agreement with CN Railways for the management of seven Duos RIPs owned by them in exchange for full data access to be used for marketing subscription data to approximately 3,000 railcar owners and lessors. Under this new model, the Company may also build, own and operate its RIP product and offer the data access for each portal to potential customers. This expansion of the RIP offering would potentially open up the addressable market to other potential users of the data or even the provision of customized solutions for industrial owners of railcar operations such as the petrochemical industry. While this shift could increase the pool of potential customers by lowering the entry point for the RIP and potentially reshape the Company’s working capital needs to invest in the construction of a RIP ahead of customer revenue inflows, the Company is still evaluating the potential market for this offering. The Company continues to explore this expansion on the long-term effects it may have on future cash flows, and remains in discussions with a number of potential customers.

Another market we continue to explore is using our technologies for the scanning and management of other moving vehicles including trucks, buses and potentially aircraft. Potential customers include commercial retail logistics and intermodal operators, Class 1 rail intermodal operators that are moving large amounts of automobiles, and U.S. Government agencies such as the Department of Defense and the Department of Homeland Security. Although we have previously identified over 900 lanes of traffic within nearly 300 facilities as potential business opportunities in the near-term, we are not actively pursuing this at this time, but rather deploying our resources to the new markets described above. We continue limited R&D operations in these areas however and have filed a number of patents for consideration.

Patents and Trademarks

The Company owns a number of patents and trademarks for our technology solutions. We protect our intellectual property rights by relying on federal, state, and common law rights, as well as contractual restrictions. We control access to our proprietary technology by entering into confidentiality and invention assignment agreements with all of our employees and contractors, and confidentiality agreements with third parties. We also actively engage in monitoring activities with respect to infringing uses of our intellectual property by third parties.

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Specific Areas of Competition

One of our primary commercial goals is to develop innovative technology solutions and target potential “greenfield” market spaces in order to maximize our business footprint and give us the ability to help define the market parameters for the future. More recently, we have expanded our operations into two additional markets as described previously. We now operate in three distinct markets, in some cases using related technologies from our different solutions. For example, the Duos Edge installs and operates Edge data centers that are similar to the RIP Edge Data Centers. Some power solutions will be related to fast or temporary power provided for our RIPs or EDCs. Nonetheless, competitors are unique to each market and are described below as they relate to those market segments.

Duostech Railcar Inspection Portal

Companies that participate in the visual and optical (laser) based railcar inspection systems market include Wabtec (Beena Vision), Ensco (KLD Labs), WID, IEM, and Camlin Rail. Some Class 1 railroads have stated that they are developing “in-house” solutions. We believe that Duos has a significant competitive advantage in that we have multiple years of deployment experience, have access to millions of images where our RIP has performed scans with AI analysis and in-house industry expertise to train our systems and make identification of common problems more automated. We believe that some of the Class 1 railroads are deploying platforms for the development of AI algorithms, specifically with Cogniac which could be construed as competitive with Duos developed Algorithms. In evaluating the performance of these algorithms and based on reports from our customers, we believe they are having limited success with these self-developed algorithms. While we expect to cooperate with our customers as necessary, we will reserve the right to refuse such cooperation where we believe that a particular vendor or technology supplier may be violating our intellectual property. At this time we are investigating at least three such potential conflicts and have notified each party of potential infringements.

While we have indicated previously that our Automated Logistics Information System (ALIS) also represents an opportunity to expand into a mature market that we believe has a significant technology gap we are not aggressively pursuing this market at the present time.  While most facilities, such as distribution centers, that process commercial trucks in and out have sophisticated software management applications for logistics control, they have most often not implemented an advanced gatehouse automation solution. Historically, this category was referred to as “Automated Gate Systems” or AGS.  The purpose of AGS technology is to streamline entry in and exit out of facilities.  The marketplace for this was mostly seaports and intermodal transfer facilities and was relatively expensive technology to deploy. We will continue to review opportunities in this market if they arise.

Duos Edge AI Datacenters

The edge data center market is highly competitive, and according to datamation, encora advisors and Polaris market research there are several key players leading the industry. The following companies are acknowledged to be participants in this market:

•	American Tower is known for leveraging its extensive telecommunications infrastructure to establish edge data centers quickly and efficiently.

•	EdgeConneX specializes in providing customizable and scalable edge data centers, focusing on reducing latency and improving data processing speed.

•	Cloudflare offers edge computing solutions that enhance connectivity and performance, particularly for web applications and content delivery.

•	Switch is known for its innovative transportable edge data pods, which provide flexibility and rapid deployment.

•	AWS (Amazon Web Services) provides a comprehensive suite of cloud services, including edge services that allow users to deploy APIs and tools closer to their endpoints.

Each of these companies is considered to be at the forefront of the edge data center market, driving innovation and meeting the growing demand for low-latency, high-performance data processing.

Duos Edge AI is a recent entrant to the market although it has been engaged in the provision of high-performance local processing for more than 10 years through the provision of EDCs connected with its RIP technology. Duos Edge AI differs from the competitors above in the following ways:

1.	Focus on certain markets (rural, local government and industry also known as “Tier 3 and 4 markets”).

2.	Specialization via adaptive, versatile, and streamlined edge data center solutions tailored to meet evolving needs in various environments.

3.	Partnerships by working with industry participants. For example, it recently partnered with Accu-Tech to accelerate the deployment of edge computing infrastructure across the U.S., targeting underserved markets such as regional school districts in largely rural states such as Texas.

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4.	Technological Edge, emphasizing machine vision and artificial intelligence to enhance data processing and analysis such as it has done previously with its Railcar Inspection Portal.

5.	Management expertise where the leader of that business is a 30-year industry veteran with extensive connections to large industry players and backed by extensive operational experience through the Duos operations team.

6.	Access to significant inventory of mobile power solutions for backup or even primary power.

Duos Energy Corp Services

Duos Energy Corporation primarily services the AMA and as such does not have direct competitors. Duos Energy started operations in late 2024 and is expected to be extensively engaged in support operations for New APR in 2025 and 2026 in conjunction with the AMA. New APR shares some management and operational personnel with Duos and is engaged in commercial activities to quickly deploy available power assets.

The availability of these assets is a significant competitive advantage to Duos Edge AI in its growth of the data center business and related opportunities. While competition exists in these markets, the current high demand for power and lack of available assets puts APR Energy and (indirectly) Duos in a significant position of competitive advantage.

Our Growth Strategy

Vision

The Company designs, develops, deploys and operates in three distinct but related market segments and deploys intelligent technology solutions in support of the fast growing demand for efficient data centers, power solutions for immediate implementation of those data centers where grid power is not immediately available as well as for its original product set for inspecting and evaluating moving objects. The technology application focus has expanded beyond the traditional rail and intermodal markets and into the world of high-speed data access, low latency communications as well as offering imaging-based automatic inspection and analysis for process.

Objectives

The Company has set itself the following objectives to support this vision:

•	Significantly grow our revenue for 2025 and beyond by engaging in additional markets for data center deployment and associated power delivery.

•	Achieve breakeven and profitability in 2025 by rationalizing our operating costs over a larger revenue base.

•	Form strategic partnerships that improve market access and credibility.

•	Improve policy, processes, and toolsets to become a viable platform for internal growth and for mergers and acquisitions.

•	Thoughtfully execute mergers and acquisitions to expand offerings and/or capabilities.

•	Promote a performance-based workforce where employees enjoy their work and are incentivized to excel and innovate.

Organic Growth

Our organic growth strategy is to generate significant new business for the Company directly through its new subsidiaries and indirectly through its AMA. We will continue our focus and prioritization in the rail, logistics and intermodal market space but intend to drive efficiencies in the personnel resources allocated to that line of business through utilization of key staff in other areas. In this regard, the Company has made significant changes in the senior management team to include a new divisional President, who joined the Company in July 2024 as the senior leader of our new subsidiary Duos Edge AI and has more than 30 years of experience successfully leading start-up ventures in the data center industry. In addition, the appointment of our CEO as the Executive Chairman and CEO of New APR brings Duos leadership to that organization. The team also saw a change in CFO in Q2 2024 with the return of our former CFO as a highly experienced senior public company executive to assist the CEO with transforming the Company going forward. Finally, late in 2024, a new Chief Operating Officer was appointed with leadership skills that span operational environments including the new power industry target for the asset management agreement.

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In addition to the CEO’s joint role, the new divisional President serves in a joint role as Chief Commercial Officer at New APR and the newly appointed COO and General Counsel also serve in joint roles for Duos and New APR. The joint leadership team’s focus is to oversee operational and technical execution which will in turn enable the commercial side of the business to expand the Company’s business into new markets and customers.

Manufacturing and Assembly

The Company designs and develops technology solutions using a combination of in-house fabrication, commercial off-the-shelf technology, and outsourced manufacturing. This methodology will continue and be applied to our new subsidiaries where on-site installations are performed using a combination of in-house project managers and engineers and using third-party sub-contractors as needed. Throughout the process of design, develop, deploy and operate, the Company maintains responsibility for all aspects. Our internal manufacturing operations consist primarily of materials procurement, assembly, testing and quality control by our engineers. If not manufactured internally, we use third-party manufacturing partners to produce our hardware related components and hardware products and we most often complete final assembly, testing and quality control processes for these components and products. Our manufacturing processes are based on standardization of components across product types, centralization of assembly and distribution centers, and a “build-to-order” methodology in which products generally are built only after customers have placed firm orders. For most of our hardware products, we have existing alternate sources of supply.

In the rail industry, the time from concept to contract can be substantial but is offset by an anticipated faster time to market in both the data center and power industries due to high expected demand for our offerings. Although we are now adapting to these new markets, previous bids that have been submitted in the rail industry could be challenging to execute within the financial framework and execution times originally envisaged due to significant delays by one of our major customers. We continue to have dialogue with that customer regarding potential price increases and implementation delays, but we may suffer some economic impacts because of this. Revenue recognition could be delayed as a result of these factors and profitability could be impacted due to higher costs for materials and other services in that specific subsidiary. The Company will continue to monitor the situation and update shareholders as the project progresses.

Research and Development

The Company’s R&D and software development teams design and develop all systems and software applications with a combination of full-time in-house software engineers and outside contractors, although the use of outside contractors was substantially reduced in 2024. Internal development allows us to maintain technical control over the design and development of our products. Rapid technological advances in hardware and software development, evolving standards in computer hardware and software technology, and changing customer requirements characterize the markets in which we compete. We plan to continue to dedicate resources to research and development efforts, including software development, to maintain and improve our current product and services offerings. We have been successful in obtaining key patents for some of these developments.

Government Regulations

The Company has worked with various agencies of the federal government for more than 10 years including the Department of Homeland Security (“DHS”). When our solutions have been deployed into these agencies, they meet specific requirements for certification, safety and security that are stipulated in requirements and contract documents. The Company is currently competing for other government related work and strictly follows the rules and regulations outlined in the Federal Acquisition Regulations.

The Company’s rail customers are all governed by regulations related to the safe and effective transportation of goods and passengers, primarily by rail, but in future scenarios by air, road and sea. While changes in the regulatory environment could impact the Company in future years, we believe any changes will be generally positive for the Company. We continuously review potential changes in the regulatory environment and maintain contact with key personnel at certain agencies including the Federal Railroad Administration (FRA), the Transportation Security Administration (TSA) as well as the DHS previously mentioned. We expect to develop similar relationships with governmental agencies in target markets both in the US and internationally. At this time, we believe our offerings are complementary to the current and evolving standards and that we will adapt to any new regulations as they are promulgated.

We also work closely with state and local governments, particularly in the provision of Edge Data Centers to make sure that we comply with local zoning ordinances and other regulatory requirements. Additionally, we comply with all necessary requirements as they might relate to our power business including emissions. In certain cases, we have provisioned for the addition of additional exhaust gas emissions cleaning technologies, although the cost of this will be borne by New APR Energy.

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Employees

We have a current staff of 100 employees, of which 93 are full-time, the majority of which work in the Jacksonville area, none of which are subject to a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

•	The nature of the technology management platforms utilized by us is complex and highly integrated, and if we fail to successfully manage releases or integrate new solutions, it could harm our revenues, operating income, and reputation.

•	Our products and services may fail to keep pace with rapidly changing technology and evolving industry standards.

•	The market opportunity for our products and services may not develop in the ways that we anticipate.

•	Our revenues are dependent on general economic conditions and the willingness of enterprises to invest in technology.

•	Some of our competitors are larger and have greater financial and other resources than we do.

•	We have a history of losses and our growth plans may lead to additional losses and negative operating cash flows in the future.

•	We may be unable to protect our intellectual property, which could impair our competitive advantage, reduce our revenue, and increase our costs.

•	We may be required to incur substantial expenses and divert management attention and resources in defending intellectual property litigation against us.

•	We may incur substantial expenses and divert management resources in prosecuting others for their unauthorized use of our intellectual property rights.

Recent Developments

Effective January 1, 2025, the Company’s executive leadership team was granted a total of 1,841,898 shares of restricted common stock, subject to a three-year cliff vesting schedule, with an aggregate grant-date fair value of $11,014,544 based on a $5.98 price per share.

On February 5, 2025, a holder of our Series D Convertible Preferred Stock converted 300 shares of Series D Convertible Preferred Stock into 100,000 shares of Common Stock.

Effective March 26, 2025, the Company issued restricted common stock awards to an employee for a total of 100,000 shares of restricted common stock with three-year cliff vesting with an aggregate grant-date fair value of $604,000 based on a $6.04 price per share.

During the three months ended March 31, 2025, the Company issued an aggregate of 633,683 shares of common stock at a weighted average price of $6.24 per share through its At-The-Market (ATM) offering program, generating total gross proceeds of $3,954,940, incurring stock issuance costs of $137,851 and yielding net proceeds of $3,817,089.

On March 31, 2025, the Company issued 9,360 shares of common stock for payment of board fees to four directors in the amount of $50,000 for services to the board which was expensed during the three months ended March 31, 2025. The volume-weighted average price (VWAP) per share used to value the services is $5.34.

On April 1, 2025, certain employees exercised stock options to acquire a total of 27,712 shares of the Company’s common stock, generating total gross proceeds of $107,925, incurring stock issuance cost of $375 and yielding net proceeds of $107,550. The exercises were made pursuant to the Company’s 2016 and 2021 Equity Incentive Plans and were conducted in accordance with the applicable terms of the plans and the individual award agreements.

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On April 1, 2025, the Company issued 10,000 shares of restricted common stock to each of Mr. Ehrman and Mr. Mavrommadis, directors of the Company, subject to a one-year cliff resting period. The shares had an aggregate grant-date fair value of $119,600, based on $5.98 price per share.

On April 9, 2025, the Company issued 10,000 shares of restricted common stock to Mr. Ehrman, subject to a 90-day cliff vesting period. The shares had an aggregate grant-date fair value of $44,600 based on $4.46 price per share. The Company also removed the remaining vesting period for the 10,000 shares issued to Mr. Ehrman on April l, 2025.

On April 14, 2025, the Company entered into the First Amendment to At-The-Market Issuance Sales Agreement (the “First Amendment”) with Ascendiant Capital Markets, LLC, as sales agent (“Ascendiant”). The First Amendment increased the aggregate dollar amount of common stock that may be sold under the At-The-Market Issuance Sales Agreement, originally entered into on May 17, 2024, by $8,850,000, for total capacity of $16,350,000. On April 14, 2025, the Company also filed a Prospectus Supplement with the SEC relating to the additional $8,850,000 of common stock that may be sold pursuant to the First Amendment.

On May 23, 2025, an employee exercised stock options to acquire a total of 2,430 shares of the Company’s common stock in the form of a cashless exercise. The exercises were made pursuant to the Company’s 2016 and 2021 Equity Incentive Plans and were conducted in accordance with the applicable terms of the plans and the individual award agreements.

On May 27, 2025, an employee exercised stock options to acquire a total of 6,667 shares of the Company’s common stock, generating total gross proceeds of $36,852, incurring stock issuance cost of $0 and yielding net proceeds of $36,852. The exercises were made pursuant to the Company’s 2016 and 2021 Equity Incentive Plans and were conducted in accordance with the applicable terms of the plans and the individual award agreements.

On May 27, 2025, the Company entered into the Second Amendment to At-The-Market Issuance Sales Agreement (the “Second Amendment”) with Ascendiant. The Second Amendment further increased the aggregate dollar amount of common stock that may be sold under the At-The-Market Sales Agreement from $8,850,000 to $10,500,000. On May 28, 2025, the Company filed a Supplement to the Prospectus Supplement with the SEC relating to the $10,500,000 of common stock that may be sold pursuant to the Second Amendment.

On May 28, 2025, a shareholder converted 1,000 shares of Series E Convertible Preferred Stock with a stated value of $1,000,000 with a conversion price of $2.61 per common share resulting in the issuance of 383,143 shares of the Company’s common stock.

On June 10, 2025, an employee exercised stock options to acquire a total of 1,146 shares of the Company’s common stock in the form of a cashless exercise. The exercises were made pursuant to the Company’s 2016 and 2021 Equity Incentive Plans and were conducted in accordance with the applicable terms of the plans and the individual award agreements.

During the three months ended June 30, 2025, the Company issued an aggregate of 238,145 shares of common stock at a weighted average price of $7.71 per share through its At-The-Market (ATM) offering program, generating total gross proceeds of $1,835,874, incurring stock issuance costs of $55,216 and yielding net proceeds of $1,780,658.

On June 30, 2025, the Company issued 5,419 shares of common stock for payment of board fees to three directors in the amount of $40,000 for services to the board which was expensed during the three months ended June 30, 2025. The volume-weighted average price (VWAP) per share used to value the services was $7.38.

On June 30, 2025, the Company issued 18,983 shares of common stock to employees participating in the Company’s Employee Stock Purchase Plan at the end of a six-month offering period. The employee contributions totaled $114,765 for the six months ended June 30, 2025 which represented a purchase price of approximately $6.04 per share. The purchase price for one share of Common Stock under the ESPP is equal to 85% of the fair market value of one share of Common Stock on the first trading day of the offering period or the purchase date, whichever is lower.

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THE OFFERING

This prospectus relates to the offer and sale from time to time of up to 4,789,273 shares of our Common Stock by the Selling Stockholders that may be issued upon conversion of the Series E Preferred Stock. See “Selling Stockholders”.

Securities offered by the Selling Stockholders	4,789,273 shares of our Common Stock.

Offering Price Per Share	The Selling Stockholders may sell all or a portion of the shares being offered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. See “Plan of Distribution”.

Use of proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the Common Stock for the Selling Stockholders.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 20 before deciding to invest in our securities.

Trading symbol	Our common stock is currently quoted on the Nasdaq Capital Market under the trading symbol “DUOT”.

Unless otherwise indicated in this prospectus, throughout this prospectus the number of shares of our common stock outstanding is based on 12,393,325 shares of our common stock outstanding as of July 7, 2025 and excludes the following:

•	485,125 shares of common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of June 30, 2025, with a weighted average exercise price of $5.30 per share;
•	2,654,555 shares of common stock reserved for future issuance under our Equity Incentive Plans;
•	333,000 shares of common stock issuable upon conversion of Series D Convertible Preferred Stock; and
•	4,789,273 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock

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SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statement of operations data for the fiscal years ended December 31, 2024, and 2023 and the summary consolidated balance sheet data as of December 31, 2024, and 2023 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations for the three months ended March 31, 2025 and 2024, and the summary consolidated balance sheet data as of March 31, 2025, have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below are not necessarily indicative of our financial results in future periods, and the interim results are not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2025, or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our unaudited consolidated financial statements have been prepared on a basis consistent with our audited statements and include all adjustments, consisting of normal and recurring adjustments, that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2024	2023

REVENUES:
Technology systems	$2,252,357	$3,618,022
Services and consulting	5,028,528	3,853,176

Total Revenues	7,280,885	7,471,198

COST OF REVENUES:
Technology systems	2,818,078	4,352,247
Services and consulting	3,993,592	1,810,070

Total Cost of Revenues	6,811,670	6,162,317

GROSS MARGIN	469,215	1,308,881

OPERATING EXPENSES:
Sales and marketing	2,138,431	1,493,309
Research and development	1,531,390	1,812,951
General and administration	7,782,920	9,449,187

Total Operating Expenses	11,452,741	12,755,447

LOSS FROM OPERATIONS	(10,983,526)	(11,446,566)

OTHER INCOME (EXPENSES):
Interest expense	(286,114)	(7,159)
Change in fair value of warrant liabilities	245,980	—
Gain on extinguishment of warrant liabilities	379,626	—
Other income, net	(120,423)	212,007

Total Other Income (Expenses), net	219,069	204,848

NET LOSS	$(10,764,457)	$(11,241,718)

Basic and Diluted Net Loss Per Share	$(1.39)	$(1.56)

Weighted Average Shares-Basic and Diluted	7,736,281	7,204,177

15

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2024	2023

ASSETS
CURRENT ASSETS:
Cash	$6,266,296	$2,441,842
Accounts receivable, net	403,441	1,462,463
Contract assets	635,774	641,947
Inventory	605,356	1,526,165
Prepaid expenses and other current assets	176,338	184,478
Note Receivable, net	—	—

Total Current Assets	8,087,205	6,256,895

Inventory – non current	196,315	—
Property and equipment, net	2,771,779	726,507
Operating lease right of use asset - Office Lease	4,028,397	4,373,155
Financing lease right of use asset - Edge Data Centers	2,019,180	—
Security deposit	500,000	550,000

OTHER ASSETS:
Equity Investment - Sawgrass APR Holdings LLC	7,233,000	—
Intangible Asset, net	9,592,118	—
Note Receivable, net	—	153,750
Patents and trademarks, net	127,300	129,140
Software development costs, net	403,383	652,838
Total Other Assets	17,355,800	935,728

TOTAL ASSETS	$34,958,677	$12,842,285

16

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)

	December 31,	December 31,
	2024	2023

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$969,822	$595,634
Notes payable - financing agreements	17,072	41,976
Accrued expenses	373,251	164,113
Operating lease obligations - Office Lease -current portion	798,556	779,087
Financing lease obligation - Edge Data Centers - current portion	367,451	—
Notes payable, net of discount- related parties	1,758,396	—
Contract liabilities, current	11,805,018	1,666,243

Total Current Liabilities	16,089,566	3,247,053

Contract liabilities, less current portion	11,016,134	—
Operating lease obligations - Office Lease, less current portion	3,867,042	4,228,718
Financing lease obligation - Edge Data Centers, less current portion	1,724,604	—

Total Liabilities	32,697,346	7,475,771

Commitments and Contingencies (Note 12)

STOCKHOLDERS' EQUITY:
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,441,000 shares available to be designated
Series A redeemable convertible preferred stock, $10 stated value per share, 500,000 shares designated; 0 and 0 issued and outstanding at December 31, 2024 and December 31, 2023, respectively, convertible into common stock at $6.30 per share	—	—
Series B convertible preferred stock, $1,000 stated value per share, 15,000 shares designated; 0 and 0 issued and outstanding at December 31, 2024 and December 31, 2023, respectively, convertible into common stock at $7 per share	—	—
Series C convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at December 31, 2024 and December 31, 2023, respectively, convertible into common stock at $5.50 per share	—	—
Series D convertible preferred stock, $1,000 stated value per share, 4,000 shares designated; 1,299 and 1,299 issued and outstanding at December 31, 2024 and December 31, 2023, respectively, convertible into common stock at $3.00 per share	1	1
Series E convertible preferred stock, $1,000 stated value per share, 30,000 shares designated; 13,500 and 11,500 issued and outstanding at December 31, 2024 and December 31, 2023, respectively, convertible into common stock at $2.61 and $3.00 per share, respectively	14	12
Series F convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at December 31, 2024 and December 31, 2023, respectively, convertible into common stock at $6.20 per share	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized, 8,922,576 and 7,306,663 shares issued, 8,921,252 and 7,305,339 shares outstanding at December 31, 2024 and December 31, 2023, respectively	8,921	7,306
Additional paid-in-capital	76,777,856	69,120,199
Accumulated deficit	(74,368,009)	(63,603,552)
Sub-total	2,418,783	5,523,966
Less: Treasury stock (1,324 shares of common stock at December 31, 2024 and December 31, 2023)	(157,452)	(157,452)
Total Stockholders' Equity	2,261,331	5,366,514

Total Liabilities and Stockholders' Equity	$34,958,677	$12,842,285

17

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31,
	2025	2024

REVENUES:
Technology systems	$64,684	$269,855
Services and consulting	972,751	800,825
Services and consulting – related parties	3,914,750	—

Total Revenues	4,952,185	1,070,680

COST OF REVENUES:
Technology systems	232,264	583,437
Services and consulting	748,194	392,611
Services and consulting - related parties	2,658,068	—

Total Cost of Revenues	3,638,526	976,048

GROSS MARGIN	1,313,659	94,632

OPERATING EXPENSES:
Sales and marketing	294,975	553,486
Research and development	424,431	382,142
General and administration	2,383,881	1,920,050

Total Operating Expenses	3,103,287	2,855,678

LOSS FROM OPERATIONS	(1,789,628)	(2,761,046)

OTHER INCOME (EXPENSES):
Interest expense	(322,577)	(445)
Other income, net	32,542	9,182

Total Other Income (Expenses), net	(290,035)	8,737

NET LOSS	$(2,079,663)	$(2,752,309)

Basic and Diluted Net Loss Per Share	$(0.18)	$(0.38)

Weighted Average Shares-Basic and Diluted	11,390,016	7,306,949

18

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$3,799,281	$6,266,296
Accounts receivable, net	215,060	109,007
Accounts receivable, net - related parties	1,760,625	294,434
Contract assets	700,458	635,774
Inventory	520,122	605,356
Prepaid expenses and other current assets	468,252	176,338
Note receivable, net	—	—

Total Current Assets	7,463,798	8,087,205

Inventory - non current	196,315	196,315
Property and equipment, net	3,300,754	2,771,779
Operating lease right of use asset - Office Lease	3,937,256	4,028,397
Financing lease right of use asset - Edge Data Centers	1,943,547	2,019,180
Security deposit	500,000	500,000

OTHER ASSETS:
Equity Method Investment - Sawgrass APR Holdings LLC	7,233,000	7,233,000
Intangible Asset, net	9,043,996	9,592,118
Patents and trademarks, net	133,714	127,300
Software development costs, net	334,960	403,383
Total Other Assets	16,745,670	17,355,801

TOTAL ASSETS	$34,087,340	$34,958,677

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$698,518	$969,822
Notes payable - financing agreements	129,914	17,072
Accrued expenses	451,130	373,251
Operating lease obligation - Office Lease -current portion	803,536	798,556
Financing lease obligation - Edge Data Centers - current portion	487,695	367,451
Notes payable, net of discount - related parties	1,027,707	1,758,396
Contract liabilities, current	3,001,352	3,188,518
Contract liabilities, current – related parties	7,366,500	8,616,500

Total Current Liabilities	13,966,352	16,089,566

Contract liabilities, less current portion	6,851,513	7,399,634
Contract liabilities, less current portion – related parties	2,712,375	3,616,500
Operating lease obligation - Office Lease, less current portion	3,767,106	3,867,042
Financing lease obligation - Edge Data Centers, less current portion	1,638,040	1,724,604

Total Liabilities	28,935,386	32,697,346

Commitments and Contingencies (Note 8)

STOCKHOLDERS' EQUITY:

Preferred stock: $0.001 par value, 10,000,000 authorized, 9,441,000 shares available to be designated
Series A redeemable convertible preferred stock, $10 stated value per share, 500,000 shares designated; 0 and 0 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, convertible into common stock at $6.30 per share	—	—
Series B convertible preferred stock, $1,000 stated value per share, 15,000 shares designated; 0 and 0 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, convertible into common stock at $7 per share	—	—
Series C convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, convertible into common stock at $5.50 per share	—	—
Series D convertible preferred stock, $1,000 stated value per share,4,000 shares designated; 999 and 1,299 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, convertible into common stock at $3.00 per share	1	1
Series E convertible preferred stock, $1,000 stated value per share, 30,000 shares designated; 13,500 and 13,500 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, convertible into common stock at $2.61 per share	14	14
Series F convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, convertible into common stock at $6.20 per share	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized,11,655,229 and 8,922,576 shares issued, 11,653,905 and 8,921,252 shares outstanding at March 31, 2025 and December 31, 2024, respectively	11,654	8,921
Additional paid-in-capital	81,745,409	76,777,856
Accumulated deficit	(76,447,672)	(74,368,009)
Sub-total	5,309,406	2,418,783
Less: Treasury stock (1,324 shares of common stock at March 31, 2025 and December 31, 2024)	(157,452)	(157,452)
Total Stockholders' Equity	5,151,954	2,261,331

Total Liabilities and Stockholders' Equity	$34,087,340	$34,958,677

19

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Related to Our Company and Business

The nature of the technology management platforms utilized by us are complex and highly integrated, and if we fail to successfully manage releases or integrate new solutions, it could harm our revenues, operating income, and reputation.

The technology platforms developed and designed by us accommodate integrated applications that include our own developed technology and third-party technology, thereby substantially increasing their functionality.

Due to this complexity and the condensed development cycles under which we operate, we may experience errors in our software, corruption or loss of our data, or unexpected performance issues from time to time. For example, our solutions may face interoperability difficulties with software operating systems or programs being used by our customers, or new releases, upgrades, fixes or the integration of acquired technologies may have unanticipated consequences on the operation and performance of our other solutions. If we encounter integration challenges or discover errors in our solutions late in our development cycle, it may cause us to delay our launch dates. Any major integration or interoperability issues or launch delays could have a material adverse effect on our revenues, operating income and reputation.

We may be adversely affected by the effects of inflation and supply chain disruption.

Our business operates in an environment of long bid to contract award cycles. Our customers’ bid requirements are such that firm pricing is expected on much or all of our proposals and as such we must commit to certain commercial terms and conditions such as pricing. In addition, the Company hires employees and contractors to perform most (if not all) of the work required to complete a contract. We have experienced, and expect to continue to experience, impacts of inflation upon previously forecasted costs including employees that require higher salaries, contractors demanding higher prices for jobs and higher costs for materials necessary to complete contracts. While we endeavor to charge additional costs to our customers, in some cases this may not be possible contractually and as a result our profitability may suffer as a result. Although we anticipate these effects to be mitigated in the long term, we cannot be assured that this will be possible in all or any instances and as such our revenue, profitability and growth prospects may suffer as a result of this.

Current supply chain issues continue to extend deadlines for shipment of key components used in our technology systems. The effect of this may be to delay revenue recognition. We have experienced and expect to continue to experience delays to our business operations resulting from lack of materials availability, delays in securing key components such as video cameras requiring certain computer chips, and other material and personnel shortages that may impact our ability to implement our products and services in a timely manner or meet required milestones or customer commitments.  In addition, higher costs for travel may adversely impact our business, financial condition, operating results and cash flows. This has made it necessary for the Company to order certain components prior to receiving a contract to ensure we have key components available when necessary to satisfy future contract obligations.

Our products and services may fail to keep pace with rapidly changing technology and evolving industry standards.

The markets in which we operate are characterized by rapid, and sometimes disruptive, technological developments, evolving industry standards, frequent new product introductions and enhancements and changes in customer requirements. In addition, both traditional and new competitors are investing heavily in our market areas and competing for customers. As next-generation video analytics technology continues to evolve, we must keep pace in order to maintain or expand our market position. We continue to introduce new product offerings focused on automating mechanical and security inspections in the rail, logistics, intermodal and government sectors as potential revenue drivers. If we are not able to successfully add staff resources with sufficient technical skills to develop and bring these new products to market in a timely manner, achieve market acceptance of our products and services or identify new market opportunities for our products and services, our business and results of operations may be materially and adversely affected.

20

The market opportunity for our products and services may not develop in the ways that we anticipate.

The demand for our products and services could change quickly and in ways that we may not anticipate. Our operating results may be adversely affected if the market opportunity for our products and services does not develop in the ways that we anticipate or if other technologies become more accepted or standard in our industry or disrupt our technology platforms.

Our revenues are dependent on general economic conditions and the willingness of enterprises to invest in technology.

We believe that operators in the business sectors we are focused on continue to be cautious about sustained economic growth and seek to maintain or improve profitability through cost control and constrained spending. While our core technologies are designed to address cost reduction, other factors may cause companies to delay or cancel capital projects, including the implementation of our products and services. In addition, the business sectors in which we are focused are under financial pressure to reduce capital investment which may make it more difficult for us to close large contracts in the immediate future. We believe there is a growing market trend toward more customers exploring operating expense models as opposed to capital expense models for procuring technology. We believe the market trend toward operating expense models will continue as customers seek ways of reducing their overhead and other costs. All of the foregoing may result in continued pressure on our ability to increase our revenue and may potentially create competitive pricing pressures and price erosion. If these or other conditions limit our ability to grow revenue or cause our revenue to decline our operating results may be materially and adversely affected.

Our working capital profile may shift over time to require additional investment.

Historically, the Company has leveraged significant milestone payments at a contract onset to fund the purchase of required materials. Expansion into a subscription format would allow the Company to potentially transact faster and more routinely with a larger customer base than it has previously had. In certain instances where the Company plans to build, own and operate its own assets, it will require a different working capital and capitalization strategy whereby the Company will be required to make upfront investments without significant customer milestone payments to offset the investment. The Company believes that this presents a short-term capital risk but is expected, long-term, to improve the overall performance of the business.

Some of our competitors are larger and have greater financial and other resources than we do.

Some of our product offerings compete and will compete with other similar products from our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distribution, personnel and other resources than we possess. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that our target end users may find attractive.

We have a history of losses and our growth plans may lead to additional losses and negative operating cash flows in the future.

Our accumulated deficit was approximately $76 million as of March 31, 2025. Our operating losses may continue as we continue to expend resources to further develop and enhance our market expansion, complete prototyping for proof-of-concept, obtain regulatory clearances or approvals as required, expand our business development activities and finance capabilities and conduct further research and development. We also expect to experience negative cash flow in the short term until our revenues and margins increase at a rate greater than our expenses, which may not occur.

We may be unable to protect our intellectual property, which could impair our competitive advantage, reduce our revenue, and increase our costs.

Our success and ability to compete depend in part on our ability to maintain the proprietary aspects of our technologies and products. We rely on a combination of trade secrets, patents, copyrights, trademarks, confidentiality agreements, and other contractual provisions to protect our intellectual property, but these measures may provide only limited protection. We customarily enter into written confidentiality and non-disclosure agreements with our employees, consultants, customers, manufacturers, and other recipients of information about our technologies and products and assignment of invention agreements with our employees and consultants. We may not always be able to enforce these agreements and may fail to enter into any such agreement in every instance when appropriate. We license from third-parties certain technology used in and for our products. These third-party licenses are granted with restrictions; therefore, such third-party technology may not remain available to us on terms beneficial to us. Our failure to enforce and protect our intellectual property rights or obtain from third parties the right to use necessary technology could have a material adverse effect on our business, operating results, and financial condition. In addition, the laws of some foreign countries do not protect proprietary rights as fully as do the laws of the United States.

21

Patents may not be issued from the patent applications that we have filed or may file in the future. Our issued patents may be challenged, invalidated, or circumvented, and claims of our patents may not be of sufficient scope or strength, or issued in the proper geographic regions, to provide meaningful protection or any commercial advantage. We have registered certain of our trademarks in the United States and other countries. We cannot assure you that we will obtain registrations of principal or other trademarks in key markets in the future. Failure to obtain registrations could compromise our ability to protect fully our trademarks and brands and could increase the risk of challenge from third parties to our use of our trademarks and brands.

We may be required to incur substantial expenses and divert management attention and resources in defending intellectual property litigation against us.

We cannot be certain that our technologies and products do not and will not infringe on issued patents or other proprietary rights of others. While we are not currently subject to any infringement claim, any future claim, with or without merit, could result in significant litigation costs and diversion of resources, including the attention of management, and could require us to enter into royalty and licensing agreements, any of which could have a material adverse effect on our business. We may not be able to obtain such licenses on commercially reasonable terms, if at all, or the terms of any offered licenses may be unacceptable to us. If forced to cease using such technology, we may be unable to develop or obtain alternate technology. Accordingly, an adverse determination in a judicial or administrative proceeding, or failure to obtain necessary licenses, could prevent us from manufacturing, using, or selling certain of our products, which could have a material adverse effect on our business, operating results, and financial condition.

Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to make, use, or sell our products in the United States or abroad. Such a judgment could have a material adverse effect on our business, operating results, and financial condition. In addition, we are obligated under certain agreements to indemnify the other party in connection with infringement by us of the proprietary rights of third parties. In the event that we are required to indemnify parties under these agreements, it could have a material adverse effect on our business, financial condition, and results of operations.

We may incur substantial expenses and divert management resources in prosecuting others for their unauthorized use of our intellectual property rights.

Other companies, including our competitors, may develop technologies that are similar or superior to our technologies, duplicate our technologies, or design around our patents, and may have or obtain patents or other proprietary rights that would prevent, limit, or interfere with our ability to make, use, or sell our products. Although we do not have operations outside North America at this time, we may compete for contracts in other countries in the future. Effective intellectual property protection may be unavailable, or limited, in some foreign countries in which we may do business, such as China. Unauthorized parties may attempt to copy or otherwise use aspects of our technologies and products that we regard as proprietary. Our means of protecting our proprietary rights in the United States or abroad may not be adequate or competitors may independently develop similar technologies. If our intellectual property protection is insufficient to protect our intellectual property rights, we could face increased competition in the market for our technologies and products.

Should any of our competitors file patent applications or obtain patents that claim inventions also claimed by us, we may choose to participate in an interference proceeding to determine the right to a patent for these inventions, because our business would be harmed if we fail to enforce and protect our intellectual property rights. Even if the outcome is favorable, this proceeding could result in substantial cost to us and disrupt our business.

In the future, we also may need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. This litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, financial condition, and results of operations.

If we are unable to apply technology effectively in driving value for our clients through technology-based solutions or gain internal efficiencies and effective internal controls through the application of technology and related tools, our operating results, client relationships, growth and compliance programs could be adversely affected.

Our future success depends, in part, on our ability to anticipate and respond effectively to the threat and opportunity presented by new technology disruption and developments. These may include new software applications or related services based on artificial intelligence, machine learning, or robotics. We may be exposed to competitive risks related to the adoption and application of new technologies by established market participants or new entrants, start-up companies and others. These new entrants are focused on using technology and innovation, including artificial intelligence, to simplify and improve the client experience, increase efficiencies, alter business models and effect other potentially disruptive changes in the industries in which we operate. We must also develop and implement technology solutions and technical expertise among our employees that anticipate and keep pace with rapid and continuing changes in technology, industry standards, client preferences and internal control standards. We may not be successful in anticipating or responding to these developments on a timely and cost-effective basis and our ideas may not be accepted in the marketplace. Additionally, the effort to gain technological expertise and develop new technologies in our business requires us to incur significant expenses. If we cannot offer new technologies as quickly as our competitors, or if our competitors develop more cost-effective technologies or product offerings, we could experience a material adverse effect on our operating results, client relationships, growth and compliance programs.

22

We are dependent on information technology networks and systems to securely process, transmit and store electronic information and to communicate among our locations around North America and with our people, clients, partners and vendors. As the breadth and complexity of this infrastructure continues to grow, including as a result of the use of mobile technologies, social media and cloud-based services, the risk of security breaches and cyberattacks increases. Such breaches could lead to shutdowns or disruptions of or damage to our systems and those of our clients, alliance partners and vendors, and unauthorized disclosure of sensitive or confidential information, including personal data. In the past, we have experienced data security breaches resulting from unauthorized access to our and our service providers’ systems, which to date have not had a material impact on our operations, however, there is no assurance that such impacts will not be material in the future.

In providing services and solutions to clients, we may be required to manage, utilize and store sensitive or confidential client data, possibly including personal data, and we anticipate these activities to increase, including through the use of artificial intelligence, the internet of things and analytics. Unauthorized disclosure of sensitive or confidential client data, whether through systems failure, employee negligence, fraud, misappropriation, or other intentional or unintentional acts, could damage our reputation, could cause us to lose clients and could result in significant financial exposure. Similarly, unauthorized access to our or through our or our service providers’ information systems or those we develop for our clients, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who continuously develop and deploy viruses, ransomware or other malicious software programs or social engineering attacks, could result in negative publicity, significant remediation costs, legal liability, damage to our reputation and government sanctions and could have a material adverse effect on our results of operations. Cybersecurity threats are constantly expanding and evolving, thereby increasing the difficulty of detecting and defending against them and maintaining effective security measures and protocols.

We depend on key personnel who would be difficult to replace, and our business plan will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends substantially on the efforts and abilities of our senior management and certain key personnel. The competition for qualified management and key personnel, especially engineers, is intense. Although we maintain non-competition and non-disclosure covenants with all our key personnel, we do not have employment agreements with many of them. The loss of services of key employees, or the inability to hire, train, and retain key personnel, especially engineers and technical support personnel, could delay the development and sale of our products, disrupt our business, and interfere with our ability to execute our business plan.

Under the Asset Management Agreement, New APR shares certain management functions with the Company and its subsidiaries, including the Chief Executive Officer, Chief Operating Officer, Chief Commercial Officer and General Counsel, and other services will be provided by the Company in a combination of direct staffing with specific experience in the power generation industry and other functions as necessary via a “shared services” agreement. This may at times affect such employees’, including members of senior management, ability to devote time, attention, and effort to the Company.

Due to our dependence on a limited number of customers, we are subject to a concentration of credit risk.

For the year ended December 31, 2024, four customers accounted for 34%, 31%, 13% and 12% of revenues. For the year ended December 31, 2023, three customers accounted for 48%, 30%, and 11% of revenues. For the three months ended March 31, 2025, three customers accounted for 60% (related party), 18% (related party), and 11% of revenues. In most cases, there are no minimum contract values stated. Each contract covers an agreement to deliver a rail inspection portal which, once accepted, must be paid in full, with 30% or more being due and payable prior to delivery. The balances of the contracts are for service and maintenance which may be paid annually in advance with revenues recorded ratably over the contract period.

As of December 31, 2024, three customers accounted for 73%, 17% and 10% of our accounts receivable. As of March 31, 2025, one customer, who is also a related party, accounted for 89% of our accounts receivable. In the case of insolvency by one of our significant customers, accounts receivable with respect to that customer might not be collectible, might not be fully collectible, or might be collectible over longer than normal terms, each of which could adversely affect our financial position. This concentration of credit risk makes us more vulnerable economically. The loss of any of these customers could materially reduce our revenues and net income, which could have a material adverse effect on our business. We expect this concentration risk will increase due to the significance of the anticipated revenues under the AMA with New APR.

23

Our anticipated business growth is highly dependent on an Asset Management Agreement with New APR Energy.

The Company is expecting to report improved revenues and potentially achieve profitability during fiscal year 2025. That expectation is based on substantial revenues being achieved from the AMA with New APR. Although the Company has some influence on that agreement, we are dependent on the market for “behind the meter” power growing as anticipated. If the market should not grow as anticipated or due to some other circumstances either within or beyond our control, revenues recognized from this agreement could be substantially less than expected which would have a material impact on the agreement or lead to its cancellation.

In addition, New APR’s business may be affected by new technologies or changes in the industry, regulations, and customer requirements, which may render its existing power generating solutions obsolete, excessively costly or otherwise unmarketable. Its competitive position may then be impaired, which could have a material adverse effect on the Company’s business.

The term of the AMA is for two years and it may be extended at the option of New APR. There is no assurance, however, that it will be extended and it may be terminated under certain circumstances.

Changes in the Availability of Government Financing May Adversely Affect Our Customer’s Ability to Enter Into Major Capital Projects, such as Data Centers.

The strategy of our Duos Edge subsidiary is to serve rural communities, also known as Tier 3 and 4 markets, and install Edge data centers in these locations. The customers for which we might build these Edge data centers may be dependent on Government grants or financing to assist them to complete these projects. Any reductions in the availability of such grants or financing may adversely affect the ability of these parties to enter into such projects.

Risks Related to Our Common Stock

You may experience dilution of your ownership interest due to future issuances of our securities.

We are in a capital-intensive business, and we may not have sufficient funds to finance the growth of our business or to support our projected capital expenditures. As a result, we may require additional funds from future equity or debt financing, including potential sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of shares of common stock into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common stock could make it more difficult to raise funds through future offerings of our common stock or securities convertible into common stock.

Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our Company.

We are currently conducting an “At the Market” (ATM) offering and may consider registering additional shares using our S-3 shelf registration facility.

We currently have an active shelf registration statement (S-3). We are currently conducting an ATM offering for up to $10,500,000 of common stock. The future issuance of a substantial number of shares of common stock into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common stock could make it more difficult to raise funds through future offerings of our common stock or securities convertible into common stock.

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We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Accordingly, our stockholders will not realize a return on their investment unless the trading price of our common stock appreciates, which is uncertain and unpredictable. In addition, because we do not pay dividends, our common stock may be less attractive, which may cause us to have trouble raising additional funds which could affect our ability to expand our business operations.

Our operating results are likely to fluctuate from period to period.

We anticipate that there may be significant fluctuations in our future operating results. Potential causes of future fluctuations in our operating results may include:

•	Period-to-period fluctuations in financial results
•	Issues in manufacturing products
•	Unanticipated potential product liability claims
•	The introduction of technological innovations or new commercial products by competitors
•	The entry into, or termination of, key agreements, including key strategic alliance agreements
•	The initiation of litigation to enforce or defend any of our intellectual property rights
•	Regulatory changes
•	Failure of any of our products to achieve commercial success

We are subject to the Florida anti-takeover provisions, which may prevent you from exercising a vote on business combinations, mergers or otherwise.

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation, under certain circumstances, may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder).

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control-share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control-share acquisition. A control-share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	changes in the market acceptance of our products;
•	increased levels of competition;
•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
•	our relationships with our key customers;
•	our ability to retain and attract senior management and other key employees;
•	our ability to quickly and effectively respond to new technological developments;
•	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and
•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Stockholders. All of the net proceeds from the sale of our common stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholders.

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SELLING STOCKHOLDERS

On March 27, 2023, November 10, 2023, March 22, 2024, and March 28, 2024, the Company entered into Securities Purchase Agreements (the "Purchase Agreements") with certain existing and other accredited investors (the "Selling Stockholders"). Pursuant to the Purchase Agreements, the Selling Stockholders purchased an aggregate of 13,625 shares of Series E Preferred Stock, at a price in each case of $1,000 per share, and the Company received proceeds of $13,625,000.

Each share of the Series E Preferred Stock is convertible into Common Stock at $2.61 a share. Since the Purchase Agreements, an aggregate of 1,125 shares of Series E Preferred Stock have been converted. If all of the remaining 12,500 shares of Series E Preferred Stock were converted, the Company would issue 4,789,273 shares of Common Stock.

The shares of common stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders, upon conversion of the Series E Preferred Stock. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Due to the ownership of the shares of Series E Preferred Stock, as well as ownership of common and other preferred stock, the Selling Stockholders collectively have had a material relationship with us within the past three years and hold the largest percentage ownership of the Company subject to certain limitations as described herein.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The first column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder as of July 7, 2025, assuming conversion of the Series E Preferred Stock, as well as conversion of other convertible preferred stock held by the Selling Stockholders on that date. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of registration rights agreements with the Selling Stockholders, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon conversion of the Series E Preferred Stock, determined as if the outstanding shares of Series E Preferred Stock were converted in full as of the trading day immediately preceding the applicable date of determination and subject to adjustment as provided in the registration rights agreements, without regard to any limitations on the conversion of the Series E Preferred Stock. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Series E Preferred Certificate of Designation, a Selling Stockholder may not convert the Series E Preferred Stock to the extent such conversion would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 19.99% of our then outstanding common stock following such conversion. In the case of each such conversion, the determination of beneficial ownership would exclude shares of common stock issuable upon conversion of the preferred stock which has not been converted. The numbers of shares in the second column do not reflect these limitations. The Selling Stockholders may sell all, some, or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering (1)	% of shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of shares of Common Stock Owned After Offering	% of shares of Common Stock Owned After Offering

21 April Fund Ltd(2)	4,670,505	29.38%	3,263,986	1,406,519	8.85%
21 April Fund LP(2)	2,079,574	14.84%	1,525,287	554,287	3.96%

———————

(1)	The actual number of shares of Common Stock offered hereby and included in the registration statement of which this prospectus is a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our Common Stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, anti-dilution adjustments or similar events with respect to our Common Stock.
(2)	Based on Amendment No. 8 to Schedule 13G/A filed by Bleichroeder LP (“Bleichroeder”) with the SEC on March 21, 2025 (the “Bleichroeder 13G/A”). According to the Bleichroeder 13G/A, Bleichroeder is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 and as of March 21, 2025 was deemed to be the beneficial owner of 1,283,162 shares of our Common Stock (21 April Fund, Ltd. held 929,522 shares and 21 April Fund, LP held 353,640 shares) as a result of acting as investment advisor to various clients. The 21 April Entities also purchased 999 shares of Series D Preferred Stock on September 30, 2022, which are convertible into 333,000 shares of Common Stock (21 April Fund, Ltd. holds 237,000 common equivalent shares and 21 April Fund, LP holds 96,000 common equivalent shares). The 21 April Entities also purchased 4,000 shares of Series E Preferred Stock on March 27, 2023, which were convertible into 1,334,334 shares of Common Stock (21 April Fund, Ltd. held 933,334 common equivalent shares and 21 April Fund, LP held 400,000 common equivalent shares). The 21 April Entities also purchased an additional 2,500 shares of Series E Preferred Stock on November 10, 2023, which were convertible into 833,333 shares of Common Stock (21 April Fund, Ltd. held 508,333 common equivalent shares and 21 April Fund, LP held 325,000 common equivalent shares). The 21 April Entities also purchased an additional 1,000 shares of Series E Preferred Stock on March 22, 2024, which were convertible into 333,334 shares of Common Stock (21 April Fund, Ltd. held 281,334 common equivalent shares and 21 April Fund, LP held 52,000 common equivalent shares). The 21 April Entities exchanged 5,000 shares of Series F Preferred Stock that were acquired in connection with the Purchase Agreement of Series F Convertible Preferred Stock, completed on August 2, 2023. The 5,000 shares of Series F Preferred Stock, originally convertible into 806,452 common shares, were exchanged for 5,000 shares of Series E Convertible Preferred Stock on November 10, 2023, which were convertible into 1,666,667 shares of Common Stock, representing an additional 860,215 common share equivalents (21 April Fund, Ltd. then held 1,226,667 common equivalent shares and 21 April Fund, LP then held 550,000 common equivalent shares). On September 14, 2024, the conversion price of the Series E Preferred Stock was lowered to $2.61 from $3.00 per share, resulting in an additional 622,606 shares of Common Stock being issuable upon conversion (21 April Fund, Ltd. adding an additional 424,318 common equivalent shares and 21 April Fund LP adding an additional 198,287 common equivalent shares). Conversion of the Series D Preferred Stock and the Series E Preferred Stock owned by the 21 April Entities is subject to a 19.99% beneficial ownership limitation.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	through one or more underwritten offerings on a firm commitment or best-efforts basis;
•	settlement of short sales that are not in violation of Regulation SHO;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through the distribution of securities by any Selling Stockholder to its parents, members or security holders;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may from time-to-time pledge or grant a security interest in some or all of their securities to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a Selling Stockholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the securities pledged or secured thereby pursuant to this prospectus. The Selling Stockholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of and limit the timing of purchases and sales of any of the securities by, the Selling Stockholders or any other person, which limitations may affect the marketability of the securities.

The Selling Stockholders also may transfer the shares of our securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

A Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

(a) Market Information

Our common stock is quoted on the Nasdaq Capital Markets (“Nasdaq”) under the trading symbol “DUOT”.

(b) Holders

As of July 7, 2025, there were approximately 238 holders of record of our common stock, and the closing price of our common stock as reported on the Nasdaq Capital Market on July 7, 2025 was $7.85 per share.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Registration Statement on Form S-1 and other reports filed by the Company from time to time with the SEC (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this Registration Statement on Form S-1.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Plan of Operation

The Company’s growth strategy includes expansion of its technology base through organic development efforts, strategic partnerships, and targeted acquisitions where appropriate. The Company provides a broad range of technology solutions with a primary emphasis on the Vision Technology market sector, specifically within the Machine Vision subsector. Machine Vision companies provide imaging-based automatic inspection and analysis for process control, with the potential for expansion into additional industries. Duos is currently developing industry solutions targeting rail, trucking, aviation, and other vehicle-based processes while also expanding into the fast-growing Edge Data Center and power generation markets.

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The Company’s flagship product, the Railcar Inspection Portal (RIP), enables freight and transit railroad customers and select government agencies to conduct fully automated railcar inspections in real-time as trains move at full speed. The RIP integrates sophisticated optical, laser, and speed sensors with edge computing and artificial intelligence (AI) algorithms to detect safety and security defects instantly, allowing operators to take immediate action.

In 2024, the Company made a strategic decision to leverage its core expertise in high-speed data processing and AI-driven analysis to expand into additional markets. This resulted in the formation of two new subsidiaries:

1.	Duos Edge AI (“Duos Edge”) – Specializing in high-speed data processing through Edge Data Centers, Duos Edge is focused on serving underserved Tier 3 and Tier 4 markets, providing critical infrastructure for education, healthcare, and enterprise computing needs. The Edge Data Centers support applications requiring real-time response, reducing reliance on centralized cloud-based processing and improving efficiency.
2.	Duos Energy Corporation (“Duos Energy”) – Established to meet the growing demand for power generation outside of traditional utility grids, Duos Energy provides consulting, asset management, and operational expertise for rapid deployment power generation. Duos Energy has engaged in agreements with Fortress Investment Group (“FIG”) to support power generation solutions, particularly for data centers and AI-driven applications, managing approximately 850 MW of generating capacity.

The strategic expansion into Edge Computing and power generation aligns with the Company's long-term vision to drive growth through diversified revenue streams while leveraging its existing technology infrastructure and domain expertise.

Prospects and Outlook

The Company is focused on improving operational and technical execution, which, in turn, will enable commercial expansion and new technology offerings. The primary objectives for 2025 and beyond include:

  Expansion into power generation and energy solutions: The newly formed Duos Energy subsidiary is positioned to capitalize on the increasing demand for behind-the-meter (BTM) energy solutions. The Company’s AMA with New APR, valued at approximately $42 million over two years, along with its 5% non-voting equity interest in the ultimate parent of New APR, establishes a strong foundation for further market penetration in the fast power sector. This business expansion in conjunction with the revenue generated under the AMA is expected to provide a significant portion of the Company’s revenues in 2025.
  Expansion of the RIP business model: The Company is shifting to a modular and subscription-based approach, allowing customers to select specific Acquisition Modules suited to their operational needs. This transition provides flexible pricing structures, improves scalability, and enhances recurring revenue streams through “RIP-as-a-Service.”
  Deployment of AI-powered self-diagnostics: Enhancing RIP systems with AI-driven self-diagnostics enables real-time monitoring, improved system uptime, and predictive maintenance capabilities, reducing operational disruptions for customers.
  Integration of Edge Data Centers: The Company is actively deploying Edge Data Centers to enable faster, localized data processing, particularly in rural and underserved markets. The first site is operational as of June 30, 2025 and the other 5 are expected to become operational in the second half of 2025 along with a further nine sites anticipated for the second half of 2025 as well. These initial Edge Data Centers are providing scalable solutions for enterprise and government clients.
  Enhancements in artificial intelligence and automation: The Company continues to refine its proprietary AI solutions, including computer vision, deep learning, and predictive analytics, to improve inspection accuracy and operational efficiency across all product offerings.
  Expansion into new vehicle inspection markets: While the Company remains committed to its core rail technology solutions, it continues to explore applications for scanning and inspecting other vehicle types, including trucks, buses, and aircraft. These markets offer potential growth opportunities through partnerships with logistics providers, government agencies, and commercial transport operators.

In 2024, Duos entered a long-term agreement with a major Class 1 railroad, securing data access from its RIPs and enabling new subscription-based services for over 3,000 railcar owners and lessors. This initiative is expected to open up significant new revenue streams while strengthening the Company's market leadership.

The Company recognizes that technology adoption within the rail industry can be a gradual process, requiring substantial capital investment from customers. To accelerate adoption, Duos is focused on demonstrating clear ROI for its solutions, securing long-term service agreements, and pursuing partnerships that enhance its value proposition. Additionally, investments in engineering and software development will ensure compliance with evolving Federal Railroad Administration (FRA) and Association of American Railroad (AAR) standards, further positioning the Company for continued success in the rail sector.

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With the diversification into Edge Computing and power generation, coupled with continued growth in its core machine vision and AI-based inspection technologies, the Company is well-positioned to drive increased revenue, improve profitability, and generate long-term shareholder value.

Although the Company’s prospects for future revenue growth are anticipated to be favorable, investing in our securities involves risk and careful consideration should be made before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control and unexpected macro events can have a severe impact on the business. Please see the risk factors identified in “Item 1A – Risk Factors” of our Annual Report on Form 10-K filed with the SEC on March 31, 2025.

Results of Operations

The following discussion should be read in conjunction with the unaudited financial statements included in this prospectus.

Comparison for the Three Months Ended March 31, 2025 Compared to Three Months Ended March 31, 2024

The following table sets forth a summary of our unaudited Consolidated Statements of Operations and is used in the following discussions of our results of operations:

	For the Three Months Ended March 31,
	2025	2024

Revenues	$4,952,185	$1,070,680
Cost of revenues	3,638,526	976,048
Gross margin	1,313,659	94,632
Operating expenses	3,103,287	2,855,678
Loss from operations	(1,789,628)	(2,761,046)
Other income (expense)	(290,035)	8,737
Net loss	$(2,079,663)	$(2,752,309)

Revenues

	For the Three Months Ended March 31,
	2025	2024	% Change
Revenues:
Technology systems	$64,684	$269,855	-76%
Services and consulting	4,887,501	800,825	510%
Total revenues	$4,952,185	$1,070,680	363%

The decreases in technology systems revenues for the quarter ended March 31, 2025, compared to the quarter ended March 31, 2024, is primarily attributed to delays outside of the Company’s control with deployment of our two high-speed Railcar Inspection Portals, which are recorded in the technology systems portion of our business. Although these systems remain largely ready for deployment, customer delays at the deployment site continue to prevent installation even though these two high-speed Railcar Inspection Portals were deep into their production and manufacturing phases, which did not allow us to record the next phase of recognition. We believe that the customer is approaching the completion of the local site preparation and is preparing for field installation later this year. The Company is anticipating potential further delays related to this project in light of reviews currently being conducted by the Federal Government. Additionally, the Company continues to see opportunities for expansion of its programs with existing customers. In spite of the timing delays that continue to impact the quarterly results, management remains confident in the long-term potential of the RIP product.

The significant increase in services revenue for the quarter ended March 31, 2025, was primarily driven by Duos Energy beginning to execute on the Asset Management Agreement ("AMA") with New APR that was established on December 31, 2024. Under the AMA, Duos Energy oversees the deployment and operations of a fleet of mobile gas turbines and related balance-of-plant inventory, providing management, sales, and operational support services to New APR. As a result, the Company generated $3,010,625 in revenue from the AMA during the first quarter of 2025. In addition, the Company recognized $904,125 in revenue from amortized deferred revenue liability associated with its 5% non-voting equity interest in the ultimate parent of New APR. Revenue from the AMA and the 5% interest is reported under “Services and consulting – related parties” on the income statement. Services revenue from the rail business also grew modestly during the quarter, supported by increases in service pricing across existing customer contracts.

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The Company expects services revenue from both its rail and power businesses to continue growing throughout 2025. Growth drivers include the anticipated deployment of additional power plants under the AMA, the expansion of maintenance services related to new rail installations coming online, and the renewal of existing service agreements.

Cost of Revenues

	For the Three Months Ended March 31,
	2025	2024	% Change
Cost of revenues:
Technology systems	$232,264	$583,437	-60%
Services and consulting	3,406,262	392,611	768%
Total cost of revenues	$3,638,526	$976,048	273%

Cost of revenues largely comprises equipment and labor necessary to support the implementation of new systems, support and maintenance of existing systems, software projects, and support of the AMA with New APR.

During the three months ended March 31, 2025, the cost of revenues on technology systems decreased compared to the equivalent period in 2024. This reduction is primarily driven by our ability in Q1 2025 to reallocate certain fixed operating and servicing costs for technology systems to support the AMA, an allocation we could not make in the comparative period because the agreement was not yet in effect. It also reflects the ramp-down of manufacturing ahead of field installation of our two high-speed Railcar Inspection Portals, which has continued to temporarily slow project activity and further reduced cost of revenues while we await customer readiness for site deployment.

Cost of revenues on services and consulting significantly increased in the three months ended March 31, 2025 compared to the prior year period. This rise in costs is primarily due to supporting the AMA with New APR, where Duos Energy oversees the deployment and operations of a fleet of mobile gas turbines and related balance-of-plant inventory, providing management, sales, and operational support services to New APR. An additional contributing factor to the increase in cost of revenues on services and consulting is $548,121 in amortization expense of the intangible asset related to a nonmonetary transaction, which was not present in the corresponding period of 2024.

Gross Margin

	For the Three Months Ended March 31,
	2025	2024	% Change

Revenues	$4,952,185	$1,070,680	363%
Cost of revenues	3,638,526	976,048	273%
Gross margin	$1,313,659	$94,632	1,288%

Gross margin improved in the first quarter of 2025 compared to the same period in 2024, primarily due to Duos Energy beginning execution of the AMA with New APR. This includes $904,125 in revenue recognized during the three months ended March 31, 2025, related to the Company’s 5% non-voting equity interest in the ultimate parent of New APR, which carried no associated costs and therefore contributed at a 100% margin. These revenues and the associated margin contribution were not present in the prior year period. Additionally, when comparing results between periods, the stage of completion for manufacturing and installation activities within our technology business may vary and should be considered in the analysis.

Operating Expenses

	For the Three Months Ended March 31,
	2025	2024	% Change
Operating expenses:
Sales and marketing	$294,975	$553,486	-47%
Research and development	424,431	382,142	11%
General and administration	2,383,881	1,920,050	24%
Total operating expenses	$3,103,287	$2,855,678	9%

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During the three months ended March 31, 2025, the Company experienced a modest increase in overall operating expenses compared to the same period in 2024. Sales and marketing costs declined as resources were allocated to costs of service and consulting revenues in support of the AMA with New APR. Conversely, research and development expenses rose 11%, reflecting new engineering hires dedicated to supporting the AMA. General and administrative costs increased 24%, largely due to non-cash stock-based compensation charged for restricted stock granted to the executive team on January 1, 2025, under new employment agreements with a three-year cliff vesting schedule. Additionally, there were general and administrative costs that were allocated to cost of service and consulting revenues in support of the AMA with New APR. Overall, the Company continues to focus on stabilizing operating expenses while meeting the increased needs of our customers.

Loss from Operations

The loss from operations for the three months ended March 31, 2025 and 2024 was $1,789,628 and $2,761,046, respectively. The decrease in loss from operations was primarily the result of increased revenues during the quarter, driven by revenue generated by Duos Energy through the AMA with New APR.

Other Income/Expense

Other income for the three months ended March 31, 2025 was $32,542 and $9,182 for the comparative period in 2024. Interest expense for the three months ended March 31, 2025 was $322,577 and $445 for the comparative period in 2024. The increase in interest expense is primarily due to the amortization of the debt discount on the $2.2 million note and the associated monthly interest expense in 2025; this note had not been entered into in the comparative period.

Net Loss

The net loss for the three months ended March 31, 2025 and 2024 was $2,079,663 and $2,752,309, respectively. The 24% decrease in net loss was mostly attributed to the increase in revenues generated by Duos Energy through the AMA with New APR as described above. Net loss per common share was $0.18 and $0.38 for the three months ended March 31, 2025 and 2024, respectively.

Liquidity and Capital Resources

As of March 31, 2025, the Company has a working capital deficit of $6,502,554 and the Company had a net loss of $2,079,663 for the three months ended March 31, 2025.

Cash Flows

The following table sets forth the major components of our statements of cash flows data for the periods presented:

	For the Three Months Ended March 31,
	2025	2024
Net cash used in operating activities	$(4,673,425)	$(2,032,719)
Net cash used in investing activities	(581,623)	(9,810)
Net cash provided by financing activities	2,788,033	2,578,279
Net increase (decrease) in cash	$(2,467,015)	$535,750

Net cash used in operating activities for the three months ended March 31, 2025 and 2024 was $4,673,425 and $2,032,719, respectively. The increase in net cash used in 2025 was driven primarily by elevated non-cash add-backs for depreciation, amortization, and stock-based compensation, offset by a significant build-up in accounts receivable as project and service billings outpaced collections coupled with a draw-down of contract liabilities as we execute on the AMA.

Net cash used in investing activities was $581,623 and $9,810 for the three months ended March 31, 2025 and 2024, respectively. The increase in 2025 reflects continued investment in capitalized construction-in-progress costs associated with the six edge data centers currently owned by the Company that are being deployed in 2025.

Net cash provided by financing activities for the three months ended March 31, 2025 and 2024 was $2,788,033 and $2,578,279, respectively. Cash flows provided by financing activities during the first three months of 2025 were primarily attributable to gross proceeds of $3,954,940 from our At-The-Market (ATM) offering program, offset partially by $1,000,000 in repayments toward the principal balance of the secured promissory notes entered into with 21 April Fund LP and 21 April Fund Ltd. Cash flows from financing activities during the first three months of 2024 were primarily attributable to gross proceeds of approximately $2,745,002 from issuances of Series D and Series E Convertible Preferred Stock.

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On a long-term basis, our liquidity is dependent on the successful continuation of the revenue diversification strategy into the Energy and Edge Data Center subsidiaries, and expansion of operations and receipt of revenues across all operating segments. We believe our current capital and revenues are sufficient to fund such expansion and our operations over the next twelve months, although we are dependent on timely payments from our customers for projects and work in process. However, we expect such timely payments to continue. Material cash requirements will be satisfied within the normal course of business including substantial upfront payments from our customers prior to starting projects. The Company may elect to purchase materials and supplies in advance of contract award but where there is a high probability of that award.

Demand for our products and services will be dependent on, among other things, market acceptance of our products and services, the technology market in general, and general economic conditions, which are cyclical in nature. Because a major portion of our activities is the receipt of revenues from the sales of our products and services, our business operations may continue to be challenged by our competitors and prolonged recession periods.

Liquidity

Under Accounting Codification ASC 205, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“ASC 205-40”), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements are issued. Management has assessed the Company’s ability to continue as a going concern in accordance with the requirement of ASC 205-40.

As reflected in the accompanying consolidated financial statements, the Company had a net loss of $2,079,663 for the three months ended March 31, 2025. During the same period, cash used in operating activities was $4,673,425. The working capital deficit and accumulated deficit as of March 31, 2025, were $6,502,554 and $76,447,672, respectively.

As previously noted, the Company was successful during 2023 in raising gross proceeds of over $11,500,000 from the sale of Series E and F Preferred Stock. Additionally, in the first and second quarters of 2024, the Company raised gross proceeds of $2,995,002 from the issuance of a combination of Series D and E Convertible Preferred Stock (See Note 8). The Company successfully raised approximately $3,544,689 in gross proceeds through its At-The-Market (ATM) offering program in 2024 and secured an additional $3,954,940 in gross proceeds during the first two months of 2025. Additionally, beginning in the second quarter of 2025, the Company again has access to its S-3 “shelf registration” statement allowing the Company to sell additional securities. At the time of this document, the Company estimates that it will have available capacity on its shelf registration which it can utilize to bolster working capital and growth of the business in the event that revenues from its recently executed AMA with New APR do not provide sufficient cash flow to support operations. Although additional investment is not assured, the Company is comfortable that it would be able to raise sufficient capital to support expanded operations based on an anticipated increase in business activity. In the long run, the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing its business plan, generate enough revenue, and attain consistently profitable operations. We have analyzed our cash flow under “stress test” conditions and have determined that we have sufficient liquid assets on hand or available via the capital markets to maintain operations for at least twelve months from the issuance date of this report.

In addition, management has taken and continues to take actions including, but not limited to, elimination of certain costs that do not contribute to short term revenue, and re-aligning both management and staffing with a focus on improving certain skill sets necessary to build growth and profitability and focusing product strategy on opportunities that are likely to bear results in the relatively short term. The Company believes that, with the combination of commercial sales success, coupled with an S-3 shelf registration availability that is effective April 15, 2025, it will have sufficient working capital to meet its obligations over the following twelve months. In the last twelve months the Company has seen growth in its contracted backlog as well as significant, positive signs from new commercial projects that indicate improvements in future revenues.

Management believes that, at this time, the conditions in our traditional market space with ongoing contract delays, the consequent need to procure certain materials in advance of a binding contract and the additional time needed to execute on new contracts previously reported could put a strain on our cash reserves. However, the anticipated steady cashflow from the AMA and the ability to raise capital via its shelf registration indicate there is no substantial doubt for the Company to continue as a going concern for a period of twelve months. We expect to continue executing the plan to grow our business and achieve profitability as previously discussed. The Company may selectively look at opportunities for fundraising in the future including potential debt offerings to support asset acquisition. Management has extensively evaluated our requirements for the next twelve months and has determined that the Company currently has sufficient cash and access to capital to operate for at least that period.

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While no assurance can be provided, management believes that these actions provide the opportunity for the Company to continue as a going concern and to grow its business and achieve profitability with access to additional capital funding. Ultimately the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing the plan described above which was put in place in late 2024 and will continue in 2025 and beyond. These consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Estimates

Revenue Recognition

The Company follows Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), that affects the timing of when certain types of revenues will be recognized. The basic principles in ASC 606 include the following: a contract with a customer creates distinct contract assets and performance obligations, satisfaction of a performance obligation creates revenue, and a performance obligation is satisfied upon transfer of control to a good or service to a customer.

Revenue is recognized by evaluating our revenue contracts with customers based on the five-step model under ASC 606:

1.	Identify the contract with the customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to separate performance obligations; and
5.	Recognize revenue when (or as) each performance obligation is satisfied.

The Company generates revenue from four sources:

1. Technology Systems

2. AI Technologies

3. Technical Support including related party revenues from the AMA which began in January 2025

4. Consulting Services including related party revenues from the AMA which began in January 2025

Equity Method Investments

If an investment qualifies for the equity method of accounting, the Company’s investment is recorded initially at cost and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. The net income or loss of an unconsolidated equity method investment is allocated to its investors in accordance with the provisions of the operating agreement of the entity. The allocation provisions in these agreements may differ from the ownership interest held by each investor. Differences, if any, between the carrying amount of our investment in the respective equity method investee and the Company’s share of the underlying equity of such equity method investee are amortized over the respective lives of the underlying assets as applicable. These items are reported as a single line item in the consolidated statements of operations as income or loss from investments in unconsolidated equity method investees. Investments are reviewed for changes in circumstance or the occurrence of events that suggest an other-than-temporary event where our investment may not be recoverable.

On December 31, 2024, the Company entered into the AMA with New APR, an entity formed by affiliates of Fortress Investment Group (“FIG”). Under the AMA, Duos Energy manages the deployment and operations of a fleet of mobile gas turbines and balance-of-plant inventory, providing management, sales and operations functions to New APR in connection with the assets. In exchange for services to be performed under the AMA, the Company received an initial cash payment and common units in Sawgrass Parent. While the Company has board representation in Sawgrass Parent, its common units are non-voting and the Company does not control the board of directors of Sawgrass Parent.

Where the Company has an interest in a Variable Interest Entity (“VIE”) it will consolidate any VIE in which the Company has a controlling financial interest and is deemed to be the primary beneficiary. A controlling financial interest has both of the following characteristics: (1) the power to direct the activities of the VIE that most significantly impact its economic performance; and (2) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could be significant to the VIE. If both of the characteristics are met, the Company is considered to be the primary beneficiary and therefore will consolidate that VIE into the consolidated financial statements.

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Investments in partnerships, unincorporated joint ventures and LLCs that maintain specific ownership accounts for each investor are excluded from the scope of ASC 323-10. However, ASC 323-30 provides guidance on applying the criteria for equity method accounting to investments in partnerships, unincorporated joint ventures and LLCs. When an investor in a partnership, unincorporated joint venture or LLC has the ability to exercise significant influence over that investment, it should apply the equity method (ASC 323-10) by analogy (ASC 323-30-25-1).

Sawgrass Parent is deemed to be a VIE and the Company holds a 5% interest in Sawgrass Parent and an interest in the subsidiary New APR through the AMA, both of which are considered variable interests. However, the Company does not represent the primary beneficiary as it does not possess the ability to direct the activities that most significantly impact the economic performance of Sawgrass Parent. Accordingly, the Company does not consolidate Sawgrass Parent. Due to the Company’s interest in Sawgrass Parent, it was determined that the Company has significant influence over Sawgrass Parent. Therefore, the Company accounts for its investment in Sawgrass Parent as an Equity Method Investment.

The Company also concluded that the arrangement with Sawgrass Parent is within the scope of ASC 606, Revenue from contracts with customers, and the common units issued to the Company by Sawgrass Parent represented non-cash consideration. The initial carrying value as of December 31, 2024 of $7.2 million was measured equal to the fair value of the common units received for future services to be performed under the AMA. The Company recorded $7.2 million of deferred revenue for services to be performed under the AMA. During the year ended December 31, 2024, the Company did not recognize any revenue associated with the AMA. The Company initially recorded the equity method investment in Sawgrass Parent of $7.2 million, equal to the fair value of the common units as of December 31, 2024.

Due to the unavailability of Q1-2025 financials from Sawgrass Parent, the Company has applied a one-quarter lag (in accordance with the appropriate Accounting Standards Codification) in reporting and recording the value of its 5% minority investment. The Company has determined that its 5% interest shall be recorded using the Equity Investment Method whereby Net Profit and Net Loss for any Fiscal Year shall be allocated among the members in such a manner that, as of the end of such fiscal year, the Capital Account Balance of each Member, as increased by the Member’s share of “minimum gain” and “partner minimum gain” (as such terms are used in Treasury Regulations Section 1.704-2), shall, to the extent possible, be equal to the amount which would have been distributed to such Member pursuant to a Hypothetical Liquidation as of the end of the last day of such fiscal year. This approach is consistent with the equity method of accounting as outlined in ASC 323-10-35-6, which will be consistent for each quarter. Consequently, Duos will incorporate the financial results of the Sawgrass Parent into its Q2-2025 SEC filing which will be applied using a management estimate, ensuring that the equity method is consistently applied.

Management believes that the use of estimates and assumptions in applying the equity method is reasonable.

The Company assesses its equity method investment for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. No impairment losses were recognized during the year ended December 31, 2024 or the three months ended March 31, 2025.

Impairment of Intangible Assets

In May 2024, the Company recorded an intangible asset with a fair value of $11,161,428. This asset represents non-monetary consideration received under a 5-year customer contract, in which the Company will provide maintenance services to the customer. The intangible asset represents Digital Image data rights in the form of a license agreement received by the Company from the customer.

The fair value of the asset was determined on the contract inception date based on the standalone selling price of the service and goods to be provided to the customer under the 5-year contract since the Company could not reasonably estimate the fair value of the data rights received. The non-monetary transaction was accounted for in accordance with Accounting Standards Codification (ASC) 606-10-32-21 through ASC 606-10-32-24.

On the contract inception date, the Company also recorded an immediate amortization of the intangible asset of $199,008 related to the pre-contract costs incurred relating to a pilot program for this contract and recorded deferred revenue of $11,161,428 as contract liabilities with a current and non-current component, and then immediately recognized $199,008 of this deferred revenue relating to the completed pilot program. The remaining deferred revenue is being recognized over the 5-year term.

In accordance with ASC 350-30-35-1, the amortization for the intangible asset is based on its useful life and the useful life of an intangible asset is the period over which it is expected to contribute directly or indirectly to the future cash flows of that entity. Accordingly, amortization of the intangible asset is recognized over the life of the contract of five years.

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In accordance with ASC 350-30-35-14, an intangible asset that is subject to amortization shall be reviewed for impairment if the carrying amount of the asset is not recoverable and exceeds its fair value.

There is no indication of impairment at March 31, 2025.

Stock Based Compensation

The Company accounts for employee and non-employee stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including stock options, restricted stock units, and employee stock purchases based on estimated fair values. The stock-based compensation carries a graded vesting feature subject to the condition of time of employment service with awarded stock-based compensation tranches vesting evenly upon the anniversary date of the award.

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. In accordance with ASC 718-10-35-8, the Company elected to recognize the fair value of the stock award using the graded vesting method as time of employment service is the criteria for vesting. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding a number of highly subjective variables.

For restricted stock awards, fair value is measured at the closing market price of the Company’s common stock on the grant date. That value is then recognized over the requisite vesting period.

The Company estimates volatility based upon the historical stock price of the Company and estimates the expected term for stock options using the simplified method for employees and directors and the contractual term for non-employees. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

The following discussion should be read in conjunction with the audited consolidated financial statements included in this prospectus.

For the year ended December 31, 2024 compared to December 31, 2023

The following table sets forth a summary of our Consolidated Statements of Operations that is used in the following discussions of our results of operations:

	For the Years Ended December 31,
	2024	2023

Revenues	$7,280,885	$7,471,198
Cost of revenues	6,811,670	6,162,317
Gross margin	469,215	1,308,881
Operating expenses	11,452,741	12,755,447
Loss from operations	(10,983,526)	(11,446,566)
Other income	219,069	204,848
Net loss	$(10,764,457)	$(11,241,718)

Revenues

	For the Years Ended December 31,
	2024	2023	% Change
Revenues:
Technology systems	$2,252,357	$3,618,022	-38%
Services and consulting	5,028,528	3,853,176	31%

Total revenues	$7,280,885	$7,471,198	-3%

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For the full year 2024, there was a 3% decrease in overall revenues compared to 2023. The decrease in overall revenues is primarily attributed to delays outside of the Company’s control with the deployment of our two high-speed Railcar Inspection Portals, which are recorded in the technology systems portion of our business. Although these systems were largely ready for deployment in 2023, customer delays at the deployment site prevented installation even though these two high-speed Railcar Inspection Portals were deep into their production and manufacturing phases, which did not allow us to record the next phase of revenue recognition. The Company was able to contract an equitable adjustment related to our two high-speed Railcar Inspection Portals project in 2024. This adjustment added $1.4 million to the contract’s total value, with a substantial portion recognized in 2024. We believe that the customer is approaching the completion of the local site preparation and is preparing for field installation in 2025. Additionally, the Company continues to see opportunities for expansion of its programs with existing customers. In spite of the timing delays that continue to impact results, management remains confident in the long-term potential of the RIP product.

For the full year 2024, there was a 31% increase in services and consulting revenues compared to 2023. The increase in the services portion of our revenues stems from the addition of new AI and subscription customers that were not present in for the full year in 2023, as well as increases in service contract revenue due to higher service contract prices. We also generated $921,562 in services and consulting revenue from power consulting work, which was not present in 2023. The Company expects growth with new revenue from existing customers, including services revenue as the result of new maintenance contracts being established on installations coming on-line during 2025. The Company anticipates revenue growth from new and existing customers related to the subscription offering starting in 2025, giving access to RIP data and images to a much broader target market including Class 1 railroads, railcar owners and lessors, and short-line railroads. The Company also anticipates renewals of existing and backlog contracts and a shift to the next generation of technology systems which are currently being manufactured and expect to be completed during early 2025. The Company also expects new revenue growth in 2025 related to its 5% non-voting ownership equity interest in Sawgrass Parent, including revenue attributable to the AMA.

While customer-driven delays in the installation of our high-speed transit-focused Railcar Inspection Portals have impacted revenue growth timing year-over-year, the Company's capital structure remains resilient, allowing us to pursue large projects despite unexpected delays. It should be noted that the Company recently increased its working capital to account for an increase in pre-contract procurement activities to avoid a slowdown in revenues caused by delays in receiving certain components as had been the case in previous years.

Overall, in 2024, the Company made significant strides in advancing the procurement and manufacturing of its transit-focused RIPs. The Company also successfully grew its service contracts and secured new agreements in AI, enhancing its AI portfolio. Additionally, the Company launched the Duos Edge AI and Duos Energy business lines, which are expected to start contributing to the Company's success in 2025. Recurring revenue from services and consulting continues to grow and is expected to contribute significantly to future revenue streams, bolstered by new long-term contracts with existing customers expected to commence in the coming months.

Cost of Revenues

	For the Years Ended December 31,
	2024	2023	% Change
Cost of revenues:
Technology systems	$2,818,078	$4,352,247	-35%
Services and consulting	3,993,592	1,810,070	121%
Total cost of revenues	$6,811,670	$6,162,317	11%

Cost of revenues primarily includes inventory, shipping, certain fixed labor and overhead and allocated depreciation and amortization as applicable necessary to support the implementation of new systems and support and maintenance of existing systems. Cost of revenues on technology systems decreased during the period compared to the equivalent period in 2023 in-line with the decline in project revenues. The decline in costs generally follows the same year-over-year trend as project revenues due to timing differences in major project work. This is primarily related to the procurement and manufacturing of transit-focused RIPs. As we near the end of the manufacturing cycle and begin preparations for field installation in 2025, the cost of revenues for technology systems decreases accordingly. In contrast, during the same period in 2023, the Company was still progressing through the advanced stages of procurement and manufacturing for these RIPs. Completion is expected in late 2025 or early 2026, depending on customer-related constraints for track access.

These internal costs of revenue noted above are being recognized against project and support revenues with a similar reduction in costs previously recognized for research and development, engineering and internal support. The project costs reflect subsequent allocations of fixed costs related to the staff and departmental costs associated with procurement, manufacturing and installation of RIP installations. As such, in 2024, this fixed component contributed to a negative margin on the technology systems revenues. In concert with this, there is a continued focus on construction costs and savings through efficiency, and there were some targeted staff reductions during 2024. However, the Company has elected to retain its key employees in anticipation of expected sales growth in technology systems and services in 2025 and beyond.

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The cost of revenues increased on services and consulting year-over-year. The increase in costs is primarily due to $1,569,311 in amortization expense of the intangible asset related to a nonmonetary transaction, which was not present in 2023. The Company also generated $921,562 in services and consulting revenue from power consulting work, which was provided at cost, further increasing the cost of revenues for services and consulting, which was also not present in 2023. The Company continues to put into service additional artificial intelligence algorithms and maintenance and support services which are high margin and represent only marginal increases in the requisite costs to deliver these services.

Gross Margin

	For the Years Ended December 31,
	2024	2023	% Change

Revenues	$7,280,885	$7,471,198	-3%
Cost of revenues	6,811,670	6,162,317	11%
Gross margin	$469,215	$1,308,881	-64%

Gross margin showed a decrease for the year ended December 31, 2024, as compared to the same period in 2023. As noted above, the decrease in margin was a direct result of the timing of business activity related to the manufacturing of two high-speed, transit-focused Railcar Inspection Portals compared to the activity in 2023. The business activity in 2024 consisted primarily of continued progression into the advanced stages of procurement and manufacturing for the transit-focused RIPs. The Company also generated $921,562 in services and consulting revenue from power consulting work, which was provided at cost, further diluting the overall gross margin. These same project revenues and subsequent margin impacts were absent during 2023; however, the power consulting and asset management activities are expected to generate positive gross margins going forward. The recognition of the revenue and subsequent profit from these projects, as well as underlying services and maintenance revenues from existing and recently completed projects, coupled with the previously mentioned fixed departmental costs resulted in a gross margin of approximately 6%. By comparison for the full-year 2023, the Company had increased business activity from a procurement and manufacturing standpoint related to the transit-focused RIPs. The recognition of the revenue and subsequent profit from these major projects, as well as underlying services and maintenance revenues from existing projects, resulted in an 18% gross margin in 2023. It should be noted that when comparing the results between two periods, the stage of completion for manufacturing and installation can factor in those comparisons and should be taken into account when analyzing those periods.

Operating Expenses

	For the Years Ended December 31,
	2024	2023	% Change
Operating expenses:
Sales and marketing	$2,138,431	$1,493,309	43%
Research and development	1,531,390	1,812,951	-16%
General and administration	7,782,920	9,449,187	-18%
Total operating expense	$11,452,741	$12,755,447	-10%

Overall operating expenses decreased by 10% in 2024 as compared to the full year 2023. There was a 43% increase in sales and marketing related to increased investment into the capability of the commercial team, including the addition of professionals with extensive experience and leadership in the rail, Edge data center and power industries. Research and development costs saw a 16% decline during the year, driven by the decreased personnel costs related to the departments allocated to R&D and scaled-back testing of prospective technologies. Additionally, an 18% decrease in general and administration costs was influenced by several factors, including a reduction in personnel and personnel related expenses as well as a decrease in non-cash amortization charges year over year associated with roughly 781,323 share options that were forfeited during 2024. Other factors driving the decrease in general and administration costs include a decrease in consulting and legal expenses as compared to 2023.

Loss From Operations

The losses from operations for the years ended December 31, 2024 and 2023 were $10,983,526 and $11,446,566, respectively. The decrease in loss from operations was primarily the result of planned decreases in operating expenses, which offset the impact of lower revenues recorded in the period as a consequence of delays in going to field for the two high-speed RIPs for a passenger transit client, and the short term lower gross margins from the impact of the initial power industry consulting.

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Interest Expense

Interest expense for the years ended December 31, 2024 and 2023 was $286,114 and $7,159, respectively. The increase in interest expense is primarily due to the amortization of the debt discount on the $2.2 million note and the associated monthly interest expense in 2024; this note, related to the acquisition and build out of 3 Edge data centers, had not been entered into in 2023.

Other Income

Other income for the years ended December 31, 2024 and 2023 was $505,183 and $212,007, respectively. The significant increase in other income is primarily due to a gain from the fair value adjustment of the warrant liability and gain on extinguishment of warrant liabilities resulting from the exercise of the warrants. There was no such transaction in 2023.

Net Loss

The net loss for the years ended December 31, 2024 and 2023 was $10,764,457 and $11,241,718, respectively. The decrease in net loss is primarily attributable to the decrease in operating costs as described above. Net loss per common share was $1.39 and $1.56 for the years ended December 31, 2024 and 2023, respectively.

Liquidity and Capital Resources

As of December 31, 2024, the Company has a cash balance of $6,266,296 and an accounts receivable balance of $403,441.

Cash Flows

The following table sets forth the major components of our statements of cash flows data for the periods presented:

	For the Years Ended December 31,
	2024	2023

Net cash used in operating activities	$(3,488,687)	$(8,746,564)
Net cash used in investing activities	(1,841,298)	(1,093,909)
Net cash provided by financing activities	9,154,439	11,161,223
Net increase in cash	$3,824,454	$1,320,750

Net cash used in operating activities for the years ended December 31, 2024 and 2023 was $3,488,687 and $8,746,564, respectively. The decrease in net cash used in operations for the year ended December 31, 2024 was the result of a decrease in expenditures related to current projects as previously discussed. In addition, there are several changes in assets and liabilities that decreased the use of cash in operations including decreases in accounts receivable, increases in accounts payable and accrued expenses, and a rise in contract liabilities due to advance payments received from customers. Notably, an energy customer prepaid $5 million for services to be provided throughout the year, contributing to the increase in contract liabilities and improving short-term cash flow.

Net cash used in investing activities for the years ended December 31, 2024 and 2023 was $1,841,298 and $1,093,909, respectively. The Company ramped up its investment activities in 2024 compared to 2023 through an increase in the purchase of various fixed assets including our three edge data centers that are currently being manufactured to be deployed in the first half of 2025; the remainder includes the purchase of computer equipment and product and software development and disbursements for patent costs.

Net cash provided by financing activities for the years ended December 31, 2024 and 2023 was $9,154,439 and $11,161,223, respectively. Cash flows provided by financing activities during 2024 were primarily attributable to gross proceeds of approximately $2,995,002 from issuances of Series D and Series E Convertible Preferred Stock, along with a combined total of $4,444,210 in proceeds from the issuance of common stock via warrant exercises of $899,521 and our At-The-Market (ATM) offering program for proceeds of $3,544,689. The Company also obtained $2,200,000 in cash proceeds pursuant to notes executed in 2024 with a related parties. Cash flows from financing activities during 2023 were primarily attributable to the issuance of Series E and Series F Convertible Preferred Stock for $11,500,000 of gross proceeds offset by repayments of certain loans related to financing of insurance costs.

During 2024, we funded our operations through the sale of our equity (or equity linked) securities, and through revenues generated and cash received from ongoing project execution, services and associated maintenance revenues. As of March 28, 2025, we have cash on hand of approximately $4,060,300 after the completion of our At-The-Market (ATM) in January and February of 2025, which provided net proceeds of $3,836,032.

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On a long-term basis, our liquidity is dependent on the continuation and expansion of operations and receipt of revenues. Our current capital and access to further capital and revenues are sufficient to fund such expansion and we are now less dependent on timely payments by our customers for projects and work in process. However we anticipate such timely payments to continue. Material cash requirements will be satisfied within the normal course of business, including substantial upfront payments from our customers prior to starting projects. As previously mentioned, an energy customer prepaid $5 million for services to be provided throughout the year, related to the AMA, contributing to the increase in contract liabilities and improving short-term cash flow. In some cases, the Company may elect to purchase materials and supplies in advance of contract award but where there is a high probability of that award. Most, if not all, high value items that are pre-purchased, can be re-purposed if necessary. The maximum amount of material cash requirements not currently supported by up-front customer deposits is expected to be less than $1 million.

Demand for the products and services will be dependent on, among other things, market acceptance of our products and services, the technology market in general, and general economic conditions, which are cyclical in nature. In as much as a major portion of our activities is the receipt of revenues from the sales of our products and services, our business operations could be adversely affected by our competitors as well as prolonged recession periods although these are not considered to be a factor at present.

Liquidity

Under Accounting Codification ASC 205, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“ASC 205-40”), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements are issued. Management has assessed the Company’s ability to continue as a going concern in accordance with the requirement of ASC 205-40.

As reflected in the accompanying consolidated financial statements, the Company had a net loss of $10,764,457 for the year ended December 31, 2024. During the same period, cash used in operating activities was $3,488,687. The working capital deficit and accumulated deficit as of December 31, 2024, were $8,002,361 and $74,368,009, respectively. In previous financial reports, the Company had raised substantial doubt about continuing as a going concern. This was principally due to a lack of working capital prior to an underwritten offerings and private placements which were completed during the first, third and fourth quarters of 2022, the first, third and fourth quarters of 2023, as well as 2024 and 2025.

As previously noted, the Company was successful during 2023 in raising gross proceeds of over $11,500,000 from the sale of Series E and F Preferred Stock. Additionally, late in the first and second quarters of 2024, the Company raised gross proceeds of $2,995,002 from the issuance of a combination of Series D and E Preferred Stock (See Note 14). The Company successfully raised approximately $3,544,689 in gross proceeds through its At-The-Market (ATM) offering program in 2024 and secured an additional $3,954,940 in gross proceeds during the first two months of 2025. Additionally, during the second quarter of 2025, the Company will again have access to its S-3 “shelf registration” statement allowing the Company to sell additional securities. At the time of this document, the Company estimates that it has available capacity on its shelf registration which it can utilize to bolster working capital and growth of the business in the event that revenues from its recently executed Asset Management Agreement (“AMA”) with New APR Energy does not provide sufficient cash flow to support operations. Although additional investment is not assured, the Company is comfortable that it would be able to raise sufficient capital to support expanded operations based on an anticipated increase in business activity. In the long run, the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing its business plan, generate enough revenue, and attain consistently profitable operations. We have analyzed our cash flow under “stress test” conditions and have determined that we have sufficient liquid assets on hand or available via the capital markets to maintain operations for at least twelve months from the issuance date of this report.

In addition, management has taken and continues to take actions including, but not limited to, elimination of certain costs that do not contribute to short term revenue, and re-aligning both management and staffing with a focus on improving certain skill sets necessary to build growth and profitability and focusing product strategy on opportunities that are likely to bear results in the relatively short term. The Company believes that, with the combination of commercial sales success, coupled with an S-3 shelf registration availability starting in the second quarter of 2025, it will have sufficient working capital to meet its obligations over the following twelve months. In the last twelve months the Company has seen growth in its contracted backlog as well as significant, positive signs from new commercial projects that indicate improvements in future revenues.

Management believes that, at this time, the conditions in our traditional market space with ongoing contract delays and the additional time needed to execute on new contracts previously reported could put a strain on our cash reserves. However, the anticipated steady cashflow from the AMA and the ability to raise capital via its shelf registration indicate there is no substantial doubt for the Company to continue as a going concern for a period of twelve months. We expect to continue executing the plan to grow our business and achieve profitability as previously discussed. The Company may selectively look at opportunities for fundraising in the future including potential debt offerings to support asset acquisition. Management has extensively evaluated our requirements for the next 12 months and has determined that the Company currently has sufficient cash and access to capital to operate for at least that period.

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While no assurance can be provided, management believes that these actions provide the opportunity for the Company to continue as a going concern and to grow its business and achieve profitability with access to additional capital funding. Ultimately the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing the plan described above which was put in place in late 2024 and will continue in 2025 and beyond. As a result, we expect to generate sufficient revenue and to attain profitable operations with minimal cash use in the next 12 to 18 months. These consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Estimates

Revenue Recognition

For technology systems, the Company recognizes revenue over time using a cost-based input methodology in which significant judgment is required to estimate costs to complete projects. These estimated costs are then used to determine the progress towards contract completion and the corresponding amount of revenue to recognize. The Company follows the principles in ASC 606 which include the following: a contract with a customer creates distinct contract assets and performance obligations, satisfaction of a performance obligation creates revenue, and a performance obligation is satisfied upon transfer of control to a good or service to a customer.

Revenue is recognized by evaluating the Company revenue contracts with customers based on the five-step model under ASC 606:

1.	Identify the contract with the customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to separate performance obligations; and

5.	Recognize revenue when (or as) each performance obligation is satisfied.

The Company generates revenue from four sources:

1.	Technology Systems

2.	AI Technologies

3.	Technical Support

4.	Consulting Services including revenues from the AMA agreement which begins in January 2025

Equity Method Investments

If an investment qualifies for the equity method of accounting, the Company’s investment is recorded initially at cost and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. The net income or loss of an unconsolidated equity method investment is allocated to its investors in accordance with the provisions of the operating agreement of the entity. The allocation provisions in these agreements may differ from the ownership interest held by each investor. Differences, if any, between the carrying amount of our investment in the respective equity method investee and the Company’s share of the underlying equity of such equity method investee are amortized over the respective lives of the underlying assets as applicable. These items are reported as a single line item in the consolidated statements of operations as income or loss from investments in unconsolidated equity method investees. Investments are reviewed for changes in circumstance or the occurrence of events that suggest an other-than-temporary event where our investment may not be recoverable.

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On December 31, 2024, the Company entered into an Asset Management Agreement (the “AMA”), with New APR, an entity formed by affiliates of Fortress Investment Group (“FIG”). Under the AMA, Duos Energy will manage the deployment and operations of a fleet of mobile gas turbines and balance-of-plant inventory, providing management, sales and operations functions to New APR in connection with the Assets. In exchange for services to be performed under the AMA, the Company received an initial cash payment and common units in Sawgrass Parent. While the Company has board representation in Sawgrass Parent, its common units are non-voting and the Company does not control the board of directors of Sawgrass Parent.

Where the Company has an interest in a Variable Interest Entities (“VIE”) it will consolidate any VIE in which the Company has a controlling financial interest and deemed to be the primary beneficiary. A controlling financial interest has both of the following characteristics: (1) the power to direct the activities of the VIE that most significantly impact its economic performance; and (2) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could be significant to the VIE. If both of the characteristics are met, the Company is considered to be the primary beneficiary and therefore will consolidate that VIE into the consolidated financial statements.

Investments in partnerships, unincorporated joint ventures and LLCs that maintain specific ownership accounts for each investor are excluded from the scope of ASC 323-10. However, ASC 323-30 provides guidance on applying the criteria for equity method accounting to investments in partnerships, unincorporated joint ventures and LLCs. When an investor in a partnership, unincorporated joint venture or LLC has the ability to exercise significant influence over that investment, it should apply the equity method (ASC 323-10) by analogy (ASC 323-30-25-1).

Sawgrass Parent is deemed to be a VIE and the Company holds a 5% interest in the Parent and an interest in the subsidiary New APR through the AMA, both of which are considered variable interests. However, the Company does not represent the primary beneficiary as it does not possess the ability to direct the activities that most significantly impact the economic performance of Sawgrass Parent. Accordingly, the Company does not consolidate Sawgrass Parent. Due to the Company’s interest in Sawgrass Parent, it was determined that the Company has significant influence over Sawgrass Parent. Therefore, the Company accounts for its investment in Sawgrass Parent as an Equity Method Investment.

The Company also concluded that the arrangement with Sawgrass Parent is within the scope of ASC 606, Revenue from contracts with customers, and the common units issued to the Company by Sawgrass Parent represented non-cash consideration. The initial carrying value as of December 31, 2024 of $7.2 million was measured equal to the fair value of the common units received for future services to be performed under the AMA. The Company recorded $7.2 million of deferred revenue for services to be performed under the AMA. During the year ended December 31, 2024, the Company did not recognize any revenue associated with the AMA. The Company will initially record the equity method investment in Sawgrass Parent of $7.2 million, equal to the fair value of the common units as of December 31, 2024.

The Company assesses its equity method investment for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. No impairment losses were recognized during the year ended December 31, 2024.

Impairment of Intangible Assets

In May 2024, the Company recorded an intangible asset with a fair value of $11,161,428. This asset represents non-monetary consideration received under a 5-year customer contract, in which the Company will provide maintenance services to the customer. The intangible asset represents Digital Image data rights in the form of a license agreement received by the Company from the customer.

The fair value of the asset was determined on the contract inception date based on the standalone selling price of the service and goods to be provided to the customer under the 5-year contract since the Company could not reasonably estimate the fair value of the data rights received. The non-monetary transaction was accounted for in accordance with Accounting Standards Codification (ASC) 606-10-32-21 through ASC 606-10-32-24.

On the contract inception date, the Company also recorded an immediate amortization of the intangible asset of $199,008 related to the pre-contract costs incurred relating to a pilot program for this contract and recorded deferred revenue of $11,161,428 as contract liabilities with a current and non-current component, and then immediately recognized $199,008 of this deferred revenue relating to the completed pilot program. The remaining deferred revenue is being recognized over the 5-year term.

In accordance with ASC 350-30-35-1, the amortization for the intangible asset is based on its useful life and the useful life of an intangible asset is the period over which it is expected to contribute directly or indirectly to the future cash flows of that entity. Accordingly, amortization of the intangible asset is recognized over the life of the contract of five years.

In accordance with ASC 350-30-35-14, an intangible asset that is subject to amortization shall be reviewed for impairment if the carrying amount of the asset is not recoverable and exceeds its fair value.

There is no indication of impairment at December 31, 2024.

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Stock Based Compensation

The Company accounts for employee and non-employee stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including stock options, restricted stock units, and employee stock purchases based on estimated fair values. The stock-based compensation carries a graded vesting feature subject to the condition of time of employment service with awarded stock-based compensation tranches vesting evenly upon the anniversary date of the award.

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. In accordance with ASC 718-10-35-8, the Company elected to recognize the fair value of the stock award using the graded vesting method as time of employment service is the criteria for vesting. The Company amortizes the fair value of the stock award over the requisite service periods of the awards, which is generally the vesting period. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding a number of highly subjective variables.

The Company estimates volatility based upon the historical stock price of the Company and estimates the expected term for stock options using the simplified method for employees and directors and the contractual term for non-employees. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

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BUSINESS

Our Corporate History

Information Systems Associates, Inc. (“ISA”) was incorporated in Florida on May 31, 1994. Our original business operations consisted of consulting services for asset management of large corporate data centers and the development and licensing of information technology (“IT”) asset management software. In late 2014, ISA entered negotiations with Duos Technologies, Inc. (“duostech™”) for the purposes of executing a merger between the two organizations (also known as a “reverse triangular merger”). Incorporated under the laws of Florida on November 30, 1990, duostech™ operated in various industry segments, specializing in the design, development and deployment of proprietary technology applications and turn-key engineered systems. This transaction was completed on April 1, 2015, whereby duostech™ became a wholly owned subsidiary of ISA. After the merger was completed, ISA changed its corporate name to Duos Technologies Group, Inc. (“Duos” or “the Company”). During 2024, the Company began a major expansion into new markets, leveraging the developments previously undertaken and the experience of its management team. Still headquartered in Jacksonville, Florida, Duos now manages three, wholly owned subsidiaries, duostech™, Duos Edge AI Inc., (“Duos Edge”) and Duos Energy Corporation (“Duos Energy”). In its current operations it now employs approximately 100 people in management, operations, engineering, software development, customer support and project implementation and management across three major market segments including rail technology deployment, Data Center co-location facilities and behind the meter electrical power provision. Duos also continues to operate as a technology company which designs, develops, deploys and operates intelligent technology solutions with a focus on software applications and artificial intelligence (“AI”) in addition to large project, consulting, implementation and asset management. The Company has a strong and growing portfolio of intellectual property including significant patent awards in the areas of railcar scanning technology for the identification of defects. The Company’s headquarters are located at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256 and main telephone number is (904) 296-2807.

Overview

The Company, operating under its brand name duostech, develops and deploys technology systems with focus on inspecting and evaluating moving vehicles. Its technology focus is within the Vision Technology market sector and, more specifically, the Machine Vision subsector. Machine Vision companies provide imaging-based automatic inspection and analysis for process control for industry with potential expansion into other markets. Duos has developed key technologies over the past several years in software, industry specific hardware and artificial intelligence and has demonstrated industrial strength usability of its systems supporting rail, logistics and intermodal businesses that streamline operations, improve safety and reduce costs. Our team includes engineering subject matter expertise in hardware, software, and information technology as well as industry specific applications of artificial intelligence also referred to as Expert Artificial Intelligence. We also have specific industry experts in the rail industry on staff and as consultants.

In 2024, the Company’s management team determined that it would be in the best interests of the Company and its shareholders to leverage the skills and expertise that have been built up since 2021 to expand into complimentary and naturally adjacent markets. Duos will continue to develop industry solutions for its target markets addressing rail, trucking, aviation and other vehicle-based processes. In addition, the Company elected to develop new offerings based on its existing technology and formed a new subsidiary in July 2024, Duos Edge AI. The objective of this new subsidiary is to market a special part of the Railcar Inspection Portal (“RIP”) for the provision of high-speed and function processing of data and applications with a focus on reducing latency in response times to end-users. Duos has many years of experience via its expert staff in bringing these types of capabilities to remote locations, also known as “the edge”. Edge processing can be an extremely efficient and lower cost alternative to traditional data centers. The strategy for Duos Edge is to serve rural communities, also known as Tier 3 and 4 markets, and install Edge data centers in these locations thereby providing access to high-speed communications and advanced processing capabilities as a substitute for solutions where large amounts of data are “backhauled” using “the Cloud”. Duos developed these capabilities as an adjunct to its RIP offerings due to the need for fast results (less than 60 seconds) in identifying defects and maintenance issues on moving railcars.

As Duos’ initial offering, the RIP provides both freight and transit railroad customers and select government agencies the ability to conduct fully remote railcar inspections of trains while they are moving at full speed. The RIP utilizes a variety of sophisticated optical, laser and speed sensors to scan each passing railcar to create a high-resolution image-set of the top, sides and undercarriage. These images are then processed with our edge data center using artificial intelligence (AI) algorithms to identify safety and security defects on each railcar. The algorithms are developed in conjunction with industrial application experts, in this case resident Railcar Mechanical Engineers, to provide specific guidance in the analysis (“human in the loop”). Within seconds of the railcar passing through the RIP, a detailed report is sent to the customer where they are able to take action on identified issues. This solution has the potential to transform the railroad industry immediately increasing safety, improving efficiency and reducing costs. The Company has already deployed this system with several Class 1 railroads and anticipates an increased demand from transit and other railroad customers along with selected government agencies that operate and/or manage rail traffic. The Company has deployed RIPs in Canada, Mexico and the United States and anticipates expanding this solution into Europe, Asia and the Middle East in coming years.

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Duos has been successful in patenting much of its technology and specifically for the rail industry offerings. Key patents include:

·	Use of Artificial Intelligence (“AI”) to detect defects in trains and method to use (US 11,891,098 B1)
·	Device to Capture High Resolution Images of a train as it passes through an inspection portal (US 11,974,035 B1)
·	Device to Capture High Resolution Images of the undercarriage of a freight car (US 12,188,846 B2)

These three recent patents, in conjunction with 8 other patents, put Duos in a dominant position for this type of scanning technology (also known as “Wayside Technology”) and the Company expects to both deploy systems and, where appropriate, license to users or manufacturers. The Company has previously notified certain third parties of the existence of these patents to secure its rights in regard to this intellectual property.

The Company has also developed the Automated Logistics Information System (ALIS) which can automate gatehouse operations where transport trucks enter and exit large logistics and intermodal facilities. This solution incorporates a similar set of sensors, data processing and artificial intelligence to streamline the customer’s logistics transactions and tracking and can also automate the security and safety inspection if called for. The Company has previously deployed this system with one large North American retailer. While Duos originally anticipated increased demand from other large retailers, railroad intermodal operators and select government agencies that manage logistics and border crossing points, the Company has been resource constrained to effectively market this offering. However, the Company continues to perform research and development in evaluating other solutions for moving vehicles including aircraft, which could provide similar benefits in terms of safety and efficiency for required inspections as part of an operations process. The Company will continue to evaluate its resource commitments in future years in conjunction with the expected growth in revenues and cash flow to support additional investments in these areas.

Also in late 2024, Duos formed a third subsidiary, Duos Energy Corporation (“Duos Energy”) with the express purpose of providing consulting services and solutions for the rapidly growing demand for electrical power outside of traditional utilities. As an outgrowth of its new Edge Data Center subsidiary, and the current expert staff on-hand, Duos has engaged with multiple third parties to act in a consulting and asset management capacity whereby Duos staff will be engaged directly to supply this type of power solutions for multiple uses including for large data centers supporting AI “hyperscalers”. In late 2024, Duos also engaged with Fortress Investment Group (“FIG”) to assist in FIG’s purchase of approximately 850 Mega Watts of electrical generation capacity (consisting of 30 mobile gas turbine generators) and associated equipment to support their installation and operation (“balance of plant”), certain trademarks and domain names and certain contracts. In late November 2024, Sawgrass Buyer, LLC (“Sawgrass”), an entity formed and owned by FIG, executed an asset purchase agreement with Atlas Corporation, APR Energy Holdings Limited and a number of its wholly-owned affiliates (collectively “APR”). From 2018 to 2020, Chuck Ferry, our CEO, was formerly the CEO of APR. The transaction closed on December 31, 2024. At closing, Sawgrass entered into an Asset Management Agreement (“AMA”) with Duos under which a substantial portion of Duos staff and some members of the management team (including Mr. Ferry), would oversee operations of Sawgrass. The AMA term is up to two years and is expected to generate approximately $42 million in revenue for Duos over that period. At closing, Duos also took a 5% ownership stake in Sawgrass APR Holdings LLC, the ultimate parent company of Sawgrass. Subsequent to closing, Sawgrass changed its name to New APR Energy, LLC (“New APR”).

Under the terms of the AMA, Duos staff is conducting all operations for commercial engagement, planning and project management, installation and operations of the New APR assets. The new entity shares certain management functions with Duos including the CEO, COO, Chief Commercial Officer and General Counsel and other services provided by Duos in a combination of direct staffing with specific experience in the power generation industry and other functions as necessary via a “shared services” agreement. New APR will have its own President and Chief Financial Officer and while in the early stages, certain accounting staff will be supplied via the shared services arrangement, it is expected that New APR will develop its own accounting and administrative functions. It is expected that there will be a strong correlation between the two companies, particularly in the areas of Data Center power generation and business development and Duos is expected to participate in these opportunities in addition to the anticipated revenues from the AMA.

Intelligent Technologies

Duos has developed two proprietary solutions that continue to form the basis for the operations of our data capture, user interface software and artificial intelligence based analytics. centraco® is an Enterprise Information Management Software platform that consolidates data and events from multiple sources into a unified and distributive user interface. Customized to the end user’s Concept of Operations (CONOPS), it provides improved situational awareness and data visualization for operational objectives compared to traditional manual inspections. truevue360™ is our fully integrated platform that we utilize to develop and deploy Artificial Intelligence (AI) algorithms, including Machine Learning, Computer Vision, Object Detection and Deep Neural Network-based processing for real-time applications.

These same Artificial Intelligence applications are creating other opportunities for the Company to provide revenue producing solutions with potentially high market adoption.

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In 2021, the Company ended support of its IT Asset Management (ITAM) solution which cataloged results for data center asset inventory and audit services. We are now using our current operations experience within “edge data centers” (as deployed for our Railcar Inspection Portal) to drive additional revenues within other markets requiring this type of solution. As previously discussed, the formation of a new subsidiary, Duos Edge focuses on this rapidly growing market, and is well suited to contribute to the growth of the Company’s revenues and predicted future profitability.

In the last quarter of 2022, the Company elected not to renew a support contract for its Integrated Correctional Automation System (iCAS) for one customer. The Company subsequently sold its iCAS assets to a buyer during the second quarter of 2023 for $165,000 via a convertible note. Our current CFO is a related party of the buyer as its non-Executive Chairman.

The year 2024 was a transformative year for Duos with the addition of two new subsidiaries addressing the adjunct Edge Data Center market and the power generation market, utilizing much of the skills and expertise inherent in the staff that has been built up in the past 24 months. All three businesses made significant progress during 2024 including:

•	Execution of a long-term agreement with a major Class 1 railroad for the support of the “subscription” based offering, giving access to data and images by a much broader target market including Class 1 railroads, railcar owners and lessors, and short-line railroads.

•	Development of a modular “RIP” allowing the capability of much greater customization of desired images and an overall lower cost to potential purchasers.

•	Sales of customized RIPs to industrial companies where specialized applications or routes demand a bespoke solution.

•	Entrance into the market for edge computing by targeting key opportunities within the Tier 3 and 4 markets for education and supplying specialized data centers to serve those markets in conjunction with providing computing and telecommunications capacity to commercial customers outside of the rail industry.

•	Offering consulting, asset management including full organizational implementation and support, with operational capabilities for the power generation market focusing on data center operations.

Operating Subsidiaries

duostech™

The Company currently operates in three distinct but related segments. While these newer businesses remain in the early stages of development, one has begun generating revenue, whereas the other has not as of March 31, 2025. Accordingly, for purposes of segment reporting under ASC 280, the Company has determined that it operates in a single reportable segment, as the Chief Operating Decision Maker currently evaluates financial performance and allocates resources on a consolidated basis. The Company markets itself collectively under the Duostech™ brand name, which broadly covers the Company’s commercial activities within a wide range of technology deployments from sophisticated moving vehicle analysis using machine vision and AI to deployment of specialized data centers and operational deployment of alternatives to grid power through its relationship with New APR.

Duos Technologies, Inc.

Duos Technologies, until recently, was our sole operating entity and is currently being led by our Chief Technology Officer. Its mission is to develop leading edge technologies as Duos has done since its inception. It consists of a dedicated team of developers focused on creating solutions for the transportation industry and has spent much of the past five years focused on building the premier offering for large rail operators. It has been successful in securing 11 patents that cover much of the “best in class” wayside technology offerings.

Railcar Inspection Portal (rip®)

The RIP is our premier offering for the scanning and analysis of railcars while they are in motion. Federal regulations require each railcar/train to be inspected for mechanical defects prior to leaving a rail yard. Founded in 1934, the Association of American Railroads (AAR) is responsible for setting the standards for the safety and productivity of the U.S./North American freight rail industry, and by extension, has established the inspection parameters for the rail industry’s rolling stock. Also known as the “Why Made” codes, the AAR established approximately 110 inspection points under its guidelines for mechanical inspections.

Under current practice, inspections are conducted manually, a very labor intensive and inefficient process that only covers a select number of inspection points and can take several hours per train. Our RIP reduces this inspection to minutes while the train is moving at speed, improving safety, reducing dwell time and optimizing maintenance.

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Our system combines high-definition image and data capture technologies with our AI-based analytics applications that are typically installed on active tracks located between two rail yards. We inspect railcars traveling through our inspection portal at speeds of up to 70 mph for freight and up to 125 mph for high-speed transit and report mechanical anomalies detected by our system to the inbound train yard, well ahead of the train entering the yard.

Currently, three Class 1 railroads and several transit and international railroads have deployed our RIP with one of those railroads broadly deploying the technology across its network.

The Company continues to expand its detection capabilities through the development and integration of additional sensor technologies to include laser, infrared, thermal, sound and signal detection to process AI-based analytics of inspection points. Currently the Company has a high-reliability catalog of over 53 proprietary artificial intelligence algorithms which can be integrated into the RIP to enhance mechanical anomalies detections. These detections support railroads in the active maintenance and overall safety of their railcar fleet and networks.

Railcar Inspection Portal (RIP) Business Overview and 2024 Technical Advancements

Over the past year, we transformed our technical solutions, redefined our business model, and reimagined the way we work. Through continued investment in research and development we have fortified and further commercialized our existing product offerings. We have made them more scalable and rolled out features and capabilities that speak directly to customer value. We have reached new markets and restructured how we promote, sell, and get paid.

As part of our continued focus on innovation and operational efficiency, we have made significant strides in the following technical areas:

System Modularity – Adapting to Customer Needs

Historically, our RIP was delivered as a comprehensive, standardized system. In 2024, we shifted towards a modular design approach, enabling customers to tailor RIP deployments to their specific operational and regulatory requirements. This modularity allows for easier integration, reduced installation time, and optimized cost-efficiency, as customers can now select only the Acquisition Modules (perspectives) they require. Whether a customer needs undercarriage railcar imaging only or a full 360-degree all-around view, our new modular approach ensures that RIP solutions are adaptable to various industry needs.

Moreover, this modularity is reflected in how we promote and get paid for the RIP. Instead of a single, overarching software license, each Acquisition Module (formerly called a “perspective”) is now licensed separately under an annual software subscription model. This shift allows customers to pay only for the specific modules they require, making the system more flexible and scalable while increasing long-term revenue generation. Additionally, we have eliminated licensing fees for "Centraco", our system’s central UI, ensuring seamless adoption and usability across deployments. By moving to a per-module software licensing model, we have created a more flexible, scalable revenue structure that aligns pricing with value, while also enabling us to capture greater recurring revenue from customers as they expand their use of the system over time.

RIP-as-a-Service – A New Business Model for Scalability

In 2024, we introduced RIP-as-a-Service, offering a flexible deployment and pricing model that lowers the barrier to entry for shippers, manufacturers, short-line railroads, and other industry stakeholders. RIP-as-a-Service leverages the existing infrastructure of our RIP systems that are already deployed on Class 1 customer railroads. This innovative Software-as-a-Service (SaaS) model goes beyond simply utilizing the hardware, by unlocking the wealth of safety and mechanical condition data it generates.

This data is invaluable to a wide range of stakeholders in the rail industry. Railcar owners and operators can gain real-time insights into the health of their fleets, allowing for proactive maintenance and reduced downtime. Shippers can track the condition of their cargo throughout its journey, ensuring safe and timely delivery. Railcar manufacturers can identify potential design flaws or recurring issues through in-field data, improving future models.

In addition to enabling Duos Technologies to approach a wider market, the RIP-as-a-Service offering aligns with the broader industry trend toward cloud-based and service-oriented solutions, making our technology more accessible while ensuring long-term customer retention and recurring revenue growth.

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Laser Illumination – Enhanced Visibility & Inspection Accuracy

One of the most significant technological advancements in 2024 has been our near completion of Laser Illumination technology for railcar inspections. Traditional lighting methods presented challenges in harsh environmental conditions, such as low-light environments, extreme weather, and high-speed rail traffic.

By designing and integrating high-intensity, precision laser illumination, we have improved image quality and clarity, ensuring high-resolution data capture even in adverse conditions. In addition, we greatly enhanced system durability, as laser technology requires less maintenance and offers longer operational lifespans compared to traditional lighting solutions. Finally, replacing LED-based lighting with laser field illumination is expected to result in a 60-70% reduction in hardware cost, allowing for greater margins.

Advanced Notifications – Real-Time Intelligence for Operators

In 2024, we enhanced our notification and alerting system to deliver real-time actionable insights and alarms to rail operators and railcar maintenance teams. Leveraging AI-driven analytics and deep integration with customer workflows, our Advanced Notifications feature real-time and close-to-real time alerts on critical railcar defects, ensuring rapid response and minimized downtime. Utilizing the enhanced notification features along with the RIP’s comprehensive API (Application Programming Interface), customers have the ability to integrate alerts and alarms with customer-owned and third party systems. This capability is particularly useful for integrating with railroad dispatch systems which can be configured to allow critical real-time alerts to be immediately sent to the locomotive operator.

AI-Powered Self-Diagnostics – Maximizing System Uptime

One of the most groundbreaking advancements in 2024 has been the development and deployment of AI-powered self-diagnostics across our RIP platforms. This new capability allows our systems to monitor their own health in real time, detect anomalies, and allow support personnel to proactively address potential issues before they escalate. With this newly developed technology, we are taking advantage of information we already acquire to help determine if processes are running according to expectations and within pre-determined operational parameters. For example, several purpose-built AI models are used to inspect a sampling of images from each train scan. These AI models collectively evaluate and analyze a number of factors, such as camera operation, camera focus and quality of illuminations. The system then generates a report back to the NOC (Network Operations Center) alerting operators to current system conditions.

Because the analysis is being performed after each and every train scan, the information is always timely and up to date. Moreover, the comprehensive and detailed content of the information significantly decreases the time spent manually troubleshooting abnormal system conditions, allowing personnel to more quickly take action to address the situation, often times before the customer is aware of the issue.

More than traditional remote diagnostics capabilities, AI-driven self-diagnostics enables our customers to experience greater system reliability and enhanced operational efficiency, while potentially decreasing the overall workload and effort for our support personnel.

Duos Edge’s mission is to bring advanced technology to underserved communities, particularly in education, healthcare, and rural industries, by deploying high-powered edge computing solutions that minimize latency and optimize performance. Duos Edge specializes in high-function Edge Data Center (“EDC”) solutions tailored to meet evolving needs in any environment. By focusing on providing scalable IT resources that seamlessly integrate with existing infrastructure, its solutions expand capabilities at the network edge, ensuring data uptime onsite services. With the ability to provide 100 kW+ per cabinet, rapid 90-day deployment, and continuous 24/7 data services, Duos Edge aims to position its edge data centers within 12 miles of end users or devices, significantly closer than traditional data centers. This approach enables timely processing of massive amounts of data for applications requiring real-time response and supporting current and future technologies without large capital investments.

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Duos Energy plans to build, own and operate efficient and environmentally friendly U.S. energy projects to support Edge Data Centers and industries where power grid capacity is struggling to keep up with demand. Beyond data centers, Duos Energy’s offerings extend to industrial clients in sectors such as manufacturing, oil and gas, mining, and microgrids. The Company’s rapid response power plants are designed to meet urgent demands, particularly in emergency scenarios, underscoring its commitment to providing reliable and flexible energy solutions.

New APR Energy

New APR, as of December 31, 2024, owns 850 Mega Watts of power generation assets in the form of 30 mobile gas-powered turbine generators and related equipment to construct power plants and operate the turbines that were acquired from Atlas Corp. and APR and its affiliates, along with certain trademarks, domain names and contracts. New APR’s majority owner is FIG; Duos has a 5% non-voting equity interest in New APR’s ultimate parent. Duos’ equity interest has an initial value of approximately $7.2 million. The transaction closed on December 31, 2024. In connection with the transaction, and the deployment and management of New APR’s generation assets, Duos negotiated the AMA that became effective on January 1, 2025. The AMA is expected to be in place for 24 months and is expected to generate $42 million in revenue for Duos during that period. The AMA also has provisions for extensions. There are significant synergies between Duos and New APR, particularly in the areas of Data Center power generation and related business development.

Markets

Market Expansion

In 2024, the Company set in place a strategy, in concert with the Board of Directors, to expand its target markets beyond the provision of scanning technology for moving vehicles. The decision was taken to facilitate a faster growth path to profitability and positive free cash flow. After careful consideration, it was determined that the overall response to the Company’s offerings in the rail technology sector was overwhelmingly positive but the market may take more years to fully adopt and the Company needed to factor the amount of capital that might be necessary to achieve significant market penetration. It was therefore determined that the Company should use its existing technologies and highly skilled resources to enter markets where the growth path was more defined. This approach fell into two distinct areas:

1.	Adapt some of the technology and processes for high-speed, localized, data processing for the fast-growing demand in data centers to support AI and other compute intensive applications that were already in place for the RIP.

2.	Utilize the existing management, operations and engineering skills that were already in place in the Company to enter the fast growing market for “behind the meter” electrical power.

This approach was formally adopted by the Company in May 2024, and led to the formation of two new subsidiaries; Duos Edge AI (“Duos Edge”) and Duos Energy Corporation (“Duos Energy”). By the end of 2024, both subsidiaries were operating and in position to secure additional revenue streams starting in 2025.

Edge Computing

The market for edge data centers is experiencing significant growth both in the United States and internationally, driven by the increasing demand for faster data processing, lower latency, and support for emerging technologies like 5G, IoT, and AI. Although not an explicit market target for Duos in the past, in fact, the Company has wide ranging and extensive experience in the provision of Edge Computing through its RIPs of which 13 are in operation across North America today with two more under construction on the Northeast US rail corridor. Each of these RIPs has a full edge data center provisioned complete with the infrastructure (racks, air handling and conditioning, electrical power and security) capable of providing the high-speed information processing “at the edge”, necessary to provide the Duos customers access to the data in under 60 seconds, something that would not be possible by operating via the cloud into a more traditional data center.

Duos is taking advantage of its many years of operational experience to expand its offerings into key markets requiring localized, high-speed processing.

United States Market

The edge data center market in the United States is projected to grow substantially, according to Grand View Research. In 2023, the market generated revenues of approximately $2.56 billion and is expected to reach around $8.34 billion by 2030, with a compound annual growth rate (CAGR) of 18.4% from 2024 to 2030. This growth is fueled by the need for localized data processing to support applications in IT and telecom, BFSI (banking, financial services, and insurance), healthcare, manufacturing, and other sectors. Specifically, Duos is initially focused on partnering with rural communities (Tier 3 and 4 markets) and provisioning Edge Data Centers in these markets for access by both the local governments and distributed processing requirements for commercial clients who are expected to rent space within Duos Edge data centers. Duos ended 2024 with six Edge data centers that were in the process of being installed and prepared for operations.

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International Market

There are currently no plans to expand Duos Edge internationally but the Company will look at opportunities if and as they arise. Globally, the edge data center market was valued at $9.30 billion in 2022 and is expected to grow to $41.60 billion by 2030, exhibiting a CAGR of 20.9% during the forecast period according to Fortune Magazine “Insights”. Key regions driving this growth include North America outside of the US, Europe, Asia-Pacific, Latin America, and the Middle East & Africa. The market is particularly strong in countries like China, Japan, Germany, and Canada.

Key Drivers and Trends

The following factors are the key drivers behind the anticipated growth in this market including:

•	5G and IoT Proliferation: The rollout of 5G networks and the expansion of IoT devices are major drivers, as they require edge data centers to handle the increased data traffic and provide low-latency processing.

•	AI and Machine Learning: The integration of AI and machine learning technologies is expected to further boost the demand for edge data centers, as these applications often require real-time data processing.

•	E-commerce and OTT Services: The growth of e-commerce platforms and over-the-top (OTT) streaming services is also contributing to the demand for edge data centers to ensure faster content delivery and improved user experiences.

•	Government Initiatives: Various government initiatives to enhance digital infrastructure and attract investments in smaller data centers are supporting market growth.

Despite the promising growth, the market faces challenges such as high initial investment costs, data security concerns, and the need for skilled professionals to manage and maintain edge data centers. Duos believes that it addresses each of these areas, giving it advantages in the deployment and provisioning of Edge Data Centers. For example, due to the long-term nature of financial engagements for leasing rack space, Duos has been successful in attracting initial funding for its first six edge data centers and expects to be successful in attracting additional capital for expansion. In addition, the Company’s long experience in providing this functionality as part of a RIP leads management to believe that it has the ability to address the other challenges and serve as a key differentiator against other competitors.

Overall, the edge data center market is poised for robust growth, driven by technological advancements and the increasing need for efficient data processing closer to end-users.

Electrical Power Provision

The market for "behind the meter" (BTM) electrical power solutions is growing rapidly, especially for data centers and other energy-intensive operations. BTM systems allow facilities to generate their own power on-site or near-site, reducing reliance on the grid and enhancing energy resilience. Although Duos does not directly own power generation facilities, its management and a considerable number of its staff have wide ranging experience in deploying this type of solution in a rapid manner where collectively, the staff has installed and operated over 30 different installations in the past 10 years. In addition, the AMA has significantly advanced Duos’ shareholder value. This increase in value is expected to be accomplished in the next several years by the following Key Drivers:

•	Rising Energy Demands: Data centers are experiencing soaring energy demand due to the increasing use of AI, cloud services, and IoT.

•	Grid Challenges: Obtaining sufficient power from the grid can be challenging due to lengthy interconnection processes and infrastructure limitations.

•	Sustainability Goals: There is a strong push towards renewable energy sources to meet sustainability targets. Duos key personnel are able to integrate renewable energy sources with thermal solutions where natural gas is the cleanest source of thermal energy for the current time.

There are a number of key benefits for the use of BTM solutions:

•	Cost Savings: By generating power on-site, data centers can reduce energy costs and avoid peak demand charges.

•	Faster startup for new operations where new installations are delayed by years due to lack of available grid power.

•	Flexibility allowing the deployment to certain regions where the costs of operations may be lower.

•	Resilience in that BTM systems provide a reliable power supply, crucial for operations that require high availability.

•	Environmental Impact using the ability to utilize renewable energy sources like solar or wind in conjunction with thermal operations.

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Market Outlook

According to datacenterknowledge.com and powermag.com, all of the drivers and benefits cited above will drive the BTM energy market growth over the next several years. The market is expected to grow as more data centers and other facilities adopt these solutions to meet their energy needs sustainably and efficiently. This trend is driven by the need for reliable power, cost efficiency, and environmental responsibility.

In-motion Vehicle Inspection

We believe the opportunity for our RIP business is substantial and continues to be a priority along with our investments and activities in the new markets recently entered. We are currently engaged with the RIP solution with three of seven Class 1 railroad operators with 13 systems already deployed across the North American rail network. Because of our early leadership position, we have been able to accumulate experience and intellectual property that we believe would be time-consuming and expensive for a new competitor to replicate. In particular, we have expanded our IP portfolio by the addition of 3 new patents in 2024 alone, with the total number of patents now at 11. Furthermore, we believe we have the ability to upgrade and scale our solutions with additional technologies in the future. We believe that the current market for our technologies is substantial. At the same time, we recognize that the technology life cycle is fast and evolving. Potential competitors are moving into this sector, and some Class 1 railroads are developing their own solutions that could limit our total addressable market.

In late 2022, the Company announced it will pursue a subscription platform for the RIPs and in 2024, the Company entered a long-term agreement with CN Railways for the management of seven Duos RIPs owned by them in exchange for full data access to be used for marketing subscription data to approximately 3,000 railcar owners and lessors. Under this new model, the Company may also build, own and operate its RIP product and offer the data access for each portal to potential customers. This expansion of the RIP offering would potentially open up the addressable market to other potential users of the data or even the provision of customized solutions for industrial owners of railcar operations such as the petrochemical industry. While this shift could increase the pool of potential customers by lowering the entry point for the RIP and potentially reshape the Company’s working capital needs to invest in the construction of a RIP ahead of customer revenue inflows, the Company is still evaluating the potential market for this offering. The Company continues to explore this expansion on the long-term effects it may have on future cash flows, and remains in discussions with a number of potential customers.

Another market we continue to explore is using our technologies for the scanning and management of other moving vehicles including trucks, buses and potentially aircraft. Potential customers include commercial retail logistics and intermodal operators, Class 1 rail intermodal operators that are moving large amounts of automobiles, and U.S. Government agencies such as the Department of Defense and the Department of Homeland Security. Although we have previously identified over 900 lanes of traffic within nearly 300 facilities as potential business opportunities in the near-term, we are not actively pursuing this at this time, but rather deploying our resources to the new markets described above. We continue limited R&D operations in these areas however and have filed a number of patents for consideration.

Patents and Trademarks

The Company owns a number of patents and trademarks for our technology solutions. We protect our intellectual property rights by relying on federal, state, and common law rights, as well as contractual restrictions. We control access to our proprietary technology by entering into confidentiality and invention assignment agreements with all of our employees and contractors, and confidentiality agreements with third parties. We also actively engage in monitoring activities with respect to infringing uses of our intellectual property by third parties.

Specific Areas of Competition

One of our primary commercial goals is to develop innovative technology solutions and target potential “greenfield” market spaces in order to maximize our business footprint and give us the ability to help define the market parameters for the future. More recently, we have expanded our operations into two additional markets as described previously. We now operate in three distinct markets, in some cases using related technologies from our different solutions. For example, the Duos Edge installs and operates Edge data centers that are similar to the RIP Edge Data Centers. Some power solutions will be related to fast or temporary power provided for our RIPs or EDCs. Nonetheless, competitors are unique to each market and are described below as they relate to those market segments.

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Duostech Railcar Inspection Portal

Companies that participate in the visual and optical (laser) based railcar inspection systems market include Wabtec (Beena Vision), Ensco (KLD Labs), WID, IEM, and Camlin Rail. Some Class 1 railroads have stated that they are developing “in-house” solutions. We believe that Duos has a significant competitive advantage in that we have multiple years of deployment experience, have access to millions of images where our RIP has performed scans with AI analysis and in-house industry expertise to train our systems and make identification of common problems more automated. We believe that some of the Class 1 railroads are deploying platforms for the development of AI algorithms, specifically with Cogniac which could be construed as competitive with Duos developed Algorithms. In evaluating the performance of these algorithms and based on reports from our customers, we believe they are having limited success with these self-developed algorithms. While we expect to cooperate with our customers as necessary, we will reserve the right to refuse such cooperation where we believe that a particular vendor or technology supplier may be violating our intellectual property. At this time we are investigating at least three such potential conflicts and have notified each party of potential infringements.

While we have indicated previously that our Automated Logistics Information System (ALIS) also represents an opportunity to expand into a mature market that we believe has a significant technology gap we are not aggressively pursuing this market at the present time.  While most facilities, such as distribution centers, that process commercial trucks in and out have sophisticated software management applications for logistics control, they have most often not implemented an advanced gatehouse automation solution. Historically, this category was referred to as “Automated Gate Systems” or AGS.  The purpose of AGS technology is to streamline entry in and exit out of facilities.  The marketplace for this was mostly seaports and intermodal transfer facilities and was relatively expensive technology to deploy. We will continue to review opportunities in this market if they arise.

Duos Edge AI Datacenters

The edge data center market is highly competitive, and according to datamation, encora advisors and Polaris market research there are several key players leading the industry. The following companies are acknowledged to be participants in this market:

•	American Tower is known for leveraging its extensive telecommunications infrastructure to establish edge data centers quickly and efficiently.

•	EdgeConneX specializes in providing customizable and scalable edge data centers, focusing on reducing latency and improving data processing speed.

•	Cloudflare offers edge computing solutions that enhance connectivity and performance, particularly for web applications and content delivery.

•	Switch is known for its innovative transportable edge data pods, which provide flexibility and rapid deployment.

•	AWS (Amazon Web Services) provides a comprehensive suite of cloud services, including edge services that allow users to deploy APIs and tools closer to their endpoints.

Each of these companies is considered to be at the forefront of the edge data center market, driving innovation and meeting the growing demand for low-latency, high-performance data processing.

Duos Edge AI is a recent entrant to the market although it has been engaged in the provision of high-performance local processing for more than 10 years through the provision of EDCs connected with its RIP technology. Duos Edge AI differs from the competitors above in the following ways:

1.	Focus on certain markets (rural, local government and industry also known as “Tier 3 and 4 markets”).

2.	Specialization via adaptive, versatile, and streamlined edge data center solutions tailored to meet evolving needs in various environments.

3.	Partnerships by working with industry participants. For example, it recently partnered with Accu-Tech to accelerate the deployment of edge computing infrastructure across the U.S., targeting underserved markets such as regional school districts in largely rural states such as Texas.

4.	Technological Edge, emphasizing machine vision and artificial intelligence to enhance data processing and analysis such as it has done previously with its Railcar Inspection Portal.

5.	Management expertise where the leader of that business is a 30-year industry veteran with extensive connections to large industry players and backed by extensive operational experience through the Duos operations team.

6.	Access to significant inventory of mobile power solutions for backup or even primary power.

Duos Energy Corp Services

Duos Energy Corporation primarily services the AMA and as such does not have direct competitors. Duos Energy started operations in late 2024 and is expected to be extensively engaged in support operations for New APR in 2025 and 2026 in conjunction with the AMA. New APR shares some management and operational personnel with Duos and is engaged in commercial activities to quickly deploy available power assets.

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The availability of these assets is a significant competitive advantage to Duos Edge AI in its growth of the data center business and related opportunities. While competition exists in these markets, the current high demand for power and lack of available assets puts APR Energy and (indirectly) Duos in a significant position of competitive advantage.

Our Growth Strategy

Vision

The Company designs, develops, deploys and operates in three distinct but related market segments and deploys intelligent technology solutions in support of the fast growing demand for efficient data centers, power solutions for immediate implementation of those data centers where grid power is not immediately available as well as for its original product set for inspecting and evaluating moving objects. The technology application focus has expanded beyond the traditional rail and intermodal markets and into the world of high-speed data access, low latency communications as well as offering imaging-based automatic inspection and analysis for process.

Objectives

The Company has set itself the following objectives to support this vision:

•	Significantly grow our revenue for 2025 and beyond by engaging in additional markets for data center deployment and associated power delivery.

•	Achieve breakeven and profitability in 2025 by rationalizing our operating costs over a larger revenue base.

•	Form strategic partnerships that improve market access and credibility.

•	Improve policy, processes, and toolsets to become a viable platform for internal growth and for mergers and acquisitions.

•	Thoughtfully execute mergers and acquisitions to expand offerings and/or capabilities.

•	Promote a performance-based workforce where employees enjoy their work and are incentivized to excel and innovate.

Organic Growth

Our organic growth strategy is to generate significant new business for the Company directly through its new subsidiaries and indirectly through its AMA. We will continue our focus and prioritization in the rail, logistics and intermodal market space but intend to drive efficiencies in the personnel resources allocated to that line of business through utilization of key staff in other areas. In this regard, the Company has made significant changes in the senior management team to include a new divisional President, who joined the Company in July 2024 as the senior leader of our new subsidiary Duos Edge AI and has more than 30 years of experience successfully leading start-up ventures in the data center industry. In addition, the appointment of our CEO as the Executive Chairman and CEO of New APR brings Duos leadership to that organization. The team also saw a change in CFO in Q2 2024 with the return of our former CFO as a highly experienced senior public company executive to assist the CEO with transforming the Company going forward. Finally, late in 2024, a new Chief Operating Officer was appointed with leadership skills that span operational environments including the new power industry target for the asset management agreement.

In addition to the CEO’s joint role, the new divisional President will serve in a joint role as Chief Commercial Officer at New APR and the newly appointed COO and General Counsel will also serve in joint roles for Duos and New APR. The joint leadership team’s focus is to oversee operational and technical execution which will in turn enable the commercial side of the business to expand the Company’s business into new markets and customers.

Manufacturing and Assembly

The Company designs and develops technology solutions using a combination of in-house fabrication, commercial off-the-shelf technology, and outsourced manufacturing. This methodology will continue and be applied to our new subsidiaries where on-site installations are performed using a combination of in-house project managers and engineers and using third-party sub-contractors as needed. Throughout the process of design, develop, deploy and operate, the Company maintains responsibility for all aspects. Our internal manufacturing operations consist primarily of materials procurement, assembly, testing and quality control by our engineers. If not manufactured internally, we use third-party manufacturing partners to produce our hardware related components and hardware products and we most often complete final assembly, testing and quality control processes for these components and products. Our manufacturing processes are based on standardization of components across product types, centralization of assembly and distribution centers, and a “build-to-order” methodology in which products generally are built only after customers have placed firm orders. For most of our hardware products, we have existing alternate sources of supply.

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In the rail industry, the time from concept to contract can be substantial but is offset by an anticipated faster time to market in both the data center and power industries due to high expected demand for our offerings. Although we are now adapting to these new markets, previous bids that have been submitted in the rail industry could be challenging to execute within the financial framework and execution times originally envisaged due to significant delays by one of our major customers. We continue to have dialogue with that customer regarding potential price increases and implementation delays, but we may suffer some economic impacts because of this. Revenue recognition could be delayed as a result of these factors and profitability could be impacted due to higher costs for materials and other services in that specific subsidiary. The Company will continue to monitor the situation and update shareholders as the project progresses.

Research and Development

The Company’s R&D and software development teams design and develop all systems and software applications with a combination of full-time in-house software engineers and outside contractors, although the use of outside contractors was substantially reduced in 2024. Internal development allows us to maintain technical control over the design and development of our products. Rapid technological advances in hardware and software development, evolving standards in computer hardware and software technology, and changing customer requirements characterize the markets in which we compete. We plan to continue to dedicate resources to research and development efforts, including software development, to maintain and improve our current product and services offerings. We have been successful in obtaining key patents for some of these developments.

Government Regulations

The Company has worked with various agencies of the federal government for more than 10 years including the Department of Homeland Security (“DHS”). When our solutions have been deployed into these agencies, they meet specific requirements for certification, safety and security that are stipulated in requirements and contract documents. The Company is currently competing for other government related work and strictly follows the rules and regulations outlined in the Federal Acquisition Regulations.

The Company’s rail customers are all governed by regulations related to the safe and effective transportation of goods and passengers, primarily by rail, but in future scenarios by air, road and sea. While changes in the regulatory environment could impact the Company in future years, we believe any changes will be generally positive for the Company. We continuously review potential changes in the regulatory environment and maintain contact with key personnel at certain agencies including the Federal Railroad Administration (FRA), the Transportation Security Administration (TSA) as well as the DHS previously mentioned. We expect to develop similar relationships with governmental agencies in target markets both in the US and internationally. At this time, we believe our offerings are complementary to the current and evolving standards and that we will adapt to any new regulations as they are promulgated.

We also work closely with state and local governments, particularly in the provision of Edge Data Centers to make sure that we comply with local zoning ordinances and other regulatory requirements. Additionally, we comply with all necessary requirements as they might relate to our power business including emissions. In certain cases, we have provisioned for the addition of additional exhaust gas emissions cleaning technologies, although the cost of this will be borne by New APR Energy.

Employees

We have a current staff of 100 employees, of which 93 are full-time, the majority of which work in the Jacksonville area, none of which are subject to a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good.

Properties.

On July 26, 2021, the Company entered a new operating lease agreement of office and warehouse combination space of 40,000 square feet with the lease commencing on November 1, 2021 and ending May 31, 2032, This additional space allows for resource growth and engineering efforts for operations before deploying to the field. The rent for the first twelve months of the term were calculated as rentable base space on 30,000 square feet. The rent is subject to an annual escalation of 2.5%, beginning December 1, 2022. The Company made a security deposit payment in the amount of $600,000 on July 26, 2021. Per the contract, in the 18th and every 12th month thereafter, the security deposit is reduced by $50,000. The Company has applied the FASB issued ASU No. 2016-02 Leases (Topic 842) (“ASU 2016-02”) in the fourth quarter of 2021.

The Company now has a total of office and warehouse space of 40,000 square feet.

Rental expense for the office lease during 2024 and 2023 was $781,638 and $781,638, respectively.

Legal Proceedings.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or any of our Company’s or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

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Directors, Executive Officers and Corporate Governance

The following is a list of our executive officers and directors. All directors serve one-year terms or until their successors are duly qualified and elected or his earlier resignation, removal or disqualification. The officers of the Company are elected by the Board.

Name	Age	Position
Charles P. Ferry	58	Chief Executive Officer, Director
Adrian G. Goldfarb	68	Chief Financial Officer
Christopher T. King	44	Chief Operating Officer
James Craig Nixon (1)	64	Chairman
Frank Lonegro (2)	56	Director
Ned Mavrommatis (3)	54	Director

———————

(1)	Chairman of our Board of Directors, Chairman of the Compensation Committee, member of the Audit Committee and the Corporate Governance and Nominating Committee.
(2)	Independent Director and Member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee
(3)	Chairman of the Audit Committee, member of the Compensation Committee and Chairman of the Corporate Governance and Nominating Committee.

Charles P. Ferry, Chief Executive Officer, Director

Mr. Ferry was appointed Chief Executive Officer, effective September 1, 2020. Mr. Ferry was then elected as a member of our Board of Directors on November 19, 2020, by our shareholders. Mr. Ferry combines over four years of experience in the energy industry and seven years in the defense contracting industry following 26 years of active-duty service in the United States Army. From 2018 through 2020, Mr. Ferry was the Chief Executive Officer for APR Energy, a global fast-track power company. Prior to this, Mr. Ferry was the President and Chief Operating Officer of APR Energy from 2016 to 2018. From 2014 to 2016, Mr. Ferry was the General Manager for ARMA Global Corporation, a wholly owned subsidiary of General Dynamics, a defense contracting company that delivered Information Technology engineering, services, and logistics. Mr. Ferry was the Vice President of ARMA Global Corporation from 2010 to 2014 before being acquired by General Dynamics. From 2009 to 2010, Mr. Ferry was the Director, Business Development and Operations at Lockheed-Martin. His leadership assignments in the U.S. Army include: Director, NORAD-NORTHCOM Current Operations, Infantry Battalion Task Force Commander, Joint Special Operations Task Force Commander, Regimental and Battalion Operations Officer, and Airborne Rifle Company Commander. His military leadership assignments include 48 months of combat in Somalia, Afghanistan and Iraq. In 1993, as a Lieutenant in a Rifle Company during the Battle of Blackhawk Down, Somalia, he earned a Bronze Star Medal for Valor. In October 2001, as a Major in the 3rd Ranger Battalion, he participated in the initial parachute assault into Afghanistan and subsequently led numerous special operations in Afghanistan and Iraq between 2002 and 2005. In 2007, while commanding a Rifle Battalion as a Lieutenant Colonel, he earned the Silver Star Medal for valorous actions in Ramadi, Iraq.

Mr. Ferry has an undergraduate degree from Brigham Young University.

Our Board of Directors believes Mr. Ferry brings significant commercial and operational experience to the Company and has shown demonstrable leadership skills as both a Military officer with a distinguished service record and in leading companies to profitable growth.

Adrian G. Goldfarb, Chief Financial Officer

Adrian Goldfarb was appointed Chief Financial Officer of the Company on April 29, 2024. Mr. Goldfarb has a long experience with the Company. Most recently, he was Chief Financial Officer of the Company through November 15, 2022. Since then, he was Strategic Advisor to the Company, reporting to Charles Ferry, our Chief Executive Officer. He served as a Director from April 2010 to November 2020. Effective July 1, 2012, he was appointed as President and Chief Financial Officer of Information Systems Associates, Inc., which merged with Duos Technologies, Inc. in April 2015 upon which he agreed to continue serving the merged company, Duos Technologies Group, Inc., as Chief Financial Officer and Director. Mr. Goldfarb managed the Company’s listing on the Nasdaq Capital Market in 2020. Prior to joining the Company, Mr. Goldfarb served as CFO for Ecosphere Technologies, overseeing growth from $0 to $24 million and profitability. Mr. Goldfarb was also Managing Director of WSI Europe, a division of the Weather Channel from 1998 until 2002. From 2002 to 2007, Mr. Goldfarb served as interim-CFO for MOWIS GmbH, a weather technology media start-up company which was successfully sold to a large European media group. Mr. Goldfarb’s extensive business and financial experience includes 10 years at a subsidiary of Fujitsu where he served as Director of Operations for a new software venture. Mr. Goldfarb started his formal career at IBM and was given responsibility for an account team focused on Latin America and Southeast Asia.

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Mr. Goldfarb also currently serves as non-Executive Chairman of GelStat Corporation, a public company engaged in the development, marketing and support of technology for industrial security applications. Mr. Goldfarb is a 40-year technology industry veteran including more than 30 years in information technology and 10 years in the media and communications industry.

Christopher T. King, Chief Operating Officer

Effective January 1, 2025, the Company appointed Christopher King as Chief Operating Officer. Mr. King was Chief Operating Officer of Duos Technologies, Inc., a subsidiary of the Company ("Duos"), and had been employed by Duos since September 2023. He brings over 20 years of operational and commercial leadership experience within the energy and supply chain sectors. Also effective January 1, 2025, Mr. King was appointed Chief Operating Officer of New APR Energy, which is a wholly-owned portfolio company of Fortress Investment Corp. Prior to joining Duos, he served in a series of progressive management roles within the former APR Energy, a global fast track power company. During Mr. King's time at the former APR Energy, his responsibilities included: leading all power plant operations, which consisted of 16 sites around the world and over 500 employees; managing acquisition integrations of over $300 million in new projects; maintaining full P&L accountability for all operations; and building and heading up a team that closed over $1 billion in new revenue, asset sales, and contract extensions. Prior to his time at the former APR Energy, Mr. King held several operational leadership roles at CEVA Logistics, including a role as Lean Six Sigma Leader in charge of designing and executing continuous improvement projects for CEVA operations across the world.

Mr. King holds a bachelor's degree in international economics from the University of Florida, and a master's degree in International Business from the University of Florida.

Frank A. Lonegro, Director

Mr. Lonegro was elected to the Board of Directors on July 19, 2023. Since February 2024, Mr. Lonegro has been President, Chief Executive Officer, and a Director of Landstar System, Inc. (Nasdaq: LSTR), a Fortune 1000 technology-focused integrated transportation solutions and services provider based in Jacksonville, Florida. Prior to joining Landstar, from 2020 to early 2024, Mr. Lonegro was the Executive Vice President and Chief Financial Officer of Beacon Roofing Supply, Inc. (“Beacon”), a Fortune 500 NASDAQ-listed North American distribution company, specializing in residential and commercial roofing products and complementary offerings such as siding and waterproofing. Prior to working at Beacon, Mr. Lonegro worked for almost 20 years at CSX Corporation, a Fortune 500 NASDAQ-listed rail transportation company. During his tenure at CSX, Mr. Lonegro served in a number of capacities, including Executive Vice President and Chief Financial Officer from 2015 to 2019, as well as executive leadership roles in technology and operations earlier in his tenure, including President of CSX Technology, Vice President of Service Design, and Vice President of Mechanical.

Our Board of Directors believes that Mr. Lonegro’s extensive experience in leadership roles across finance, law, technology, and operations, as well as his proven track record of driving shareholder value and transforming organizations, makes him ideally suited to help lead the Company towards sustained growth and innovation.

Ned Mavrommatis, Director

Mr. Mavrommatis has served as the Chief Financial Officer of Halo Collar since May 2022. The Halo Collar is the newest smart safety system for dogs. Co-founded by Cesar Millan, this patented system utilizes proprietary technology & dog psychology to provide a wireless smart fence, smart training, GPS tracker and activity tracker combined into one easy-to-use smart collar. Prior to Halo Collar, Mr. Mavrommatis served as the Chief Financial Officer of PowerFleet, Inc. (NASDAQ: PWFL) from October 2019 to May 2022 and I.D Systems, Inc. (NASDAQ: IDSY) from August 1999 to October 2019. Mr. Mavrommatis started his career in public accounting.

Our Board of Directors believes the Mr. Mavrommatis’ extensive background as a public company officer and CPA make him ideally suited to act as the Chairman of our Audit Committee.

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James Craig Nixon, Chairman

Mr. Nixon joined our Board of Directors on July 15, 2021 and was named Chairman on May 13, 2025. He serves as Chairman of the Compensation Committee and a member of the Audit and Corporate Governance and Nominating Committees. Brigadier General Craig Nixon (Ret.) is a combat decorated, special operations soldier. Over a 29-year Army career, Brigadier General Nixon served in a wide range of assignments including seven tours in special operations units including assignments as the Commander, 75th Ranger Regiment and Director of Operations for Joint Special Operations Command (JSOC) and US Special Operations Command. He is a combat decorated soldier whose awards include the Distinguished Service Medal, Silver Star, three Bronze Stars, and the Purple Heart.

After retiring from the Army in 2011, he was an original Partner at McChrystal Group, helped create a highly successful leadership consulting company and led their engagements with a number of technology focused Fortune 500 companies. In 2013 he became the Chief Executive Officer of ACADEMI and over three years through a combination of organic growth and acquisitions built Constellis Group, a global leader in security and training with over 10,000 employees in 30 countries. During his tenure Constellis tripled in revenue to over $1 billion annually and saw a fivefold increase in EBITDA. Mr. Nixon is founder and Chief Executive Officer of Nixon Six Solutions from January 2016 until present, a consulting firm focusing on growth and market entry strategy, leadership, and mergers & acquisitions. He is on a number of government and technology boards and is also a frequent speaker on geopolitics, leadership, and veterans’ challenges.

Brigadier General Nixon is a graduate of Auburn University and has earned master’s degrees from the Command and Staff College and the Air War College. He is a decorated retired General Officer, successful entrepreneur, and passionate supporter of veteran non-profit organizations. He was selected for the Ranger Hall of Fame and Auburn University at Montgomery Top Fifty Alumni in 2017.

Our Board of Directors believes that Mr. Nixon’s extensive military and management experience and familiarity with technology industries make him ideally suited to help lead the Company towards excellence in operations and strategic planning.

Key Employees

Jeff Necciai, Chief Technology Officer, Operating Subsidiary Duos Technologies, Inc.

Mr. Necciai brings over 25 years of experience in designing, developing, and delivering value-driven technology solutions across a wide range of industries to Duos. Prior to joining Duos in January 2021, Jeff served as the Chief Technology Officer of NASCENT Technology, where he cultivated and led high-performing cross-functional product teams to develop and deliver comprehensive gate automation solutions to rail and maritime terminal customers. Jeff was responsible for the solution design and software architecture for many of the company's innovations, including an advanced OCR and imaging solution, proprietary point-to-point VoIP technology, an automated work queue management system, a line of integrated “smart” outdoor IP-based callboxes, and a comprehensive human-assisted security and surveillance platform. In 2001, Jeff co-founded and served as Lead Systems Architect for Solution Dynamics, which developed remote digital video surveillance products for institutional customers. Jeff is listed on several technology-based patents and has contributed articles for publications such as American Shipper, World Cargo News, and the Journal of Commerce. Jeff holds a Bachelor of Science Degree in Business Administration from Clarion University of Pennsylvania.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the SEC pursuant to Section 16(a) of the Exchange Act, the reports required to be filed with respect to transactions in our Common Stock during the fiscal year ended December 31, 2024 were filed timely, except that Mr. Nixon reported three purchase transactions late on one Form 4.

Code of Ethics

The Company has adopted a Code of Ethics for adherence by its Chief Executive Officer and Chief Financial Officer, to ensure honest and ethical conduct, full, fair and proper disclosure of financial information in the Company’s periodic reports filed pursuant to the Securities Exchange Act of 1934, and compliance with applicable laws, rules, and regulations. Any person may obtain a copy of our Code of Ethics by mailing a request to the Company at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 33256.

Board Composition and Director Independence

Our board of directors currently consists of four members: Mr. Charles P. Ferry, Mr. Ned Mavrommatis, Mr. James Craig Nixon and Mr. Frank A. Lonegro. The directors will serve until the election of the nominees for director at the Annual Meeting and until their successors are duly elected and qualified. The Company defines “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards.

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In making the determination of whether a member of the board is independent, our Board considers, among other things, any transactions and relationships between each director and his immediate family and the Company. The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. Based on such review and its understanding of such relationships and transactions, our Board affirmatively determined that each of Messrs., Nixon, Mavrommatis, and Lonegro is qualified as independent and does not have any material relationship with us that might interfere with his exercise of independent judgment.

Board Committees

Our Board of Directors has established an audit committee, a compensation committee and a corporate governance and nominating committee. Each committee has its own charter, which is available on our website at www.duostech.com. Each of the board committees has the composition and responsibilities described below.

Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Mr. Mavrommatis is the Chairman of the Audit Committee, and the Corporate Governance and Nominating Committee, and Mr. Nixon is the Chairman of the Compensation Committee Each of the independent members of our Board of Directors also serves on one or more committees as previously disclosed.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include, but are not limited to:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	discussing our risk management policies;
•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our independent registered public accounting firm and management;

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•	reviewing and approving or ratifying any related person transactions;
•	preparing the audit committee report required by SEC rules; and
•	oversight of cybersecurity risk management and governance.

Our board has determined that each of Mr. Mavrommatis and Mr. Lonegro is currently qualified as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. Mr. Mavrommatis serves as the Chairman of the Audit Committee.

Compensation Committee

The Committee’s compensation-related responsibilities include, but are not limited to:

•	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;
•	reviewing, approving and recommending to our board of directors on an annual basis the evaluation process and compensation structure for our other executive officers;
•	determining the need for and the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by the Chief Executive Officer or board of directors;
•	providing oversight of management’s decisions concerning the performance and compensation of other Company officers, employees, consultants and advisors;
•	reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to our board of directors as needed, and exercising all the authority of our board of directors with respect to the administration of such plans;
•	overseeing and administering the Company’s Policy for the Recovery of Erroneously Awarded Compensation;
•	reviewing and recommending to our board of directors the compensation of independent directors, including incentive and equity-based compensation; and
•	selecting, retaining and terminating such compensation consultants, outside counsel or other advisors as it deems necessary or appropriate.

Mr. Nixon serves as the Chairman of the Compensation Committee.

Corporate Governance and Nominating Committee

The responsibilities of the Corporate Governance and Nominating Committee include:

•	recommending to the board of directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the board;
•	considering candidates proposed by stockholders in accordance with the requirements in the Committee charter;
•	overseeing the administration of the Company’s Code of Ethics;
•	reviewing with the entire board of directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;
•	having the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;
•	recommending to the board of directors on an annual basis the directors to be appointed to each committee of the board of directors;
•	overseeing an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively; and
•	developing and recommending to the board a set of corporate governance guidelines applicable to the Company.

Mr. Mavrommatis serves as the Chairman of the Corporate Governance and Nominating Committee.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

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EXECUTIVE COMPENSATION

The following table sets forth the total compensation received for services rendered in all capacities to our Company for the last two fiscal years, which was awarded to, earned by, or paid to our Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”). Christopher King became Chief Operating Officer of the Company on January 1, 2025 and as a result is not included in the below table.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Options ($)		Other Comp. ($)	Total ($)

Charles P. Ferry,	2024	276,263	—		—		—	276,263
Chief Executive Officer (CEO)	2023	260,625	125,000	(1)	73,365	(2)	—	458,990

Andrew W. Murphy,	2024	82,296	—		—		—	82,296
Former Chief Financial Officer (CFO)(3)	2023	221,010	57,240	(4)	58,692	(5)	—	336,942

Adrian G. Goldfarb,	2024	236,231	—		—		—	236,231
Chief Financial Officer (CFO)(6)	2023	224,675	31,000	(7)	55,024	(8)	—	310,699

———————

(1)	Represents $125,000 objectives bonus.
(2)	Option compensation is the fair market value of 37,889 shares, five-year options with a strike price of $4.22 and three-year vesting granted to Mr. Ferry as a retention incentive. See table below for valuation methodology.
(3)	Mr. Murphy became Chief Financial Officer effective November 15, 2022, and served through April 29, 2024.
(4)	Represents $57,240 objectives bonus.
(5)	Option compensation is the fair market value of 80,000 shares, five-year options with a strike price of $6.41 and three-year vesting granted to Mr. Murphy as a retention incentive. See table below for valuation methodology.
(6)	Mr. Goldfarb retired as Chief Financial Officer effective November 15, 2022. He was re-appointed Chief Financial Officer effective April 29, 2024.
(7)	Represents $31,000 objectives bonus.
(8)	Option compensation is the fair market value of 28,417 shares, five-year options with a strike price of $4.22 and three-year vesting granted to Mr. Goldfarb as a retention incentive. See table below for valuation methodology.

	For the Years Ended December 31,
	2024	2023
Risk free interest rate	—%	3.73%
Expected term in years	—	3.50
Dividend yield	—	—
Volatility of common stock	—%	54% – 118%
Estimated annual forfeitures	—	—

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Outstanding Equity Awards at December 31, 2024

Name	Number of shares underlying unexercised options exercisable	Equity Incentive Plan Awards; Number of shares underlying unexercised unearned options	Option exercise price	Option Expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested $	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested $
Andrew W. Murphy	—	30,311	$4.22	03/31/2028	—	—	30,311	$—
Andrew W. Murphy	26,667	53,333	$6.41	12/31/2026	—	—	53,333	$—
Andrew W. Murphy	20,000	—	$4.35	11/22/2025	—	—	—	$—

The options granted to Mr. Ferry and Mr. Goldfrab in 2023, as reflected in the above Summary Compensation Table, were cancelled as of December 31, 2024.

Employment Agreements

Charles P. Ferry

On September 1, 2020, the Company entered into an employment agreement (the “Ferry Employment Agreement”) with Charles P. Ferry pursuant to which Mr. Ferry served as Chief Executive Officer of the Company. The Ferry Employment Agreement was for a term of one year (the “Initial Term”) and was automatically extended for additional terms of successive one-year periods (the “Additional Term”) unless the Company or Mr. Ferry gave at least 60 days written notice of non-renewal prior to the expiration of the Initial Term or an Additional Term. During 2022 Mr. Ferry received a base salary at an annual rate of $250,000 and also received a bonus in the amount of $150,000 during 2022 for achievement of certain objectives in 2022 in accordance with criteria determined by our Board of Directors and based on the review and recommendation of the Compensation Committee. In 2023, Mr. Ferry’s annual salary was increased to $265,000 and he was paid a bonus of $125,000 based on criteria determined by our Board of Directors and based on the review and recommendation of the Compensation Committee. Mr. Ferry continued to be eligible for an annual bonus in an amount up to $150,000 in accordance with criteria, including but not limited to, revenue targets, profitability and other key performance indicators. Additionally, Mr. Ferry initially received 100,000 non-qualified stock options that were exercisable into 100,000 shares of our common stock at an exercise price of $4.18, of which 100% were vested as of September 1, 2022. He received a further grant in January 2022 in the amount of 100,000 non-qualified options with a term of five years and a exercise price of $6.41. The options had a three-year vesting period. Additionally, he received a further grant in April 2023 in the amount of 37,889 non-qualified options with a term of five years and a exercise price of $4.22. The options had a three-year vesting period. The Ferry Employment Agreement could be terminated with or without cause at any time during the Initial Term or during an Additional Term. As a full-time employee of the Company, Mr. Ferry was eligible to participate in all of the Company’s benefit programs.

On January 31, 2025, the Company entered into a new Employment Agreement with Mr. Ferry (the “New Ferry Agreement”), effective as of January 1, 2025, which superseded the Ferry Employment Agreement described above. The New Ferry Agreement has a three-year term and will automatically renew for successive one-year periods unless either party provides at least 60 days' notice of non-renewal. Mr. Ferry’s base salary under the New Ferry Agreement is $400,000 per year, subject to annual review. He is eligible for an annual performance-based bonus of up to 100% of his base salary, determined based on criteria such as revenue targets, profitability, and other key performance indicators, as recommended by the Chief Executive Officer and approved by the Board of Directors. In connection with the new Employment Agreement, Mr. Ferry was granted 522,889 restricted shares of the Company’s common stock under the Company’s 2021 Equity Incentive Plan, as amended. All previously granted and outstanding options were canceled. The new equity award is subject to a three-year cliff vesting schedule, with full vesting on December 31, 2027, subject to continued employment through that date. Vesting of the restricted shares will accelerate in the event of a change of control, death or disability, termination without cause, or resignation for good reason (as defined in the award agreement). Mr. Ferry will also serve in a similar executive capacity with New APR Energy, LLC and will serve as Chairman and a member of the Board of Sawgrass APR Holdings LLC, the indirect parent of the New APR. In the New Ferry Agreement, Mr. Ferry agrees to provide sufficient time and effort to lead both companies and to report to the Board of Directors any potential conflicts of interest. As a full-time employee of the Company, Mr. Ferry is eligible to participate in all of the Company’s benefit programs.

Potential Payments upon Change of Control or Termination following a Change of Control and Severance

The New Ferry Agreement contains certain provisions for early termination, which may result in a severance payment equal to up to 12 months (or through the end of the then-current term in the case of resignation for good reason) of base salary then in effect. Generally, we do not provide any severance specifically upon a change in control, but the New Ferry Agreement provides for accelerated vesting upon a change in control, as described above.

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Adrian G. Goldfarb

On April 1, 2018, the Company entered into an employment agreement (the “2018 Goldfarb Employment Agreement”) with Adrian G. Goldfarb, pursuant to which Mr. Goldfarb served as Chief Financial Officer of the Company through November 15, 2022, and subsequently, assumed a new role as Strategic Advisor to the CEO. During 2022, Mr. Goldfarb was paid an annual salary of $220,000 and he was paid a bonus of $50,000. In 2023, Mr. Goldfarb’s annual salary was increased to $226,600 and he was paid a bonus of $31,000. The 2018 Goldfarb Employment Agreement had an initial term through March 31, 2019, subject to renewal for successive one-year terms unless either party gave the other notice of that party’s election to not renew at least 60 days prior to the expiration of the then-current term. Mr. Goldfarb was re-appointed as Chief Financial Officer of the Company effective April 29, 2024. He and the Company entered into an Employment Agreement (the “2024 Goldfarb Employment Agreement”) on April 25, 2024. The 2024 Goldfarb Employment Agreement was for a term of one year (the “Initial Term”) and would be automatically extended for additional terms of successive one-year periods (the “Additional Term”) unless the Company or Mr. Goldfarb gave 60 days written notice of non-renewal prior to the expiration of the Initial Term or each Additional Term. Mr. Goldfarb received a base salary at the annual rate of $240,196. Mr. Goldfarb was also eligible for an annual performance bonus in an amount up to $70,000 in accordance with criteria, including but not limited to revenue targets, profitability, and other key performance indicators, as recommended by the Chief Executive Officer and accepted by the Board of Directors. The 2024 Goldfarb Agreement could be terminated with or without cause and by Mr. Goldfarb for good reason. As a full-time employee of the Company, Mr. Goldfarb was eligible to participate in all the Company’s benefit programs.

On January 31, 2025, the Company entered into a new Employment Agreement with Mr. Goldfarb (the “New Goldfarb Agreement”), effective as of January 1, 2025, which superseded the 2024 Goldfarb Employment Agreement described above. The New Goldfarb Agreement has a three-year term and will automatically renew for successive one-year periods unless either party provides at least 60 days' notice of non-renewal. Mr. Goldfarb’s base salary is $325,000 per year, subject to annual review. He is eligible for an annual performance-based bonus of up to 80% of his base salary, determined based on criteria such as revenue targets, profitability, and other key performance indicators, as recommended by the Chief Executive Officer and approved by the Board of Directors. In connection with the New Goldfarb Agreement, Mr. Goldfarb was granted 441,275 restricted shares of the Company’s common stock under the Company’s 2021 Equity Incentive Plan, as amended. All previously granted and outstanding options were canceled. The new equity award is subject to a three-year cliff vesting schedule, with full vesting on December 31, 2027, subject to continued employment through that date. Vesting of the restricted shares will accelerate in the event of a change of control, death or disability, termination without cause, or resignation for good reason (as defined in the award agreement). In addition, if Mr. Goldfarb retires after two years, all the shares will vest. If he retires before two years, a percentage of the shares, equal to the number of months of service divided by 24, will vest. As a full-time employee of the Company, Mr. Goldfarb is eligible to participate in all of the Company’s benefit programs.

Potential Payments upon Change of Control or Termination following a Change of Control and Severance

The New Goldfarb Agreement contains certain provisions for early termination, which may result in a severance payment equal to 12 months (or through the end of the then-current term in the case of resignation with good reason) of base salary then in effect. Generally, we do not provide any severance specifically upon a change in control, but the New Goldfarb Agreement provides for accelerated vesting upon a change in control.

Christopher T. King

On January 31, 2025, the Company entered into an employment agreement (the “King Employment Agreement”) with Mr. King, effective as of January 1, 2025. The King Employment Agreement has a three-year term and will automatically renew for successive one-year periods unless either party provides at least 60 days' notice of non-renewal. Mr. King’s base salary is $325,000 per year, subject to annual review. He is eligible for an annual performance-based bonus of up to 80% of his base salary, determined based on criteria such as revenue targets, profitability, and other key performance indicators, as recommended by the Chief Executive Officer and approved by the Board of Directors. In connection with the King Employment Agreement, Mr. King was granted 225,000 restricted shares of the Company’s common stock under the Company’s 2021 Equity Incentive Plan, as amended. All previously granted and outstanding options were canceled. The new equity award is subject to a three-year cliff vesting schedule, with full vesting on December 31, 2027, subject to continued employment through that date. Vesting of the restricted shares will accelerate in the event of a change of control, death or disability, termination without cause, or resignation for good reason (as defined in the award agreement). Mr. King will also serve in a similar executive capacity with New APR Energy, LLC. In the King Employment Agreement, Mr. King agrees to provide sufficient time and effort to lead both companies and to report to the Board of Directors any potential conflicts of interest. As a full-time employee of the Company, Mr. King is eligible to participate in all of the Company’s benefit programs.

Potential Payments upon Change of Control or Termination following a Change of Control and Severance

The King Employment Agreement contains certain provisions for early termination, which may result in a severance payment equal to 12 months (or through the end of the then-current term in the case of resignation for good reason) of base salary then in effect. Generally, we do not provide any severance specifically upon a change in control, but the King Employment Agreement provides for accelerated vesting upon a change in control.

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Andrew W. Murphy

On December 1, 2023, the Company entered into an employment agreement (the “Murphy Employment Agreement”) with Andrew W. Murphy, pursuant to which Mr. Murphy served as Chief Financial Officer of the Company. The Murphy Employment Agreement was for a term through March 31, 2025 (the “Initial Term”) and would be automatically extended for additional terms of successive one-year periods (the “Additional Term”) unless the Company or Mr. Murphy gave at least 60 days written notice of non-renewal prior to the expiration of the Initial Term or each Additional Term. Mr. Murphy received a base salary at the annual rate of $224,720. Mr. Murphy was also eligible for an annual performance bonus in an amount up to $70,000 in accordance with criteria, including but not limited to, revenue targets, profitability and other key performance indicators, as recommended by the Chief Executive Officer and accepted by the Board of Directors. Additionally, Mr. Murphy initially received 20,000 non-qualified stock options at an exercise price of $4.35 with a term of five years and a three-year vesting period. He received a further grant in January 2022 in the amount of 80,000 nonqualified options with a term of five years and a strike price of $6.41. The options have a three-year vesting period. Additionally, he received a further grant in April 2023 in the amount of 30,311 non-qualified options with a term of five years and an exercise price of $4.22. The options have a three-year vesting period. The Murphy Employment Agreement could be terminated with or without cause and by Mr. Murphy for good reason. As a full-time employee of the Company, Mr. Murphy was eligible to participate in all of the Company’s benefit programs. Mr. Murphy gave notice to the Company that he would be departing the Company effective April 29, 2024. As a consequence, the Murphy Employment Agreement terminated effective April 29, 2024.

Potential Payments upon Change of Control or Termination following a Change of Control and Severance

The Murphy Employment Agreement contained certain provisions for early termination, which may have resulted in a severance payment equal to up to six months of base salary then in effect. Generally, we do not provide any severance specifically upon a change in control, nor do we provide for accelerated vesting upon a change in control. Mr. Murphy will not receive any further compensation following the termination of the Murphy Employment Agreement effective April 29, 2024.

Director Compensation

Starting in 2021, the Compensation Committee determined that each independent director was entitled to receive $40,000 annually for serving as a board member, including on at least one committee, and an additional $10,000 for serving as Chairman of a committee. The board compensation will be paid 40% in cash and 60% in shares of Common Stock or options to purchase Common Stock, as elected by the board member. Each board member may further elect to receive up to 100% compensation in Common Stock.

The following table summarizes data concerning the compensation of our non-employee directors for the year ended December 31, 2024.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Ehrman (1)	5,000	45,000	—	—	—	—	50,000
Frank A. Lonegro (2)	0	40,000	—	—	—	—	40,000
Ned Mavrommatis (3)	20,000	30,000	—	—	—	—	50,000
James Craig Nixon (4)	0	50,000	—	—	—	—	50,000

———————

(1)	Kenneth Ehrman resigned as Chairman and as a director on April 9, 2025. He was appointed to the board in January 2019. Through November 19, 2020, he served as Chairman of the Compensation Committee and as of that date he was named Chairman of our Board of Directors. He served as a member of the Compensation Committee and was Chairman of the Corporate Governance and Nominating Committee. He was also a member of the Audit Committee through April 1, 2024.
(2)	Frank A. Lonegro was appointed to the board on July 19, 2023. Mr. Lonegro became a member of the Audit Committee on April 1, 2024. Mr. Lonegro elected to receive all of his compensation in stock.
(3)	Ned Mavrommatis was appointed to the board on August 13, 2019. Through November 19, 2020, he served as Co-Chairman of the Audit Committee and since then he has been the sole Chairman of the Audit Committee. He is a member of the Compensation and Corporate Governance Committee and is Chairman of the Nominating Committee.
(4)	James Craig Nixon was appointed to the board on July 15, 2021. Since his appointment, he has served as Chairman of the Compensation Committee and he is a member of the Audit and Corporate Governance and Nominating Committees. Mr. Nixon elected to receive all of his compensation in stock.
(5)	Reflects the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. In determining the grant date fair value of stock awards, the Company used the closing price of the Company’s common stock on the grant date.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 7, 2025, our authorized capitalization was 500,000,000 shares of common stock $0.001 par value per share, 500,000 shares of Series A Redeemable Convertible Preferred Stock (“Preferred A”), 15,000 shares of Series B Convertible Preferred Stock (“Preferred B”), 5,000 shares of Series C Convertible Preferred Stock (“Preferred C”), 4,000 shares of Series D Convertible Preferred Stock (“Preferred D”), 30,000 shares of Series E Convertible Preferred Stock (“Preferred E”), and 5,000 shares of Series F Convertible Preferred Stock (“Preferred F”). As of the same date, there were 0 shares of Preferred A, 0 shares of Preferred B, 0 shares of Preferred C, 999 shares of Preferred D, 12,500 shares of Preferred E, and 0 shares of Preferred F outstanding, respectively, and 12,393,325 shares of our common stock issued. Additionally, our common stock entitles its holder to one vote on each matter submitted to the stockholders.

The following table sets forth, as of July 7, 2025, the number of shares of our common stock beneficially owned by (i) each person who is known by us to own of record or beneficially five percent or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned. The address of our directors and executive officers is c/o Duos Technologies Group, Inc., at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
5% Beneficial Shareholders
Bleichroeder LP 1345 Avenue of the Americas, 47th Floor New York, NY 10105(1)	2,690,538	19.99%
Pessin Family Holdings 500 Fifth Avenue, Suite 2240 New York, NY 10110(2)	1,459,945	11.78%
Directors and Named Executive Officers
Charles P. Ferry (3)	536,036	4.33%
Adrian G. Goldfarb (4)	441,752	3.56%
Christopher T. King (5)	225,000	1.82%
Ned Mavrommatis (6)	47,802	*
James C. Nixon	59,265	*
Frank A. Lonegro	20,608	*
Executive Officers and Directors as a Group (6 persons)	1,330,463	10.74%

———————

*Denotes less than 1%

(1)	Based on Amendment No. 8 to Schedule 13G/A filed by Bleichroeder LP (“Bleichroeder”) with the SEC on March 21, 2025 (the “Bleichroeder 13G/A”). According to the Bleichroeder 13G/A, Bleichroeder is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 and as of March 21, 2025 was deemed to be the owner of 1,283,162 shares of our Common Stock (21 April Fund, Ltd. held 929,522 shares and 21 April Fund, LP held 353,640 shares) as a result of acting as investment advisor to various clients. The 21 April Entities also purchased 999 shares of Series D Preferred Stock on September 30, 2022, which are convertible into 333,000 shares of Common Stock (21 April Fund, Ltd. holds 237,000 common equivalent shares and 21 April Fund, LP holds 96,000 common equivalent shares). The 21 April Entities also purchased 4,000 shares of Series E Preferred Stock on March 27, 2023, which were convertible into 1,333,334 shares of Common Stock (21 April Fund, Ltd. held 933,334 common equivalent shares and 21 April Fund, LP held 400,000 common equivalent shares). The 21 April Entities also purchased an additional 2,500 shares of Series E Preferred Stock on November 10, 2023, which were convertible into 833,333 shares of Common Stock (21 April Fund, Ltd. held 508,333 common equivalent shares and 21 April Fund, LP held 325,000 common equivalent shares). The 21 April Entities also purchased an additional 1,000 shares of Series E Preferred Stock on March 22, 2024, which were convertible into 333,334 shares of Common Stock (21 April Fund, Ltd. held 281,334 common equivalent shares and 21 April Fund, LP held 52,000 common equivalent shares). The 21 April Entities exchanged 5,000 shares of Series F Preferred Stock that were acquired in connection with the Purchase Agreement of Series F Convertible Preferred Stock, completed on August 2, 2023. The 5,000 shares of Series F Preferred Stock, originally convertible into 806,452 common shares, were exchanged for 5,000 shares of Series E Convertible Preferred Stock on November 10, 2023, which were convertible into 1,666,667 shares of Common Stock, representing an additional 860,215 common share equivalents (21 April Fund, Ltd. then held 1,116,667 common equivalent shares and 21 April Fund, LP then held 550,000 common equivalent shares). On September 19, 2024, the conversion price for Series E Preferred Stock was lowered to $2.61 from $3.00 per share, resulting in an additional 622,606 shares of Common Stock being issuable upon conversion (21 April Fund, Ltd. adding an additional 424,318 common equivalent shares and 21 April Fund, LP adding an additional 198,287 common equivalent shares). Conversion of the Series D Preferred Stock and the Series E Preferred Stock owned by the 21 April Entities is subject to a 19.99% beneficial ownership limitation. Due to the beneficial ownership limitations, included in the above number of shares of Common Stock beneficially owned are 1,283,162 shares of Common Stock and an aggregate of 1,407,376 shares of Common Stock issuable upon conversion of the Series D Preferred Stock and/or the Series E Preferred Stock. All other shares are excluded. If there were no beneficial ownership limitations, Bleichroeder would be deemed to beneficially own 6,750,079 shares of Common Stock, representing 38.54% of the outstanding shares of Common Stock.

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(2)	Based on Amendment No. 5 to Schedule 13D/A filed by Norman H. Pessin, Sandra F. Pessin and Brian L. Pessin with the SEC on October 7, 2022 disclosing that Norman H. Pessin owns 57,972 shares of our Common Stock, Sandra F. Pessin beneficially owns 1,221,062 shares of our Common Stock and Brian L. Pessin beneficially owns 180,911 shares of our Common Stock.
(3)	Includes (i) 552,889 shares of our Common Stock which are subject to a three-year cliff vesting period and vest on January 1, 2028, (ii) 3,374 shares of our Common Stock owned by Mr. Ferry, and (iii) 9,773 shares of our Common Stock owned by Mr. Ferry in a joint account with his spouse.
(4)	Includes (i) 441,275 shares of our Common Stock which are subject to a three-year cliff vesting period and vest on January 1, 2028, and (ii) 477 shares of our Common Stock owned by Mr. Goldfarb.
(5)	Such shares of our Common Stock are subject to a three-year cliff vesting period and vest on January 1, 2028.
(6)	Includes (i) 10,000 shares of our Common Stock which are subject to a one-year cliff vesting period and vest on April 1, 2026, and (ii) 36,447 shares of our Common Stock owned by Mr. Mavrommatis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Frank Lonegro serves on the Board of Directors and is a member of the Audit Committee. Mr. Lonegro is the Chief Executive Officer of Landstar System, Inc. (“Landstar”), based in Jacksonville, Florida. The Company has previously utilized Landstar for shipping services including transporting large items. Most recently, Landstar was the designated vendor involved in shipping an Edge Data Center to an Amtrak site in Secaucus, New Jersey. Mr. Lonegro was not involved in the selection of his company by the Company, with which there was an existing relationship pre-dating Mr. Lonegro’s appointment to the Board of the Company. Mr. Lonegro did not participate in any Board discussions or votes relating to the selection of Landstar nor approval of the transactions with Landstar. The terms of these transactions were reviewed and approved by the management team. For the three months ended March 31, 2025 and March 31, 2024, the Company expensed $8,690 and zero, respectively, on transactions relating to Landstar. For the three months ended March 31, 2025 and March 31, 2024, the amounts owed were zero and zero , respectively, and are included in accounts payable in the accompanying balance sheets.

In the fourth quarter of 2022, the Company elected to not renew a support contract with an existing customer due to a change in focus by the Company away from its Integrated Correctional Automation System (“iCAS”) business and the limited amount of revenue expected from that business going forward. On June 29, 2023, the Company completed a transaction whereby it sold assets related to its iCAS business and a recommendation to that customer to engage with the eventual buyer going forward. The transaction was completed with a third-party buyer of which the Company’s then former and now current Chief Financial Officer is a director. The former officer, who was rehired as our CFO in May of 2024, did not participate in the transaction on behalf of the Company which was negotiated by the CEO.

In late 2024, Duos engaged with FIG to assist in FIG’s purchase of approximately 850 Mega Watts of electrical generation capacity (consisting of 30 mobile gas turbine generators) and associated equipment to support their installation and operation (“balance of plant”). In late November 2024, Sawgrass Buyer LLC, an entity formed and owned by FIG, executed an asset purchase agreement with Atlas Corporation, APR Energy Holdings Limited and a number of its wholly-owned affiliates (collectively, “APR”). Chuck Ferry, our CEO, was formerly the CEO of APR from 2018 to 2020. The transaction closed on December 31, 2024. At Closing, Sawgrass Buyer LLC entered into an Asset Management Agreement (“AMA”) with the Company under which a substantial portion of company staff, including certain members of the management team (including Mr. Ferry), would oversee operations of Sawgrass Buyer LLC. The AMA term is two years and subject to customary cancellation provisions. At closing, the Company also received a 5% non-voting equity ownership interest in Sawgrass APR Holdings, LLC (“Sawgrass Parent”), the ultimate parent company of Sawgrass Buyer LLC. As part of the transaction, certain members of the Company’s management team, including Charles Ferry, Duos’ Chief Executive Officer, and Christopher King, Duos’ Chief Operating Officer, will serve in similar positions with New APR in addition to their roles at the Company. Mr. Ferry will also be Executive Chairman and a member of the Board of New APR. Mr. Goldfarb, the Company’s CFO, will be an observer on the board of New APR but will have no executive role or management responsibilities at the new entity. The Company will continue to pay the full compensation for Mr. Ferry, Mr. King and one other employee, with New APR covering 50% of that cost.

As a result of the relationships between Duos Energy Corporation and the FIG related entities described above, Sawfrass APR Holdings LLC ("Sawgrass Parent") and New APR Energy, LLC ("New APR") are considered related parties to the Company.

In 2024, the Company borrowed $2,200,000 from two lenders that are related parties because together they hold more than 10% of the Company’s voting common stock. The Company began early repayments of the loan in the amount of $1.0 million, during the first three months ended March 31, 2025.

Policy on Future Related Party Transactions

The Company requires that any related party transactions must be approved by a majority of the Company’s independent directors and also be approved by the Company’s Corporate Governance and Nominating Committee.

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DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Florida Business Corporation Act relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Florida law and is qualified by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Market Information

Our common stock is quoted on the Nasdaq Capital Markets (“Nasdaq”) under the trading symbol “DUOT”.

Authorized Capital

The Company is authorized to issue an aggregate number of 510,000,000 shares of capital stock, of which 10,000,000 shares are blank check preferred stock, $0.001 par value per share, and 500,000,000 shares are common stock, $0.001 par value per share.

Preferred Stock

The Company has 10,000,000 authorized shares of preferred stock par value $0.001 per share. Six series of preferred stock have been authorized to date. As of June 30, 2025, the Series A Preferred Stock has 0 shares issued and outstanding, the Series B Preferred Stock has 0 shares issued and outstanding, the Series C Preferred Stock has 0 shares issued and outstanding, the Series D Preferred Stock has 999 shares issued and outstanding, the Series E Preferred Stock has 12,500 shares issued and outstanding. and the Series F Preferred Stock has 0 shares issued and outstanding.

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank senior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Series A Convertible Preferred Stock

Our board of directors has designated 500,000 of the 10,000,000 authorized shares of preferred stock as Series A Convertible Preferred Stock.

There are 0 shares of Series A Convertible Preferred Stock outstanding.

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Series B Convertible Preferred Stock

Our board of directors has designated 15,000 of the 10,000,000 authorized shares of preferred stock as Series B Convertible Preferred Stock.

Each share of the Series B Preferred Stock was convertible into 143 shares of common stock. Holders of Series B Preferred Stock voted together with the holders of common stock on an as-converted basis (subject to the applicable beneficial ownership limitation) on all matters on which holders of the common stock are entitled to vote.

There are 0 shares of Series B Preferred Stock outstanding.

Series C Preferred Stock

Our board of directors has designated 5,000 of the 10,000,000 authorized shares of preferred stock as Series C Convertible Preferred Stock.

Each share of the Series C Preferred Stock was convertible into 182 shares of common stock. Holders of Series C Preferred Stock had 172 votes (subject to the applicable beneficial ownership limitation) for each share of Series C Preferred Stock and voted together with the holders of common stock on all matters on which holders of the common stock are entitled to vote.

There are 0 shares of Series C Preferred Stock outstanding.

Series D Preferred Stock

Our board of directors has designated 4,000 of the 10,000,000 authorized shares of preferred stock as Series E Convertible Preferred Stock.

Each share of Series D Convertible Preferred Stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of $3.00 per share. Notwithstanding the foregoing, we shall not effect any conversion of Series D Convertible Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series D Convertible Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the purchaser, 19.99%) of the shares of our common stock then outstanding after giving effect to such exercise. Holders of Series D Convertible Preferred will vote on all matters on which the holders of common stock are entitled to vote and will have 333 votes per share, subject to beneficial ownership limitations.

As of June 30, 2025, there are 999 shares of Series D Convertible Preferred Stock issued and outstanding.

Series E Convertible Preferred Stock

Our board of directors has designated 30,000 of the 10,000,000 authorized shares of preferred stock as Series E Convertible Preferred Stock.

Each share of Series E Convertible Preferred Stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price. The conversion price originally was $3.00 per share but was reduced to $2.61 as described below. Notwithstanding the foregoing, we shall not effect any conversion of Series E Convertible Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series E Convertible Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the purchaser, 19.99%) of the shares of our common stock then outstanding after giving effect to such exercise. Holders of Series E Convertible Preferred will vote on all matters on which the holders of common stock are entitled to vote and will have 333 votes per share, subject to beneficial ownership limitations. The Company also agreed that it would not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Purchase Agreement relating to the Series E Preferred Stock) on or prior to June 30, 2024 that entitled any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series E Preferred Stock without the consent of the purchasers in a Series E offering from November 2023 (the “November Purchase Agreement”).

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On March 22, 2024 and March 28, 2024, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain existing and other accredited investors (the “2024 Purchasers”). Pursuant to the Purchase Agreements, the 2024 Purchasers purchased an aggregate of 2,125 shares of Series E. Convertible Preferred Stock, at a price in each case of $1,000 per share, and the Company received proceeds of $2,125,002. Those Purchase Agreements had similar price protections as the November Purchase Agreement but extended the price protection date to December 31, 2024, for all Series E holders.

On September 19, 2024, the conversion price was lowered to $2.61 from $3.00 per share based on the down-round protection provision triggered by the warrants induced exercise price of $2.61 per share.

As of June 30, 2025, there were 12,500 shares of Series E Convertible Preferred Stock issued and outstanding.

Series F Convertible Preferred Stock

The Company's Board of Directors designated 5,000 shares as the Series F Preferred Stock. Each share of Series F Preferred Stock was convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the beneficial ownership limitation described below) determined by dividing the stated value of such share ($1,000) by the conversion price, which was $6.20 (subject to standard anti-dilution provisions). The Company, however, shall not effect any conversion of the Series F Preferred Stock, and the holder shall not have the right to convert any portion of the Series F Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion. The purchasers of the Series F Preferred Stock elected that their ownership limitation will be 19.99%.

The holders of the Series F Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series F Preferred Stock had 161 votes (subject to adjustment); provided that in no event may a holder of Series F Preferred Stock be entitled to vote a number of shares in excess of such holder’s ownership limitation.

The Company also agreed that it would not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Purchase Agreement relating to the Series F Preferred Stock) on or prior to December 31, 2023 that entitled any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series F Preferred Stock without the consent of the holders. As a result of that agreement, upon the issuance of 2,500 shares of Series E Preferred Stock (which had a conversion price of $3.00 per share) on November 10, 2023, the holders exchanged their 5,000 shares of Series F Preferred Stock for 5,000 shares of Series E Preferred Stock.

All of the shares of Series F Preferred Stock thereupon were cancelled with 0 shares now outstanding.

Options and Warrants

As of June 30, 2025, there are 485,125 outstanding options to purchase shares of our common stock. The weighted average exercise price of these options is $5.30, the average term when issued was five years and the average term remaining is two years.

As of June 30, 2025, there are no warrants outstanding to purchase shares of our common stock.

Dividends

To date, we have not paid any dividends on our common stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the common stock is at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our board of directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.

Transfer Agent

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust, 1 State Street, 30th Floor, New York, NY 10004-1561.

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Florida Anti-Takeover Law and Certain Charter and Bylaw Provisions

Certain provisions of Florida law and our Charter and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, may discourage certain types of takeover practices and takeover bids, and encourage persons seeking to acquire control of our Company to first negotiate with us. We believe that the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Florida Law

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the FBCA, a publicly held Florida corporation, under certain circumstances, may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder).

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares  acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2024 have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The validity of the Common Stock offered by this prospectus will be passed upon for us by Shutts & Bowen LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or
•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by the Company with the SEC are incorporated by reference into this prospectus. You should carefully read and consider all of these documents before making an investment decision:

•	Our Definitive Proxy Statement filed with the SEC on April 14, 2025;
•	Our Current Reports on Form 8-K, filed with the SEC on January 6, 2025, February 4, 2025, April 10, 2025, April 15, 2025, May 19, 2025, May 29, 2025, and May 30, 2025; and
•	The description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

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All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement as well as on or after the date of this prospectus and prior to the termination of this offering are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus. However, anything herein to the contrary notwithstanding, no document, exhibit or information or portion thereof that we have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC, including, without limitation, any document, exhibit or information filed pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, shall be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the Secretary, Duos Technologies Group, Inc., 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256, telephone number (904) 652-6616. We maintain a website at http://www.duostechnologies.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

74

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

Duos Technologies Group, Inc.

 Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Duos Technologies Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2024 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Equity Method Investment

As described in Footnote 1 “Equity Method Investments” and Footnote 9 “Equity Investment – Sawgrass APR Holdings LLC”, the Company entered into an Asset Management Agreement (“AMA”) with Sawgrass Buyer LLC (“Sawgrass”). Under the AMA, the Company will manage the deployment and operations of a fleet of mobile gas turbines and balance-of-plant inventory providing management, sales and operations functions. A substantial portion of the Company staff and management would oversee operations of Sawgrass. In connection with this agreement, the company received an initial cash payment and common units in Sawgrass.

We identified the accounting for the common units received in Sawgrass as a critical audit matter. The determination of whether to consolidate Sawgrass as a variable interest entity or use cost method or equity method for the investment and the valuation of the investment is complex and requires estimates which can be subjective. Further, the units are considered received as non-monetary consideration from a customer, which accounting is complex.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member Center for Public Company Audit Firms

F-2

The primary procedures we performed to address these critical audit matters included (a) Reviewed the AMA agreement. (b) Audited management’s analysis and conclusion as to whether Sawgrass should be consolidated as a variable interest entity or the value of the common units received should be accounted for under the equity method or cost method and compared such analysis to authoritative and interpretive guidance, (c) Gained an understanding of management’s process to value the investment, (d) Audited the Company’s fair value valuation of the investment including the propriety of the valuation method used, the reliability and relevancy of data used and the reasonableness of significant assumptions used in the estimate, (e) Recomputed the resulting fair value to test the accuracy of the valuation estimate, (f) Tested management’s conclusion that the non-monetary consideration received represents consideration from a customer to be accounted for under ASC 606 “Revenue from contracts with customers”, and (g) Compared the financial statement presentation to authoritative or interpretive literature. We agree with management’s conclusions.

Percentage of Completion Revenue Recognition & Related Contract Assets and Contract Liabilities

As described in footnote 1, “Revenue Recognition – Technology Systems” and footnote 11, “Revenues and Contract Accounting” to the consolidated financial statements, the Company recognizes revenue over time using a cost-based input methodology in which significant judgement is required to determine estimated costs to complete projects. These estimated costs are then used to determine the progress towards contract completion and the corresponding amount of revenue to recognize. In addition, contract assets on uncompleted contracts represent cumulative revenues in excess of billings on uncompleted contracts accounted for under the percentage of completion contract method. Contract liabilities on uncompleted contracts represent billings that exceed cumulative revenues recognized on uncompleted contracts accounted for under the percentage of completion contract method.

We identified this percentage of completion revenue recognition as a critical audit matter. Auditing management’s estimates and judgments regarding forecasts of total estimated costs to complete projects is especially challenging and complex.

The primary procedures we performed to address this critical audit matter included (a) evaluated the reasonableness of management’s cost estimates to complete projects by gaining an understanding of the management’s process to develop the estimates, comparing them to historical information, year-to-date current information, information available on projects subsequent to year end, and other supporting information, (b) performed ratio analysis and gross margin comparisons when applicable on a sample of technology systems revenues (c) agreed cost details to supporting documents, (d) traced cash receipts from customers to bank statements, (e) recomputed the revenue earned and recognized, and (f) recomputed the contract asset or liability. We agree with management’s conclusions.

 Analysis of Liquidity and Going Concern

As summarized in Footnote 2 “Liquidity” to the consolidated financial statements, the Company has a history of net losses and net cash used in operating activities and believes such conditions will continue for a period of time into the future. These are considered adverse conditions or events that lead management to consider whether there is substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time or whether such concerns are alleviated with management’s plans.

We identified the going concern risk analysis as a critical audit matter. Auditing management’s going concern analysis including their process to develop the analysis and the projections of future cash flows, operating trends, and assessments of internal and external matters that may affect the Company’s future operations and cash flows involved a high degree of subjectivity. Additionally, auditing management’s plans to address the going concern risk involved highly subjective auditor judgment.

The primary procedures we performed to address this critical audit matter included (a) assessed the reasonableness of management’s process for developing their assessment of whether a going concern risk exists, (b) assessed the reasonableness of assumptions management used in their future cash flow projections, consideration of positive and negative evidence impacting management’s forecasts, and consideration of the Company’s financing arrangements in place as of the report date, (c) developed our own independent calculation of expected source and use of funds and needs of the Company over the one year period from the date of issuance of the consolidated financial statements, (d) tested management’s bank reconciliations and confirmed cash balances as of December 31, 2024 with the banks and inspected the bank balances after the January and February 2025 stock subscriptions (e) identified management’s plans for dealing with the adverse conditions and events discussed above and assessed the reasonableness of the assumptions of such plans, (f) assessed whether it is probable that management’s plans, when implemented, will mitigate the adverse effects of the conditions and events discussed above, (g) concluded whether substantial doubt exists as to whether the Company can continue as a going concern for a period of one year after the consolidated financial statements are issued and (h) considered the effect of such conclusion on the consolidated financial statement disclosures and our report of an independent registered public accounting firm. We agree with management’s conclusions

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2013

Boca Raton, Florida

March 31, 2025

F-3

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2024	2023

ASSETS
CURRENT ASSETS:
Cash	$6,266,296	$2,441,842
Accounts receivable, net	403,441	1,462,463
Contract assets	635,774	641,947
Inventory	605,356	1,526,165
Prepaid expenses and other current assets	176,338	184,478
Note Receivable, net	—	—

Total Current Assets	8,087,205	6,256,895

Inventory – non current	196,315	—
Property and equipment, net	2,771,779	726,507
Operating lease right of use asset - Office Lease	4,028,397	4,373,155
Financing lease right of use asset - Edge Data Centers	2,019,180	—
Security deposit	500,000	550,000

OTHER ASSETS:
Equity Investment - Sawgrass APR Holdings LLC	7,233,000	—
Intangible Asset, net	9,592,118	—
Note Receivable, net	—	153,750
Patents and trademarks, net	127,300	129,140
Software development costs, net	403,383	652,838
Total Other Assets	17,355,800	935,728

TOTAL ASSETS	$34,958,677	$12,842,285

See accompanying notes to the consolidated financial statements.

F-4

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	December 31,	December 31,
	2024	2023

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$969,822	$595,634
Notes payable - financing agreements	17,072	41,976
Accrued expenses	373,251	164,113
Operating lease obligations - Office Lease -current portion	798,556	779,087
Financing lease obligation - Edge Data Centers - current portion	367,451	—
Notes payable, net of discount- related parties	1,758,396	—
Contract liabilities, current	11,805,018	1,666,243

Total Current Liabilities	16,089,566	3,247,053

Contract liabilities, less current portion	11,016,134	—
Operating lease obligations - Office Lease, less current portion	3,867,042	4,228,718
Financing lease obligation - Edge Data Centers, less current portion	1,724,604	—

Total Liabilities	32,697,346	7,475,771

Commitments and Contingencies (Note 12)

STOCKHOLDERS' EQUITY:
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,441,000 shares available to be designated
Series A redeemable convertible preferred stock, $10 stated value per share, 500,000 shares designated; 0 and 0 issued and outstanding at December 31, 2024 and December 31, 2023, respectively, convertible into common stock at $6.30 per share	—	—
Series B convertible preferred stock, $1,000 stated value per share, 15,000 shares designated; 0 and 0 issued and outstanding at December 31, 2024 and December 31, 2023, respectively, convertible into common stock at $7 per share	—	—
Series C convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at December 31, 2024 and December 31, 2023, respectively, convertible into common stock at $5.50 per share	—	—
Series D convertible preferred stock, $1,000 stated value per share, 4,000 shares designated; 1,299 and 1,299 issued and outstanding at December 31, 2024 and December 31, 2023, respectively, convertible into common stock at $3.00 per share	1	1
Series E convertible preferred stock, $1,000 stated value per share, 30,000 shares designated; 13,500 and 11,500 issued and outstanding at December 31, 2024 and December 31, 2023, respectively, convertible into common stock at $2.61 and $3.00 per share, respectively	14	12
Series F convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at December 31, 2024 and December 31, 2023, respectively, convertible into common stock at $6.20 per share	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized, 8,922,576 and 7,306,663 shares issued, 8,921,252 and 7,305,339 shares outstanding at December 31, 2024 and December 31, 2023, respectively	8,921	7,306
Additional paid-in-capital	76,777,856	69,120,199
Accumulated deficit	(74,368,009)	(63,603,552)
Sub-total	2,418,783	5,523,966
Less: Treasury stock (1,324 shares of common stock at December 31, 2024 and December 31, 2023)	(157,452)	(157,452)
Total Stockholders' Equity	2,261,331	5,366,514

Total Liabilities and Stockholders' Equity	$34,958,677	$12,842,285

See accompanying notes to the consolidated financial statements.

F-5

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2024	2023

REVENUES:
Technology systems	$2,252,357	$3,618,022
Services and consulting	5,028,528	3,853,176

Total Revenues	7,280,885	7,471,198

COST OF REVENUES:
Technology systems	2,818,078	4,352,247
Services and consulting	3,993,592	1,810,070

Total Cost of Revenues	6,811,670	6,162,317

GROSS MARGIN	469,215	1,308,881

OPERATING EXPENSES:
Sales and marketing	2,138,431	1,493,309
Research and development	1,531,390	1,812,951
General and administration	7,782,920	9,449,187

Total Operating Expenses	11,452,741	12,755,447

LOSS FROM OPERATIONS	(10,983,526)	(11,446,566)

OTHER INCOME (EXPENSES):
Interest expense	(286,114)	(7,159)
Change in fair value of warrant liabilities	245,980	—
Gain on extinguishment of warrant liabilities	379,626	—
Other income, net	(120,423)	212,007

Total Other Income (Expenses), net	219,069	204,848

NET LOSS	$(10,764,457)	$(11,241,718)

Basic and Diluted Net Loss Per Share	$(1.39)	$(1.56)

Weighted Average Shares-Basic and Diluted	7,736,281	7,204,177

See accompanying notes to the consolidated financial statements.

F-6

 DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Preferred Stock B		Preferred Stock C		Preferred Stock D		Preferred Stock E		Preferred Stock F		Common Stock
	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	Additional Paid-in-Capital	Accumulated Deficit	Treasury Stock	Total

Balance December 31, 2022	—	$—	—	$—	1,299	$1	—	$—	—	$—	7,156,876	$7,156	$56,562,600	$(52,361,834)	$(157,452)	$4,050,471

Series E preferred stock issued	—	—	—	—	—	—	6,500	7	—	—	—	—	6,499,993	—	—	6,500,000

Series F Preferred stock issued	—	—	—	—	—	—	—	—	5,000	5	—	—	4,999,995	—	—	5,000,000

Series F Preferred stock exchanged for Series E preferred	—	—	—	—	—	—	5,000	5	(5,000)	(5)	—	—	—	—	—	—

Stock options compensation	—	—	—	—	—	—	—	—	—	—	—	—	573,441	—	—	573,441

Stock issuance cost	—	—	—	—	—	—	—	—	—	—	—	—	(25,797)	—	—	(25,797)

Stock issued for services	—	—	—	—	—	—	—	—	—	—	38,249	38	143,027	—	—	143,065

Stock issued under the Employee Stock Purchase Plan for cash and compensation	—	—	—	—	—	—	—	—	—	—	111,538	112	366,940	—	—	367,052

Net loss for the year ended December 31, 2023	—	—	—	—	—	—	—	—	—	—	—	—	—	(11,241,718)	—	(11,241,718)

Balance December 31, 2023	—	$—	—	$—	1,299	$1	11,500	$12	—	$—	7,306,663	$7,306	$69,120,199	$(63,603,552)	$(157,452)	$5,366,514

Series D preferred stock issued	—	—	—	—	870	1	—	—	—	—	—	—	869,999	—	—	870,000

Series D preferred stock converted to common stock	—	—	—	—	(870)	(1)	—	—	—	—	290,002	290	(289)	—	—	—

Series E preferred stock issued	—	—	—	—	—	—	2,125	2	—	—	—	—	2,125,000	—	—	2,125,002

Series E preferred stock converted to common stock	—	—	—	—	—	—	(125)	—	—	—	47,892	48	(48)	—	—	—

Common stock issued for cash under ATM	—	—	—	—	—	—	—	—	—	—	818,657	819	3,543,870	—	—	3,544,689

Stock options compensation	—	—	—	—	—	—	—	—	—	—	—	—	26,154	—	—	26,154

Stock issuance cost	—	—	—	—	—	—	—	—	—	—	—	—	(220,183)	—	—	(220,183)

Stock issued for services	—	—	—	—	—	—	—	—	—	—	45,311	45	164,955	—	—	165,000

Stock issued under the Employee Stock Purchase Plan for cash and compensation	—	—	—	—	—	—	—	—	—	—	69,407	69	249,022	—	—	249,091

Common stock issued upon cash exercise of warrants	—	—	—	—	—	—	—	—	—	—	344,644	344	899,177	—	—	899,521

Net loss for the year ended December 31, 2024	—	—	—	—	—	—	—	—	—	—	—	—	—	(10,764,457)	—	(10,764,457)

Balance December 31, 2024	—	$—	—	$—	1,299	$1	13,500	$14	—	$—	8,922,576	$8,921	$76,777,856	$(74,368,009)	$(157,452)	$2,261,331

See accompanying notes to the consolidated financial statements.

F-7

 DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024	2023

Cash from operating activities:
Net loss	$(10,764,457)	$(11,241,718)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,161,722	550,201
Stock based compensation	108,981	710,047
Stock issued for services	165,000	143,065
Amortization of debt discount related to warrant liabilities	184,002	—
Fair value of warrant liabilities	(245,980)	—
Gain on settlement of warrant liabilities	(379,626)	—
Amortization of operating lease right of use asset - Office Lease	344,757	316,776
Amortization of lease right of use asset - Edge Data Centers	50,820	—
Provision for credit losses, accounts receivable	76,037	—
Provision for credit losses, note receivable	161,250	—
Write off of inventory	126,703	—
Changes in assets and liabilities:
Accounts receivable	982,985	1,955,800
Note receivable	(7,500)	(153,750)
Contract assets	6,173	(216,225)
Inventory	52,700	(97,804)
Security deposit	50,000	50,000
Prepaid expenses and other current assets	414,091	744,771
Accounts payable	374,188	(1,694,756)
Accrued expenses	209,138	(289,209)
Operating lease obligation - Office Lease	(342,206)	(232,007)
Lease obligation - Edge Data Centers	22,055	—
Contract liabilities	2,760,480	708,245

Net cash used in operating activities	(3,488,687)	(8,746,564)

Cash flows from investing activities:
Purchase of patents/trademarks	(9,535)	(69,327)
Purchase of software development	—	(527,896)
Purchase of fixed assets	(1,831,763)	(496,686)

Net cash used in investing activities	(1,841,298)	(1,093,909)

Cash flows from financing activities:
Repayments on financing agreements	(430,855)	(520,529)
Repayment of finance lease	—	(22,851)
Proceeds from notes payable, related parties	2,200,000	—
Proceeds from warrant exercises	899,521	—
Proceeds from common stock issued	3,544,689	—
Stock issuance cost	(220,183)	(25,797)
Proceeds from shares issued under Employee Stock Purchase Plan	166,265	230,400
Proceeds from preferred stock issued	2,995,002	11,500,000

Net cash provided by financing activities	9,154,439	11,161,223

Net increase in cash	3,824,454	1,320,750
Cash, beginning of year	2,441,842	1,121,092
Cash, end of year	$6,266,296	$2,441,842

Supplemental Disclosure of Cash Flow Information:
Interest paid	$3,865	$7,159
Taxes paid	$20,126	$29,085

Supplemental Non-Cash Investing and Financing Activities:
Debt discount for warrant liability	$625,606	$—
Notes issued for financing of insurance premiums	$434,883	$487,929
Transfer of inventory to fixed assets	$545,091	$—
Intangible asset acquired with contract liability	$11,161,428	$—
Equity Investment - Sawgrass APR Holdings LLC	$7,233,000	$—
Right of use asset and liability for Edge Data Centers	$2,070,000	$—

See accompanying notes to the consolidated financial statements.

F-8

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Duos Technologies Group, Inc., through its operating subsidiaries, Duos Technologies, Inc., Duos Edge AI, Inc., and Duos Energy Corporation, (collectively the “Company”), is a company that specializes in machine vision and artificial intelligence to analyze fast moving objects such as trains, trucks, automobiles, and aircraft. This technology can help improve safety, maintenance, and operating metrics.

The Company is the inventor of the Railcar Inspection Portal (“RIP”) and is currently the rail industry leader for machine vision/camera wayside detection systems that include the use of Artificial Intelligence at speeds up to 125 mph. The RIP inspects a train at full speed from the top, sides, and bottom looking at Federal Railroad Administration/Association of American Railroads mandated safety inspection points. The system also detects illegal riders, which can assist law enforcement agencies. Each railcar is scanned with machine vision cameras and other sensors from the top, sides, and bottom, where images are produced within seconds of the railcar passing. These images can then be used by the customer to help prevent derailments, improve maintenance operations, and assist with security. The Company self-performs all aspects of hardware, software, Information Technology (“IT”), and Artificial Intelligence development and engineering. The Company maintains significant intellectual property and continues to be awarded additional patents for both the technology and methodologies used. The Company also has a proprietary portfolio of approximately 53 Artificial Intelligence “Use Cases” that automatically flag defects. The Company has deployed this system with several Class 1 railroads and one major passenger carrier and anticipates an increased demand in the future from railcar operators, owners, shippers, transit railroads as well as law enforcement agencies.

In 2024, the Company’s management team determined that it would be in the best interests of the Company and its shareholders to leverage the skills and expertise that have been built up since 2021 to expand into other markets. Duos will continue to develop industry solutions for its target markets addressing rail, trucking, aviation and other vehicle-based processes. In addition, the Company elected to develop new offerings based on its existing technology and formed a new subsidiary in July 2024 called Duos Edge AI (“Edge”). The objective of this new subsidiary is to market a special part of the RIP for the provision of high-speed and function processing of data and applications with a focus on reducing latency in response times to end-users. Duos has many years of experience via its expert staff in bringing these types of capabilities to remote locations, also known as “the edge”. Edge processing can be an extremely efficient and lower cost alternative to traditional data centers. The strategy for Edge is to serve rural communities, also known as Tier 3 and 4 markets, and install Edge data centers in these locations thereby providing access to high-speed communications and advanced processing capabilities as a substitute for solutions where large amounts of data are “backhauled” using “the Cloud”. Duos developed these capabilities as an adjunct to its RIP offerings due to the need for fast results (less than 60 seconds) in identifying defects and maintenance issues on moving railcars.

Also in late 2024, the Company formed a third subsidiary, Duos Energy Corporation (“Duos Energy”) with the express purpose of providing consulting services and solutions for the rapidly growing demand for electrical power outside of traditional utilities. As an outgrowth of its new Edge Data Center subsidiary, and the current expert staff on-hand, the Company has engaged with multiple third parties to act in a consulting and ultimately asset management capacity whereby Duos staff will be engaged directly to supply this type of power solutions for multiple uses including for large data centers supporting AI “hyperscalers”. In conjunction with this, in late 2024, Duos engaged with Fortress Investment Group (“FIG”) to assist in FIG’s purchase of approximately 850 Mega Watts of electrical generation capacity (consisting of 30 mobile gas turbine generators) and associated equipment to support their installation and operation (“balance-of-plant”). In late November 2024, Sawgrass Buyer LLC, an entity formed and owned by FIG, executed an asset purchase agreement with Atlas Corporation, APR Energy Holdings Limited and a number of its wholly-owned affiliates (collectively, “APR”). Chuck Ferry, our CEO, was formerly the CEO of APR from 2018 to 2020. The transaction closed on December 31, 2024. At Closing, Sawgrass Buyer LLC entered into an Asset Management Agreement (“AMA”) with the Company under which a substantial portion of Company staff, including certain members of the management team (including Mr. Ferry), would oversee operations of Sawgrass Buyer LLC. The AMA term has a two year term with customary cancellation provisions. At Closing, the Company also received a 5%, non-voting ownership interest in Sawgrass APR Holdings, LLC (“Sawgrass Parent”), the ultimate parent company of Sawgrass Buyer LLC. Subsequent to Closing, Sawgrass Buyer LLC changed its name to New APR Energy, LLC (“New APR”).

On December 31, 2024, the Company entered into an AMA, with New APR, an entity formed by affiliates of FIG. Under the AMA, Duos Energy will manage the deployment and operations for a fleet of mobile gas turbines and “balance-of-plant” inventory, providing management, sales and operations functions to New APR in connection with the Assets. In exchange for services to be performed under the AMA, the Company received an initial cash payment from New APR and common units in Sawgrass Parent. While the Company has board representation in Sawgrass Parent, its common units are non-voting and the Company does not control the board of directors of Sawgrass Parent.

F-9

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Where the Company has an interest in a Variable Interest Entity (“VIE”), it will consolidate any VIE in which the Company has a controlling financial interest and deemed to be the primary beneficiary. A controlling financial interest has both of the following characteristics: (1) the power to direct the activities of the VIE that most significantly impact its economic performance; and (2) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could be significant to the VIE. If both of the characteristics are met, the Company is considered to be the primary beneficiary and therefore will consolidate that VIE into our consolidated financial statements.

Investments in partnerships, unincorporated joint ventures and LLCs that maintain specific ownership accounts for each investor are excluded from the scope of ASC 323-10. However, ASC 323-30 provides guidance on applying the criteria for equity method accounting to investments in partnerships, unincorporated joint ventures and LLCs. When an investor in a partnership, unincorporated joint venture or LLC has the ability to exercise significant influence over that investment, it should apply the equity method (ASC 323-10) by analogy (ASC 323-30-25-1).

Sawgrass Parent is deemed to be a VIE and the Company holds a 5% interest in the Sawgrass Parent and an interest in the subsidiary New APR through the AMA, both of which are considered variable interests. However, the Company does not represent the primary beneficiary as it does not possess the ability to direct the activities that most significantly impact the economic performance of Sawgrass Parent. Accordingly, the Company does not consolidate Sawgrass Parent. Due to the Company’s interest in Sawgrass Parent, it was determined that the Company has significant influence over Sawgrass Parent. Therefore, the Company accounts for its investment in Sawgrass Parent as an Equity Method Investment.

The Company also concluded that the arrangement with Sawgrass Parent is within the scope of ASC 606, Revenue from contracts with customers, and the common units issued to the Company by Sawgrass Parent represented non-cash consideration. The initial carrying value of the equity method investment as of December 31, 2024 of $7.2 million was measured equal to the fair value of the common units received for future services to be performed under the AMA. The Company recorded $7.2 million of deferred revenue for services to be performed under the AMA. During the year ended December 31, 2024, the Company did not recognize any revenue associated with the AMA.

The Company will initially record the equity method investment in Sawgrass Parent of $7.2 million, equal to the fair value of the common units as of December 31, 2024.

Under the terms of the AMA, Duos staff will conduct all operations for commercial engagement, planning and project management, installation and operations of the New APR assets. The new entity will share certain management functions with Duos including the CEO, COO, Chief Commercial Officer and General Counsel and other services will be provided by Duos in a combination of direct staffing with specific experience in the power generation industry and other functions as necessary via a “shared services” agreement. New APR will have its own President and Chief Financial Officer and while in the early stages, certain accounting staff will be supplied via the shared services arrangement, it is expected that New APR will develop its own accounting and administrative functions. It is expected that there will be a strong correlation between the two companies, particularly in the areas of Data Center power generation and business development and Duos is expected to participate in these opportunities in addition to the anticipated revenues from the AMA.

Principles of Consolidation

The audited consolidated financial statements include Duos Technologies Group, Inc. and its wholly owned subsidiaries, Duos Technologies, Inc., Duos Edge AI, Inc. and Duos Energy Corporation. All inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The most significant estimates in the accompanying audited consolidated financial statements include the initial valuation of a non-monetary transaction with a customer, valuation of intangible assets for impairment analysis, allowance on accounts receivable and notes receivable, valuation of common stock warrants received in exchange for an asset sale, valuation of deferred tax assets, valuation of other long-lived assets, estimates of net contract revenues and the total estimated costs to determine progress towards contract completion, valuation of inventory, estimates of the valuation of right of use assets and corresponding lease liabilities, valuation of warrants issued with debt, valuation of warrant liabilities, valuation of stock-based awards and the valuation of a minority interest in Sawgrass Parent. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

F-10

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Concentrations

Cash Concentrations

Cash is maintained at financial institutions and at times, balances may exceed federally insured limits. We have not experienced any losses related to these balances. As of December 31, 2024 and 2023, the Company had balances in a financial institution which combined exceeded federally insured limits by approximately $5,422,404 and $1,948,794, respectively. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s consolidated financial condition, results of operation and cash flows.

Significant Customers and Concentration of Credit Risk

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the year ended December 31, 2024, four customers accounted for 34%, 31%, 13%, and 12% of revenues. For the year ended December 31, 2023, three customers accounted for 48%, 30%, and 11% of revenues. In all cases, there are no minimum contract values stated. Each contract covers an agreement to deliver a rail inspection portal which, once accepted, must be paid in full, with 30% or more being due and payable prior to delivery. The balances of the contracts are for service and maintenance, which is paid annually in advance with revenues recorded ratably over the contract period.

At December 31, 2024, three customers accounted for 73%, 17% and 10%, of accounts receivable. At December 31, 2023, two customers accounted for 83% and 11% of accounts receivable. Much of the credit risk is mitigated since all of the customers listed here are Class 1 railroads with a history of timely payments to us.

Geographic Concentration

Approximately 45% and 44% of revenue in 2024 and 2023, respectively, is generated from customers outside of the United States.

Significant Vendors and Concentration of Credit Risk

In some instances, the Company relies on a limited pool of vendors for key components related to the manufacturing of its subsystems. These vendors are primarily focused on camera, server and lighting technologies integral to the Company’s solution. Where possible, the Company seeks multiple vendors for key components to mitigate vendor concentration risk.

Fair Value of Financial Instruments and Fair Value Measurements

The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:

Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions that the market participants would use in the valuation of the asset or liability based on the best available information.

F-11

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The estimated fair value of certain financial instruments, including accounts receivable, prepaid expenses, accounts payable, accrued expenses and notes payable are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

The changes in level 3 valuations for the year ended December 31, 2024, was as follows:

December 31,
2024
December 31, 2023	$—
Issuance of Warrant liabilities	625,606
Change in fair value	(245,980)
Gain on extinguishment	(379,626)
$—

Accounts Receivable

On January 1, 2023, the Company adopted ASC 326, "Financial Instruments - Credit Losses". In accordance with ASC 326, an allowance for credit losses is maintained for estimated forward-looking losses resulting from the possible inability of customers to make required payments (current expected losses). The amount of the allowance is determined principally on the basis of past collection experience and known financial factors regarding specific customers.

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for credit losses. In determining the collections on the account, historical trends are evaluated, and specific customer issues are reviewed to arrive at appropriate allowances. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers.

Inventory

Inventory consists primarily of spare parts and consumables and long-lead time components to be used in the production of our technology systems or in connection with maintenance agreements with customers. Any inventory deemed to be obsolete is written off. Inventory is stated at the lower of cost or net realizable value. Inventory cost is primarily determined using the weighted average cost method.

The Company classifies inventory as a current asset when it is expected to be sold or utilized in production within the normal operating cycle, typically twenty-four months. Inventory that is determined to be slow-moving or not expected to be sold or utilized within the next twenty-four months is reclassified to non-current assets under Non-current inventory

The assessment of slow-moving inventory is based on historical sales trends, demand forecasts, and management’s judgment regarding market conditions. Once reclassified, the inventory is reviewed annually for impairment, and any necessary write-downs are recognized in the consolidated statement of operations.

As of December 31, 2024, the Company recognized an inventory write-off of $126,703. This write-off was primarily due to inventory that was deemed obsolete. The write-off was recorded as a reduction to the carrying value of inventory and recorded to general and administration as an expense in the period. The Company continuously evaluates the recoverability of its inventory. There are no material impacts on the Company's financial position as a result of the write-off.

For the year ended December 31, 2024, the Company reclassified $196,315 of inventory to non-current assets due to extended product cycles. This reclassification did not have a material impact on the Company’s financial position or results of operations.

F-12

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Intangible Asset

In May 2024, the Company recognized an intangible asset which represents digital image data rights received under a license agreement as non-monetary consideration under a five-year customer contract. The intangible asset will be amortized over the five-year contractual term.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided by the straight-line method over the estimated economic life of the property and equipment (three to five years). When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations. Leasehold improvements are expensed over the shorter of the term of our lease or their useful lives.

Software Development Costs

Software development costs incurred prior to establishing technological feasibility are charged to operations and included in research and development costs. The technological feasibility of a software product is established when the Company has completed all planning, designing, coding, and testing activities that are necessary to establish that the product meets its design specifications, including functionality, features, and technical performance requirements. Software development costs incurred after establishing technological feasibility for software sold as a perpetual license, as defined within ASC 985-20 (Software – Costs of Software to be Sold, Leased, or Marketed) are capitalized and amortized on a product-by-product basis when the product is available for general release to customers. Software development costs are evaluated for impairment annually by comparing the net realizable value to the unamortized capitalization costs and writing these costs down to net realizable value.

Patents and Trademarks

Patents and trademarks which are stated at amortized cost, relate to the development of video surveillance security system technology and are being amortized over 17 years.

Long-Lived Assets

The Company evaluates the recoverability of its property, equipment, and other long-lived assets, including finite-lived intangible assets, in accordance with FASB ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets”, which requires recognition of impairment of long-lived assets in the event there are indicators of impairment and the net book values of such assets exceed the estimated future undiscounted cash flows attributable to such assets or the business to which such intangible assets relate. This guidance requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Equity Method Investments

If an investment qualifies for the equity method of accounting, the Company’s investment is recorded initially at cost and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. The net income or loss of an unconsolidated equity method investment is allocated to its investors in accordance with the provisions of the operating agreement of the entity. The allocation provisions in these agreements may differ from the ownership interest held by each investor. Differences, if any, between the carrying amount of our investment in the respective equity method investee and the Company’s share of the underlying equity of such equity method investee are amortized over the respective lives of the underlying assets as applicable. These items are reported as a single line item in the consolidated statements of operations as income or loss from investments in unconsolidated equity method investees. Investments are reviewed for changes in circumstance or the occurrence of events that suggest an other-than-temporary event where our investment may not be recoverable.

On December 31, 2024, the Company entered into an Asset Management Agreement (the “AMA”), with New APR, an entity formed by affiliates of FIG. Under the AMA, Duos Energy will manage the deployment and operations of a fleet of mobile gas turbines and balance-of-plant inventory, providing management, sales and operations functions to New APR in connection with the assets. In exchange for services to be performed under the AMA, the Company received an initial cash payment and common units in Sawgrass Parent. While the Company has board representation in Sawgrass Parent, its common units are non-voting and the Company does not control the board of directors of Sawgrass Parent.

F-13

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Where the Company has an interest in a Variable Interest Entities (“VIE”) it will consolidate any VIE in which the Company has a controlling financial interest and deemed to be the primary beneficiary. A controlling financial interest has both of the following characteristics: (1) the power to direct the activities of the VIE that most significantly impact its economic performance; and (2) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could be significant to the VIE. If both of the characteristics are met, the Company is considered to be the primary beneficiary and therefore will consolidate that VIE into the consolidated financial statements.

Investments in partnerships, unincorporated joint ventures and LLCs that maintain specific ownership accounts for each investor are excluded from the scope of ASC 323-10. However, ASC 323-30 provides guidance on applying the criteria for equity method accounting to investments in partnerships, unincorporated joint ventures and LLCs. When an investor in a partnership, unincorporated joint venture or LLC has the ability to exercise significant influence over that investment, it should apply the equity method (ASC 323-10) by analogy (ASC 323-30-25-1).

Sawgrass Parent is deemed to be a VIE and the Company holds a 5% interest in the Parent and an interest in the subsidiary New APR through the AMA, both of which are considered variable interests. However, the Company does not represent the primary beneficiary as it does not possess the ability to direct the activities that most significantly impact the economic performance of Sawgrass Parent. Accordingly, the Company does not consolidate Sawgrass Parent. Due to the Company’s interest in Sawgrass Parent, it was determined that the Company has significant influence over Sawgrass Parent. Therefore, the Company accounts for its investment in Sawgrass Parent as an Equity Method Investment.

The Company also concluded that the arrangement with Sawgrass Parent is within the scope of ASC 606, Revenue from contracts with customers, and the common units issued to the Company by Sawgrass Parent represented non-cash consideration. The initial carrying value of the equity method investment as of December 31, 2024 of $7.2 million was measured equal to the fair value of the common units received for future services to be performed under the AMA. The Company recorded $7.2 million of deferred revenue for services to be performed under the AMA. During the year ended December 31, 2024, the Company did not recognize any revenue associated with the AMA. The Company will initially record the equity method investment in Sawgrass Parent of $7.2 million, equal to the fair value of the common units as of December 31, 2024.

The Company assesses its equity method investment for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. No impairment losses were recognized during the year ended December 31, 2024.

Product Warranties

The Company has a 90-day warranty period for materials and labor after final acceptance of a project. If any parts are defective they are replaced under our vendor warranty which is usually 12 to 36 months. Final acceptance terms vary by customer. Some customers have a cure period for any material deviation and if the Company fails or is unable to correct any deviations, a full refund of all payments made by the customer will be arranged by the Company. As of December 31, 2024 and 2023, the warranty costs have been de-minimis, therefore no accrual of warranty liability has been made.

Loan Costs

Loan costs paid to lenders, or third parties are recorded as debt discounts to the related loans and amortized to interest expense over the loan term.

Sales Returns

Our systems are sold as integrated systems and there are no sales returns allowed.

F-14

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Revenue Recognition

The Company follows Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), that affects the timing of when certain types of revenues will be recognized. The basic principles in ASC 606 include the following: a contract with a customer creates distinct contract assets and performance obligations, satisfaction of a performance obligation creates revenue, and a performance obligation is satisfied upon transfer of control to a good or service to a customer.

Revenue is recognized by evaluating our revenue contracts with customers based on the five-step model under ASC 606:

1.	Identify the contract with the customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to separate performance obligations; and

5.	Recognize revenue when (or as) each performance obligation is satisfied.

The Company generates revenue from four sources:

(1)	Technology Systems

(2)	AI Technologies

(3)	Technical Support

(4)	Consulting services including revenues from the AMA agreement which begins in January 2025

Technology Systems

For revenues related to technology systems, the Company recognizes revenue over time using a cost-based input methodology in which significant judgment is required to estimate costs to complete projects. These estimated costs are then used to determine the progress towards contract completion and the corresponding amount of revenue to recognize.

Accordingly, the Company now bases its revenue recognition on ASC 606-10-25-27, where control of a good or service transfers over time if the entity’s performance does not create an asset with an alternative use to the entity and the entity has an enforceable right to payment for performance completed to date including a profit margin or reasonable return on capital. Control is deemed to pass to the customer instantaneously as the goods are manufactured and revenue is recognized accordingly.

In addition, the Company has adopted ASC 606-10-55-21 such that if the cost incurred is not proportionate to the progress in satisfying the performance obligation, we adjust the input method to recognize revenue only to the extent of the cost incurred. Therefore, the Company will recognize revenue at an equal amount to the cost of the goods to satisfy the performance obligation. To accurately reflect revenue recognition based on the input method, the Company has adopted the implementation guidance as set out in ASC-606-10-55-187 through 192.

Under this method, contract revenues are recognized over the performance period of the contract in direct proportion to the costs incurred. Costs include direct material, direct labor, subcontract labor and other allocable indirect costs. All un-allocable indirect costs and corporate general and administrative costs are also charged to the periods as incurred. Any recognized revenues that have not been billed to a customer are recorded as an asset in “contract assets”. Any billings of customers more than recognized revenues are recorded as a liability in “contract liabilities”. However, in the event a loss on a contract is foreseen, the Company will recognize the loss when such loss is determined to be both probable and reasonably estimable.

F-15

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

AI Technologies

The Company has revenue from applications that incorporate artificial intelligence (AI) in the form of predetermined algorithms which provide important operating information to the users of our systems. The revenue generated from these applications of AI consists of a fixed fee related to the design, development, testing and incorporation of new algorithms into the system, which is recognized as revenue at a point in time upon acceptance, as well as an annual application maintenance fee, which is recognized as revenue ratably over the contracted maintenance term.

Technical Support

Technical support services are provided on both an as-needed and extended-term basis and may include providing both parts and labor. Maintenance and technical support provided outside of a maintenance contract are on an “as-requested” basis, and revenue is recognized over time as the services are provided. Revenue for maintenance and technical support provided on an extended-term basis is recognized over time ratably over the term of the contract.

Consulting Services

The Company’s consulting services business generates revenues under contracts with customers from four sources: (1) Professional Services (consulting and auditing and including revenues from the AMA agreement which begins in January 2025); (2) Software licensing with optional hardware sales; (3) Customer service training and (4) Maintenance/support.

(1)	Revenues for professional services, which are of short-term duration, are recognized when services are completed;
(2)	For all periods reflected in this report, software license sales have been one-time sales of a perpetual license to use our software product and the customer also has the option to purchase third-party manufactured handheld devices from us if they purchase our software license. Accordingly, the revenue is recognized upon delivery of the software and delivery of the hardware, as applicable, to the customer;
(3)	Training sales are one-time upfront short-term training sessions and are recognized after the service has been performed; and
(4)	Maintenance/support is an optional product sold to our software license customers under one-year contracts. Accordingly, maintenance payments received upfront are deferred and recognized over the contract term.

Multiple Performance Obligations and Allocation of Transaction Price

Arrangements with customers may involve multiple performance obligations including project revenue and maintenance services in our Technology Systems business. Maintenance will occur after the project is completed and may be provided on an extended-term basis or on an as-needed basis. In our consulting services business, multiple performance obligations may include any of the above four sources. Training and maintenance on software products may occur after the software product sale while other services may occur before or after the software product sale and may not relate to the software product. Revenue recognition for a multiple performance obligations arrangement is as follows:

Each performance obligation is accounted for separately when each has value to the customer on a standalone basis and there is Company specific objective evidence of the selling price of each deliverable. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative selling prices as determined by the price of the items when sold separately. Once the selling price is allocated, the revenue for each performance obligation is recognized using the applicable criteria under GAAP as discussed above for performance obligations sold in single performance obligation arrangements. A delivered item or items that do not qualify as a separate unit of accounting within the arrangement are combined with the other applicable undelivered items within the arrangement. The allocation of arrangement consideration and the recognition of revenue is then determined for those combined deliverables as a single unit of accounting. The Company sells its various services and software and hardware products at established prices on a standalone basis which provides Company specific objective evidence of selling price for purposes of performance obligations relative selling price allocation. The Company only sells maintenance services or spare parts based on its established rates after it has completed a system integration project for a customer. The customer is not required to purchase maintenance services. All elements in multiple performance obligations arrangements with Company customers qualify as separate units of account for revenue recognition purposes.

Cost of Revenues

Cost of revenues primarily includes inventory, shipping, certain fixed labor and overhead and allocated depreciation and amortization as applicable.

Advertising

The Company expenses the cost of advertising. During the years ended December 31, 2024 and 2023, there were no advertising costs.

F-16

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Stock Based Compensation

The Company accounts for employee and non-employee stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including stock options, restricted stock units, and employee stock purchases based on estimated fair values. The stock-based compensation carries a graded vesting feature subject to the condition of time of employment service with awarded stock-based compensation tranches vesting evenly upon the anniversary date of the award.

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. In accordance with ASC 718-10-35-8, the Company elected to recognize the fair value of the stock award using the graded vesting method as time of employment service is the criteria for vesting. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding a number of highly subjective variables.

The Company estimates volatility based upon the historical stock price of the Company and estimates the expected term for stock options using the simplified method for employees and directors and the contractual term for non-employees. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

Income Taxes

The Company accounts for income taxes in accordance with the Financial Accounting Standards Board FASB Accounting Standards Codification (“ASC”) 740, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company evaluates all significant tax positions as required by ASC 740. As of December 31, 2024, the Company does not believe that it has taken any positions that would require the recording of any additional tax liability, nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

Any penalties and interest assessed by income taxing authorities are included in operating expenses.

The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed. Tax years 2021, 2022 and 2023 remain open for potential audit.

Earnings (Loss) Per Share

Basic earnings per share (EPS) are computed by dividing the net loss applicable to common stock by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss applicable to common stock by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise or conversion of stock options, stock warrants, convertible debt instruments, convertible preferred stock or other common stock equivalents. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive.

At December 31, 2024, there were (i) an aggregate of 0 outstanding warrants to purchase shares of common stock, (ii) employee stock options to purchase an aggregate of 606,452 shares of common stock, (iii) 433,000 common shares issuable upon conversion of Series D Convertible Preferred Stock, (iv) 5,172,416 common shares issuable upon conversion of Series E Convertible Preferred Stock, and (v) 0 common shares issuable upon conversion of Series F Convertible Preferred Stock, all of which were excluded from the computation of diluted net earnings per share because their inclusion would have been anti-dilutive.

At December 31, 2023, there were (i) an aggregate of 44,644 outstanding warrants to purchase shares of common stock, (ii) employee stock options to purchase an aggregate of 1,387,775 shares of common stock, (iii) 433,000 common shares issuable upon conversion of Series D Convertible Preferred Stock, (iv) 3,833,334 common shares issuable upon conversion of Series E Convertible Preferred Stock, and (v) 0 common shares issuable upon conversion of Series F Convertible Preferred Stock, all of which were excluded from the computation of diluted net earnings per share because their inclusion would have been anti-dilutive.

F-17

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Leases

The Company follows ASC 842 “Leases”. This guidance requires lessees to recognize right-of-use (“ROU”) assets and lease liabilities for most operating leases. In addition, this guidance requires that lessors separate lease and non-lease components in a contract in accordance with the revenue guidance in ASC 606.

The Company made an accounting policy election to not recognize short-term leases with terms of twelve months or less on the balance sheet and instead recognize the lease payments in expense as incurred. The Company has also elected to account for real estate leases that contain both lease and non-lease components as a single lease component.

At the inception of a contract the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset.

Operating ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the lease commencement date to determine the present value of future payments. The lease term includes all periods covered by renewal and termination options where the Company is reasonably certain to exercise the renewal options or not to exercise the termination options. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administration expenses in the consolidated statements of operations.

Recent Accounting Pronouncements

 From time to time, the FASB or other standards setting bodies will issue new accounting pronouncements. Updates to the FASB ASC are communicated through issuance of an Accounting Standards Update (“ASU”).

In December 2023, the FASB issued ASU No. 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 requires companies to disclose, on an annual basis, specific categories in the effective tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Further, ASU 2023-09 requires companies to disclose additional information about income taxes paid. ASU 2023-09 is effective for annual periods beginning January 1, 2025 and will be applied on a prospective basis with the option to apply the standard retrospectively. The Company evaluated the disclosure impact of ASU 2023-09; and determined the standard will not have an impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires entities to provide more detailed disaggregation of expenses in the income statement, focusing on the nature of the expenses rather than their function. The new disclosures will require entities to separately present expenses for significant line items, including but not limited to, depreciation, amortization, and employee compensation. Entities will also be required to provide a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, disclose the total amount of selling expenses and, in annual reporting periods, provide a definition of what constitutes selling expenses. This pronouncement is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect the adoption of this new guidance to have a material impact on the consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

F-18

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

NOTE 2 – LIQUIDITY

Under Accounting Codification ASC 205, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“ASC 205-40”), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements are issued. Management has assessed the Company’s ability to continue as a going concern in accordance with the requirement of ASC 205-40.

As reflected in the accompanying consolidated financial statements, the Company had a net loss of $10,764,457 for the year ended December 31, 2024. During the same period, cash used in operating activities was $3,488,687. The working capital deficit and accumulated deficit as of December 31, 2024, were $8,002,361 and $74,368,009, respectively. In previous financial reports, the Company had raised substantial doubt about continuing as a going concern. This was principally due to a lack of working capital prior to securities underwritten offerings and private placements which were completed during 2022, 2023, 2024 and 2025 as well.

As previously noted, the Company was successful during 2023 in raising gross proceeds of over $11,500,000 from the sale of Series E and F Preferred Stock. Additionally, in the first and second quarters of 2024, the Company raised gross proceeds of $2,995,002 from the issuance of a combination of Series D and E Preferred Stock (See Note 14). The Company successfully raised approximately $3,544,689 in gross proceeds through its At-The-Market (ATM) offering program in 2024 and secured an additional $3,954,940 in gross proceeds during the first two months of 2025. Additionally, during the second quarter of 2025, the Company will again have access to its S-3 “shelf registration” statement allowing the Company to sell additional securities. At the time of this document, the Company estimates that it will have available capacity on its shelf registration which it can utilize to bolster working capital and growth of the business in the event that revenues from its recently executed AMA with New APR do not provide sufficient cash flow to support operations. Although additional investment is not assured, the Company is comfortable that it would be able to raise sufficient capital to support expanded operations based on an anticipated increase in business activity. In the long run, the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing its business plan, generate enough revenue, and attain consistently profitable operations. We have analyzed our cash flow under “stress test” conditions and have determined that we have sufficient liquid assets on hand or available via the capital markets to maintain operations for at least twelve months from the issuance date of this report.

In addition, management has taken and continues to take actions including, but not limited to, elimination of certain costs that do not contribute to short term revenue, and re-aligning both management and staffing with a focus on improving certain skill sets necessary to build growth and profitability and focusing product strategy on opportunities that are likely to bear results in the relatively short term. The Company believes that, with the combination of commercial sales success, coupled with an S-3 shelf registration availability starting in the second quarter of 2025, it will have sufficient working capital to meet its obligations over the following twelve months. In the last twelve months the Company has seen growth in its contracted backlog as well as significant, positive signs from new commercial projects that indicate improvements in future revenues.

Management believes that, at this time, the conditions in our traditional market space with ongoing contract delays, the consequent need to procure certain materials in advance of a binding contract and the additional time needed to execute on new contracts previously reported could put a strain on our cash reserves. However, the anticipated steady cashflow from the AMA and the ability to raise capital via its shelf registration indicate there is no substantial doubt for the Company to continue as a going concern for a period of twelve months. We expect to continue executing the plan to grow our business and achieve profitability as previously discussed. The Company may selectively look at opportunities for fundraising in the future including potential debt offerings to support asset acquisition. Management has extensively evaluated our requirements for the next twelve months and has determined that the Company currently has sufficient cash and access to capital to operate for at least that period.

While no assurance can be provided, management believes that these actions provide the opportunity for the Company to continue as a going concern and to grow its business and achieve profitability with access to additional capital funding. Ultimately the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing the plan described above which was put in place in late 2024 and will continue in 2025 and beyond. As a result, we expect to generate sufficient revenue and to attain profitable operations with minimal cash use in the next 12-18 months. These consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-19

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable were as follows at December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Accounts receivable	$479,478	$1,462,463
Allowance for credit losses	(76,037)	—
Accounts Receivable, net	$403,441	$1,462,463

The Company recorded bad debt expense in the amount of $76,037 and zero for the years ended December 31, 2024 and December 31, 2023, respectively.

A summary of the activity related to our allowance for credit losses during the year ended December 31, 2024 is summarized below.

Amounts
Allowance for doubtful accounts, beginning balance	$—
Allowance for doubtful accounts provision	(76,037)
Less recoveries	—
Allowance for doubtful accounts, ending balance	$(76,037)

NOTE 4 – INTANGIBLE ASSET

In May 2024, the Company recorded an intangible asset with a fair value of $11,161,428. This asset represents non-monetary consideration received under a 5-year customer contract, in which the Company will provide maintenance services to the customer. The intangible asset represents Digital Image data rights in the form of a license agreement received by the Company from the customer.

The fair value of the asset was determined on the contract inception date based on the standalone selling price of the service and goods to be provided to the customer under the 5-year contract since the Company could not reasonably estimate the fair value of the data rights received. The non-monetary transaction was accounted for in accordance with Accounting Standards Codification (ASC) 606-10-32-21 through ASC 606-10-32-24.

On the contract inception date, the Company also recorded an immediate amortization of the intangible asset of $199,008 related to the pre-contract costs incurred relating to a pilot program for this contract and recorded deferred revenue of $11,161,428 as contract liabilities with a current and non-current component, and then immediately recognized $199,008 of this deferred revenue relating to the completed pilot program. The remaining deferred revenue is being recognized over the 5-year term.

In accordance with ASC 350-30-35-1, the amortization for the intangible asset is based on its useful life and the useful life of an intangible asset is the period over which it is expected to contribute directly or indirectly to the future cash flows of that entity. Accordingly, amortization of the intangible asset is recognized over the life of the contract of five years.

In accordance with ASC 350-30-35-14, an intangible asset that is subject to amortization shall be reviewed for impairment if the carrying amount of the asset is not recoverable and exceeds its fair value. There is no indication of impairment at December 31, 2024.

Intangible asset at December 31, 2024 and December 31, 2023 consists of:

	December 31,	December 31,
	2024	2023
Intangible Asset, gross	$11,161,428	$—
Accumulated Amortization	(1,569,310)	—
Intangible Asset, net	$9,592,118	$—

Amortization of the intangible asset during the years ended December 31, 2024 and December 31, 2023, was $1,569,310 and zero , respectively.

The future amortization of the intangible asset is as follows:

Calendar Year	Amount
2025	$2,192,484
2026	2,192,484
2027	2,192,484
2028	2,192,484
2029	822,182
Total Intangible Asset Amortization	$9,592,118

F-20

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

NOTE 5: CASH ADVANCE PAYMENT – SAWGRASS HOLDINGS LLC

Amount
Cash	$5,000,000
Contract liabilities, current	(5,000,000)
Net Statement of operations impact	$—

In December 2024, the Company entered into a series of contracts with Fortress under which the Company will deploy and operate a fleet of mobile gas turbines and balance-of-plant inventory, providing management, sales and operations functions to New APR in connection with the assets. In exchange for services performed under the Asset Management Agreement (“AMA”), the Company received an advance cash payments and common units in Sawgrass Parent (see Note 9). The Company will account for the arrangement with New APR as Revenue from contracts with customers. New APR advanced the Company $5.0 million in cash upon execution of the contract, which will be applied ratably on a monthly basis against amounts incurred under the AMA for a period of 12 months in 2025. In the event that the AMA is terminated within the first 12 months, any balance remaining of the advanced funds would be credited in full to Duos.

The advanced consideration does not provide the benefit of financing as the cash will be consumed within the first year of the contract to align the interests of both parties under the AMA. As of December 31, 2024, deferred revenue under the arrangement was $5.0 million, comprised of the $5.0 million advance payment. The Company did not recognize any revenue under the AMA during the year ended December 31, 2024.

NOTE 6 – PROPERTY AND EQUIPMENT

The major classes of property and equipment are as follows at December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Furniture and Fixtures	$132,018	$132,018
Tools and Equipment	1,569,034	1,291,673
Leasehold Improvements	298,004	298,004
Construction in Progress	2,099,493
Internal Use Software	381,441	381,441
	4,479,990	2,103,136
Accumulated Depreciation	(1,708,211)	(1,376,629)
Property, Equipment and Software, net	$2,771,779	$726,507

	December 31, 2024	December 31, 2023
Internal Use Software consisted of the following:
Internal Use Software	$381,441	$381,441
Accumulated depreciation	(225,429)	(133,149)
Internal Use Software, net	$156,012	$248,292

	December 31, 2024	December 31, 2023
Depreciation Expense:
Property and equipment, excluding internal use software	$239,302	$315,686
Internal Use Software amortization expense	92,280	84,328

The following is a schedule of estimated future amortization expense of internal use software at December 31, 2024:

2025	$97,340
2026	58,672
2027	—
$156,012

F-21

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

NOTE 7 – PATENTS AND TRADEMARKS

	December 31, 2024	December 31, 2023
Patents	$405,007	$395,472
Accumulated Amortization	(277,707)	(266,332)
Patents and trademarks, net	$127,300	$129,140

Amortization expense in 2024 and 2023 was $11,375 and $9,920, respectively.

NOTE 8 – SOFTWARE DEVELOPMENT COSTS

	December 31, 2024	December 31, 2023
Software Development	$796,807	$721,309
Construction in Progress	72,872	148,371
Accumulated amortization	(466,296)	(216,842)
Software Development, net	$403,383	$652,838

The following is a schedule of estimated future amortization expense of software development costs at December 31, 2024:

2025	$246,676
2026	108,894
2027	47,813
$403,383

Amortization of software development costs for the years ended December 31, 2024 and 2023 was $249,454 and $140,267, respectively.

NOTE 9 – EQUITY INVESTMENT – SAWGRASS APR HOLDINGS LLC

December 31, 2024
Equity Investment - Sawgrass APR Holdings LLC	$7,233,000

At the close of business December 31, 2024, Duos Energy Corporation, a subsidiary, executed an AMA with New APR to manage its operations. The Company’s CEO is also the CEO of New APR and the operations of New APR are housed in the same facility as the Company in Jacksonville Florida.

The Company was issued a 5% non-voting ownership interest in Sawgrass Parent, in the form of 25,882,353 common units, which is accounted for using the equity method. The Company determined the equity method was appropriate since Sawgrass Parent is considered a related party due to common management and the Company can exert significant influence over the operations of New APR.

The Company concluded that the arrangement with New APR is within the scope of ASC 606, Revenue from contracts with customers, and the common units issued to the Company by Sawgrass Parent represented non-cash consideration under ASC 606-10-32-31. The initial carrying value as of December 31, 2024 of $7.2 million was measured equal to the fair value of the common units received for future services to be performed under the AMA. The Company recorded $7.2 million of an equity method investment asset and $7.2 million of deferred revenue for services to be performed under the AMA. During the year ended December 31, 2024, the Company did not recognize any revenue associated with the AMA and did not recognize any equity in net loss of the investee.

The Company assesses its equity method investment for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. No impairment losses were recognized during the year ended December 31, 2024.

F-22

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

NOTE 10 – DEBT

Notes Payable – Insurance Premium Financing Agreements

The Company’s notes payable relating to financing agreements classified as current liabilities consist of the following as of:

	December 31, 2024		December 31, 2023
Notes Payable	Principal	Interest	Principal	Interest
Third Party - Insurance Note 1	$13,002	8.00%	$39,968	6.24%
Third Party - Insurance Note 2	4,070	—	2,008	—
Third Party - Insurance Note 3	—	—	—	—
Total	$17,072		$41,976

The Company entered into an agreement on April 15, 2023 with its insurance provider by issuing a note payable (Insurance Note 1) for the purchase of an insurance policy in the amount of $142,734, secured by that policy with an annual interest rate of 8.00% and payable in 11 monthly installments of principal and interest totaling $13,501. The Company renewed its agreement on April 15, 2024 with its insurance provider by issuing a note payable (Insurance Note 1) for the purchase of an insurance policy in the amount of $154,338, secured by that policy with an annual interest rate of 8.25% and payable in 10 monthly installments of principal and interest totaling $16,023. At December 31, 2024 and December 31, 2023, the balance of Insurance Note 1 was $13,002 and $39,968, respectively.

The Company renewed its agreement on February 3, 2023 with its insurance provider by issuing a note payable (Insurance Note 2) for the purchase of an insurance policy in the amount of $24,140, and payable in 12 monthly installments of $2,012. The Company renewed its agreement on February 3, 2024 with its insurance provider by issuing a note payable (Insurance Note 2) for the purchase of an insurance policy in the amount of $24,480, and payable in 12 monthly installments of $2,040. At December 31, 2024 and December 31, 2023, the balance of Insurance Note 2 was $4,070 and $2,008, respectively.

The Company entered on February 2, 2023 with its insurance provider by issuing a note payable (Insurance Note 3) for the purchase of an insurance policy in the amount of $293,520 with a down payment paid in the amount of $125,690. The Company received a refund in October 2024 in the amount of $30,433 as a result of the annual audit of the policy resulting in the refund being applied to the outstanding balance. The Company renewed its agreement on February 3, 2024 with its insurance provider by issuing a note payable (Insurance Note 3) for the purchase of an insurance policy in the amount of $245,798 with a down payment paid in the amount of $84,473 in the first quarter of 2024 and ten monthly installments of $20,166. At December 31, 2024 and December 31, 2023, the balance of Insurance Note 3 was $0 and $0, respectively.

Notes Payable, Related Parties

On July 22, 2024, the Company and Duos Edge entered into secured promissory notes (the “Notes”) with two institutional investors in the Company, 21 April Fund LP and 21 April Fund Ltd. These investors own more than 10% of the outstanding shares and are therefore considered related parties. The principal amounts of the Notes are $1,520,000 for the Note issued to 21 April Fund Ltd. and $680,000 for the Note issued to 21 April Fund LP. The Notes bear interest at an annual rate of 10% and the principal and any accrued interest on the Notes are due on December 30, 2025. The Company has guaranteed all of Duos Edge’s obligations pursuant to the Notes.

As security for the Notes, Duos Edge AI granted a first priority security interest in the equipment installed, as well as all revenues from such equipment and the Company pledged all proceeds from the sale of shares of Common Stock under its ATM facility. All of the pledged revenues from the equipment and the ATM facility are deposited in a blocked account and used solely to repay the Notes until they are repaid in full. In November 2024, the Company obtained the lenders’ consent waiving the requirement to deposit ATM proceeds in a separate blocked account and to utilize the ATM proceeds for general corporate purposes, provided that any such amounts must be deposited in the blocked account on or prior to December 1, 2025. The Notes may be prepaid without any prepayment penalties, provided that any prepayments shall be made proportionately to each Note.

F-23

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

This transaction is accounted for in accordance with ASC 470, which provides guidance on the accounting for debt and debt modifications. The Company is in compliance with all covenants and conditions associated with the Notes as of December 31, 2024.

As of December 31, 2024, the carrying amount of the Notes is classified as a current liability on the Company's consolidated balance sheet. The company accrued interest of $98,247 for the six months ended December 31, 2024 with regard to the Notes.

In connection with the Notes, the Company issued warrants to purchase 92,727 shares of Common Stock to 21 April Fund LP and 207,273 shares of Common Stock to 21 April Fund Ltd. The warrants had an exercise price of $3.00 and were exercisable at any time on or prior to the close of business on the five-year anniversary of the original issuance date of July 22, 2024. The warrants contained a fundamental transaction provision whereby the Company might have to make a cash payment to the warrant holder on a fundamental transaction trigger date. Accordingly, the warrants met the criteria to be accounted for as a derivative liability instrument.

The above warrants and the previously held 44,644 warrants were exercised by 21 April Fund LP and 21 April Fund Ltd. on September 19, 2024 and the Company issued an aggregate of 344,644 shares of Common Stock. In connection with such exercise, the parties agreed to reduce the exercise price of the warrants to $2.61 per share and to remove any “blocker” or similar provisions in the warrants.

The warrant liability value was measured using a Monte Carlo simulation valuation method. The initial warrant liability valuation on the loan date was $625,606 which was recorded as a debt discount and initial warrant liability. The warrant liability on September 19, 2024 was $379,626 with a change in fair value recorded in other income/expense from the initial recording date through September 30, 2024 of $245,980. The debt discount is being amortized over the term of the Notes.

On September 19, 2024, the warrant exercise date, the Company eliminated the warrant liability and recognized a gain on the extinguishment of the warrants in the amount $379,626.

The promissory Notes Payable at December 31, 2024 were as follows:

Notes Payable	$2,200,000
Unamortized Discount	(441,604)
Notes Payable, net	$1,758,396

Amortization of the discount from the Note date of July 22, 2024 through December 31, 2024 was $184,002 which is included in interest expense.

F-24

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

The Company used the following assumptions in determining the fair value of the warrant liabilities:

	Upon Grant		Upon Exercise
	21 April Fund LP	21 April Fund Ltd	21 April Fund LP	21 April Fund Ltd
Date of Grant (Exercise)	July 22, 2024	July 22, 2024	September 19, 2024	September 19, 2024
Note Value	$—	$—	$—	$—
Issue (Exercise) Stock Price	$2.77	$2.77	$2.49	$2.49
Strike	$3.00	$3.00	$2.61	$2.61
Share Equivalents	92,727	207,273	92,727	207,273
Strike Price discount	0%	0%	0%	0%
Expected Remaining Term (Years)	5.00	5.00	4.84	4.84
Historical Volatility	52%	52%	58%	58%
Expected Volatility	100%	100%	58%	58%
Dividend Yield	0%	0%	0%	0%
Annual Rate of Quarterly Dividends	$0.000	$0.000	$0.000	$0.000
Discount Rate - Bond Equivalent Yield	4.170%	4.170%	3.480%	3.480%

NOTE 11 – REVENUES AND CONTRACT ACCOUNTING

The Company generates revenue from four sources: (1) Technology Systems; (2) AI Technology which is included in the consolidated statements of operations line-item Technology Systems; (3) Technical Support; and (4) Consulting Services which is included in the consolidated statements of operations line-item Services and Consulting.

Contract assets and contract liabilities on uncompleted contracts for revenues recognized over time are as follows:

Contract Assets

Contract assets on uncompleted contracts represent cumulative revenues recognized in excess of billings and/or cash received on uncompleted contracts accounted for under the cost-to-cost input method which recognizes revenue based on the ratio of costs incurred to total estimated costs.

At December 31, 2024 and 2023, contract assets on uncompleted contracts consisted of the following:

	2024	2023
Cumulative revenues recognized	$9,916,761	$8,820,256
Less: Billings or cash received	(9,280,987)	(8,178,309)
Contract Assets	$635,774	$641,947

Contract Liabilities

Contract liabilities on uncompleted contracts represent billings and/or cash received that exceed cumulative revenues recognized on uncompleted contracts accounted for under the cost-to-cost input method, which recognizes revenues based on the ratio of the cost incurred to total estimated costs.

Contract liabilities on services and consulting revenues represent billings and/or cash received in excess of revenue recognized on service agreements that are not accounted for under the cost-to-cost input method.

F-25

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

At December 31, 2024 and December 31, 2023, contract liabilities on uncompleted contracts and contract liabilities on services and consulting consisted of the following:

	2024	2023
Billings and/or cash receipts on uncompleted contracts	$1,264,658	$1,264,658
Less: Cumulative revenues recognized	(861,024)	(199,976)
Contract liabilities, technology systems, current	$403,634	$1,064,682
Contract liabilities, services and consulting, current	11,401,384	601,561
Total contract liabilities, current	$11,805,018	$1,666,243
Total contract liabilities, services and consulting, non-current	$11,016,134	$—

Contract liabilities at December 31, 2023 were $1,666,243; of which $661,048 for technology systems and $601,560 in services and consulting have been recognized as of December 31, 2024.

The Company expects to recognize all current contract liabilities within 12 months from the respective consolidated balance sheet date. In May 2024, the Company recorded an initial deferred revenue as a contract liability in the amount of $11,161,428 of which $199,008 related to a pilot program was immediately recognized as revenue (See Note 4) and another $1,569,310 was recognized in 2024.. This contract liability resulted from a five-year contract with a customer where the Company received non-monetary consideration recorded as intangible assets (See Note 4) This transaction was accounted for under ASC 606-10-32-21 through ASC-606-10-32-24, Non-Cash Consideration. The performance obligations, which include various support and maintenance services will be recognized as revenue pro-rata over time during the five-year contract term. The current contract liabilities of $2,192,484 for just this contract as of December 31, 2024 relate to the portion of the contract value the Company expects to recognize pro-rata within the next twelve months. The non-current contract liabilities of $7,399,634 as of December 31, 2024 represent the portion of the contract value that is expected to be recognized pro-rata beyond the next twelve months. If the Digital Image License Agreement is terminated prior to the completion of the five-year term, then the customer will pay for the maintenance and support services annually in cash.

In December 2024, the Company entered into a series of contracts with Fortress under which the Company will deploy and operate a fleet of mobile gas turbines and balance-of-plant inventory, providing management, sales and operations functions to Sawgrass in connection with the assets. In exchange for services performed under the Asset Management Agreement (“AMA”), the Company received an advance cash payments and common units in Sawgrass (see Note 9). Sawgrass paid the Company $5.0 million in cash upon execution of the contract, which will be applied ratably on a monthly basis against amounts incurred under the AMA for a period of 12 months in 2025. In the event that the AMA is terminated within the first 12 months, any balance remaining of the advanced funds would be credited in full to Duos.
F-26

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

As of December 31, 2024, deferred revenue under the arrangement was $5.0 million, comprised of the $5.0 million advance payment. The Company did not recognize any revenue under the AMA during the year ended December 31, 2024.

The Company also concluded that the arrangement with Sawgrass is within the scope of ASC 606, Revenue from contracts with customers, and the common units issued to the Company by Sawgrass Parent represented non-cash consideration. The initial carrying value as of December 31, 2024 of $7.2 million was measured equal to the fair value of the common units received for future services to be performed under the AMA. The Company recorded $7.2 million of deferred revenue for services to be performed under the AMA (see Note 9). During the year ended December 31, 2024, the Company did not recognize any revenue associated with the AMA. The Company initially recorded the equity method investment in Sawgrass of $7.2 million, equal to the fair value of the common units as of December 31, 2024.

As of December 31, 2024, the balance in contract liabilities pertaining to the non-monetary transaction agreement is as follows:

Calendar Year	Amount
2025	$2,192,484
2026	2,192,484
2027	2,192,484
2028	2,192,484
2029	822,182
Total Contract Liabilities	$9,592,118

The Company will fully recognize $5.0 million in revenue pertaining to the AMA during 2025.

As of December 31, 2024, the balance in contract liabilities pertaining to the value of the equity method interest will be recognized as revenue as follows:

Calendar Year	Amounts
2025	$3,616,500
2026	3,616,500
Contract Assets	$7,233,000

Disaggregation of Revenue

The Company is following the guidance of ASC 606-10-55-296 and 297 for disaggregation of revenue. Accordingly, revenue has been disaggregated according to the nature, amount, timing and uncertainty of revenue and cash flows. We are providing qualitative and quantitative disclosures.

Qualitative:

1. We have four distinct revenue sources:

a. Technology Systems (Turnkey, engineered projects);

b. AI Technology (Associated maintenance and support services);

c. Technical Support (Operational support, asset management of power generation systems); and

d. Consulting Services (Predetermined algorithms to provide important operating information to the users of our systems).

2. We currently operate in North America including the USA, Mexico and Canada.

3. Our customers include rail transportation, and commercial.

4. Our technology systems and equipment projects fall into two types:

a. Transfer of goods and services over time.

b. Goods delivered at point in time.

5. Our services & maintenance contracts are fixed price and fall into two duration types:

a. Turnkey engineered projects and professional service contracts that are less than one year in duration and are typically one to two quarters in length; and

b. Maintenance and support contracts ranging from one to five years in length.

F-27

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Quantitative:

For the Year Ended December 31, 2024

Segments	Rail	Commercial	Government	Artificial Intelligence	Total
Primary Geographical Markets

North America	$5,696,931	$921,562	$—	$662,392	$7,280,885

Major Goods and Service Lines

Turnkey Projects	$2,252,357	$—	$—	$—	$2,252,357
Maintenance and Support	3,444,574	921,562	—	—	4,366,136
Algorithms	—	—	—	662,392	662,392
	$5,696,931	$921,562	$—	$662,392	$7,280,885

Timing of Revenue Recognition

Goods transferred over time	$2,252,357	$—	$—	$—	$2,252,357
Services transferred over time	3,444,574	921,562	—	662,392	5,028,528
	$5,696,931	$921,562	$—	$662,392	$7,280,885

Quantitative:

For the Year Ended December 31, 2023

Segments	Rail	Commercial	Government	Artificial Intelligence	Total
Primary Geographical Markets
North America	$6,261,748	$78,575	$11,353	$1,119,522	$7,471,198

Major Goods and Service Lines
Turnkey Projects	$3,616,334	$1,694	$—	$—	$3,618,028
Maintenance and Support	2,645,414	76,881	11,353	—	2,733,648
Data Center Auditing Services	—	—	—	—	—
Software License	—	—	—	—	—
Algorithms	—	—	—	1,119,522	1,119,522
	$6,261,748	$78,575	$11,353	$1,119,522	$7,471,198

Timing of Revenue Recognition
Goods transferred over time	$3,616,334	$1,694	$—	$—	$3,218,028
Services transferred over time	2,645,414	76,881	11,353	1,119,522	3,853,170
	$6,261,748	$78,575	$11,353	$1,119,522	$7,471,198

Segment Information

In November 2023, the FASB issued ASU 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07 requires companies to disclose significant segment expenses that are regularly provided to the chief operating decision maker. ASU 2023-07 is effective for annual periods beginning on January 1, 2024 and interim periods beginning on January 1, 2025. ASU 2023-07 must be applied retrospectively to all prior periods presented in the financial statements. The Company has evaluated the disclosure impact of ASU 2023-07; and determined the standard will not have an impact on the Company’s consolidated financial statements.

In 2024, the Company principally operated in one reportable segment related to the development and commercialization of technology solutions in the transportation and industrial sectors. The Chief Operating Decision Maker (“CODM”) for the Company is Mr. Chuck Ferry, the Chief Executive Officer (the “CEO”). The Company’s CEO reviews operating results on an aggregate basis and manages the Company’s operations as a whole for the purpose of evaluating financial performance and allocating resources. Accordingly, the Company has determined that it has a single reportable and operating segment structure. The CEO evaluates financial performance regularly by comparing actual results with established budgets and forecasts.

The CEO assesses performance for the Company and decides how to allocate resources based on the aggregate net loss that is reported on the accompanying consolidated statement of operations as net loss. The measure of segment assets is reported on the consolidated balance sheets as total assets.

F-28

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Operating Lease Obligations

On July 26, 2021, the Company entered a new operating lease agreement for office and warehouse combination space of 40,000 square feet, with the lease commencing on November 1, 2021, and ending April 30, 2032. This new space combines the Company’s two separate work locations into one facility, which allows for greater collaboration and also accommodates a larger anticipated workforce and manufacturing facility. On November 24, 2021, the lease was amended to commence on December 1, 2021, and end on May 31, 2032. The Company recognized a ROU asset and operating lease liability in the amount of $4,980,104 at lease commencement. Rent for the first eleven months of the term was calculated based on 30,000 rentable square feet. The rent is subject to an annual escalation of 2.5%, beginning November 1, 2023. The Company made a security deposit payment in the amount of $600,000 on July 26, 2021. Per the contract, in the 18th month and every 12th month thereafter, the security deposit is reduced by $50,000 and now stands at $500,000. The right of use asset balance at December 31, 2024, net of accumulated amortization, was $4,028,698.

As of December 31, 2024, the office and warehouse lease is the Company’s only lease with a term greater than twelve months. The office and warehouse lease has a remaining term of approximately 7.5 years and includes an option to extend for two renewal terms of five years each. The renewal options are not reasonably certain to be exercised, and therefore, they are not included when determining the lease term used to establish the right-of use asset and lease liability. The Company also has several short-term leases, primarily related to equipment. The Company made an accounting policy election to not recognize short-term leases with terms of twelve months or less on the consolidated balance sheet and instead recognize the lease payments in expense as incurred. The Company has also elected to account for real estate leases that contain both lease and non-lease components (such as common area maintenance) as a single lease component.

The following table shows supplemental information related to leases:

	Year Ended December 31,
	2024	2023
Lease cost:
Operating lease cost	$781,638	$781,638
Short-term lease cost	$21,909	$63,770

Other information:
Operating cash outflow used for operating leases	$779,087	$696,869
Weighted average discount rate	9.0%	9.0%
Weighted average remaining lease term	7.5 years	8.5 years

At December 31, 2024, future minimum lease payments due under the operating lease are as follows:

Amount
Calendar year:
2025	$798,556
2026	818,518
2027	838,984
2028	859,856
Thereafter	3,183,571
Total undiscounted future minimum lease payments	6,499,485
Less: Impact of discounting	(1,833,887)
Total present value of operating lease obligation	4,665,598
Current portion	(798,556)
Operating lease obligation, less current portion	$3,867,042

F-29

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Master Lease Agreement

On November 1, 2024, the Company entered into a Master Lease Agreement (“MLA”) for a total lease obligation of $2,662,282. The lease is structured with a repayment term of 66 months, with fixed monthly payments commencing on December 10, 2024. At the end of the lease term, the Company has the option to purchase the leased asset for $1.

In accordance with ASC 842, the lease is classified as a finance lease, as the $1 buyout option indicates a transfer of ownership. As a result, the Company has recorded a right-of-use asset and a corresponding lease liability on its balance sheet. Interest expense and amortization of the right-of-use asset will be recognized over the lease term. Management believes this lease structure supports the Company’s operational and financial objectives.

The following table shows supplemental information related to the MLA:

	Year Ended December 31,
	2024	2023
Lease cost:
Master Lease Agreement cost	$3,900	$—
Short-term lease cost	$367,451	$—

Other information:
Operating cash outflow used for operating leases	$3,900	$—
Weighted average discount rate	8.63%	—
Weighted average remaining lease term	5.4 years	—

At December 31, 2024, future minimum lease payments due under the MLA are as follows:

Amount
Calendar year:
2025	$367,451
2026	527,777
2027	527,777
2028	527,777
Thereafter	703,702
Total undiscounted future minimum lease payments	2,654,484
Less: Impact of discounting	(562,429)
Total present value of MLA obligation	2,092,057
Current portion	(367,451)
MLA, less current portion	$1,724,604

Executive Severance Agreement

Pursuant to a separation agreement with Gianni Arcaini, our former Chief Executive Officer and Chairman of the Board (the “Separation Agreement”), Mr. Arcaini’s employment with the Company ended on September 1, 2020 (“Separation Date”). The Separation Agreement provided that he would receive separation payments over a 36- month period equal to his base salary plus $75,000 as well as certain limited health and life insurance benefits. The Separation Agreement also contained confidentiality, non-disparagement and non-solicitation covenants and a release of claims by Mr. Arcaini. In accordance with the Separation Agreement, the Company paid to Mr. Arcaini the total sum of $747,788. On March 1, 2021, the Company paid to Mr. Arcaini a lump-sum amount equal to the first six months of payments, or $124,631, owed to Mr. Arcaini and the Company continued to pay him in semi-monthly installments for 30 months thereafter, as contemplated in Mr. Arcaini’s Separation Agreement. On November 21, 2024, the Company paid Mr. Arcaini a further $23,890 to settle a dispute concerning certain benefits that were claimed by him as part of the separation agreement. As a condition of this payment, Mr. Arcaini forfeited all of his equity in the Company consisting of 100,716 non-qualified stock options granted under the 2016 Equity Incentive Plan.

F-30

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

NOTE 13 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets (liabilities) at December 31, 2024 and 2023 consist of net operating loss carryforwards and differences in the book basis and tax basis of intangible assets.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2024 and 2023 were as follows:

	Years Ended December 31,
	2024	2023
Income tax benefit at U.S. statutory rate of 21%	$(2,260,536)	$(2,360,761)
State income taxes	(387,520)	(404,702)
Non-deductible expenses	164,156	271,648
Change in valuation allowance	2,483,901	2,493,815
Total provision for income tax	$—	$—

The Company’s approximate net deferred tax assets as of December 31, 2024 and 2023 were as follows:

	December 31,
	2024	2023
Deferred Tax Asset (Liability):
Net operating loss carryforward	$15,313,305	$12,318,836
Intangible assets	(537,017)	(84,823)
Allowance for bad debt	(58,375)	—
Gross deferred tax assets	14,717,913	12,234,013
Valuation allowance	(14,717,913)	(12,234,013)
Net deferred tax assets	$—	$—

The gross operating loss carryforward was approximately $62,249,209 and $50,076,569 at December 31, 2024 and 2023, respectively. The Company provided a valuation allowance equal to the net deferred income tax assets for the years ended December 31, 2024, and 2023 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward and other deferred tax assets. The increase in the valuation allowance was $2,483,900 in 2024.

The potential tax benefit arising from the net operating loss carryforward of $4,357,876 from the period prior to January 1, 2018, will expire in 2037. The potential tax benefit arising from the net operating loss carryforward of $10,360,037 generated after January 1, 2018 can be carried forward indefinitely within the annual usage limitations.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership or business changes that may occur in the future. The Company has not conducted a study to determine the limitations on the utilization of these net operating loss carryforwards. If necessary, the deferred tax assets will be reduced by any carryforward that may not be utilized or expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2023, 2022 and 2021 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

F-31

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

NOTE 14 – STOCKHOLDERS’ EQUITY

2016 Equity Plan

We maintained the 2016 Equity Incentive Plan (the “2016 Plan”) for employees, officers, directors and other entities and individuals whose efforts contribute to our success. The 2016 Plan terminated pursuant to its terms on December 31, 2020, although all outstanding awards on such date continue in full force and effect.

2021 Equity Plan

On May 12, 2021, the Board adopted, with shareholder approval as of July 15, 2021, the 2021 Equity Incentive Plan (the “2021 Plan”) providing for the issuance of up to 1,000,000 shares of our Common Stock. On September 30, 2024, the shareholders approved an increase in the shares of Common Stock available under the 2021 Plan to 2,500,000 and beginning as of February 1, 2025, and for each February 1st thereafter to the greater of 2,500,000 or a number of shares based on a formula tied to the Company’s fully diluted common equivalent share capitalization, excluding warrants and options. The purpose of the 2021 Plan is to assist the Company in attracting and retaining key employees, directors and consultants and to provide incentives to such individuals to align their interests with those of our shareholders.

General Description of the 2021 Plan

The following is a summary of the material provisions of the 2021 Plan and is qualified in its entirety by reference to the complete text of the 2021 Plan, which you are encouraged to read in full.

Administration

The 2021 Plan is administered by the Compensation Committee of the Board, which consists of three members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Code Section 162(m). Among other things, the Compensation Committee has complete discretion, subject to the express limits of the 2021 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted, the terms and conditions of the award, the form of payment to be made and/or the number of shares of Common Stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the Common Stock underlying the award, and the required withholding, if any. The Compensation Committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The Compensation Committee is also authorized to construe the award agreements and may prescribe rules relating to the 2021 Plan. Notwithstanding the foregoing, the Compensation Committee does not have any authority to grant or modify an award under the 2021 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Code Section 409A.

Grant of Awards; Shares Available for Awards

The 2021 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and nonemployee consultants of the Company or its affiliates. We had reserved a total of 1,000,000 shares of Common Stock for issuance as or under awards to be made under the 2021 Plan. In accordance with shareholder approval received at the meeting held on September 30, 2024, the total reserved shares as of February 1, 2025 amount to 2,905,334, calculated using a formula based on the Company’s fully diluted common equivalent share capitalization, excluding warrants and options. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2021 Plan.

F-32

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Stock Options

The 2021 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under the Code, or “nonqualified stock options” (“NQSOs”). On May 12, 2021, the 2021 Plan was approved by the board of directors and by the shareholders on July 15, 2021. Stock options may be granted on such terms and conditions as the Compensation Committee may determine; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of the Company’s Common Stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of the Company or a parent or subsidiary of the Company). ISOs may only be granted to employees. In addition, the aggregate fair market value of our Common Stock covered by one or more ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

Stock Appreciation Rights

An SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying Common Stock between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, stock options granted under the 2021 Plan. An SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the Common Stock option granted in tandem with an SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. An SAR that is not granted in tandem with a stock option is exercisable at such times as the Compensation Committee may specify.

Performance Share and Performance Unit Awards

Performance share and performance unit awards entitle the participant to receive cash or shares of our Common Stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values.

Restricted Stock Awards and Restricted Stock Unit Awards

A restricted stock award is a grant or sale of Common Stock to the participant, subject to our right to repurchase all or part of the shares at their purchase price (or to require forfeiture of such shares if issued to the participant at no cost) in the event that conditions specified by the Compensation Committee in the award are not satisfied prior to the end of the time period during which the shares subject to the award may be repurchased by or forfeited to us. Our restricted stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of Common Stock for each restricted stock unit subject to such restricted stock unit award, if the participant satisfies the applicable vesting requirement.

Unrestricted Stock Awards

An unrestricted stock award is a grant or sale of shares of our Common Stock to the participant that is not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to the Company or an affiliate or for other valid consideration.

Amendment and Termination

The Compensation Committee may adopt, amend and rescind rules relating to the administration of the 2021 Plan, and amend, suspend or terminate the 2021 Plan, but no such amendment, rescission, suspension or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2021 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.

F-33

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Series B Convertible Preferred Stock

The following summary of certain terms and provisions of our Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Certificate of Designation”) as previously filed. Subject to the limitations prescribed by our articles of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences, and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our board of directors designated 15,000 of the 10,000,000 authorized shares of preferred stock as Series B Convertible Preferred Stock with a stated value of $1,000 per share. The shares of Series B Convertible Preferred Stock were validly issued, fully paid and non-assessable.

Each share of Series B Convertible Preferred Stock was convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of $7.00 per share. Notwithstanding the foregoing, we could not effect any conversion of Series B Convertible Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series B Convertible Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the shares of our common stock then outstanding after giving effect to such conversion. The Series B Convertible Preferred Certificate of Designation does not prohibit the Company from waiving this limitation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders would be entitled to participate on an as-converted-to-common stock basis (without giving effect to the Beneficial Ownership Limitation) with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. As of December 31, 2024 and December 31, 2023, respectively, there are zero and zero shares of Series B Convertible Preferred Stock issued and outstanding.

Series C Convertible Preferred Stock

The Company’s Board of Directors designated 5,000 shares as the Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”). Each share of the Series C Convertible Preferred Stock had a stated value of $1,000. The holders of the Series C Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series C Convertible Preferred Stock had 172 votes (subject to adjustment); provided that in no event may a holder of Series C Convertible Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation (as defined in the Certificate of Designation and as described below). Each share of Series C Convertible Preferred Stock was convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $5.50 (subject to adjustment). The Company shall not effect any conversion of the Series C Convertible Preferred Stock, and a holder shall not have the right to convert any portion of the Series C Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion (the “Beneficial Ownership Limitation”). All holders of the Series C Preferred Stock elected the 19.99% Beneficial Ownership Limitation. As of December 31, 2024 and December 31, 2023, respectively, there are zero and zero shares of Series C Convertible Preferred Stock issued and outstanding.

F-34

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Series D Convertible Preferred Stock

On September 28, 2022, the Company amended its articles of incorporation to designate 4,000 shares as the Series D Convertible Preferred Stock (the “Series D Convertible Preferred Stock”). Each share of the Series D Convertible Preferred Stock has a stated value of $1,000. The holders of the Series D Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series D Convertible Preferred Stock has 333 votes (subject to standard anti-dilution adjustment); provided that in no event may a holder of Series D Convertible Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation (as defined in the Certificate of Designation and as described below). Each share of Series D Convertible Preferred Stock is convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $3.00 (subject to adjustment to $2.61). The Company shall not effect any conversion of the Series D Convertible Preferred Stock, and a holder shall not have the right to convert any portion of the Series D Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion (the “Beneficial Ownership Limitation”). All but one of the holders of the Series D Preferred Stock elected the 19.99% Beneficial Ownership Limitation. The Company shall reserve and keep available out of its authorized and unissued Common Stock, solely for the issuance upon the conversion of the Series D Convertible Preferred Stock, such a number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of the Series D Convertible Preferred Stock then outstanding. Additionally, the Series D Convertible Preferred Stock does not have the right to dividends and in the event of an involuntary liquidation, the Series D shares shall be treated as a pro rata equivalent of common stock outstanding at the date of the liquidation event and have no liquidation preference.

On September 30, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain existing investors in the Company (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased 999 shares of the newly authorized Series D Convertible Preferred Stock, and the Company received proceeds of $999,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties. On October 29, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain existing investor in the Company (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser purchased 300 shares of the newly authorized Series D Convertible Preferred Stock, and the Company received proceeds of $300,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

At the Annual Meeting on May 16, 2023, the stockholders approved the convertibility of the Series D Preferred Stock into common stock.

On March 22, 2024, March 28, 2024, and April 3, 2024, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain existing and other accredited investors (the “2024 Purchasers”). Pursuant to the Purchase Agreements, the 2024 Purchasers purchased an aggregate of 870 shares of Series D Preferred Stock, at a price of $1,000 per share, and the Company received proceeds of $870,000.

In connection with such Purchase Agreements, the Company entered into Registration Rights Agreements and filed registration statements with the SEC covering the resale by the Purchasers of the shares of common stock into which the shares of Series D Convertible Preferred Stock are convertible. The Registration Rights Agreements contain customary representations, warranties, agreements and indemnification rights and obligations of the parties.

The Registration Rights Agreements contain provisions for liquidated damages equal to 1% multiplied by the aggregate subscription amount paid, paid each month, in the event certain deadlines are missed.

In April, May, July and October of 2024, 870 outstanding shares of Series D Convertible Preferred Stock were converted into 290,002 shares of common stock. As of December 31, 2024, and 2023, there were 1,299 and 1,299 shares of Series D Convertible Preferred Stock issued and outstanding, respectively.

F-35

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

Series E Convertible Preferred Stock

The Company’s Board of Directors has designated 30,000 shares as the Series E Convertible Preferred Stock (the “Series E Convertible Preferred Stock”). Each share of the Series E Convertible Preferred Stock has a stated value of $1,000. The holders of the Series E Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series E Convertible Preferred Stock has 333 votes (subject to adjustment); provided that in no event may a holder of Series E Convertible Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation. Each share of Series E Convertible Preferred Stock is convertible at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which was $3.00 (subject to adjustment) (see adjustment below to $2.61). The Company shall not effect any conversion of the Series E Convertible Preferred Stock, and the holder shall not have the right to convert any portion of the Series E Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion (the “Beneficial Ownership Limitation”). All but one of the holders of the Series E Preferred Stock elected the 19.99% Beneficial Ownership Limitation.

The Company on March 27, 2023 entered into a Securities Purchase Agreement (the “Purchase Agreement”) with existing investors in the Company (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased 4,000 shares of a newly authorized Series E Convertible Preferred Stock at a price of $1,000 per share, and the Company received proceeds of $4,000,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

The existing investors’ Purchase Agreement also provided that the Company would not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Purchase Agreement) on or prior to December 31, 2023 that entitled any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series E Convertible Preferred Stock without the consent of the Purchaser.

On November 9, 2023, the Company entered into a Securities Purchase Agreement (the “November Purchase Agreement”) with existing investors in the Company (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased 2,500 shares of Series E Convertible Preferred Stock, at a price of $1,000 per share, and the Company received proceeds of $2,500,000.

The November Purchase Agreement also provided that the Company would not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the November Purchase Agreement) on or prior to June 30, 2024 that entitled any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series E Convertible Preferred Stock (which was $3.00 per share) without the consent of the Purchasers. If the Company sold shares less than the conversion price, with the consent of purchasers, then the Series E conversion price would be amended to that lower share price. This provision had not been triggered as of June 30, 2024.

The Purchasers under the November Purchase Agreement also were the holders of the Company’s Series F Convertible Preferred Stock issued on August 1, 2023. The purchase agreement relating to the shares of Series F Convertible Preferred Stock required the consent of the holders in the event the Company were to issue common stock or rights to acquire common stock prior to December 31, 2023 at an effective price per share less than the then conversion price of the Series F Convertible Preferred Stock, which was $6.20 per share. As a result, on November 10, 2023 the Company and the holders of the Series F Convertible Preferred Stock entered into Exchange Agreements pursuant to which the holders of Series F Convertible Preferred Stock exchanged their 5,000 shares of Series F Convertible Preferred Stock for an equal number of shares of Series E Convertible Preferred Stock. As a result of the November Purchase Agreement and the Exchange Agreements, the Company issued a total of 7,500 shares of Series E Convertible Preferred Stock and the 5,000 shares of Series F Convertible Preferred Stock were cancelled.

On March 22, 2024 and March 28, 2024, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain existing and other accredited investors (the “2024 Purchasers”). Pursuant to the Purchase Agreements, the 2024 Purchasers purchased an aggregate of 2,125 shares of Series E Convertible Preferred Stock, at a price in each case of $1,000 per share, and the Company received proceeds of $2,125,002. Those purchase agreements had similar price protections as the November Purchase Agreement but extended the price protection date to December 31, 2024, for all Series E holders.

On September 19, 2024, the conversion rate of the Series E Convertible Preferred Stock was lowered to $2.61 from $3.00 per share based on the down round protection provision triggered by the warrants induced exercise price of $2.61 per share. This will lead to the issuance of an additional 678,640 shares of common stock upon the conversion of the preferred shares.

In October of 2024, 125 outstanding shares of the Series E Convertible Preferred Stock were converted into 47,892 shares of common stock. As of December 31, 2024, and December 31, 2023, respectively, there were 13,500 and 11,500 shares of Series E Convertible Preferred Stock issued and outstanding.

F-36

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

In connection with such Purchase Agreements, the Company also entered into Registration Rights Agreements with the Purchasers. Pursuant to the Registration Rights Agreements, the Company filed with the SEC registration statements covering the resale by the Purchasers of the shares of common stock into which the shares of Series E Convertible Preferred Stock are convertible.

The Registration Rights Agreements contain customary representations, warranties, agreements and indemnification rights and obligations of the parties. The Registration Rights Agreements contain provisions for liquidated damages equal to 1% multiplied by the aggregate subscription amount paid, paid each month, in the event certain deadlines are missed.

Series F Convertible Preferred Stock

The Company's Board of Directors designated 5,000 shares as the Series F Preferred Stock. Each share of Series F Preferred Stock was convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the beneficial ownership limitation described below) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $6.20 (subject to adjustment) which equates to 161 common shares for each converted Series F preferred share. The Company, however, shall not effect any conversion of the Series F Preferred Stock, and the holder shall not have the right to convert any portion of the Series F Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion. The purchasers of the Series F Preferred Stock elected that their ownership limitation would be 19.99%.

The holders of the Series F Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series F Preferred Stock had 161 votes (subject to adjustment); provided that in no event may a holder of Series F Preferred Stock be entitled to vote a number of shares in excess of such holder’s ownership limitation.

On August 2, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with existing, accredited investors in the Company (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased 5,000 shares of a newly authorized Series F Convertible Preferred Stock (the “Series F Convertible Preferred Stock”), and the Company received proceeds of $5,000,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

The Company also agreed that it would not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Purchase Agreement relating to the Series F Preferred Stock) on or prior to December 31, 2023 that entitled any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series F Preferred Stock without the consent of the holders. As a result of that agreement, upon the issuance of 2,500 shares of Series E Preferred Stock (which had a conversion price of $3.00 per share) on November 10, 2023, the holders exchanged their 5,000 shares of Series F Preferred Stock for 5,000 shares of Series E Preferred Stock. All of the shares of Series F Preferred Stock thereupon were cancelled with zero shares now outstanding.

As of December 31, 2024, and December 31, 2023, respectively, there were zero and zero shares of Series F Convertible Preferred Stock issued and outstanding.

Common stock issued

2024 Transactions

During the three months ended March 31, 2024, the Company issued 8,655 shares of common stock for payment of board fees to four directors in the amount of $37,500 for services to the board which was expensed during the three months ended March 31, 2024. The volume-weighted average price (VWAP) per share used to value the services is $4.33.

On April 23, 2024, two shareholders converted 147 and 78 for a total of 225 shares of Series D Convertible Preferred Stock collectively with a stated value of $225,000 with a conversion price of $3.00 per common share resulting in the issuance of 49,000 and 26,000 shares of the Company’s common stock.

On April 30, 2024, two shareholders converted 100 and 250 for a total of 350 shares of Series D Convertible Preferred Stock collectively with a stated value of $350,000 with a conversion price of $3.00 per common share resulting in the issuance of 33,334 and 83,334 shares of the Company’s common stock.

F-37

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

On May 7, 2024, a shareholder converted 75 shares of Series D Convertible Preferred Stock with a stated value of $75,000 with a conversion price of $3.00 per common share resulting in the issuance of 25,000 shares of the Company’s common stock.

On May 17, 2024, the Company entered into an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) with Ascendiant Capital Markets, LLC, as sales agent (the “Agent”) providing for the sale by the Company of shares of our common stock, having an aggregate offering price of up to $7,500,000 from time to time through the Agent in connection with an “at-the-market” equity offering program (the “ATM Offering”) as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

On May 17, 2024, the Company filed a prospectus supplement with the Securities and Exchange Commission (“SEC”) relating to the offer and sale of up to $7,500,000 of common stock in the ATM Offering.

During the three months ended June 30, 2024, the Company issued an aggregate of 38,530 shares of common stock through its At-The-Market (ATM) offering program, generating total net proceeds of $115,563.

During the three months ended June 30, 2024, the Company issued 15,041 shares of common stock for payment of board fees to four directors in the amount of $42,500 for services to the board which was expensed during the three months ended June 30, 2024. The volume-weighted average price (VWAP) per share used to value the services is $2.83.

On June 30, 2024, the Company issued 38,041 shares of common stock to employees participating in the Company’s Employee Stock Purchase Plan at the end of a six-month offering period. The employee contributions totaled $87,348 for the six months ended June 30, 2024 which represented a purchase price of approximately $2.30 per share and stock based compensation of $40,588 was recognized. The purchase price for one share of Common Stock under the ESPP is equal to 85% of the fair market value of one share of Common Stock on the first trading day of the offering period or the purchase date, whichever is lower (see below).

On July 5, 2024, a shareholder converted 120 shares of Series D Convertible Preferred Stock with a stated value of $120,000 with a conversion price of $3.00 per common share resulting in the issuance of 40,000 shares of the Company’s common stock.

On September 19, 2024, the Company issued an aggregate of 344,644 shares of common stock, upon the exercise by 21 April Fund LP and 21 April Fund Ltd. (collectively, the “21 April Entities”) of warrants to purchase 104,647 and 239,997 shares of Common Stock, respectively. In connection with such exercise, the Company and the 21 April Entities agreed to reduce the exercise price of the warrants to $2.61 per share, and to remove any “blocker” or similar provisions in the warrants. The Company received $899,521 upon the exercise.

During the three months ended September 30, 2024, the Company issued 14,433 shares of common stock for payment of board fees to four directors in the amount of $42,500 for services to the board which was expensed during the three months ended September 30, 2024. The volume-weighted average price (VWAP) per share used to value the services is $2.95.

During the three months ended September 30, 2024, the Company issued an aggregate of 28,514 shares of common stock through its At-The-Market (ATM) offering program, generating total net proceeds of $81,448.

On October 2, 2024, two holders of Series E Preferred stock converted an aggregate of 52 shares of Series E Preferred Stock into 19,922 shares of common stock.

On October 8, 2024, two holders of Series E Preferred Stock converted an aggregate of 73 shares of Series E Preferred Stock into 27,970 shares of common stock.

On October 24, 2024, a holder of Series D Preferred Stock converted 100 shares of Series D Preferred Stock into 33,334 shares of common stock.

On December 31, 2024, the Company issued 31,366 shares of common stock to employees participating in the Company’s Employee Stock Purchase Plan at the end of a six-month offering period. The employee contributions totaled $78,917 for the six months ended December 31, 2024 which represented a purchase price of approximately $2.52 per share and stock based compensation of $42,238 was recognized. The purchase price for one share of Common Stock under the ESPP is equal to 85% of the fair market value of one share of Common Stock on the first trading day of the offering period or the purchase date, whichever is lower (see below).

During the three months ended December 31, 2024, the Company issued 7,182 shares of common stock for payment of board fees to four directors in the amount of $42,500 for services to the board which was expensed during the three months ended December 31, 2024. The volume-weighted average price (VWAP) per share used to value the services is $5.92.

During the three months ended December 31, 2024, the Company issued an aggregate of 751,613 shares of common stock through its At-The-Market (ATM) offering program, generating total gross proceeds of approximately $3,347,678.

F-38

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

2023 Transactions

During the three months ended March 31, 2023, the Company issued 12,463 shares of common stock for payment of board fees to three directors in the amount of $32,500 for services to the board which was expensed during the three months ended March 31, 2023. The volume-weighted average price (VWAP) per share used to value the services is $2.61.

During the three months ended June 30, 2023, the Company issued 5,645 shares of common stock for payment of board fees to three directors in the amount of $32,500 for services to the board which was expensed during the three months ended June 30, 2023. The volume-weighted average price (VWAP) per share used to value the services is $5.76.

On June 30, 2023, the Company issued 65,561 shares of common stock to employees participating in the Company’s Employee Stock Purchase Plan at the end of a six-month offering period. The employee contributions totaled $117,048 for the six months ended June 30, 2023 and represented a purchase price of $1.79 per share and stock based compensation of $66,217 was recognized. The purchase price for one share of Common Stock under the ESPP is equal to 85% of the fair market value of one share of Common Stock on the first trading day of the offering period or the purchase date, whichever is lower (see below).

During the three months ended September 30, 2023, the Company issued 7,910 shares of common stock for payment of board fees to four directors in the amount of $40,565 for services to the board which was expensed during the three months ended September 30, 2023. The volume-weighted average price (VWAP) per share used to value the services is $5.13

During the three months ended December 31, 2023, the Company issued 12,231 shares of common stock for payment of board fees to four directors in the amount of $37,500 for services to the board which was expensed during the three months ended December 31, 2023. The volume-weighted average price (VWAP) per share used to value the services is $3.06

On December 29, 2023, the Company issued 45,977 shares of common stock to employees participating in the Company’s Employee Stock Purchase Plan at the end of a six-month offering period. The employee contributions totaled $113,352 for the six months ended December 29, 2023 and represented a purchase price of $2.47 per share and stock based compensation of $70,434 was recognized. The purchase price for one share of Common Stock under the ESPP is equal to 85% of the fair market value of one share of Common Stock on the first trading day of the offering period or the purchase date, whichever is lower (see below).

Employee Stock Purchase Plan

In the fourth quarter of 2022, the board of directors adopted an Employee Stock Purchase Plan (“ESPP”) which, was effective as of January 1, 2023 with a term of 10 years. The ESPP allows eligible employees to purchase shares of the Company's common stock at a discounted price, through payroll deductions from a minimum of 1% and up to 25% of their eligible compensation up to a maximum of $25,000 or the IRS allowable limit per calendar year. The Company’s Chief Financial Officer administers the ESPP in conjunction with approvals from the Company’s Compensation Committee, including with respect to the frequency and duration of offering periods, the maximum number of shares that an eligible employee may purchase during an offering period, and, subject to certain limitations set forth in the ESPP, the per-share purchase price. Currently, the maximum number of shares that can be purchased by an eligible employee under the ESPP is 10,000 shares per offering period and there are two six-month offering periods that begin in the first and third quarters of each fiscal year. The purchase price for one share of Common Stock under the ESPP is currently equal to 85% of the fair market value of one share of Common Stock on the first trading day of the offering period or the purchase date, whichever is lower (look-back feature). Although not required by the ESPP, all payroll deductions received or held by the Company under the ESPP are segregated and deemed as “restricted cash” until the completion of the offering period and redemption of the applicable shares and those withheld amounts are recorded as liabilities. The maximum aggregate number of shares of the Common Stock that may be issued under the ESPP is 1,000,000 shares.

Under ASC 718-50 “Employee Share Purchase Plans” the plan is considered a compensatory plan and the compensation for each six-month offering period is computed based upon the grant date fair value of the estimated shares to be purchased based on the estimated payroll deduction withholdings. The grant date fair value was computed as the sum of (a) 15% purchase discount off of the grant date quoted trading price of the Company’s common stock and (b) the fair value of the look-back feature of the Company’s common stock on the grant date which consists of a call option on 85% of a share of common stock and a put option on 15% of a share of common stock.

F-39

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

In the year ended December 31, 2024, the Company issued an aggregate of 69,407 shares of common stock related to two transactions. For the six months ended June 30, 2024, the employee contributions for the first ESPP tranche totaled $87,348 and represented a purchase price of $2.30 per share for 38,041 shares. For the six-month period beginning July 1, 2024 and ending December 31, 2024 the employee contributions for the second ESPP tranche totaled $78,917 and represented a purchase price of $2.52 per share for 31,366 shares.

In the year ended December 31, 2023, the Company issued an aggregate of 111,538 shares of common stock related to two transactions. For the six months ended June 30, 2023, the employee contributions for the first ESPP tranche totaled $117,048 and represented a purchase price of $1.79 per share for 65,561 shares. For the six-month period beginning July 1, 2023 and ending December 31, 2023 the employee contributions for the second ESPP tranche totaled $113,352 and represented a purchase price of $2.47 per share for 45,977 shares.

Stock-Based Compensation

Stock-based compensation expense recognized under ASC 718-10 for the years ended December 31, 2024 and 2023, was $26,154 and $573,441, respectively, for stock options granted to employees and directors. This expense is included in selling, general and administrative expenses in the consolidated statements of operations. Stock-based compensation expense recognized during the periods is based on the grant date fair value of the portion of share-based payment awards that is ultimately expected to vest during the period. At December 31, 2024, the total compensation cost for stock options that was not yet recognized was $64,034. This cost will be recognized over the remaining vesting term of the options ranging from 7 months to 1.0 year.

Treasury Stock

In August 2016, the Company’s Board of Directors approved a new class of Preferred Stock, “Series A”. For shareholders who invested in previous private placements, the Company was offering on a case-by-case basis, the ability to convert the existing amount invested into an equivalent amount in the Series A on the condition that they invest an equivalent additional amount in the Series A. In December of 2017, the Company redeemed all of the Series A and continues to hold 235 shares purchased for $148,000 as a part of the original transaction. In December 2018, the Company entered into an agreement with two shareholders to purchase shares from them at fair market value. The Company purchased 84 shares at $7.00 per shares and 140 shares at $6.30 per share. In 2019, the Company entered into an agreement with two shareholders to purchase shares from them at fair market value. The Company purchased 115 shares at $10.08 per share and 753 shares at $9.09 per share. Accordingly, as of December 31, 2024, and 2023, the Company held 1,324 shares of Common Stock at an aggregate value of $157,452.

NOTE 15 – COMMON STOCK OPTIONS AND WARRANTS

Options

2024

The Company did not issue any new stock options in 2024. In the second quarter of 2024, a former employee forfeited 46,872 stock options upon leaving the Company. During the third quarter, three former employees forfeited a total of 81,837 stock options due to their departures. In the fourth quarter of 2024, the management team forfeited 551,898 stock options as a condition of entering into new employment agreements whereby they will be granted a total of 1,901,898 shares of restricted stock with 3-year cliff vesting to be granted in the first quarter of 2025. Additionally, in the fourth quarter of 2024, a former executive forfeited 100,716 stock options (see Note 12).

2023

During the second quarter of 2023, the Company’s Board of Directors granted 293,117 new stock options and in the fourth quarter granted a further 170,000 new stock options both with a strike price of $4.22 per share to 19 key employees and one contract employee. These options were awarded as a one-time award as a retention incentive and had a fair value of approximately $556,000 for the April 1, 2023 awards and approximately $172,000 for the December 1, 2023 award and carry a three-year vesting period. The issuance of these options generated stock option compensation expense in the year in the amount of $269,611 and a balance of unamortized stock option compensation expense of $458,389, that is being expensed over the following 2.0 years.

During the first quarter of 2023, two former staff members forfeited 1,608 non-qualified stock options as the options expired.

F-40

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

During the third quarter of 2021, the shareholders approved the issuance of up to one million shares or share equivalents in the form of stock options for the purposes of share issuance for compensation to Board Members and grants to certain staff members for recruiting and retention. On August 5, 2021, the Company filed an S-8 registration statement in concert with the 2021 Equity Incentive Plan. The plan covers a period of ten years. Additional S-8 registrations were filed on October 9, 2024 and February 5, 2025. On September 30, 2024, the shareholders approved an increase in the shares of Common Stock available under the 2021 Plan to 2,500,000 and beginning as of February 1, 2025, and for each February 1st thereafter to the greater of 2,500,000 or a number of shares based on a formula tied to the Company’s fully diluted common equivalent share capitalization, excluding warrants and options.

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2022	926,266	$5.74	3.3	$—
Granted	463,117	$4.22	4.35	—
Forfeited	(1,608)	$14.00	—	—
Outstanding at December 31, 2023	1,387,775	$5.23	3.0	—
Exercisable at December 31, 2023	581,324	$5.38	1.8	$—

Outstanding at December 31, 2023	1,387,775	$5.23	3.0	$—
Granted	—	$—	—	—
Forfeited	(781,323)	$5.17	—	—
Outstanding at December 31, 2024	606,452	$5.29	2.0	$514,394
Exercisable at December 31, 2024	442,445	$5.50	1.6	$296,145

The fair value of the incentive stock option grants for the years ended December 31, 2024 and 2023 were estimated using the following weighted- average assumptions:

	For the Years Ended December 31,
	2024	2023
Risk free interest rate	—	3.73%
Expected term in years	—	3.50
Dividend yield	—	—
Volatility of common stock	—	54% – 118%
Weighted average grant date fair value per option	$—	$1.57

Warrants

2024

On July 22, 2024, the Company and Duos Edge entered into secured promissory notes (the "Notes") with two institutional investors in the Company, 21 April Fund LP and 21 April Fund Ltd. The principal amounts of the Notes are $1,520,000 for the Note issued to 21 April Fund Ltd. and $680,000 for the Note issued to 21 April Fund LP. The Notes bear interest at an annual rate of 10% and the principal and any accrued interest on the Notes are due on December 30, 2025. The Company has guaranteed all of Duos Edge’s obligations pursuant to the Notes.

In connection with the Notes, the Company issued warrants to purchase 92,727 shares of Common Stock to 21 April Fund LP and 207,273 shares of Common Stock to 21 April Fund Ltd. The warrants had an exercise price of $3.00 and were exercisable at any time on or prior to the close of business on the five-year anniversary of the original issuance date of July 22, 2024. The warrants contained a fundamental transaction provision whereby the Company might have to make a cash payment to the warrant holder on a fundamental transaction trigger date. Accordingly, the warrants met the criteria to be accounted for as a derivative liability instrument.

On September 20, 2024, the Company made an offer, which was accepted, to two warrant holders to exercise 44,644 warrants with an expiration date of September 24, 2024 and with an original strike price of $7.70 per share. The warrants, which were granted on September 25, 2019 and in conjunction with a loan to the Company of $1 million for a term of 9 months, had been originally valued at $172,029 which amount had been fully amortized by the second quarter of 2020.

In conjunction with the extinguishment of the warrant liability, the Company agreed to modify the terms of the outstanding warrants. Specifically, the exercise price of the warrants was reduced from $7.70 to $2.61 per share of Common Stock. As a result of this modification, the fair value of the warrants on the date of the modification was recalculated to be approximately $615.

Upon the consummation of the extinguishment, the warrants were cancelled and rendered null and void. Consequently, any and all rights arising under the original warrant agreements were extinguished, and the Company shall no longer be required to reserve shares of Common Stock for issuance upon the exercise of these warrants. The Company received $116,521 in cash for the exercise which was recorded as additional paid in capital.

During the third quarter of 2024, the Company issued an aggregate of 344,644 shares of common stock, upon the exercise by 21 April Fund LP and 21 April Fund Ltd. (collectively, the “21 April Entities”) of warrants to purchase 104,647 and 239,997 shares of Common Stock, respectively. In connection with such exercise, the Company and the 21 April Entities agreed to reduce the exercise price of the warrants to $2.61 per share, and to remove any “blocker” or similar provisions in the warrants. The Company received $899,521 upon the exercise. As of December 31, 2024, there are no warrants outstanding.

F-41

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

2023

During the first and fourth quarters of 2023, warrants held by 48 holders representing 102,947 shares expired. All of the expired warrants can no longer be exercised.

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2022	80,091	$8.63	0.8	—
Warrants expired, forfeited, cancelled or exercised	(102,947)	$—	—	—
Warrants issued	—	$—	—	—
Outstanding at December 31, 2023	44,644	$7.70	0.7	—
Exercisable at December 31, 2023	44,644	$7.70	0.7	—

Outstanding at December 31, 2023	44,644	$7.70	0.7	—
Warrants expired, forfeited, cancelled or exercised	(344,644)	$—	—	—
Warrants issued	300,000	$3.00	4.47	—
Outstanding at December 31, 2024	—	$—	—	—
Exercisable at December 31, 2024	—	$—	—	—

NOTE 16 – DEFINED CONTRIBUTION PLAN

The Company has a 401(k)-retirement savings plan (the “401(k) Plan”) covering all eligible employees. The 401(k) Plan allows employees to defer a portion of their annual compensation, and the Company may match a portion of the employees’ contributions generally after the first six months of service. During the year ended December 31, 2024, the Company matched 100% of the first 4% of eligible employee compensation that was contributed to the 401(k) Plan. For the year ended December 31, 2024, the Company recognized expense for matching cash contributions to the 401(k) Plan totaling $214,347.

NOTE 17 – RELATED PARTY TRANSACTIONS

Frank Lonegro serves on the Board of Directors and is a member of the Audit Committee. Mr. Lonegro is the Chief Executive Officer of Landstar System, Inc. (“Landstar”), based in Jacksonville, Florida. The Company has previously utilized Landstar for shipping services including transporting large items. Most recently, Landstar was the designated vendor involved in shipping an Edge Data Center to an Amtrak site in Secaucus, New Jersey. Mr. Lonegro was not involved in the selection of his company by the Company, with whom there was an existing relationship pre-dating Mr. Lonegro’s appointment to the Board of the Company. Mr. Lonegro did not participate in any Board discussions or votes relating to the selection of Landstar nor approval of the transactions with Landstar. The terms of these transactions were reviewed and approved by the management team. For the years ended December 31, 2024 and December 31, 2023, the Company expensed $64,686 and $33,812, respectively. As of December 31, 2024 and December 31, 2023, the amounts owed were $21,674 and $395, respectively, and are included in accounts payable in the accompanying balance sheets.

In the fourth quarter of 2022, the Company elected to not renew a support contract with an existing customer due to a change in focus by the Company away from its Integrated Correctional Automation System (“iCAS”) business and the limited amount of revenue expected from that business going forward. On June 29, 2023, the Company completed a transaction whereby it sold assets related to its iCAS business and a recommendation to that customer to engage with the eventual buyer going forward. The transaction was completed with a third-party buyer of which the Company’s then former and now current Chief Financial Officer is a director. The former officer, who was rehired as our CFO in May of 2024, did not participate in the transaction on behalf of the Company which was negotiated by the CEO (see Note 18).

In late 2024, Duos engaged with FIG to assist in FIG’s purchase of approximately 850 Mega Watts of electrical generation capacity (consisting of 30 mobile gas turbine generators) and associated equipment to support their installation and operation (“balance of plant”). In late November 2024, Sawgrass Buyer LLC, an entity formed and owned by FIG, executed an asset purchase agreement with Atlas Corporation, APR Energy Holdings Limited and a number of its wholly-owned affiliates (collectively, “APR”). Chuck Ferry, our CEO, was formerly the CEO of APR from 2018 to 2020. The transaction closed on December 31, 2024. At Closing, Sawgrass Buyer LLC entered into an Asset Management Agreement (“AMA”) with the Company under which a substantial portion of Company staff, including certain members of the management team (including Mr. Ferry), would oversee operations of Sawgrass Buyer LLC. The AMA term is two years and subject to customary cancellation provisions. At Closing, the Company also received a 5% non-voting equity ownership interest in Sawgrass APR Holdings, LLC (“Sawgrass Parent”), the ultimate parent company of Sawgrass Buyer LLC. As part of the transaction, certain members of the Company’s management team, including Charles Ferry, Duos’ Chief Executive Officer, and Christopher King, Duos’ Chief Operating Officer, will serve in similar positions with the New APR in addition to their roles at the Company. Mr. Ferry will also be Executive Chairman and a member of the Board of New APR. Mr. Goldfarb, the Company’s CFO, will be an observer on the board of New APR but will have no Executive role or management responsibilities at the new entity. The Company will continue to pay the full compensation for Mr. Ferry, Mr. King and one other employee, with APR covering 50% of that cost.

In 2024, the Company borrowed $2,200,000 from two lenders that are related parties because together they hold more than 10% of the Company’s voting common stock. (See Note 10).

NOTE 18 – SALE OF ASSETS

On June 29, 2023, the Company completed a transaction whereby it sold assets related to its Integrated Correctional Automation System (iCAS) business with a single customer. In the fourth quarter of 2022, the Company elected to not renew a support contract due to the limited nature of the business. The transaction was completed with a third-party buyer of which the Company’s then former Chief Financial Officer and now Current Chief Financial Officer is a director. Said then former officer did not participate in the transaction on behalf of the Company.

The assets of the iCAS business were sold for a convertible promissory note with a principal amount of $165,000 with a 10% original issue discount as well as common stock purchase warrants. The note matures in 2 years from the date of sale and is convertible immediately through the later of the maturity date or payment by the borrower of the default amount, as defined in the note, into shares of the buyer’s common stock at a conversion price of $0.003 or 55,000,000 shares. The conversion of the note carries restrictions which include limiting conversion to the extent it would not exceed 4.99% of the common stock outstanding of the buyer. The convertible promissory note is subject to standard anti-dilution provisions.

F-42

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2024 AND 2023

The common stock purchase warrants are for a total of 55,000,000 common shares of the buyer at an exercise price of $0.01 per share. The warrants are subject to standard anti-dilution provisions. The warrants are not exercisable until on or after six months from the issuance date and no later than on or before the third anniversary of the issuance date. The Company may exercise the warrants at any time after the six-month anniversary of the issuance date on a cashless basis if there is no effective registration statement covering the resale of the Warrant Shares at prevailing market prices by the holder. The exercise of these warrants is subject to beneficial ownership limits of 4.99% which may be increased by the holder up to 9.99% as defined in the warrant. Given that the shares carried no intrinsic value at the time of the transaction and that the overall fair value is de minimis, the Company has not recorded the warrants associated with the transaction.

The Company recognized a gain on sale of assets of $150,000, which is included in other income.

The original issue discount is being accrued into interest income over the term of the note.

The Company regularly assesses the collectability of its outstanding note receivable and establishes an allowance for credit losses based on historical collection trends, the financial condition of counterparties, and current market conditions. In the year ended December 31, 2024, the Company recorded an allowance in the amount of $161,250 against the note receivable to reflect management’s estimate of the portion of the balance that may not be collectible. This allowance is recorded as a reduction to note receivable on the consolidated balance sheet and as a charge to bad debt expense in the consolidated statement of operations. The Company will cease accrual of interest income on this note prospectively.

The note receivable was recorded as follows on December 31, 2024:

December 31, 2024
Convertible note receivable	$165,000
Less allowance on note receivable	(161,250)
Less unamortized discount	(3,750)
Convertible note receivable, net	$—

NOTE 19 – SUBSEQUENT EVENTS

Effective January 1, 2025, the Company issued restricted stock awards to its executive leadership team as a condition of entering into new employment agreements whereby they were granted a total of 1,901,898 shares of restricted stock with 3-year cliff vesting.

On February 5, 2025, a holder of our Series D Preferred Stock converted 300 shares of Series D Preferred Stock into 100,000 shares of Common Stock.

On February 26, 2025, the Company made a $500,000 payment toward the principal balance of the secured promissory notes entered into with 21 April Fund LP and 21 April Fund Ltd. on July 22, 2024. On March 27, 2025, the Company made a second payment of $500,000 toward the principal balance of the secured promissory notes. These payments reduce the outstanding principal obligations and were made in accordance with the terms of the Notes.

Subsequent to the balance sheet date, through March 31, 2025, certain employees exercised stock options to acquire a total of 27,712 shares of the Company’s common stock, generating total net proceeds of approximately $107,550. The exercises were made pursuant to the Company’s 2016 and 2021 Equity Incentive Plan and were conducted in accordance with the applicable terms of the plan and the individual award agreements.

Subsequent to the balance sheet date, through March 31, 2025 the Company issued an aggregate of 633,683 shares of common stock at a weighted average price of $6.24 per share through its At-The-Market (ATM) offering program, generating total net proceeds of approximately $3,836,032.

F-43

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$3,799,281	$6,266,296
Accounts receivable, net	215,060	109,007
Accounts receivable, net - related parties	1,760,625	294,434
Contract assets	700,458	635,774
Inventory	520,122	605,356
Prepaid expenses and other current assets	468,252	176,338
Note receivable, net	—	—

Total Current Assets	7,463,798	8,087,205

Inventory - non current	196,315	196,315
Property and equipment, net	3,300,754	2,771,779
Operating lease right of use asset - Office Lease	3,937,256	4,028,397
Financing lease right of use asset - Edge Data Centers	1,943,547	2,019,180
Security deposit	500,000	500,000

OTHER ASSETS:
Equity Method Investment - Sawgrass APR Holdings LLC	7,233,000	7,233,000
Intangible Asset, net	9,043,996	9,592,118
Patents and trademarks, net	133,714	127,300
Software development costs, net	334,960	403,383
Total Other Assets	16,745,670	17,355,801

TOTAL ASSETS	$34,087,340	$34,958,677

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$698,518	$969,822
Notes payable - financing agreements	129,914	17,072
Accrued expenses	451,130	373,251
Operating lease obligation - Office Lease -current portion	803,536	798,556
Financing lease obligation - Edge Data Centers - current portion	487,695	367,451
Notes payable, net of discount - related parties	1,027,707	1,758,396
Contract liabilities, current	3,001,352	3,188,518
Contract liabilities, current – related parties	7,366,500	8,616,500

Total Current Liabilities	13,966,352	16,089,566

Contract liabilities, less current portion	6,851,513	7,399,634
Contract liabilities, less current portion – related parties	2,712,375	3,616,500
Operating lease obligation - Office Lease, less current portion	3,767,106	3,867,042
Financing lease obligation - Edge Data Centers, less current portion	1,638,040	1,724,604

Total Liabilities	28,935,386	32,697,346

Commitments and Contingencies (Note 8)

STOCKHOLDERS' EQUITY:

Preferred stock: $0.001 par value, 10,000,000 authorized, 9,441,000 shares available to be designated
Series A redeemable convertible preferred stock, $10 stated value per share, 500,000 shares designated; 0 and 0 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, convertible into common stock at $6.30 per share	—	—
Series B convertible preferred stock, $1,000 stated value per share, 15,000 shares designated; 0 and 0 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, convertible into common stock at $7 per share	—	—
Series C convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, convertible into common stock at $5.50 per share	—	—
Series D convertible preferred stock, $1,000 stated value per share,4,000 shares designated; 999 and 1,299 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, convertible into common stock at $3.00 per share	1	1
Series E convertible preferred stock, $1,000 stated value per share, 30,000 shares designated; 13,500 and 13,500 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, convertible into common stock at $2.61 per share	14	14
Series F convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, convertible into common stock at $6.20 per share	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized,11,655,229 and 8,922,576 shares issued, 11,653,905 and 8,921,252 shares outstanding at March 31, 2025 and December 31, 2024, respectively	11,654	8,921
Additional paid-in-capital	81,745,409	76,777,856
Accumulated deficit	(76,447,672)	(74,368,009)
Sub-total	5,309,406	2,418,783
Less: Treasury stock (1,324 shares of common stock at March 31, 2025 and December 31, 2024)	(157,452)	(157,452)
Total Stockholders' Equity	5,151,954	2,261,331

Total Liabilities and Stockholders' Equity	$34,087,340	$34,958,677

See accompanying condensed notes to the unaudited consolidated financial statements.

F-44

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2025	2024

REVENUES:
Technology systems	$64,684	$269,855
Services and consulting	972,751	800,825
Services and consulting – related parties	3,914,750	—

Total Revenues	4,952,185	1,070,680

COST OF REVENUES:
Technology systems	232,264	583,437
Services and consulting	748,194	392,611
Services and consulting - related parties	2,658,068	—

Total Cost of Revenues	3,638,526	976,048

GROSS MARGIN	1,313,659	94,632

OPERATING EXPENSES:
Sales and marketing	294,975	553,486
Research and development	424,431	382,142
General and administration	2,383,881	1,920,050

Total Operating Expenses	3,103,287	2,855,678

LOSS FROM OPERATIONS	(1,789,628)	(2,761,046)

OTHER INCOME (EXPENSES):
Interest expense	(322,577)	(445)
Other income, net	32,542	9,182

Total Other Income (Expenses), net	(290,035)	8,737

NET LOSS	$(2,079,663)	$(2,752,309)

Basic and Diluted Net Loss Per Share	$(0.18)	$(0.38)

Weighted Average Shares-Basic and Diluted	11,390,016	7,306,949

See accompanying condensed notes to the unaudited consolidated financial statements.

F-45

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the Three Months Ended March 31, 2025 and 2024

(Unaudited)

	Preferred Stock B		Preferred Stock C		Preferred Stock D		Preferred Stock E		Preferred Stock F		Common Stock
	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	Additional Paid-in-Capital	Accumulated Deficit	Treasury Stock	Total

Balance December 31, 2023	—	$—	—	$—	1,299	$1	11,500	$12	—	$—	7,306,663	$7,306	$69,120,199	$(63,603,552)	$(157,452)	$5,366,514

Series D convertible preferred stock issued	—	—	—	—	620	1	—	—	—	—	—	—	619,999	—	—	620,000

Series E convertible preferred stock issued	—	—	—	—	—	—	2,125	2	—	—	—	—	2,125,000	—	—	2,125,002

Stock options compensation	—	—	—	—	—	—	—	—	—	—	—	—	141,204	—	—	141,204

Stock issuance cost	—	—	—	—	—	—	—	—	—	—	—	—	(36,188)	—	—	(36,188)

Stock issued for services	—	—	—	—	—	—	—	—	—	—	8,655	9	37,491	—	—	37,500

Stock Compensation under ESPP	—	—	—	—	—	—	—	—	—	—	—	—	18,116	—	—	18,116

Net loss for the three months ended March 31, 2024	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,752,309)	—	(2,752,309)

Balance March 31, 2024	—	$—	—	$—	1,919	$2	13,625	$14	—	$—	7,315,318	$7,315	$72,025,821	$(66,355,861)	$(157,452)	$5,519,839

Balance December 31, 2024	—	$—	—	$—	1,299	$1	13,500	$14	—	$—	8,922,576	$8,921	$76,777,856	$(74,368,009)	$(157,452)	$2,261,331

Series D convertible preferred stock converted to common stock	—	—	—	—	(300)	—	—	—	—	—	100,000	100	(100)	—	—	—

Common stock issued for cash under ATM	—	—	—	—	—	—	—	—	—	—	633,683	634	3,954,306	—	—	3,954,940

Stock options compensation	—	—	—	—	—	—	—	—	—	—	—	—	22,030	—	—	22,030

Restricted stock compensation	—	—	—	—	—	—	—	—	—	—	1,961,898	1,962	950,011	—	—	951,973

Stock issuance cost	—	—	—	—	—	—	—	—	—	—	—	—	(138,226)	—	—	(138,226)

Stock options exercised	—	—	—	—	—	—	—	—	—	—	27,712	28	107,897	—	—	107,925

Stock issued for services	—	—	—	—	—	—	—	—	—	—	9,360	9	49,991	—	—	50,000

Stock compensation under ESPP	—	—	—	—	—	—	—	—	—	—	—	—	21,644	—	—	21,644

Net loss for the three months ended March 31, 2025	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,079,663)	—	(2,079,663)

Balance March 31, 2025	—	$—	—	$—	999	$1	13,500	$14	—	$—	11,655,229	$11,654	$81,745,409	$(76,447,672)	$(157,452)	$5,151,954

See accompanying condensed notes to the unaudited consolidated financial statements.

F-46

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31,
	2025	2024

Cash from operating activities:
Net loss	$(2,079,663)	$(2,752,309)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	712,388	158,208
Inventory write-off	25,000	—
Stock based compensation	995,647	159,320
Stock issued for services	50,000	37,500
Amortization of debt discount related to warrant liabilities	269,311	—
Amortization of operating lease right of use asset - Office Lease	91,142	83,348
Amortization of lease right of use asset - Edge Data Centers	75,633	—
Changes in assets and liabilities:
Accounts receivable	(106,053)	866,373
Accounts receivable - related parties	(1,466,191)	—
Note receivable	—	(1,875)
Contract assets	(64,684)	(270,099)
Inventory	10,624	23,828
Prepaid expenses and other current assets	(42,467)	57,944
Accounts payable	(271,304)	(415,718)
Accrued expenses	77,879	76,370
Operating lease obligation - Office Lease	(94,956)	(82,306)
Lease obligation - Edge Data Centers	33,680	—
Contract liabilities	(2,889,411)	26,697

Net cash used in operating activities	(4,673,425)	(2,032,719)

Cash flows from investing activities:
Purchase of patents/trademarks	(9,264)	(980)
Purchase of fixed assets	(572,359)	(8,830)

Net cash used in investing activities	(581,623)	(9,810)

Cash flows from financing activities:
Repayments on financing agreements	(136,606)	(130,535)
Repayments of notes payable, related parties	(1,000,000)	—
Proceeds from common stock issued	3,954,940	—
Proceeds from exercise of stock options	107,925	—
Stock issuance cost	(138,226)	(36,188)
Proceeds from preferred stock issued	—	2,745,002

Net cash provided by financing activities	2,788,033	2,578,279

Net increase (decrease) in cash	(2,467,015)	535,750
Cash, beginning of period	6,266,296	2,441,842
Cash, end of period	$3,799,281	$2,977,592

Supplemental Disclosure of Cash Flow Information:
Interest paid	$3,865	$—
Taxes paid	$15,945	$—

Supplemental Non-Cash Investing and Financing Activities:
Notes issued for financing of insurance premiums	$249,448	$272,322
Transfer of inventory to fixed assets	$49,609	$—

See accompanying condensed notes to the unaudited consolidated financial statements.

F-47

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2025

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Duos Technologies Group, Inc., through its operating subsidiaries, Duos Technologies, Inc., Duos Edge AI, Inc., and Duos Energy Corporation, (collectively the “Company”), specializes in machine vision and artificial intelligence to analyze fast moving objects such as trains, trucks, automobiles, and aircraft. This technology can help improve safety, maintenance, and operating metrics.

The Company is the inventor of the Railcar Inspection Portal (“RIP”) and is currently the rail industry leader for machine vision/camera wayside detection systems that include the use of Artificial Intelligence at speeds up to 125 mph. The RIP inspects a train at full speed from the top, sides, and bottom looking at Federal Railroad Administration/Association of American Railroads mandated safety inspection points. The system also detects illegal riders, which can assist law enforcement agencies. Each railcar is scanned with machine vision cameras and other sensors from the top, sides, and bottom, where images are produced within seconds of the railcar passing. These images can then be used by the customer to help prevent derailments, improve maintenance operations, and assist with security. The Company self-performs all aspects of hardware, software, Information Technology (“IT”), and Artificial Intelligence development and engineering. The Company maintains significant intellectual property and continues to be awarded additional patents for both the technology and methodologies used. The Company also has a proprietary portfolio of approximately 53 Artificial Intelligence “Use Cases” that automatically flag defects. The Company has deployed this system with several Class 1 railroads and one major passenger carrier and anticipates an increased demand in the future from railcar operators, owners, shippers, transit railroads as well as law enforcement agencies.

In 2024, the Company’s management team determined that it would be in the best interests of the Company and its shareholders to leverage the skills and expertise that have been built up since 2021 to expand into other markets. Duos will continue to develop industry solutions for its target markets addressing rail, trucking, aviation and other vehicle-based processes. In addition, the Company elected to develop new offerings based on its existing technology and formed a new subsidiary in July 2024 called Duos Edge AI (“Edge”). The objective of this new subsidiary is to market a special part of the RIP for the provision of high-speed and function processing of data and applications with a focus on reducing latency in response times to end-users. Duos has many years of experience via its expert staff in bringing these types of capabilities to remote locations, also known as “the edge”. Edge processing can be an extremely efficient and lower cost alternative to traditional data centers. The strategy for Edge is to serve rural communities, also known as Tier 3 and 4 markets, and install Edge data centers in these locations thereby providing access to high-speed communications and advanced processing capabilities as a substitute for solutions where large amounts of data are “backhauled” using “the Cloud”. Duos developed these capabilities as an adjunct to its RIP offerings due to the need for fast results (less than 60 seconds) in identifying defects and maintenance issues on moving railcars.

Also in late 2024, the Company formed a third subsidiary, Duos Energy Corporation (“Duos Energy”) with the express purpose of providing consulting services and solutions for the rapidly growing demand for electrical power outside of traditional utilities. As an outgrowth of its new Edge Data Center subsidiary, and the current expert staff on hand, the Company has engaged with multiple third parties to act in a consulting and ultimately asset management capacity whereby Duos staff will be engaged directly to supply this type of power solutions for multiple uses including for large data centers supporting AI “hyperscalers”. In conjunction with this, in late 2024, Duos engaged with Fortress Investment Group (“FIG”) to assist in FIG’s purchase of approximately 850 Mega Watts of electrical generation capacity (consisting of 30 mobile gas turbine generators) and associated equipment to support their installation and operation (“balance-of-plant”). In late November 2024, Sawgrass Buyer LLC, an entity formed and owned by FIG, executed an asset purchase agreement with Atlas Corporation, APR Energy Holdings Limited and a number of its wholly-owned affiliates (collectively, “APR”). Chuck Ferry, our CEO, was formerly the CEO of APR from 2018 to 2020. The transaction closed on December 31, 2024. At closing, Sawgrass Buyer LLC entered into an Asset Management Agreement (“AMA”) with the Company under which a substantial portion of Company staff, including certain members of the management team (including Mr. Ferry), would oversee operations of Sawgrass Buyer LLC. The AMA has a two-year term with customary cancellation provisions. At Closing, the Company also received a 5%, non-voting ownership interest in Sawgrass APR Holdings, LLC (“Sawgrass Parent”), the ultimate parent company of Sawgrass Buyer LLC. Subsequent to closing, Sawgrass Buyer LLC changed its name to New APR Energy, LLC (“New APR”).

F-48

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

On December 31, 2024 the Company entered into an AMA agreement with New APR, an entity formed by the affiliates of FIG. Under the AMA, Duos Energy will manage the deployment and operations for a fleet of mobile gas turbines and “balance-of-plant” inventory, providing management, sales and operations functions to New APR in connection with the assets. In exchange for services to be performed under the AMA, the Company received an initial cash payment from New APR and common units in Sawgrass Parent. While the Company has board representation in Sawgrass Parent, its common units are non-voting and the Company does not control the board of directors of Sawgrass Parent. Where the Company has an interest in a Variable Interest Entity (“VIE”), it will consolidate any VIE in which the Company has a controlling financial interest and is deemed to be the primary beneficiary. A controlling financial interest has both of the following characteristics: (1) the power to direct the activities of the VIE that most significantly impact its economic performance; and (2) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could be significant to the VIE. If both of the characteristics are met, the Company is considered to be the primary beneficiary and therefore will consolidate that VIE into our consolidated financial statements

Investments in partnerships, unincorporated joint ventures and LLCs that maintain specific ownership accounts for each investor are excluded from the scope of ASC 323-10. However, ASC 323-30 provides guidance on applying the criteria for equity method accounting to investments in partnerships, unincorporated joint ventures and LLCs. When an investor in a partnership, unincorporated joint venture or LLC has the ability to exercise significant influence over that investment, it should apply the equity method (ASC 323-10) by analogy (ASC 323-30-25-1).

Sawgrass Parent is deemed to be a VIE and the Company holds a 5% interest in Sawgrass Parent and an interest in the subsidiary New APR through the AMA, both of which are considered variable interests. However, the Company does not represent the primary beneficiary as it does not possess the ability to direct the activities that most significantly impact the economic performance of Sawgrass Parent. Accordingly, the Company does not consolidate Sawgrass Parent. Due to the Company’s interest in Sawgrass Parent, it was determined that the Company has significant influence over Sawgrass Parent. Therefore, the Company accounts for its investment in Sawgrass Parent as an Equity Method Investment.

The Company also concluded that the arrangement with Sawgrass Parent is within the scope of ASC 606, Revenue from contracts with customers, and the common units issued to the Company by Sawgrass Parent represented non-cash consideration. The initial carrying value of the equity method investment as of December 31, 2024, of $7.2 million was measured equal to the fair value of the common units received for future services to be performed under the AMA. The Company recorded $7.2 million of deferred revenue for services to be performed under the AMA. During the year ended December 31, 2024, the Company did not recognize any revenue associated with the AMA. Revenue recognition started on January 1, 2025.

The Company recorded the equity method investment in Sawgrass Parent of $7.2 million, equal to the fair value of the common units as of December 31, 2024.

Under the terms of the AMA, Duos staff is conducting all conduct all operations for commercial engagement, planning and project management, installation and operations of the New APR assets. The new entity will share certain management functions with Duos including the CEO, COO, Chief Commercial Officer and General Counsel and other services will be provided by Duos in a combination of direct staffing with specific experience in the power generation industry and other functions as necessary via a “shared services” agreement. New APR will have its own President and Chief Financial Officer and while in the early stages, certain accounting staff will be supplied via the shared services arrangement, it is expected that New APR will develop its own accounting and administrative functions. It is expected that there will be a strong correlation between the two companies, particularly in the areas of Data Center power generation and business development and Duos is expected to participate in these opportunities in addition to the anticipated revenues from the AMA.

As a result of the relationships described above between Duos Energy Corporation and the FIG related entities, Sawgrass APR Holdings LLC ("Sawgrass Parent") and New APR Energy, LLC ("New APR") are considered related parties to the Company. (See Notes 3, 5, 6 and 10 for related party balances).

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (all of which are of a normal recurring nature) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2025 are not necessarily indicative of the results that may be expected for the year ending December 31, 2025 or for any other future period. These unaudited consolidated financial statements and the unaudited condensed notes thereto should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025.

Principles of Consolidation

The unaudited consolidated financial statements include Duos Technologies Group, Inc. and its wholly owned subsidiaries, Duos Technologies, Inc., Duos Edge AI, Inc. and Duos Energy Corporation. All inter-company transactions and balances are eliminated in consolidation.

F-49

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The most significant estimates in the accompanying unaudited consolidated financial statements include the initial valuation of a non-monetary transaction with a customer, valuation of intangible assets for impairment analysis, allowance on accounts receivable and notes receivable, valuation of common stock warrants received in exchange for an asset sale, valuation of deferred tax assets, valuation of other long-lived assets, estimates of net contract revenues and the total estimated costs to determine progress towards contract completion, valuation of inventory, estimates of the valuation of right of use assets and corresponding lease liabilities, valuation of warrants issued with debt, valuation of warrant liabilities, valuation of stock-based awards and the valuation of a minority interest in Sawgrass Parent. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Due to the unavailability of Q1-2025 financials from Sawgrass Parent, our equity method investee, the Company has applied a one-quarter lag (in accordance with ASC 323-10-35-6) in reporting and recording the value of its 5% minority investment. The Company has determined that its 5% interest shall be recorded using the Equity Method in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Sawgrass APR Holding LLC (the “Agreement”) whereby Net Profit and Net Loss for any Fiscal Year shall be allocated among the members in such a manner that, as of the end of such fiscal year, the Capital Account Balance of each Member, as increased by the Member’s share of “minimum gain” and “partner minimum gain” (as such terms are used in Treasury Regulations Section 1.704-2), shall, to the extent possible, be equal to the amount which would have been distributed to such Member pursuant to a Hypothetical Liquidation, as defined in the Agreement, as of the end of the last day of such fiscal year. This approach is consistent with the equity method of accounting as outlined in ASC 323-10-35-6, which will be consistent for each quarter. Consequently, Duos will incorporate the financial results of the Sawgrass Parent into its Q2-2025 10-Q filing which will be applied using a management estimate, ensuring that the equity method is consistently applied.

Management believes that the use of estimates and assumptions in applying the equity method is reasonable.

Reclassification

Certain amounts in the prior period have been reclassified to conform to current period presentation. Balances in accounts receivable and deferred revenues were reclassified to related party accounts receivable and related party deferred revenues respectively. There was no net effect of this reclassification on the consolidated balance sheets.

Concentrations

Cash Concentrations

Cash is maintained at financial institutions and at times, balances may exceed federally insured limits. We have not experienced any losses related to these balances. As of March 31, 2025, the balance in one financial institution exceeded federally insured limits by approximately $2,980,899. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s consolidated financial condition, results of operation and cash flows.

Significant Customers and Concentration of Credit Risk

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the three months ended March 31, 2025, three customers accounted for 60% (related party), 18% (related party) and 11% of revenues. For the three months ended March 31, 2024, three customers accounted for 31%, 30% and 26% of revenues. In most cases, there are no minimum contract values stated. Each contract covers an agreement to deliver a Railcar Inspection Portal which, once accepted, must be paid in full, with 30% or more being due and payable prior to delivery. The balances of the contracts are for service and maintenance, which may be paid annually in advance with revenues recorded ratably over the contract period.

At March 31, 2025, one customer, who is also a related party, accounted for 89% of accounts receivable. At December 31, 2024, three customers accounted for 73%, 17%, and 10% of accounts receivable. Much of the credit risk is mitigated due to the historical timely payments of our customers.

Geographic Concentration

For the three months ended March 31, 2025, approximately 14% of revenue was generated from three customers outside of the United States. For the three months ended March 31, 2024, approximately 61% of revenue was generated from three customers outside of the United States.

Significant Vendors and Concentration of Credit Risk

In some instances, the Company relies on a limited pool of vendors for key components related to the manufacturing of its subsystems. These vendors are primarily focused on camera, server, and lighting technologies integral to the Company’s solution. Where possible, the Company seeks multiple vendors for key components to mitigate vendor concentration risk.

F-50

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Fair Value of Financial Instruments and Fair Value Measurements

The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions that the market participants would use in the valuation of the asset or liability based on the best available information.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The estimated fair value of certain financial instruments, including accounts receivable, prepaid expenses, accounts payable, accrued expenses and notes payable are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Accounts Receivable

On January 1, 2023, the Company adopted ASC 326, “Financial Instruments - Credit Losses”. In accordance with ASC 326, an allowance is maintained for estimated forward-looking losses resulting from the possible inability of customers to make the required payments (current expected losses). The amount of the allowance is determined principally on the basis of past collection experience and known financial factors regarding specific customers.

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for credit losses. In determining the collections on the account, historical trends are evaluated, and specific customer issues are reviewed to arrive at appropriate allowances. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers.

Inventory

Inventory consists primarily of spare parts and consumables and long-lead time components to be used in the production of our technology systems or in connection with maintenance agreements with customers. Any inventory deemed to be obsolete is written off. Inventory is stated at the lower of cost or net realizable value. Inventory cost is primarily determined using the weighted average cost method.

The Company classifies inventory as a current asset when it is expected to be sold or utilized in production within the normal operating cycle, typically twenty-four months. Inventory that is determined to be slow-moving or not expected to be sold or utilized within the next twenty-four months is reclassified to non-current assets under Non-current Inventory.

The assessment of slow-moving inventory is based on historical sales trends, demand forecasts, and management’s judgment regarding market conditions. Once reclassified, the inventory is reviewed annually for impairment, and any necessary write-downs are recognized in the consolidated statement of operations.

During the three months ended March 31, 2025, the Company recognized inventory shrinkage in the amount of $25,000. The shrinkage was recorded as a reduction to the carrying value of inventory and recorded to cost of revenues as an expense in the period. The Company continuously evaluates the recoverability of its inventory. There were no material impacts on the Company's financial position as a result of the shrinkage.

F-51

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Intangible Asset

In May 2024, the Company recognized an intangible asset which represents digital image data rights received under a license agreement as non-monetary consideration under a five-year customer contract. The intangible asset will be amortized over the five-year contractual term.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided by the straight-line method over the estimated economic life of the property and equipment (three to five years). When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations. Leasehold improvements are expensed over the shorter of the term of the lease or the useful life.

Software Development Costs

Software development costs incurred prior to establishing technological feasibility are charged to operations and included in research and development costs. The technological feasibility of a software product is established when the Company has completed all planning, designing, coding, and testing activities that are necessary to establish that the product meets its design specifications, including functionality, features, and technical performance requirements. Software development costs incurred after establishing technological feasibility for software sold as a perpetual license, as defined within ASC 985-20 (Software – Costs of Software to be Sold, Leased, or Marketed) are capitalized and amortized on a product-by-product basis when the product is available for general release to customers. Software development costs are evaluated for impairment annually by comparing the net realizable value to the unamortized capitalization costs and writing these costs down to net realizable value.

Patents and Trademarks

Patents and trademarks which are stated at amortized cost relate to the development of video surveillance security system technology and are being amortized over 17 years.

Long-Lived Assets

The Company evaluates the recoverability of its property, equipment, and other long-lived assets, including finite-lived intangible assets, in accordance with FASB ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets”, which requires recognition of impairment of long-lived assets in the event there are indicators of impairment and the net book values of such assets exceed the estimated future undiscounted cash flows attributable to such assets or the business to which such intangible assets relate. This guidance requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Equity Method Investments

If an investment qualifies for the equity method of accounting, the Company’s investment is recorded initially at cost and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. The net income or loss of an unconsolidated equity method investment is allocated to its investors in accordance with the provisions of the operating agreement of the entity. The allocation provisions in these agreements may differ from the ownership interest held by each investor. Differences, if any, between the carrying amount of our investment in the respective equity method investee and the Company’s share of the underlying equity of such equity method investee are amortized over the respective lives of the underlying assets as applicable. These items are reported as a single line item in the consolidated statements of operations as income or loss from investments in unconsolidated equity method investments. Investments are reviewed for changes in circumstance or the occurrence of events that suggest an other-than-temporary event where our investment may not be recoverable.

On December 31, 2024, the Company entered into an Asset Management Agreement (the “AMA”), with New APR, an entity formed by affiliates of FIG. Under the AMA, Duos Energy will manage the deployment and operations of a fleet of mobile gas turbines and balance-of-plant inventory, providing management, sales and operations functions to New APR in connection with the assets. In exchange for services to be performed under the AMA, the Company received an initial cash payment and common units in Sawgrass Parent. While the Company has board representation in Sawgrass Parent, its common units are non-voting and the Company does not control the board of directors of Sawgrass Parent.

F-52

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Where the Company has an interest in a Variable Interest Entities (“VIE”) it will consolidate any VIE in which the Company has a controlling financial interest and deemed to be the primary beneficiary. A controlling financial interest has both of the following characteristics: (1) the power to direct the activities of the VIE that most significantly impact its economic performance; and (2) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could be significant to the VIE. If both of the characteristics are met, the Company is considered to be the primary beneficiary and therefore will consolidate that VIE into the consolidated financial statements.

Investments in partnerships, unincorporated joint ventures and LLCs that maintain specific ownership accounts for each investor are excluded from the scope of ASC 323-10. However, ASC 323-30 provides guidance on applying the criteria for equity method accounting to investments in partnerships, unincorporated joint ventures and LLCs. When an investor in a partnership, unincorporated joint venture or LLC has the ability to exercise significant influence over that investment, it should apply the equity method (ASC 323-10) by analogy (ASC 323-30-25-1).

Sawgrass Parent is deemed to be a VIE and the Company holds a 5% interest in the Parent and an interest in the subsidiary New APR through the AMA, both of which are considered variable interests. However, the Company does not represent the primary beneficiary as it does not possess the ability to direct the activities that most significantly impact the economic performance of Sawgrass Parent. Accordingly, the Company does not consolidate Sawgrass Parent. Due to the Company’s interest in Sawgrass Parent, it was determined that the Company has significant influence over Sawgrass Parent. Therefore, the Company accounts for its investment in Sawgrass Parent as an Equity Method Investment.

The Company also concluded that the arrangement with Sawgrass Parent is within the scope of ASC 606, Revenue from contracts with customers, and the common units issued to the Company by Sawgrass Parent represented non-cash consideration. The initial carrying value of the equity method investment as of December 31, 2024 of $7.2 million was measured equal to the fair value of the common units received for future services to be performed under the AMA. The Company recorded $7.2 million of deferred revenue for services to be performed under the AMA. During the year ended December 31, 2024, the Company did not recognize any revenue associated with the AMA. The Company will initially record the equity method investment in Sawgrass Parent of $7.2 million, equal to the fair value of the common units as of December 31, 2024. Revenue recognition started January 1, 2025.

The Company assesses its equity method investment for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. No impairment losses were recognized during the three months ended March 31, 2025.

Product Warranties

The Company has a 90-day warranty period for materials and labor after final acceptance of a project. If any parts are defective they are replaced under our vendor warranty, which is usually 12 to 36 months. Final acceptance terms vary by customer. Some customers have a cure period for any material deviation and if the Company fails or is unable to correct any deviations, a full refund of all payments made by the customer will be arranged by the Company. As of March 31, 2025 and December 31, 2024, the warranty costs have been de-minimis, therefore no accrual of warranty liability has been made.

Loan Costs

Loan costs paid to lenders, or third parties are recorded as debt discounts to the related loans and amortized to interest expense over the loan term.

Sales Returns

Our systems are sold as integrated systems and there are no sales returns allowed

F-53

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Revenue Recognition

The Company follows Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), that affects the timing of when certain types of revenues will be recognized. The basic principles in ASC 606 include the following: a contract with a customer creates distinct contract assets and performance obligations, satisfaction of a performance obligation creates revenue, and a performance obligation is satisfied upon transfer of control to a good or service to a customer.

Revenue is recognized by evaluating our revenue contracts with customers based on the five-step model under ASC 606:

1.	Identify the contract with the customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to separate performance obligations; and

5.	Recognize revenue when (or as) each performance obligation is satisfied.

The Company generates revenue from four sources:

(1) Technology Systems

(2) AI Technologies

(3) Technical Support including related party revenues from the AMA agreement which began in January 2025

(4) Consulting Services including related party revenues from the AMA agreement which began in January 2025

Technology Systems

For revenues related to technology systems, the Company recognizes revenue over time using a cost-based input methodology in which significant judgment is required to estimate costs to complete projects. These estimated costs are then used to determine the progress towards contract completion and the corresponding amount of revenue to recognize.

Accordingly, the Company now bases its revenue recognition on ASC 606-10-25-27, where control of a good or service transfers over time if the entity’s performance does not create an asset with an alternative use to the entity and the entity has an enforceable right to payment for performance completed to date including a profit margin or reasonable return on capital. Control is deemed to pass to the customer instantaneously as the goods are manufactured and revenue is recognized accordingly.

In addition, the Company has adopted ASC 606-10-55-21 such that if the cost incurred is not proportionate to the progress in satisfying the performance obligation, we adjust the input method to recognize revenue only to the extent of the cost incurred. Therefore, the Company will recognize revenue at an equal amount to the cost of the goods to satisfy the performance obligation. To accurately reflect revenue recognition based on the input method, the Company has adopted the implementation guidance as set out in ASC-606-10-55-187 through 192.

Under this method, contract revenues are recognized over the performance period of the contract in direct proportion to the costs incurred. Costs include direct material, direct labor, subcontract labor and other allocable indirect costs. All un-allocable indirect costs and corporate general and administrative costs are also charged to the periods as incurred. Any recognized revenues that have not been billed to a customer are recorded as an asset in “contract assets”. Any billings of customers more than recognized revenues are recorded as a liability in “contract liabilities”. However, in the event a loss on a contract is foreseen, the Company will recognize the loss when such loss is determined to be both probable and reasonably estimable.

F-54

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

AI Technologies

The Company has revenue from applications that incorporate artificial intelligence (AI) in the form of predetermined algorithms which provide important operating information to the users of our systems. The revenue generated from these applications of AI consists of a fixed fee related to the design, development, testing and incorporation of new algorithms into the system, which is recognized as revenue at a point in time upon acceptance, as well as an annual application maintenance fee, which is recognized as revenue ratably over the contracted maintenance term.

Technical Support

Technical support services are provided on both an as-needed and extended-term basis and may include providing both parts and labor. Maintenance and technical support provided outside of a maintenance contract are on an “as-requested” basis, and revenue is recognized over time as the services are provided. Revenue for maintenance and technical support provided on an extended-term basis is recognized over time ratably over the term of the contract. This includes related party revenues from the AMA agreement, which began on January 1, 2025, related to the installation and maintenance of certain assets deployed by New APR.

Consulting Services

The Company’s consulting services business generates revenues under contracts with customers from four sources: (1) Professional Services (consulting and auditing and including related party revenues from the AMA agreement which began in January 2025); (2) Software licensing with optional hardware sales; (3) Customer service training and (4) Maintenance/support.

(1) Revenues for professional services, which are of short-term duration, are recognized when services are completed;

(2) For all periods reflected in this report, software license sales have been one-time sales of a perpetual license to use our software product and the customer also has the option to purchase third-party manufactured handheld devices from us if they purchase our software license. Accordingly, the revenue is recognized upon delivery of the software and delivery of the hardware, as applicable, to the customer;

(3) Training sales are one-time upfront short-term training sessions and are recognized after the service has been performed; and

(4) Maintenance/support is an optional product sold to our software license customers under one-year contracts. Accordingly, maintenance payments received upfront are deferred and recognized over the contract term.

Multiple Performance Obligations and Allocation of Transaction Price

Arrangements with customers may involve multiple performance obligations including project revenue and maintenance services in our Technology Systems business. Maintenance will occur after the project is completed and may be provided on an extended-term basis or on an as-needed basis. In our consulting services business, multiple performance obligations may include any of the above four sources. Training and maintenance on software products may occur after the software product sale while other services may occur before or after the software product sale and may not relate to the software product. Revenue recognition for a multiple performance obligations arrangement is as follows:

Each performance obligation is accounted for separately when each has value to the customer on a standalone basis and there is Company specific objective evidence of the selling price of each deliverable. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative selling prices as determined by the price of the items when sold separately. Once the selling price is allocated, the revenue for each performance obligation is recognized using the applicable criteria under GAAP as discussed above for performance obligations sold in single performance obligation arrangements. A delivered item or items that do not qualify as a separate unit of accounting within the arrangement are combined with the other applicable undelivered items within the arrangement. The allocation of arrangement consideration and the recognition of revenue is then determined for those combined deliverables as a single unit of accounting. The Company sells its various services and software and hardware products at established prices on a standalone basis which provides Company specific objective evidence of selling price for purposes of performance obligations relative selling price allocation. The Company only sells maintenance services or spare parts based on its established rates after it has completed a system integration project for a customer. The customer is not required to purchase maintenance services. All elements in multiple performance obligations arrangements with Company customers qualify as separate units of account for revenue recognition purposes.

F-55

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Cost of Revenues

Cost of revenues primarily includes inventory, shipping, certain fixed labor and overhead and allocated depreciation and amortization as applicable.

Advertising

The Company expenses the cost of advertising. During the three months ended March 31, 2025 and 2024, there were no advertising costs.

Stock-Based Compensation

The Company accounts for employee and non-employee stock-based compensation in accordance with ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including stock options, restricted stock units, and employee stock purchases based on estimated fair values. The stock-based compensation carries a graded vesting feature subject to the condition of time of employment service with awarded stock-based compensation tranches vesting evenly upon the anniversary date of the award.

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing formula. In accordance with ASC 718-10-35-8, the Company elected to recognize the fair value of the stock award using the graded vesting method as time of employment service is the criteria for vesting. The Company’s determination of fair value using an option-pricing model is affected by the stock price as well as assumptions regarding a number of highly subjective variables.

For restricted stock awards, fair value is measured at the closing market price of the Company’s common stock on the grant date. That value is then recognized over the requisite vesting period.

The Company estimates volatility based upon the historical stock price of the Company and estimates the expected term for stock options using the simplified method for employees and directors and the contractual term for non-employees. The risk-free rate is determined based upon the prevailing rate of United States Treasury securities with similar maturities.

Income Taxes

The Company accounts for income taxes in accordance with the Financial Accounting Standards Board FASB Accounting Standards Codification (“ASC”) 740, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company evaluates all significant tax positions as required by ASC 740. As of March 31, 2025, the Company does not believe that it has taken any positions that would require the recording of any additional tax liability, nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

Any penalties and interest assessed by income taxing authorities are included in operating expenses.

The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed. Tax years 2022, 2023 and 2024 remain open for potential audit.

Earnings (Loss) Per Share

Basic earnings per share (EPS) are computed by dividing the net loss applicable to common stock by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss applicable to common stock by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise or conversion of stock options, stock warrants, convertible debt instruments, convertible preferred stock or other common stock equivalents. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive.

At March 31, 2025, there were (i) an aggregate of zero outstanding warrants to purchase shares of common stock, (ii) employee stock options to purchase an aggregate of 475,368 shares of common stock, (iii) 333,000 common shares issuable upon conversion of Series D Convertible Preferred Stock, and (iv) 5,172,416 common shares issuable upon conversion of Series E Convertible Preferred Stock, all of which were excluded from the computation of diluted net earnings per share because their inclusion would have been anti-dilutive.

At March 31, 2024, there were (i) an aggregate of 44,644 outstanding warrants to purchase shares of common stock, (ii) employee stock options to purchase an aggregate of 1,387,775 shares of common stock, (iii) 639,667 common shares issuable upon conversion of Series D Convertible Preferred Stock, and (iv) 4,541,667 common shares issuable upon conversion of Series E Convertible Preferred Stock, all of which were excluded from the computation of diluted net earnings per share because their inclusion would have been anti-dilutive.

F-56

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Leases

The Company follows ASC 842 “Leases”. This guidance requires lessees to recognize right-of-use (“ROU”) assets and lease liabilities for most operating leases. In addition, this guidance requires that lessors separate lease and non-lease components in a contract in accordance with the revenue guidance in ASC 606.

The Company made an accounting policy election to not recognize short-term leases with terms of twelve months or less on the balance sheet and instead recognize the lease payments in expense as incurred. The Company has also elected to account for real estate leases that contain both lease and non-lease components as a single lease component.

At the inception of a contract the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset.

Operating ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the lease commencement date to determine the present value of future payments. The lease term includes all periods covered by renewal and termination options where the Company is reasonably certain to exercise the renewal options or not to exercise the termination options. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administration expenses in the consolidated statements of operations.

Recent Accounting Pronouncements

From time to time, the FASB or other standards setting bodies will issue new accounting pronouncements. Updates to the FASB ASC are communicated through issuance of an Accounting Standards Update (“ASU”).

In December 2023, the FASB issued ASU No. 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 requires companies to disclose, on an annual basis, specific categories in the effective tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Further, ASU 2023-09 requires companies to disclose additional information about income taxes paid. ASU 2023-09 is effective for annual periods beginning January 1, 2025 and will be applied on a prospective basis with the option to apply the standard retrospectively. The Company evaluated the disclosure impact of ASU 2023-09; and determined the standard will not have an impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires entities to provide more detailed disaggregation of expenses in the income statement, focusing on the nature of the expenses rather than their function. The new disclosures will require entities to separately present expenses for significant line items, including but not limited to, depreciation, amortization, and employee compensation. Entities will also be required to provide a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, disclose the total amount of selling expenses and, in annual reporting periods, provide a definition of what constitutes selling expenses. This pronouncement is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect the adoption of this new guidance to have a material impact on the consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

F-57

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

NOTE 2 – LIQUIDITY

Under Accounting Codification ASC 205, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“ASC 205-40”), the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements are issued. Management has assessed the Company’s ability to continue as a going concern in accordance with the requirement of ASC 205-40.

As reflected in the accompanying consolidated financial statements, the Company had a net loss of $2,079,663 for the three months ended March 31, 2025. During the same period, cash used in operating activities was $4,673,425. The working capital deficit and accumulated deficit as of March 31, 2025, were $6,502,554 and $76,447,672, respectively. In previous financial reports, the Company had raised substantial doubt about continuing as a going concern. This was prior to securities underwritten offerings, private placements and more recently, funds raised via an ATM as well as an advance from New APR all of which were completed during 2022, 2023, 2024 and 2025 as well.

As previously noted, the Company was successful during 2023 in raising gross proceeds of over $11,500,000 from the sale of Series E and F Convertible Preferred Stock. Additionally, in the first and second quarters of 2024, the Company raised gross proceeds of $2,995,002 from the issuance of a combination of Series D and E Preferred Stock (See Note 9). The Company successfully raised approximately $3,544,689 in gross proceeds through its At-The-Market (ATM) offering program in 2024 and secured an additional $3,954,940 in gross proceeds during the first two months of 2025. Additionally, during the second quarter of 2025, the Company will again have access to its S-3 “shelf registration” statement allowing the Company to sell additional securities. At the time of this document, the Company estimates that it will have available capacity on its shelf registration which it can utilize to bolster working capital and growth of the business in the event that revenues from its recently executed AMA with New APR do not provide sufficient cash flow to support operations. Although additional investment is not assured, the Company is comfortable that it would be able to raise sufficient capital to support expanded operations based on an anticipated increase in business activity. In the long run, the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing its business plan, generate enough revenue, and attain consistently profitable operations. We have analyzed our cash flow under “stress test” conditions and have determined that we have sufficient liquid assets on hand or available via the capital markets to maintain operations for at least twelve months from the issuance date of this report.

In addition, management has taken and continues to take actions including, but not limited to, elimination of certain costs that do not contribute to short term revenue, and re-aligning both management and staffing with a focus on improving certain skill sets necessary to build growth and profitability and focusing product strategy on opportunities that are likely to bear results in the relatively short term. The Company believes that, with the combination of commercial sales success, coupled with an S-3 shelf registration availability starting in the second quarter of 2025, it will have sufficient working capital to meet its obligations over the following twelve months. In the last twelve months the Company has seen growth in its contracted backlog as well as significant, positive signs from new commercial projects that indicate improvements in future revenues.

Management believes that, at this time, the conditions in our traditional market space with ongoing contract delays, the consequent need to procure certain materials in advance of a binding contract and the additional time needed to execute on new contracts previously reported could put a strain on our cash reserves. However, the anticipated steady cashflow from the AMA and the ability to raise capital via its shelf registration indicate there is no substantial doubt for the Company to continue as a going concern for a period of twelve months. We expect to continue executing the plan to grow our business and achieve profitability as previously discussed. The Company may selectively look at opportunities for fundraising in the future including potential debt offerings to support asset acquisition. Management has extensively evaluated our requirements for the next twelve months and has determined that the Company currently has sufficient cash and access to capital to operate for at least that period.

While no assurance can be provided, management believes that these actions provide the opportunity for the Company to continue as a going concern and to grow its business and achieve profitability with access to additional capital funding. Ultimately the continuation of the Company as a going concern is dependent upon the ability of the Company to continue executing the plan described above which was put in place in late 2024 and will continue in 2025 and beyond. These consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-58

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable were as follows at March 31, 2025 and December 31, 2024:

	March 31, 2025	December 31, 2024
Accounts receivable	$215,060	$185,044
Accounts receivable - related party	1,760,625	294,434
Allowance for credit losses	—	(76,037)
Accounts receivable, net	$1,975,685	$403,441

The Company recorded bad debt expense (recovery) of $(76,307) and zero for the three months ended March 31, 2025 and 2024, respectively.

A summary of the activity related to our allowance for credit losses at March 31, 2025 and December 31, 2024 is summarized below.

	March 31, 2025	December 31, 2024
Allowance for credit losses, beginning balance	$(76,037)	$—
Allowance for credit losses provision	—	(76,037)
Less recoveries	76,037	—
Allowance for credit losses, ending balance	$—	$(76,037)

NOTE 4 – INTANGIBLE ASSET

In May 2024, the Company recorded an intangible asset with a fair value of $11,161,428. This asset represents non-monetary consideration received under a 5-year customer contract, in which the Company will provide maintenance services to the customer. The intangible asset represents Digital Image data rights in the form of a license agreement received by the Company from the customer.

The fair value of the asset was determined on the contract inception date based on the standalone selling price of the service and goods to be provided to the customer under the 5-year contract since the Company could not reasonably estimate the fair value of the data rights received. The non-monetary transaction was accounted for in accordance with Accounting Standards Codification (ASC) 606-10-32-21 through ASC 606-10-32-24.

On the contract inception date, the Company recorded deferred revenue of $11,161,428 as contract liabilities with a current and non-current component, and then immediately recognized amortization of $199,008 of this deferred revenue relating to the completed pilot program for this contract. The remaining deferred revenue is being recognized over the 5-year term.

In accordance with ASC 350-30-35-1, the amortization for the intangible asset is based on its useful life and the useful life of an intangible asset is the period over which it is expected to contribute directly or indirectly to the future cash flows of that entity. Accordingly, amortization of the intangible asset is recognized over the life of the contract of five years.

In accordance with ASC 350-30-35-14, an intangible asset that is subject to amortization shall be reviewed for impairment if the carrying amount of the asset is not recoverable and exceeds its fair value. There is no indication of impairment at March 31, 2025.

F-59

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Intangible asset at March 31, 2025 and December 31, 2024 consists of:

	March 31, 2025	December 31, 2024
Intangible Asset, gross	$11,161,428	$11,161,428
Accumulated Amortization	(2,117,432)	(1,569,310)
Intangible Asset, net	$9,043,996	$9,592,118

Amortization of the intangible asset for the three months ended March 31, 2025 and the year ended December 31, 2024, was $548,122 and zero, respectively.

The future amortization of the intangible asset is as follows:

Calendar Year	Amount
2025	$1,644,362
2026	2,192,484
2027	2,192,484
2028	2,192,484
2029	822,182
Total Intangible Asset Amortization	$9,043,996

NOTE 5 – CASH ADVANCE PAYMENT – SAWGRASS HOLDINGS LLC

Amount
Cash as of December 31, 2024	$5,000,000
Contract liabilities, current as of March 31, 2025	(3,750,000)
Revenue recognized for the three months ended March 31, 2025	$1,250,000

In December 2024, the Company entered into a series of contracts with FIG under which the Company will deploy and operate a fleet of mobile gas turbines and balance of-plant inventory, providing management, sales and operations functions to New APR in connection with the assets. In exchange for services performed under the Asset Management Agreement (“AMA”), the Company received an advance cash payments and common units in Sawgrass Parent (see Note 6). The Company will account for the arrangement with New APR as Revenue from contracts with customers. New APR advanced the Company $5.0 million in cash upon execution of the contract, which will be applied ratably on a monthly basis against amounts incurred under the AMA for a period of 12 months in 2025. In the event that the AMA is terminated within the first 12 months, any balance remaining of the advanced funds would be credited in full to Duos. The advanced consideration does not provide the benefit of financing as the cash will be consumed within the first year of the contract to align the interests of both parties under the AMA. As of March 31, 2025, deferred revenue under the arrangement was $3.75 million, comprised of the $5.0 million advance payment less $1.25 million recognized as earned revenue under the AMA for the three months ended March 31, 2025.

NOTE 6 – EQUITY INVESTMENT – SAWGRASS APR HOLDINGS LLC

	March 31, 2025	December 31, 2024
Equity Investment - Sawgrass APR Holdings LLC	$7,233,000	$7,233,000

At the close of business December 31, 2024, Duos Energy Corporation, a subsidiary, executed an AMA with New APR to manage its operations. The Company’s CEO is also the CEO of New APR and the operations of New APR are housed in the same facility as the Company in Jacksonville, Florida.

The Company was issued 5% non-voting ownership interest in Sawgrass Parent, in the form of 25,882,353 common units, which is accounted for using the equity method. The Company determined the equity method was appropriate since Sawgrass Parent is considered a related party due to common management and the Company can exert significant influence over the operations of New APR. The Company concluded that the arrangement with New APR is within the scope of ASC 606, Revenue from contracts with customers, and the common units issued to the Company by Sawgrass Parent represented non-cash consideration under ASC 606-10-32-31. The initial carrying value as of December 31, 2024 of $7.2 million was measured equal to the fair value of the common units received for future services to be performed under the AMA which will be recognized over a period of two years. The Company recorded $7.2 million of an equity method investment asset and $7.2 million of deferred revenue for services to be performed under the AMA. For the three months ended March 31, 2025, the Company did not recognize any equity in net income (loss) of the investee.

During the three months ended March 31, 2025, the Company recognized $904,521 of deferred revenue (See Note 10).

Due to the unavailability of Q1-2025 financials from Sawgrass Parent, our equity method investee, the Company has applied a one-quarter lag (in accordance with ASC 323-10-35-6) in reporting and recording the value of its 5% minority investment. The Company has determined that its 5% interest shall be recorded using the Equity Method in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Sawgrass APR Holding LLC (the “Agreement”) whereby Net Profit and Net Loss for any Fiscal Year shall be allocated among the members in such a manner that, as of the end of such fiscal year, the Capital Account Balance of each Member, as increased by the Member’s share of “minimum gain” and “partner minimum gain” (as such terms are used in Treasury Regulations Section 1.704-2), shall, to the extent possible, be equal to the amount which would have been distributed to such Member pursuant to a Hypothetical Liquidation, as defined in the Agreement, as of the end of the last day of such fiscal year. This approach is consistent with the equity method of accounting as outlined in ASC 323-10-35-6, which will be consistent for each quarter. Consequently, Duos will incorporate the financial results of the Sawgrass Parent into its Q2-2025 10-Q filing which will be applied using a management estimate, ensuring that the equity method is consistently applied.

The Company assesses its equity method investment for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. No impairment losses were recognized for the three months ended March 31, 2025.

F-60

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

NOTE 7 – DEBT

Notes Payable - Financing Agreements

The Company’s notes payable relating to financing agreements classified as current liabilities consist of the following as of March 31, 2025 and December 31, 2024:

	March 31, 2025		December 31, 2024
Notes Payable	Principal	Interest	Principal	Interest

Third Party - Insurance Note 1	$—	—%	$13,002	8.00%
Third Party - Insurance Note 2	—	—	4,070	—
Third Party - Insurance Note 3	129,914	—	—	—
Total	$129,914	—	$17,072	—

The Company entered into an agreement on April 15, 2024 with its insurance provider by issuing a note payable (Insurance Note 1) for the purchase of an insurance policy in the amount of $154,338, secured by that policy with an annual interest rate of 8.25% and payable in 10 monthly installments of principal and interest totaling $16,023. At March 31, 2025 and December 31, 2024, the balance of Insurance Note 1 was zero and $13,002, respectively.

The Company renewed its agreement on February 3, 2024 with its insurance provider by issuing a note payable (Insurance Note 2) for the purchase of an insurance policy in the amount of $24,480, and payable in 12 monthly installments of $2,040. At March 31, 2025 and December 31, 2024, the balance of Insurance Note 2 was zero and $4,070, respectively.

The Company entered into an agreement on February 3, 2024 with its insurance provider by issuing a note payable (Insurance Note 3) for the purchase of an insurance policy in the amount of $245,798 with a down payment paid in the amount of $84,473 in the first quarter of 2024 and ten monthly installments of $20,169. The Company renewed its agreement on February 3, 2025 with its insurance provider by issuing a note payable (Insurance Note 3) for the purchase of an insurance policy in the amount of $249,448 with a down payment paid in the amount of $119,535 in the first quarter of 2025 and seven monthly installments of $18,559. At March 31, 2025 and December 31, 2024, the balance of Insurance Note 3 was $129,914 and $0, respectively.

Notes Payable, Related Parties

On July 22, 2024, the Company and Duos Edge entered into secured promissory notes (the “Notes”) with two institutional investors in the Company, 21 April Fund LP and 21 April Fund Ltd. These investors own more than 10% of the outstanding shares and are therefore considered related parties. The principal amounts of the Notes are $1,520,000 for the Note issued to 21 April Fund Ltd. and $680,000 for the Note issued to 21 April Fund LP. The Notes bear interest at an annual rate of 10% and the principal and any accrued interest on the Notes are due on December 30, 2025. The Company has guaranteed all of Duos Edge’s obligations pursuant to the Notes.

As security for the Notes, Duos Edge AI granted a first priority security interest in the equipment installed, as well as all revenues from such equipment and the Company pledged all proceeds from the sale of shares of Common Stock under its ATM facility. All of the pledged revenues from the equipment and the ATM facility were deposited in a blocked account and used solely to repay the Notes until they are repaid in full. In November 2024, the Company obtained the lenders’ consent waiving the requirement to deposit ATM proceeds in a separate blocked account and to utilize the ATM proceeds for general corporate purposes, provided that any such amounts must be deposited in the blocked account on or prior to December 1, 2025. The Notes may be prepaid without any prepayment penalties, provided that any prepayments shall be made proportionately to each Note.

This transaction is accounted for in accordance with ASC 470, which provides guidance on the accounting for debt and debt modifications. The Company is in compliance with all covenants and conditions associated with the Notes as of March 31, 2025.

As of March 31, 2025, the carrying amount of the Notes is classified as a current liability on the Company's consolidated balance sheet. The Company accrued interest of $148,246 as of March 31, 2025 with regard to the Notes which is included in accrued expenses in the accompanying consolidated balance sheet.

F-61

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

In connection with the Notes, the Company issued warrants to purchase 92,727 shares of Common Stock to 21 April Fund LP and 207,273 shares of Common Stock to 21 April Fund Ltd. The warrants had an exercise price of $3.00 and were exercisable at any time on or prior to the close of business on the five -year anniversary of the original issuance date of July 22, 2024. The warrants contained a fundamental transaction provision whereby the Company might have to make a cash payment to the warrant holder on a fundamental transaction trigger date. Accordingly, the warrants met the criteria to be accounted for as a derivative liability instrument.

The above warrants and the previously held 44,644 warrants were exercised by 21 April Fund LP and 21 April Fund Ltd. on September 19, 2024 and the Company issued an aggregate of 344,644 shares of Common Stock. In connection with such exercise, the parties agreed to reduce the exercise price of the warrants to $2.61 per share and to remove any “blocker” or similar provisions in the warrants.

The warrant liability value was measured using a Monte Carlo simulation valuation method. The initial warrant liability valuation on the loan date was $625,606 which was recorded as a debt discount and initial warrant liability. The warrant liability on September 19, 2024 was $379,626 with a change in fair value recorded in other income/expense from the initial recording date through September 30, 2024 of $245,980. The debt discount is being amortized over the term of the Notes.

On September 19, 2024, the warrant exercise date, the Company eliminated the warrant liability and recognized a gain on the extinguishment of the warrants in the amount $379,626.

The Company made early payments in the amount of $1,000,000 in the three months ended March 31, 2025.

The promissory Notes Payable at March 31, 2025 and December 31, 2024 were as follows:

	March 31,	December 31,
	2025	2024
Notes Payable	$1,200,000	$2,200,000
Unamortized Discount	(172,293)	(441,604)
Notes Payable, net	$1,027,707	$1,758,396

Amortization of the discount from the Note for the three months ended March 31, 2025 was $269,311 which is included in interest expense.

The Company used the following assumptions in determining the fair value of the warrant liabilities:

	Upon Grant		Upon Exercise
	21 April Fund LP	21 April Fund Ltd	21 April Fund LP	21 April Fund Ltd
Date of Grant (Exercise)	July 22, 2024	July 22, 2024	September 19, 2024	September 19, 2024
Note Value	$—	$—	$—	$—
Issue (Exercise) Stock Price	$2.77	$2.77	$2.49	$2.49
Strike	$3.00	$3.00	$2.61	$2.61
Share Equivalents	92,727	207,273	92,727	207,273
Strike Price discount	0%	0%	0%	0%
Expected Remaining Term (Years)	5.00	5.00	4.84	4.84
Historical Volatility	52%	52%	58%	58%
Expected Volatility	100%	100%	58%	58%
Dividend Yield	0%	0%	0%	0%
Annual Rate of Quarterly Dividends	$0.000	$0.000	$0.000	$0.000
Discount Rate - Bond Equivalent Yield	4.170%	4.170%	3.480%	3.480%

F-62

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating Lease Obligations

On July 26, 2021, the Company entered a new operating lease agreement for office and warehouse combination space of 40,000 square feet, with the lease commencing on November 1, 2021, and ending April 30, 2032. This new space combines the Company’s two separate work locations into one facility, which allows for greater collaboration and also accommodates a larger anticipated workforce and manufacturing facility. On November 24, 2021, the lease was amended to commence on December 1, 2021, and end on May 31, 2032. The Company recognized a ROU asset and operating lease liability in the amount of $4,980,104 at lease commencement. Rent for the first eleven months of the term was calculated based on 30,000 rentable square feet. The rent is subject to an annual escalation of 2.5%, beginning November 1, 2023. The Company made a security deposit payment in the amount of $600,000 on July 26, 2021. Per the contract, in the 18th month and every 12th month thereafter, the security deposit is reduced by $50,000 and now stands at $500,000. The right of use asset balance at March 31, 2025, net of accumulated amortization, was $3,937,256.

As of March 31, 2025, the office and warehouse lease is the Company’s only lease with a term greater than twelve months. The office and warehouse lease has a remaining term of approximately 7.25 years and includes an option to extend for two renewal terms of five years each. The renewal options are not reasonably certain to be exercised, and therefore, they are not included when determining the lease term used to establish the right-of-use asset and lease liability. The Company also has several short-term leases, primarily related to equipment. The Company made an accounting policy election to not recognize short-term leases with terms of twelve months or less on the consolidated balance sheet and instead recognize the lease payments in expense as incurred. The Company has also elected to account for real estate leases that contain both lease and non-lease components (such as common area maintenance) as a single lease component.

The following table shows supplemental information related to leases:

	Three Months Ended March 31,
	2025	2024
Lease cost:
Operating lease cost	$195,409	$195,410
Short-term lease cost	$5,303	$4,296

Other information:
Operating cash outflow used for operating leases	$199,224	$194,367
Weighted average discount rate	9.0%	9.0%
Weighted average remaining lease term	7.25 years	8.3 years

As of March 31, 2025, future minimum lease payments due under our operating leases are as follows:

Amount
Calendar year:
2025	$599,332
2026	818,518
2027	838,984
2028	859,856
Thereafter	3,183,571
Total undiscounted future minimum lease payments	6,300,261
Less: Impact of discounting	(1,729,619)
Total present value of operating lease obligations	4,570,642
Current portion	(803,536)
Operating lease obligations, less current portion	$3,767,106

F-63

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Master Lease Agreement

On November 1, 2024, the Company entered into a Master Lease Agreement (“MLA”) for a total lease obligation of $2,662,282. The lease is structured with a repayment term of 66 months, with fixed monthly payments commencing on December 10, 2024. At the end of the lease term, the Company has the option to purchase the leased asset for $1.

In accordance with ASC 842, the lease is classified as a finance lease, as the $1 buyout option indicates a transfer of ownership. As a result, the Company has recorded a right-of-use asset and a corresponding lease liability on its balance sheet. Interest expense and amortization of the right-of-use asset will be recognized over the lease term. Management believes this lease structure supports the Company’s operational and financial objectives.

The following table shows supplemental information related to the MLA:

	Three Months Ended March 31,
	2025	2024
Lease cost:
Master Lease Agreement cost	$121,013	$—
Short-term lease liability	$487,695	$—

Other information:
Operating cash outflow used for operating leases	$11,700	$—
Weighted average discount rate	8.63%	—
Weighted average remaining lease term	5.17 years	—

At March 31, 2025, future minimum lease payments due under the MLA are as follows:

Amount
Calendar year:
2025	$355,751
2026	527,777
2027	527,777
2028	527,777
Thereafter	703,702
Total undiscounted future minimum lease payments	2,642,784
Less: Impact of discounting	(517,049)
Total present value of MLA obligation	2,125,735
Current portion	(487,695)
MLA, less current portion	$1,638,040

F-64

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

NOTE 9 – STOCKHOLDERS’ EQUITY

Series B Convertible Preferred Stock

The following summary of certain terms and provisions of our Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Certificate of Designation”) as previously filed. Subject to the limitations prescribed by our articles of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences, and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our board of directors designated 15,000 of the 10,000,000 authorized shares of preferred stock as Series B Convertible Preferred Stock with a stated value of $1,000 per share. The shares of Series B Convertible Preferred Stock were validly issued, fully paid and non-assessable.

Each share of Series B Convertible Preferred Stock was convertible at any time at the holder’s option into a number of shares of common stock equal to $1,000 divided by the conversion price of $7.00 per share. Notwithstanding the foregoing, we could not effect any conversion of Series B Convertible Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series B Convertible Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the shares of our common stock then outstanding after giving effect to such conversion. The Series B Convertible Preferred Certificate of Designation does not prohibit the Company from waiving this limitation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders would be entitled to participate on an as-converted-to-common stock basis (without giving effect to the Beneficial Ownership Limitation) with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. As of March 31, 2025 and December 31, 2024, respectively, there are zero and zero shares of Series B Convertible Preferred Stock issued and outstanding.

Series C Convertible Preferred Stock

The Company’s Board of Directors designated 5,000 shares as the Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”). Each share of the Series C Convertible Preferred Stock had a stated value of $1,000. The holders of the Series C Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series C Convertible Preferred Stock had 172 votes (subject to adjustment); provided that in no event may a holder of Series C Convertible Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation (as defined in the Certificate of Designation and as described below). Each share of Series C Convertible Preferred Stock was convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $5.50 (subject to adjustment). The Company shall not effect any conversion of the Series C Convertible Preferred Stock, and a holder shall not have the right to convert any portion of the Series C Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion (the “Beneficial Ownership Limitation”). All holders of the Series C Convertible Preferred Stock elected the 19.99% Beneficial Ownership Limitation. At March 31, 2025 and December 31, 2024 there were zero and zero shares of Series C Convertible Preferred Stock, issued and outstanding, respectively.

F-65

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Series D Convertible Preferred Stock

On September 28, 2022, the Company amended its articles of incorporation to designate 4,000 shares as the Series D Convertible Preferred Stock (the “Series D Convertible Preferred Stock”). Each share of the Series D Convertible Preferred Stock has a stated value of $1,000. The holders of the Series D Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series D Convertible Preferred Stock has 333 votes (subject to standard anti-dilution adjustment); provided that in no event may a holder of Series D Convertible Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation (as defined in the Certificate of Designation and as described below). Each share of Series D Convertible Preferred Stock is convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $3.00 (subject to adjustment). The Company shall not effect any conversion of the Series D Convertible Preferred Stock, and a holder shall not have the right to convert any portion of the Series D Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion (the “Beneficial Ownership Limitation”). All but one of the holders of the Series D Convertible Preferred Stock elected the 19.99% Beneficial Ownership Limitation. The Company shall reserve and keep available out of its authorized and unissued Common Stock, solely for the issuance upon the conversion of the Series D Convertible Preferred Stock, such a number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of the Series D Convertible Preferred Stock then outstanding. Additionally, the Series D Convertible Preferred Stock does not have the right to dividends and in the event of an involuntary liquidation, the Series D Convertible Preferred Stock shall be treated as a pro rata equivalent of common stock outstanding at the date of the liquidation event and have no liquidation preference.

On September 30, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain existing investors in the Company (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased 999 shares of the newly authorized Series D Convertible Preferred Stock, and the Company received proceeds of $999,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties. On October 29, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain existing investor in the Company (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser purchased 300 shares of the newly authorized Series D Convertible Preferred Stock, and the Company received proceeds of $300,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

At the Annual Meeting on May 16, 2023, the stockholders approved the convertibility of the Series D Convertible Preferred Stock into common stock.

On March 22, 2024, March 28, 2024, and April 3, 2024, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain existing and other accredited investors (the “2024 Purchasers”). Pursuant to the Purchase Agreements, the 2024 Purchasers purchased an aggregate of 870 shares of Series D Convertible Preferred Stock, at a price of $1,000 per share, and the Company received proceeds of $870,000.

In February of 2025, 300 outstanding shares of Series D Convertible Preferred Stock were converted into 100,000 shares of common stock. As of March 31, 2025 and December 31, 2024, respectively, there were 999 and 1,299 shares of Series D Convertible Preferred Stock issued and outstanding.

In connection with such Purchase Agreements, the Company entered into Registration Rights Agreements and filed registration statements with the SEC covering the resale by the Purchasers of the shares of common stock into which the shares of Series D Convertible Preferred Stock are convertible. The Registration Rights Agreements contain customary representations, warranties, agreements and indemnification rights and obligations of the parties.

The Registration Rights Agreements contain provisions for liquidated damages equal to 1% multiplied by the aggregate subscription amount paid, paid each month, in the event certain deadlines are missed.

F-66

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Series E Convertible Preferred Stock

The Company’s Board of Directors has designated 30,000 shares as the Series E Convertible Preferred Stock (the “Series E Convertible Preferred Stock”). Each share of the Series E Convertible Preferred Stock has a stated value of $1,000. The holders of the Series E Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series E Convertible Preferred Stock has 333 votes (subject to adjustment); provided that in no event may a holder of Series E Convertible Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation. Each share of Series E Convertible Preferred Stock is convertible at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $3.00 (subject to adjustment) (see adjustment below to $2.61). The Company shall not effect any conversion of the Series E Convertible Preferred Stock, and the holder shall not have the right to convert any portion of the Series E Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion (the “Beneficial Ownership Limitation”). All but one of the holders of the Series E Preferred Stock elected the 19.99% Beneficial Ownership Limitation.

The Company on March 27, 2023 entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing investor in the Company (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser purchased 4,000 shares of a newly authorized Series E Convertible Preferred Stock at a price of $1,000 per share, and the Company received proceeds of $4,000,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

The existing investor’s Purchase Agreement also provided that the Company would not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Purchase Agreement) on or prior to December 31, 2023 that entitled any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series E Convertible Preferred Stock without the consent of the Purchaser.

On November 9, 2023, the Company entered into a Securities Purchase Agreement (the “November Purchase Agreement”) with an existing investor in the Company (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser purchased 2,500 shares of Series E Convertible Preferred Stock, at a price of $1,000 per share, and the Company received proceeds of $2,500,000.

The November Purchase Agreement also provided that the Company would not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the November Purchase Agreement) on or prior to June 30, 2024 that entitled any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series E Convertible Preferred Stock, which was $3.00 per share, without the consent of the Purchasers. If the Company sold shares less than the then conversion price, with the consent of purchasers, then the Series E conversion price would be amended to that lower share price. This provision was not triggered as of June 30, 2024.

The Purchasers under the November Purchase Agreement also were the holders of the Company’s Series F Convertible Preferred Stock issued on August 1, 2023. The purchase agreement relating to the shares of Series F Convertible Preferred Stock required the consent of the holders in the event the Company were to issue common stock or rights to acquire common stock prior to December 31, 2023 at an effective price per share less than the then conversion price of the Series F Convertible Preferred Stock, which was $6.20 per share. As a result, on November 10, 2023 the Company and the holders of the Series F Convertible Preferred Stock entered into Exchange Agreements pursuant to which the holders of Series F Convertible Preferred Stock exchanged their 5,000 shares of Series F Convertible Preferred Stock for an equal number of shares of Series E Convertible Preferred Stock. As a result of the November Purchase Agreement and the Exchange Agreements, the Company issued a total of 7,500 shares of Series E Convertible Preferred Stock and the 5,000 shares of Series F Convertible Preferred Stock were cancelled.

On March 22, 2024 and March 28, 2024, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain existing and other accredited investors (the “2024 Purchasers”). Pursuant to the Purchase Agreements, the 2024 Purchasers purchased an aggregate of 2,125 shares of Series E Convertible Preferred Stock, at a price in each case of $1,000 per share, and the Company received proceeds of $2,125,002. Those purchase agreements had similar price protections as the November Purchase Agreement but extended the price protection date to December 31, 2024, for all Series E holders.

On September 19, 2024, the conversion price was lowered to $2.61 from $3.00 per share based on the down-round protection provision triggered by the warrants induced exercise price of $2.61 per share. This will lead to the issuance of an additional 678,640 shares of common stock upon the conversion of the preferred shares.

F-67

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

In October 2024, 125 outstanding shares of the Series E Preferred Stock were converted into 47,892 shares of common stock.

In connection with such Purchase Agreements, the Company also entered into Registration Rights Agreements with the Purchasers. Pursuant to the Registration Rights Agreements, the Company filed with the SEC registration statements covering the resale by the Purchasers of the shares of common stock into which the shares of Series E Convertible Preferred Stock are convertible.

The Registration Rights Agreements contain customary representations, warranties, agreements and indemnification rights and obligations of the parties. The Registration Rights Agreements contain provisions for liquidated damages equal to 1% multiplied by the aggregate subscription amount paid, paid each month, in the event certain deadlines are missed.

As of March 31, 2025 and December 31, 2024, respectively, there were 13,500 and 13,500 shares of Series E Convertible Preferred Stock issued and outstanding.

Series F Convertible Preferred Stock

The Company's Board of Directors designated 5,000 shares as the Series F Convertible Preferred Stock. Each share of Series F Convertible Preferred Stock was convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the beneficial ownership limitation described below) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $6.20 (subject to adjustment) which equates to 161 common shares for each converted Series F Convertible Preferred Share. The Company, however, shall not effect any conversion of the Series F Convertible Preferred Stock, and the holder shall not have the right to convert any portion of the Series F Convertible Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion. The purchasers of the Series F Convertible Preferred Stock elected that their ownership limitation would be 19.99%.

The holders of the Series F Convertible Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company. Each share of Series F Convertible Preferred Stock had 161 votes (subject to adjustment); provided that in no event may a holder of Series F Convertible Preferred Stock be entitled to vote a number of shares in excess of such holder’s ownership limitation.

On August 2, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing, accredited investor in the Company (the “Purchaser”). Pursuant to the Purchase Agreement, the Purchaser purchased 5,000 shares of a newly authorized Series F Convertible Preferred Stock (the “Series F Convertible Preferred Stock”), and the Company received proceeds of $5,000,000. The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

The Company also agreed that it would not, with certain exceptions, sell or issue common stock or Common Stock Equivalents (as defined in the Purchase Agreement relating to the Series F Convertible Preferred Stock) on or prior to December 31, 2023 that entitled any person to acquire shares of common stock at an effective price per share less than the then conversion price of the Series F Convertible Preferred Stock without the consent of the holders. As a result of that agreement, upon the issuance of 2,500 shares of Series E Convertible Preferred Stock (which had a conversion price of $3.00 per share) on November 10, 2023, the holders exchanged their 5,000 shares of Series F Preferred Stock for 5,000 shares of Series E Preferred Stock. All of the shares of Series F Convertible Preferred Stock thereupon were cancelled with 0 shares now outstanding.

As of March 31, 2025 and December 31, 2024, respectively, there were zero and zero shares of Series F Convertible Preferred Stock issued and outstanding.

Common stock issued

Three Months Ended March 31, 2025

Effective January 1, 2025, the Company’s executive leadership team was granted a total of 1,841,898 shares of restricted stock, subject to a three-year cliff vesting schedule, with an aggregate grant-date fair value of $11,014,544 based on a $5.98 price per share.

On February 5, 2025, a holder of our Series D Convertible Preferred Stock converted 300 shares of Series D Convertible Preferred Stock into 100,000 shares of Common Stock.

Effective March 26, 2025, the Company issued restricted stock awards to an employee for a total of 100,000 shares of restricted stock with 3-year cliff vesting with an aggregate grant-date fair value of $604,000 based on a $6.04 price per share.

On April 1, 2025, certain employees exercised stock options to acquire a total of 27,712 shares of the Company’s common stock, generating total gross proceeds of $107,925, incurring stock issuance cost of $375 and yielding net proceeds of $107,550. The exercises were made pursuant to the Company’s 2016 and 2021 Equity Incentive Plans and were conducted in accordance with the applicable terms of the plans and the individual award agreements.

F-68

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

During the three months ended March 31, 2025, the Company issued an aggregate of 633,683 shares of common stock at a weighted average price of $6.24 per share through its At-The-Market (ATM) offering program, generating total gross proceeds of $3,954,940 incurring stock issuance costs of $137,851 and yielding net proceeds of $3,817,089.

During the three months ended March 31, 2025, the Company issued 9,360 shares of common stock for payment of board fees to four directors in the amount of $50,000 for services to the board which was expensed during the three months ended March 31, 2025. The volume-weighted average price (VWAP) per share used to value the services is $5.34.

Three Months Ended March 31, 2024

During the three months ended March 31, 2024, the Company issued 8,655 shares of common stock for payment of board fees to four directors in the amount of $37,500 for services to the board which was expensed during the three months ended March 31, 2024. The volume-weighted average price (VWAP) per share used to value the services is $4.33.

Employee Stock Purchase Plan

In the fourth quarter of 2022, the board of directors adopted an Employee Stock Purchase Plan (“ESPP”) which was effective as of January 1, 2023 with a term of 10 years. The ESPP allows eligible employees to purchase shares of the Company's common stock at a discounted price, through payroll deductions from a minimum of 1% and up to 25% of their eligible compensation up to a maximum of $25,000 or the IRS allowable limit per calendar year. The Company’s Chief Financial Officer administers the ESPP in conjunction with approvals from the Company’s Compensation Committee, including with respect to the frequency and duration of offering periods, the maximum number of shares that an eligible employee may purchase during an offering period, and, subject to certain limitations set forth in the ESPP, the per-share purchase price. Currently, the maximum number of shares that can be purchased by an eligible employee under the ESPP is 10,000 shares per offering period and there are two six-month offering periods that begin in the first and third quarters of each fiscal year. The purchase price for one share of Common Stock under the ESPP is currently equal to 85% of the fair market value of one share of Common Stock on the first trading day of the offering period or the purchase date, whichever is lower (look-back feature). Although not required by the ESPP, all payroll deductions received or held by the Company under the ESPP are segregated and deemed as “restricted cash” until the completion of the offering period and redemption of the applicable shares and those withheld amounts are recorded as liabilities. The ESPP employee contribution for the three months ended March 31, 2025 is less than 2 % of total cash and is not deemed material, therefore it is not presented separately on the Balance Sheet as “restricted cash”. The maximum aggregate number of shares of the Common Stock that may be issued under the ESPP is 1,000,000 shares.

Under ASC 718-50 “Employee Share Purchase Plans” the plan is considered a compensatory plan and the compensation for each six-month offering period is computed based upon the grant date fair value of the estimated shares to be purchased based on the estimated payroll deduction withholdings. The grant date fair value was computed as the sum of (a) 15% purchase discount off of the grant date quoted trading price of the Company’s common stock and (b) the fair value of the look-back feature of the Company’s common stock on the grant date which consists of a call option on 85% of a share of common stock and a put option on 15% of a share of common stock.

As of March 31, 2025, the Company has an accrued liability of $51,781 included in accrued expenses of employee contributions for the ESPP which may convert to shares of common stock upon the close of the offering period open from January 1, 2025 to June 30, 2025. The liability is offset by restricted cash held by the Company in the same amount for employee contributions which the Company expects to convert to common stock upon closure of the offering period at June 30, 2025. Additionally, the Company recorded a stock-based expense associated with the ESPP for the three months ended March 31, 2025 of $21,644.

F-69

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

The Company computed the fair value of the look-back feature call and put options for January 1, 2025 to March 31, 2025 using a Black Scholes option pricing model using the following assumptions:

At March 31, 2025
Grant date share price	$5.64
Grant date exercise price	$4.79
Expected term	0.25 years
Expected volatility	74.1%
Risk-free rate	4.32%
Expected dividend rate	0%

During the offer period, the Company records stock-based compensation pro rata as an expense and a credit to additional paid-in capital. The following table discloses relevant information for the ESPP at March 31, 2025 and for three months then ended.

At March 31, 2025
Cash payment received from employee withholdings	$51,781
Cash from employee withholdings used to purchase shares under ESPP	—
Cash and ESPP employee withholding liability	$51,781

For the Three Months ended March 31, 2025
Cash from employee withholdings used to purchase ESPP shares	$—
Stock based compensation expense	21,644
Total increase to equity for three months ended March 31, 2025	$21,644

Stock-Based Compensation: Options, Warrants and Restricted Stock

Stock-based compensation expense recognized under ASC 718-10 for the three months ended March 31, 2025 and 2024, was $22,030 and $141,204, respectively, for stock options granted to employees. This expense is included in general and administration expenses in the unaudited consolidated statements of operations. Stock-based compensation expense recognized during the periods is based on the grant-date fair value of the portion of share-based payment awards that are ultimately expected to vest during the period. At March 31, 2025, the total compensation cost for stock options not yet recognized was $42,004. This cost will be recognized over the remaining vesting term of the options ranging from one year to two years.

Stock-based compensation expense recognized under ASC 718-10 for the three months ended March 31, 2025 and 2024, was $951,973 and $0, respectively, for shares of restricted stock granted to employees. During the three months ended March 31, 2025, the Company granted a total of 1,961,898 shares of restricted stock with an aggregate grant-date fair value of $11,738,150, computed as 1,861,898 shares at $5.98 per share and 100,000 shares at $6.04 per share. This expense is included in selling, general and administration expenses in the unaudited consolidated statements of operations. Stock-based compensation expense recognized during the periods is based on the grant-date fair value of the restricted stock units that are ultimately expected to vest. At March 31, 2025, the total compensation cost for restricted stock not yet recognized was $10,786,171. This cost will be recognized over the remaining vesting term of the restricted stock ranging from nine months to 3 years.

On May 12, 2021, the Board adopted the 2021 Equity Incentive Plan (the “2021 Plan”) providing for the issuance of up to 1,000,000 shares of our common stock. The purpose of the 2021 Plan is to assist the Company in attracting and retaining key employees, directors and consultants and to provide incentives to such individuals to align their interests with those of our shareholders. During the third quarter of 2021, the shareholders approved the issuance of up to one million shares or share equivalents pursuant to the 2021 Plan. The Company filed an S-8 registration statement in concert with the 2021 Plan which was deemed effective on August 5, 2021. The plan covers a period of ten years. On August 6, 2024, the Board adopted an amendment to the 2021 Plan increasing the number of shares or share equivalents issuable pursuant to the 2021 Plan to 2,500,000 and beginning as of February 1, 2025, and for each February 1st thereafter, to the greater of 2,500,000 or a number of shares based on a formula tied to the Company’s fully diluted common equivalent share capitalization, excluding warrants and options. The amendment was approved by shareholders on September 30, 2024.

F-70

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

As of March 31, 2025, and December 31, 2024, options to purchase a total of 475,368 (net of forfeitures) shares of common stock and 606,452 shares of common stock were outstanding, respectively. At March 31, 2025, 324,246 options were exercisable. Of the total options issued, zero and 131,084 options were outstanding under the 2016 Equity Incentive Plan, 385,368 and 385,368 were outstanding under the 2021 Plan and a further 90,000 and 90,000 non-plan options to purchase common stock were outstanding as of March 31, 2025 and December 31, 2024, respectively. The non-plan options were granted to four executives as hiring incentives, including the Company’s CEO in the fourth quarter of 2020.

	Number of Options	Weighted Average Exercise Price	Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2023	1,387,775	$5.23	3.0	$—
Granted	—	$—	—	$—
Forfeited	(781,323)	$5.17	—	$—
Outstanding at December 31, 2024	606,452	$5.29	2.0	$514,394
Exercisable at December 31, 2024	442,445	$5.50	1.6	$296,145

Outstanding at December 31, 2024	606,452	$5.29	2.0	$514,394
Granted	—	$—	—	$—
Exercised/Forfeited/Expired	131,084	$5.39	—	$—
Outstanding at March 31, 2025	475,368	$5.27	2.3	$351,353
Exercisable at March 31, 2025	324,246	$5.76	1.9	$100,465

 Warrants

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2023	44,644	$7.70	0.7	$—
Warrants expired, forfeited, cancelled or exercised	(344,644)	$—	—	$—
Warrants issued	300,000	$3.00	—	$—
Outstanding at December 31, 2024	—	$—	—	$—
Exercisable at December 31, 2024	—	$—	—	$—

Outstanding at December 31, 2024	—	$—	—	$—
Warrants issued	—	$—	—	$—
Warrants expired, forfeited, cancelled or exercised	—	$—	—	$—
Outstanding at March 31, 2025	—	$—	—	$—
Exercisable at March 31, 2025	—	$—	—	$—

F-71

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

NOTE 10 – REVENUE AND CONTRACT ACCOUNTING

Revenue Recognition and Contract Accounting

The Company generates revenue from four sources: (1) Technology Systems; (2) AI Technology which is included in the consolidated statements of operations line-item Technology Systems; (3) Technical Support; and (4) Consulting Services which is included in the consolidated statements of operations line-item Services and Consulting.

Contract assets and contract liabilities on uncompleted contracts for revenues recognized over time are as follows:

Contract Assets

Contract assets on uncompleted contracts represent cumulative revenues recognized in excess of billings and/or cash received on uncompleted contracts accounted for under the cost-to-cost input method, which recognizes revenue based on the ratio of cost incurred to total estimated costs.

At March 31, 2025 and December 31, 2024, contract assets on uncompleted contracts consisted of the following:

	March 31, 2025	December 31, 2024
Cumulative revenues recognized	$9,981,445	$9,916,761
Less: Billings or cash received	(9,280,987)	(9,280,987)
Contract assets	$700,458	$635,774

Contract Liabilities

Contract liabilities on uncompleted contracts represent billings and/or cash received that exceed cumulative revenues recognized on uncompleted contracts accounted for under the cost-to-cost input method, which recognizes revenues based on the ratio of the cost incurred to total estimated costs.

Contract liabilities on services and consulting revenues represent billings and/or cash received in excess of revenue recognized on service agreements that are not accounted for under the cost-to-cost input method.

At March 31, 2025 and December 31, 2024, contract liabilities on uncompleted contracts and contract liabilities on services and consulting consisted of the following:

	March 31, 2025	December 31, 2024
Billings and/or cash receipts on uncompleted contracts	$1,264,658	$1,264,658
Less: Cumulative revenues recognized	(861,024)	(861,024)
Contract liabilities, technology systems	403,634	403,634
Contract liabilities, services and consulting	9,964,218	11,401,384
Total contract liabilities, current	10,367,852	11,805,018
Total contract liabilities, non-current	$9,563,888	$11,016,134

Contract Liabilities Current

	March 31, 2025	December 31, 2024
Total contract liabilities, current	$3,001,352	$3,188,518
Total contract liabilities, current – related parties	7,366,500	8,616,500
Total contract liabilities, current	$10,367,852	$11,805,018

Contract Liabilities Non-Current

	March 31, 2025	December 31, 2024
Total contract liabilities, non-current	$6,851,513	$7,399,634
Total contract liabilities, non-current – related parties	2,712,375	3,616,500
Total contract liabilities, non-current	$9,563,888	$11,016,134

Current Contract liabilities at December 31, 2024 were $11,805,018; of which zero for technology systems and $3,022,901 in services and consulting have been recognized as of March 31, 2025.

The Company expects to recognize all current contract liabilities within 12 months from the respective consolidated balance sheet date. In May 2024, the Company recorded an initial deferred revenue as a contract liability in the amount of $11,161,428 of which $199,008 related to a pilot program was immediately recognized as revenue (See Note 4) and another $1,370,303 was recognized in 2024. During the three months ended March 31, 2025, the Company recognized revenue of $548,122 from this deferred revenue. This contract liability resulted from a five-year contract with a customer where the Company received non-monetary consideration recorded as intangible assets (See Note 4). This transaction was accounted for under ASC 606-10-32-21 through ASC-606-10-32-24, Non-Cash Consideration. The performance obligations, which include various support and maintenance services, will be recognized as revenue pro-rata over time during the five-year contract term. The current contract liabilities of $2,192,484 for just this contract as of March 31, 2025 relate to the portion of the contract value the Company expects to recognize pro-rata within the next twelve months. The non-current contract liabilities of $6,851,513 as of March 31, 2025 represent the portion of the contract value that is expected to be recognized pro-rata beyond the next twelve months. If the Digital Image License Agreement is terminated prior to the completion of the five-year term, then the customer will pay for the maintenance and support services annually in cash.

F-72

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

In December 2024, the Company entered into a series of contracts with Fortress which are considered related party transactions under which the Company will deploy and operate a fleet of mobile gas turbines and balance-of-plant inventory, providing management, sales and operations functions to Sawgrass in connection with the assets. In exchange for services performed under the Asset Management Agreement (“AMA”), the Company will invoice monthly under this cost plus fee contract. The Company received an advance cash payments and common units in Sawgrass (see Note 6). Sawgrass paid the Company $5.0 million in cash upon execution of the contract, which will be applied ratably on a monthly basis against amounts incurred under the AMA for a period of 12 months in 2025. In the event that the AMA is terminated within the first 12 months, any balance remaining of the advanced funds would be credited in full to Duos.

As of March 31, 2025 the balance pertaining to this contract is $3,750,000 for services performed and relates to the portion of the contract value the Company expects to recognize pro-rata within the next nine months. The Company invoiced $3,010,325 in revenue under the AMA for the three months ended March 31, 2025 of which $1,250,000 was amortization of the deferred revenue.

The Company also concluded that the arrangement with Sawgrass is within the scope of ASC 606, Revenue from contracts with customers, and the common units issued to the Company by Sawgrass Parent represented non-cash consideration. The initial carrying value as of December 31, 2024 of $7.2 million was measured equal to the fair value of the common units received for future services to be performed under the AMA. The Company recorded $7.2 million of deferred revenue for services to be performed under the AMA which will be recognized over a period of two years (see Note 6). For the three months ended March 31, 2025, the Company recognized revenue in the amount of $904,125 associated with the AMA. The Company initially recorded the equity method investment in Sawgrass of $7.2 million, equal to the fair value of the common units.

The Company will fully recognize $5.0 million in revenue pertaining to the AMA during 2025.

As of March 31, 2025, the balance in contract liabilities pertaining to the non-monetary (see Note 4) transaction agreement is as follows:

Calendar Year	Amount
2025	$1,644,363
2026	2,192,484
2027	2,192,484
2028	2,192,484
2029	822,181
Total Contract Liabilities	$9,043,996

As of March 31, 2025, the balance in contract liabilities pertaining to the value of the equity method (see Note 6) interest will be recognized as revenue as follows:

Calendar Year	Amounts
2025	$2,712,375
2026	3,616,500
Contract Liability	$6,328,875

Disaggregation of Revenue

The Company is following the guidance of ASC 606-10-55-296 and 297 for disaggregation of revenue. Accordingly, revenue has been disaggregated according to the nature, amount, timing and uncertainty of revenue and cash flows. We are providing qualitative and quantitative disclosures.

Qualitative:

1. We have four distinct revenue sources:

a. Technology Systems (Turnkey, engineered projects);

b. AI Technology (Associated maintenance and support services);

c. Technical Support (Operational support, asset management of power generation systems); and

d. Consulting Services (Predetermined algorithms to provide important operating information to the users of our systems).

2. We currently operate in North America including the USA, Mexico and Canada.

3. Our customers include rail transportation, and commercial.

4. Our technology systems and equipment projects fall into two types:

a. Transfer of goods and services over time.

b. Goods delivered at point in time.

5. Our services & maintenance contracts are fixed price and fall into two duration types:

a. Turnkey engineered projects and professional service contracts that are less than one year in duration and are typically one to two quarters in length; and

b. Maintenance and support contracts ranging from one to five years in length.

F-73

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Quantitative:

For the Three Months Ended March 31, 2025

Segments	Technologies	Data Center Hosting & Related Services	Asset Management	Total
Primary Geographical Markets

North America	$1,037,435	$—	$3,914,750	$4,952,185

Major Goods and Service Lines

Turnkey Projects	$64,684	$—	$—	$64,684
Maintenance and Support	972,751	—	3,914,750	4,877,501
	$1,037,435	$—	$3,914,750	$4,952,185

Timing of Revenue Recognition

Goods transferred over time	$64,684	$—	$—	$64,684
Services transferred over time	972,751	—	3,914,750	4,887,501
	$1,037,435	$—	$3,914,750	$4,952,185

For the Three Months Ended March 31, 2024

Segments	Technologies	Data Center Hosting & Related Services	Asset Management	Total
Primary Geographical Markets

North America	$1,070,680	$—	$—	$1,070,680

Major Goods and Service Lines

Turnkey Projects	$269,855	$—	$—	$269,855
Maintenance and Support	800,825	—	—	800,825
	$1,070,680	$—	$—	$1,070,680

Timing of Revenue Recognition

Goods transferred over time	$269,855	$—	$—	$269,855
Services transferred over time	800,825	—	—	800,825
	$1,070,680	$—	$—	$1,070,680

Revision of Disaggregation of Revenue

For three months ended March 31, 2025, the Company has revised the presentation of disaggregated revenue compared to the presentation included in our Form 10-Q for the quarter ended March 31, 2024. The revision was made to better align with the nature, timing, and uncertainty of revenue and cash flows arising from our contracts with customers. Comparative amounts for the prior period have been reclassified where necessary to conform to the current period presentation. These changes did not impact consolidated revenue previously reported.

F-74

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

NOTE 11 – SEGMENT REPORTING

Beginning on January 1, 2025, the Company operates in three operating and reportable segments which consist of (1) applying machine vision and AI to analyze high-speed objects and generate revenue from system installations, AI integrations, support, and consulting, herein known as the “Technologies” segment, (2) deploying Edge Data Centers for localized data processing in rural and underserved markets, herein known as the “Data Center Hosting & Related Services” segment, and (3) providing Asset Management Services under the AMA with New APR, managing mobile gas turbines and related assets, herein known as the “Asset Management Services” segment. The Company has determined that these reportable segments were strategic business units that offer different products and services. Currently, these reportable segments are being managed separately based on the fundamental differences in their operations.

The Company’s Technologies segment applies machine vision and AI to monitor and analyze high-speed objects such as trains, trucks, automobiles, and aircraft, and generates revenue through its technology systems, AI applications, ongoing technical support, and consulting services.

The Company’s Data Center Hosting & Related Services segment generates revenues through the deployment of Edge Data Centers that enable faster, localized data processing in rural and underserved markets, providing scalable solutions for enterprise and government clients.

The Company’s Asset Management Services segment generates revenues through the AMA with New APR, whereby Duos Energy oversees the deployment and operation of a fleet of mobile gas turbines and balance-of-plant inventory, providing management, sales, and operations support to New APR.

Corporate and unallocated amounts that do not relate to a reportable segment have been allocated to “Corporate & Unallocated.”

The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. The decisions concerning the allocation of the Company’s resources are made by the CODM with oversight by the Board of Directors. The CODM evaluates the performance of each segment and makes decisions concerning the allocation of resources based upon segment operating profit (loss), generally defined as income or loss before interest expense and income taxes. The CODM assesses segment performance by using each segment’s operating income (loss) and considers budget-to-actual variances on a periodic basis (at least quarterly) when making decisions about operational planning, including whether to invest resources into the segments or into other parts of the Company. Segment assets are reviewed by the Company’s CODM and are disclosed below. The accounting policies of the Technologies, Data Center Hosting & Related Services, and Asset Management Services segment are the same as those described in Note 1 of the Notes to Consolidated Financial Statements.

F-75

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

Information with respect to these reportable business segments for the three months ended March 31, 2025 and 2024 was as follows:

Three Months Ended March 31, 2025

	Technologies	Data Center Hosting & Related Services	Asset Management Services	Corporate and Unallocated	Consolidated
Net revenues	$1,037,435	$—	$3,914,750	$—	$4,952,185

Cost of revenues	980,458	—	2,658,068	—	3,638,526
Operating Expenses (excluding depreciation and amortization)	1,649,951	315,066	—	—	1,965,017
Depreciation and amortization	164,233	34	—	—	164,267
Stock Compensation	—	—	—	974,003	974,003
Income (loss) from operations	(1,757,206)	(315,100)	1,256,682	(974,003)	(1,789,628)
Interest Expense	(3,265)	(319,312)	—	—	(322,577)
Other Income	19,168	10,678	2,083	613	32,542
Income (loss) before provision for income taxes	(1,741,304)	(623,734)	1,258,765	(973,390)	(2,079,663)
Provision for income tazes	—	—	—	—	—
Net income (loss)	$(1,741,304)	$(623,734)	$1,258,765	$(973,390)	$(2,079,663)

Three Months Ended March 31, 2024

	Technologies	Data Center Hosting & Related Services	Asset Management Services	Corporate and Unallocated	Consolidated
Net revenues	$1,070,680	$—	$—	$—	$1,070,680
					—
Cost of revenues	976,048	—	—	—	976,048
Operating Expenses (excluding depreciation and amortization)	2,556,266	—	—	—	2,556,266
Depreciation and amortization	158,208	—	—	—	158,208
Stock Compensation	—	—	—	141,204	141,204
Income (loss) from operations	(2,619,842)	—	—	(141,204)	(2,761,046)
Interest Expense	(445)	—	—	—	(445)
Other Income	9,182	—	—	—	9,182
Income (loss) before provision for income taxes	(2,611,105)	—	—	(141,204)	(2,752,309)
Provision for income tazes	—	—	—	—	—
Net income (loss)	$(2,611,105)	$—	$—	$(141,204)	$(2,752,309)

Total assets by segment on March 31, 2025 and December 31, 2024:

	March 31, 2025	December 31, 2024
Technologies	$11,609,457	$11,819,377
Data Center Hosting & Related Services	4,589,740	4,131,189
Asset Management Services	8,993,625	7,530,274
Corporate and Unallocated	8,894,518	11,477,837
	$34,087,340	$34,958,677

All assets are located in the United States.

F-76

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

NOTE 12 – DEFINED CONTRIBUTION PLAN

The Company has a 401(k)-retirement savings plan (the “401(k) Plan”) covering all eligible employees. The 401(k) Plan allows employees to defer a portion of their annual compensation, and the Company may match a portion of the employees’ contributions generally after the first six months of service. During the three months ended March 31, 2025, the Company matched 100% of the first 4% of eligible employee compensation that was contributed to the 401(k) Plan. For the three months ended March 31, 2025, the Company recognized expense for matching cash contributions to the 401(k) Plan totaling $69,131.

NOTE 13 – RELATED PARTY TRANSACTIONS

Frank Lonegro serves on the Board of Directors and is a member of the Audit Committee. Mr. Lonegro is the Chief Executive Officer of Landstar System, Inc. (“Landstar”), based in Jacksonville, Florida. The Company has previously utilized Landstar for shipping services including transporting large items. Most recently, Landstar was the designated vendor involved in shipping an Edge Data Center to an Amtrak site in Secaucus, New Jersey. Mr. Lonegro was not involved in the selection of his company by the Company, with which there was an existing relationship pre-dating Mr. Lonegro’s appointment to the Board of the Company. Mr. Lonegro did not participate in any Board discussions or votes relating to the selection of Landstar nor approval of the transactions with Landstar. The terms of these transactions were reviewed and approved by the management team. For the three months ended March 31, 2025 and March 31, 2024, the Company expensed $8,690 and zero , respectively, on transactions relating to Landstar. For the three months ended March 31, 2025 and March 31, 2024, the amounts owed were zero and zero , respectively, and are included in accounts payable in the accompanying balance sheets.

In the fourth quarter of 2022, the Company elected to not renew a support contract with an existing customer due to a change in focus by the Company away from its Integrated Correctional Automation System (“iCAS”) business and the limited amount of revenue expected from that business going forward. On June 29, 2023, the Company completed a transaction whereby it sold assets related to its iCAS business and a recommendation to that customer to engage with the eventual buyer going forward. The transaction was completed with a third-party buyer of which the Company’s then former and now current Chief Financial Officer is a director. The former officer, who was rehired as our CFO in May of 2024, did not participate in the transaction on behalf of the Company which was negotiated by the CEO.

In late 2024, Duos engaged with FIG to assist in FIG’s purchase of approximately 850 Mega Watts of electrical generation capacity (consisting of 30 mobile gas turbine generators) and associated equipment to support their installation and operation (“balance of plant”). In late November 2024, Sawgrass Buyer LLC, an entity formed and owned by FIG, executed an asset purchase agreement with Atlas Corporation, APR Energy Holdings Limited and a number of its wholly-owned affiliates (collectively, “APR”). Chuck Ferry, our CEO, was formerly the CEO of APR from 2018 to 2020. The transaction closed on December 31, 2024. At Closing, Sawgrass Buyer LLC entered into an Asset Management Agreement (“AMA”) with the Company under which a substantial portion of company staff, including certain members of the management team (including Mr. Ferry), would oversee operations of Sawgrass Buyer LLC. The AMA term is two years and subject to customary cancellation provisions. At closing, the Company also received a 5% non-voting equity ownership interest in Sawgrass APR Holdings, LLC (“Sawgrass Parent”), the ultimate parent company of Sawgrass Buyer LLC. As part of the transaction, certain members of the Company’s management team, including Charles Ferry, Duos’ Chief Executive Officer, and Christopher King, Duos’ Chief Operating Officer, will serve in similar positions with New APR in addition to their roles at the Company. Mr. Ferry will also be Executive Chairman and a member of the Board of New APR. Mr. Goldfarb, the Company’s CFO, will be an observer on the board of New APR but will have no executive role or management responsibilities at the new entity. The Company will continue to pay the full compensation for Mr. Ferry, Mr. King and one other employee, with New APR covering 50% of that cost.

As a result of the relationships between Duos Energy Corporation and the FIG related entities described above, Sawfrass APR Holdings LLC ("Sawgrass Parent") and New APR Energy, LLC ("New APR") are considered related parties to the Company. (See Notes 3, 5, 6 and 10 for related party balances).

In 2024, the Company borrowed $2,200,000 from two lenders that are related parties because together they hold more than 10% of the Company’s voting common stock. (See Note 7). The Company began early repayments of the loan in the amount of $1.0 million, during the first three months ended March 31, 2025.

F-77

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2025 (Unaudited)

NOTE 14 – SALE OF ASSETS

On June 29, 2023, the Company completed a transaction whereby it sold assets related to its Integrated Correctional Automation System (iCAS) business with a single customer. In the fourth quarter of 2022, the Company elected to not renew a support contract due to the limited nature of the business. The transaction was completed with a third-party buyer of which the Company’s then former Chief Financial Officer and now Current Chief Financial Officer is a director. Said then former officer did not participate in the transaction on behalf of the Company.

The assets of the iCAS business were sold for a convertible promissory note with a principal amount of $165,000 with a 10% original issue discount as well as common stock purchase warrants. The note matures in 2 years from the date of sale and is convertible immediately through the later of the maturity date or payment by the borrower of the default amount, as defined in the note, into shares of the buyer’s common stock at a conversion price of $0.003 or 55,000,000 shares. The conversion of the note carries restrictions which include limiting conversion to the extent it would not exceed 4.99% of the common stock outstanding of the buyer. The convertible promissory note is subject to standard anti-dilution provisions.

The common stock purchase warrants are for a total of 55,000,000 common shares of the buyer at an exercise price of $0.01 per share. The warrants are subject to standard anti-dilution provisions. The warrants are not exercisable until on or after six months from the issuance date and no later than on or before the third anniversary of the issuance date. The Company may exercise the warrants at any time after the six-month anniversary of the issuance date on a cashless basis if there is no effective registration statement covering the resale of the Warrant Shares at prevailing market prices by the holder. The exercise of these warrants is subject to beneficial ownership limits of 4.99% which may be increased by the holder up to 9.99% as defined in the warrant. Given that the shares carried no intrinsic value at the time of the transaction and that the overall fair value is de minimis, the Company has not recorded the warrants associated with the transaction.

The original issue discount is being accrued into interest income over the term of the note.

The note receivable was recorded as follows on March 31, 2025:

March 31, 2025
Convertible note receivable	$165,000
Less allowance on note receivable	(163,125)
Less unamortized discount	(1,875)
Convertible note receivable, net	$—

NOTE 15 – SUBSEQUENT EVENTS

On April 1, 2025, the Company awarded an employee 20,000 non-qualified stock options which have a 5-year term and a 3-year vesting period. The exercise price of these qualified stock options was based on the closing price of the common stock on the last trading day prior to grant. The grant date fair value of the stock option is approximately $69,800, which will be recognized over the vesting period of three years.

On April 1, 2025, the Company issued restricted 10,000 stock awards to two directors for a total of 20,000 shares of restricted stock with 1-year cliff vesting with an aggregate grant-date fair value of $119,600 based on a $5.98 price per share.

On April 14, 2025, the Company entered into the First Amendment to the At-The-Market Issuance Sales Agreement (the “Amendment”) with Ascendiant Capital Markets, LLC, as sales agent. The Amendment increases the aggregate dollar amount of common stock that may be sold under the At-The-Market Issuance Sales Agreement, originally entered into on May 17, 2024, by $8,850,000, for total capacity of $16,350,000. On April 14, 2025, the Company also filed a Prospectus Supplement with the SEC relating to the additional $8,850,000 of common stock that may be sold pursuant to the Amendment.

 F-78

4,789,273 Shares of Common Stock issuable upon Conversion of Series E Convertible Preferred Stock

——————————

PROSPECTUS

——————————

July__, 2025

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, all of which we will pay in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fees are estimates.

SEC Registration Fee	$249
Printing Fees and Expenses	$1,000
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$15,000
Transfer Agent and Registrar Fees	$2,500
Miscellaneous Fees and Expenses	$2,251
Total	$26,000

Item 14. Indemnification of Directors and Officers

Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in,  or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to the applicable section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our officers and directors (and other employees and agents if approved in writing by the Board of Directors) to the fullest extent authorized or permitted by law, as it existed when the Amended and Restated Article of Incorporation were adopted or as it may thereafter be amended. Such right to indemnification shall continue as to a person who has ceased to be a director or officer (and, if applicable, other employee or agent) and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, we shall not be obligated to indemnify any such person (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by our Board of Directors.

II-1

The Amended and Restated Articles of Incorporation also provide that such right of indemnification shall be a contract right and shall include the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition only upon our receipt of an undertaking, by or on behalf of such director or officer, to repay such amounts if it should be ultimately determined that he or she is not entitled to be indemnified by us as authorized by the Amended and Restated Articles of Incorporation.

The rights to indemnification and to the advance of expenses conferred in the Amended and Restated Articles of Incorporation are not exclusive of any other right which and person may have or hereafter acquire under the Amended and Restated Articles of Incorporation, the Bylaws, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

Any repeal or modification of the applicable provisions of the Amended and Restated Articles of Incorporation shall not adversely affect any rights to indemnification and to the advancement of expenses as a director or officer existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the Florida Business Corporation Act have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our charter documents and Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the third quarter of 2019, the Company issued warrants to purchase 44,644 shares of common stock. The warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

In February 2021, the Company issued 4,500 shares of Series C Convertible Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

In April and May 2021, the Company issued an aggregate of 50,588 shares of common stock upon the exercise of warrants on a cashless basis. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Rule 144 promulgated under the Securities Act.

On September 30, 2022, the Company issued 818,335 shares of common stock and 999 shares of Series D Convertible Preferred Stock in a private placement. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On October 29, 2022, we sold in a private placement an additional 83,667 shares of common stock and 300 shares of Series D Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On March 27, 2023, the Company issued 4,000 shares of Series E Convertible Preferred Stock to the Selling Stockholders. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On August 2, 2023, the Company issued 5,000 shares of Series F Convertible Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On November 10, 2023, the Company issued 2,500 shares of Series E Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

II-2

On November 10, 2023, the Company issued 5,000 shares of Series E Preferred Stock in exchange for 5,000 shares of Series F Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act.

On March 22, 2024, the Company issued 500 shares of Series D Preferred Stock and 2,125 shares of Series E Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On March 28, 2024, the Company issued 120 shares of Series D Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On April 3, 2024, the Company issued 250 shares of Series D Preferred Stock. These shares were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On July 22, 2024, the Company issued warrants to purchase 300,000 shares of common stock. The warrants were not registered under the Securities Act, but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

On September 19, 2024, the Company issued an aggregate of 344,644 shares of common stock upon the exercise of the warrants issued on July 22, 2024, and September 2019. The shares of common stock issued upon the exercise of the warrants were not registered under the Securities Act but were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and on Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Exhibit Description
2.1	First Amendment to Merger and Plan of Merger, dated March 15, 2015 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 2.1 on March 19, 2015)
2.2	Merger Agreement and Plan of Merger, dated February 6, 2015 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 2.1 on February 9, 2015)
3.1	Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 on July 13, 2015)
3.2	Amended and Restated Articles of Incorporation (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 on April 7, 2015)
3.3	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.3 of the Company’s Form S-1/A filed on May 28, 2021)
3.4	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 with the Securities and Exchange Commission on April 28, 2017)
3.5	Articles of Amendment to Articles of Incorporation Designation Series B Convertible Preferred Stock (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 with the Securities and Exchange Commission on November 29, 2017)
3.6	Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2020)
3.7	Articles of Amendment to Articles of Incorporation Designation of Series C Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2021)
3.8	Amendments to Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.8 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2021)
3.9	Articles of Amendment to Articles of Incorporation Designation of Series D Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2022).
3.10	Articles of Amendment to Articles of Incorporation Designation of Series E Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023)
3.11

Articles of Amendment to Articles of Incorporation Designation of Series F Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2023)

3.12	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.12 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2024)
4.1	Common Stock Purchase Warrant (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.1 on December 23, 2016)
4.2	Form of Purchaser Warrant (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.1 on November 29, 2017)
4.3	Form of Placement Agent Warrant (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.2 on November 29, 2017)

II-3

Exhibit No.	Exhibit Description
4.4	Form of Representative’s Warrant Agreement (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on January 24, 2020)
4.5	Description of the Company’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated herein by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the Securities and Exchange Commission on March 31, 2022)
5.1*	Opinion of Shutts & Bowen, LLP
10.1+	Employment Agreement, dated September 1, 2020, between the Company and Charles P. Ferry (incorporated by reference to the Annual Report on Form 10-K filed as Exhibit 10.32 on March 30, 2021)
10.2	Securities Purchase Agreement, dated March 31, 2016, by and between Duos Technologies Group, Inc. and the Schedule of Buyers attached thereto (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 on April 6, 2016)
10.3	Security and Pledge Agreement, dated April 1, 2016, by and among Duos Technologies Group, Inc., each of the Company’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent) (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 on April 6, 2016)
10.4	Guaranty, dated April 1, 2016, by and among each of Duos Technologies Group, Inc.’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent) (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.3 on April 6, 2016)
10.5	Warrant, dated April 1, 2016, issued by Duos Technologies Group, Inc. (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.4 on April 6, 2016)
10.6+	2016 Equity Incentive Plan (incorporated herein by reference to the Proxy Statement on Schedule 14A filed on April 1, 2016)
10.7	Securities Purchase Agreement, dated December 20, 2016, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 on December 23, 2016)
10.8	Promissory Note, dated December 20, 2016, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 on December 23, 2016)
10.9	Form of Securities Purchase Agreement (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 on November 29, 2017)
10.10	Form of Registration Rights Agreement (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 on November 29, 2017)
10.11	Amendment #1 to the Securities Purchase Agreement and to the Note, dated May 22, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.5 with the Securities and Exchange Commission on August 15, 2017)
10.12	Amendment #2 to the Securities Purchase Agreement and to the Note, dated July 12, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.6 with the Securities and Exchange Commission on August 15, 2017)
10.13	Amendment #3 to the Securities Purchase Agreement and to the Note, dated August 14, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.7 with the Securities and Exchange Commission on August 15, 2017)
10.14	Amendment #4 to the Securities Purchase Agreement and Note, dated November 14, 2017, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.8 on November 20, 2017)
10.15	Amendment #5 to the Securities Purchase Agreement and Note, dated November 16, 2017, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.9 on November 20, 2017)
10.16	Amendment #6 to the Securities Purchase Agreement and Note, dated November 20, 2017, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.10 on November 20, 2017)
10.17	Forbearance Agreement, dated May 12, 2017, by and among Duos Technologies Group, Inc. and GPB Debt Holdings II, LLC (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.13 on November 20, 2017)
10.18	Form of Note Holder Letter Agreement, dated June 9, 2017 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 with the Securities and Exchange Commission on June 15, 2017)
10.19+	Form of Arcaini Letter Agreement, dated June 9, 2017 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 with the Securities and Exchange Commission on June 15, 2017)
10.20+	Form of Goldfarb Letter Agreement, dated June 9, 2017 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.3 with the Securities and Exchange Commission on June 15, 2017)
10.21	GPB Debt Holdings II, LLC Letter Agreement, dated August 1, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.4 with the Securities and Exchange Commission on August 15, 2017)
10.22	Form of Conversion Letter (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.5 with the Securities and Exchange Commission on November 29, 2017)
10.23	Form of Redemption Letter (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.4 with the Securities and Exchange Commission on November 29, 2017)
10.24	Form of Pay-off Letter (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.3 with the Securities and Exchange Commission on November 29, 2017)

II-4

Exhibit No.	Exhibit Description
10.25+	Amendment to 2016 Equity Incentive Plan (incorporated by reference to Appendix B of the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 18, 2017).
10.26+	Amendment to 2016 Equity Incentive Plan (incorporated by reference to the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 21, 2019)
10.27+	Form of Non-Qualified Stock Option Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2020)
10.28	Paycheck Protection Program Note, dated April 23, 2020 (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)
10.29	Separation Agreement, dated July 10, 2020, by and between Duos Technologies Group, Inc. and Gianni B. Arcaini (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2020)
10.30	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2021)
10.31	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2021)
10.32+	2021 Equity Incentive Plan (incorporated herein by reference to the Proxy Statement on Schedule 14A filed on June 23, 2021)
10.33+	Employment Agreement, dated April 1, 2018, between the Company and Adrian G. Goldfarb (incorporated herein by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 11, 2019)
10.34+	Employment Agreement, dated April 1, 2018, between the Company and Connie L. Weeks (incorporated herein by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 11, 2019)
10.35	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2022)
10.36	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2022)
10.37	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023)
10.38	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2023)
10.39+	2021 Equity Incentive Plan as amended (incorporated herein by reference to Exhibit C to the definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2023)
10.40+	Duos Technologies Group, Inc. Employee Stock Purchase Plan (incorporated herein by reference to Exhibit B to the definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2023)
10.41	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2023)
10.42	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2023)
10.43	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2023)
10.44	Form of Exchange Agreement (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2023)
10.45	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2023)
10.46+	Employment Agreement, dated as of December 1, 2023, between Duos Technologies Group, Inc. and Andrew W. Murphy (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2023).
10.47	Form of Securities Purchase Agreement for Series D Preferred Stock (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2024)
10.48	Form of Registration Rights Agreement for Series D Preferred Stock (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2024)
10.49	Form of Securities Purchase Agreement for Series E Preferred Stock (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2024)

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Exhibit No.	Exhibit Description
10.50	Form of Registration Rights Agreement for Series E Preferred Stock (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2024)
10.51+	Employment Agreement, dated as of April 25, 2024, between Duos Technologies Group, Inc. and Adrian Goldfarb (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2024)
10.52	Form of Secured Promissory Note (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2024)
10.53	Form of Security Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2024)
10.54	Form of Guaranty (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2024)
10.55+	Employment Agreement, made and entered into as of January 1, 2025, between Duos Technologies Group, Inc. and Charles P. Ferry (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2025))
10.56+	Employment Agreement, made and entered into as of January 1, 2025, between Duos Technologies Group, Inc. and Adrian Goldfarb (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2025)
10.57+	Employment Agreement, made and entered into as of January 1, 2025, between Duos Technologies Group, Inc. and Christopher King (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2025)
21	List of Subsidiaries (incorporated herein by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025)
23.1*	Consent of Salberg & Company, P.A.
23.2*	Consent of Shutts & Bowen LLP (included in Exhibit 5.1)
24.1*	Power of Attorney for Duos Technologies Group, Inc. (included on signature page)
99.1	Audit Committee Charter (incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 15, 2019)
99.2	Compensation Committee Charter (incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 15, 2019)
99.3	Corporate Governance and Nominating Committee Charter (incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 15, 2019)
101.INS *	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH *	Inline XBRL Taxonomy Extension Schema Document
101.CAL *	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF *	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB *	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE *	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table

———————

*	filed herewith

#	Management contract or compensatory plan

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(l)(iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, Florida, on July 14, 2025.

Duos Technologies Group, Inc.

By:	/s/ Charles P. Ferry
Name: Charles P. Ferry Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles Ferry, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles P. Ferry	Chief Executive Officer and Director (Principal Executive Officer)	July 14, 2025
Charles P. Ferry

/s/ Adrian G. Goldfarb	Chief Financial Officer (Principal Financial Officer)	July 14, 2025
Adrian G. Goldfarb

/s/ James Craig Nixon	Chairman	July 14, 2025
James Craig Nixon

/s/ Frank A. Lonegro	Director	July 14, 2025
Frank A. Lonegro

/s/ Ned Mavromatis	Director	July 14, 2025
Ned Mavromatis

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